AGREEMENT


            THIS AGREEMENT, made as of the 18th day of August, 1997, by and between BANKERS TRUST COMPANY, a New York banking corporation, having an office at 130 Liberty Street, New York, New York 10006 ("Seller") and BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware, having an office at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116 ("Purchaser") and, for the purpose of Sections 5.1.7, 5.1.8, 7.6 through 7.10, 16, and 23.7 only of this Agreement, BOSTON PROPERTIES, INC., a Delaware corporation and the sole general partner of Purchaser, having an office at 8 Arlington Street, Boston, Massachusetts 02116 ("Company").

                        W I T N E S S E T H :

            Seller desires to sell, transfer and convey the land with the buildings and improvements thereon and all easements and other appurtenances thereto in the City, County and State of New York, more particularly described in Exhibit A attached hereto and made a part hereof, commonly known and designated as 280 Park Avenue (the "Premises"; a schedule listing the definition of this and other defined terms used in this Agreement is set forth in Schedule A attached hereto) to Purchaser and Purchaser desires to purchase and acquire the Premises from Seller on the terms, covenants and conditions hereinafter set forth.

            NOW, THEREFORE, for and in consideration of these presents and of the mutual covenants and agreements herein contained, Seller and Purchaser hereby agree as follows:

      1. Transaction.

            1.1. Seller agrees to sell, transfer and convey the Premises to Purchaser, and Purchaser agrees to purchase and acquire the Premises from Seller, upon and subject to all of the terms and conditions of this Agreement.

            1.2. This sale includes all and any right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Premises, to the center line thereof and all strips and gores adjoining the Premises or any part thereof.

            1.3.  There shall be included in the sale:

                  1.3.1. All of Seller's right, title and interest in and to any easements, declarations, agreements or instruments affecting or in any way connected to or benefitting the Premises described in Exhibit B attached hereto (the "Premises Agreements").

                  1.3.2. All of Seller's right, title and interest in and to (a) all leases, tenancies and occupancies for any part of the Premises as set forth on Exhibit C attached hereto and made a part hereof (copies of which Purchaser acknowledges having examined), excluding (x) subleases and suboccupancies and
(y) the Bankers Lease referred to in Article 11 hereof (the "Space Leases"), and
(b) all other leases, tenancies and occupancies, excluding subleases and subtenancies, which are hereafter entered into in accordance with Article 10 of this Agreement, (i.e., the "New Leases"), and (c) all subleases and subtenancies including, without limitation, those set forth in Exhibit C-1 attached hereto (such subleases and subtenancies as are listed on Exhibit C-1 being those consented to in writing by Seller, or based on a thorough review of Seller's records, known by Seller to exist), and (d) the Bankers Lease, in each case from and after the Closing Date, and the unapplied security deposits and accrued and undistributed interest thereon and advance Rents (as defined in Section 6.5.1) in respect of any period subsequent to the Closing Date paid by the tenants thereunder which are in Seller's possession or control on the Closing Date, except to the extent applied by Seller by reason of default by any tenant under its Space Lease (the "Security Deposits").

                  1.3.3. All of Seller's right, title and interest, if any, in all certificates of occupancy, boiler, burner and like transferable licenses, approvals and permits for the use and operation of the Premises, including, without limitation, those set forth on Exhibit D attached hereto and made a part hereof.

                  1.3.4. All of Seller's right, title and interest, if any, in all transferable warranties and guarantees of manufacturers, contractors, materialmen and mechanics who may have furnished labor and/or materials to the Premises, including, without limitation, those set forth on Exhibit E attached hereto and made a part hereof; provided, however, without limiting Purchaser's rights to fully enforce any such warranties and guaranties, should Seller have any existing monetary claim with respect to any such warranty or guarantee,


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

Seller may assert such monetary claim and thereby enforce Seller's rights under such warranty or guarantee, at Seller's cost and expense and Seller may retain any awards, judgments or settlements arising from the assertion of any such claim, provided that Seller shall not thereby adversely affect or impair the rights as to future claims under such warranties and guaranties to be assigned to Purchaser by Seller pursuant hereto. This provision shall survive delivery of the deed.

                  1.3.5. All of Seller's right, title and interest in and to the equipment and fixtures used exclusively in connection with the operation and maintenance of the Premises, but excluding therefrom all of the personal property and trade fixtures owned or leased (a) by tenants or subtenants under the Space Leases, or under the Bankers Lease or (b) by Seller in the conduct of its business or the business of any of its Affiliates at the Premises, or (c) by the managing agent of the Premises or (d) by any of the parties, other than Seller or the managing agent, to the Service Contracts (as defined in Section 1.3.7) or (e) by Seller and located in the Premises building management office; but which shall include, without limitation, the items listed on Exhibit F attached hereto or equivalent replacements thereof except to the extent that such items are depleted in the ordinary course of Seller's operation of the Premises (the "Equipment").

                  1.3.6. All of Seller's right, title and interest, if any, in and to the building plans and specifications and site plans in Seller's possession or control for the Premises, together with all of Seller's right, title and interest, if any, in and to all building and other governmental permits for the construction of the Premises.

                  1.3.7. All of Seller's right, title and interest in and to the contracts and agreements of which Seller or its managing agent is party relating to the maintenance or operation of the Premises, other than any management agreement, and in and to any leases of Equipment (identified as leased Equipment on Exhibit F attached hereto), which are in effect on the Closing Date and which are either listed on Exhibit G attached hereto or are entered into by Seller after the date hereof in accordance with the provisions of Article 10 of this Agreement, to the extent transferrable by their terms (the "Service Contracts").

                  1.3.8. All of Seller's right, title and interest, if any, to use and occupancy of vaults, if any, under the sidewalks or streets abutting the Premises and Purchaser shall take subject to all license fees and


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

charges heretofore or hereafter imposed by any governmental authority having jurisdiction in the matter (subject to apportionment between the parties as provided in Section 6.1 hereof) for the use or maintenance of such vault. Seller makes no representations with respect to the continued use or maintenance of any such vault or that a license or permit for the maintenance or use thereof has been obtained.

            1.4. This sale does not include any service mark, trademark, copyright, license or other interest in or right to the use of the name "Bankers Trust" or "Bankers Trust Building", or any variations thereof. Purchaser understands that the Premises are commonly known as or identified as the "Bankers Trust Building" by reason of the occupancy by Bankers Trust Company of very substantial portions thereof from the construction thereof. By reason thereof, in its management and ownership of the Premises, Bankers Trust Company has restricted the use of the name "Bankers Trust Company" by other tenants and occupants, has maintained that name as the sole distinctive name of the Premises, has restricted the placement at the Premises of any signs, symbols or identifying or distinctive materials containing the name or logo of the competitors of Bankers Trust Company, and has restricted the leasing to competitors of Bankers Trust Company by it and its tenants of space in the Premises. Restrictions of this nature which are contained in provisions of the Initial Bankers Lease (referred to in Section 11.1 hereof) are indicative of such practices. The occupancy by Bankers Trust Company shall continue after the delivery of the deed, pursuant to the Bankers Lease, which amends and replaces in its entirety the Initial Bankers Lease (and removes such provisions therefrom). Accordingly, Seller and Purchaser agree as follows:


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

                  1.4.1. Purchaser recognizes that the Premises may be known as the "Bankers Trust Building" and that Seller has a strong interest in maintaining the integrity of such name. It is therefore understood and agreed that Seller, and any successor or affiliated entities, shall have the sole and exclusive right to use the name "Bankers Trust Building" and any variations thereof. Purchaser shall not use the name "Bankers Trust" or any variations thereof in any advertising or promotional material, in connection with the Premises, except in the circumstance where, as permitted by Section 1.4.3(a) hereof, Purchaser has elected to name the Premises the "Bankers Trust Building", or otherwise only upon the prior written authorization of Seller.

                  1.4.2. Purchaser further covenants and agrees that a provision expressly prohibiting any tenant under a lease of space of the Premises, other than Seller and any of its successors or Affiliates, from using the name "Bankers Trust" and any variations thereof, will be inserted in all leases of space in the Premises made after the Closing Date, and which prohibition shall be expressly stated to be for the benefit of Seller and enforceable by Seller, provided, however, for as long as the Premises are known as the "Bankers Trust Building", such lease may provide that Tenant may use such name in its letterhead for the purpose of address identification only, and then only in a manner which will maintain the first-class nature and character of such name, but will not state or imply any other connection or association with Bankers Trust Company or its Affiliates and will not use such name in a type face or style now or hereafter used by Bankers Trust Company as a part of its corporate identity. Purchaser shall cooperate in all reasonable respects, at the cost of Seller, with Seller in the enforcement of such prohibition, or any similar prohibition in any Space Lease or New Lease or which is binding on any subtenant pursuant to any sublease thereunder, provided that Seller's sole remedy against such tenant or subtenant shall be limited to injunctive relief but, if Seller cannot timely obtain such injunction to avoid incurring damages, after having promptly commenced and prosecuted its claim for injunctive relief with all due diligence, then, but only then, Seller may recover its actual (but not consequential, special or punitive) damages against such tenant or subtenant.

                  1.4.3. From and after the Closing, for so long as the Seller or any Affiliate thereof is the Tenant under the Bankers Lease, Purchaser shall after the Closing have the right to use as the distinctive name of the Premises
(a) the "Bankers Trust Building" until notified in writing by Seller to no longer use as the


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

distinctive name of the Premises the "Bankers Trust Building", or (b) "Boston Properties Plaza" or any variation thereof or (c) any other name, provided such name is not that of (i) a Competitor at the time of such naming or such earlier date as Purchaser had agreed to the naming of the Premises, including any designation by which such Competitor is commonly known, or (ii) a tenant occupying less than 100,000 rentable square feet of space in the Premises at the time of such naming, or (d) the street address of the Premises, or (e) the name of any other tenant of the Premises, except for any name referred to in clause
(a), if such other tenant is both (i) not a Competitor at the time of such naming or such earlier date as Purchaser had agreed to the naming of the Premises, including any designation by which such Competitor is commonly known, and (ii) the occupant of more than 100,000 rentable square feet of space in Premises at the time of such naming. If so notified by Seller pursuant to clause
(a) of this Section 1.4.3, Purchaser shall cease use of the name "Bankers Trust Building" as the distinctive name of the Premises within two (2) months after Purchaser's receipt of Seller's notice to such effect, provided however, if (A) Purchaser has failed to observe or perform any of the terms and provisions of this Section 1.4.3, then such change shall be made within ten (10) business days after Purchaser's receipt of Seller's notice, or (B) in Seller's reasonable judgment Purchaser has not owned, operated or marketed the Premises in a manner befitting that of a building named the "Bankers Trust Building", then such change shall be made within thirty (30) days after Purchaser's receipt of Seller's notice, provided further, however, Purchaser shall, in any event, immediately cease to use such name in newspaper, radio, television and similar advertising media, and shall discontinue use of brochures and other informational and promotional materials utilizing the name "Bankers Trust" immediately, in case clause (A) above shall be applicable or otherwise when its then current supply is exhausted but within such respective applicable period. Within each such respective applicable period, Purchaser shall discontinue all such use of the name "Bankers Trust" or any variations thereof pursuant to this
Section 1.4.3.


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

                  1.4.4. For so long as the Seller or any Affiliate thereof is separately or collectively the Tenant under the Bankers Lease, Purchaser shall not after the Closing place any signs, symbols or identifying or distinctive materials containing the name or logo (or other like identification) ("Signage") at the exterior or on any exterior wall of the Premises or in the East Building or West Building lobbies of or West Building entrances to the Premises or any wall thereof except Signage (a) using the name Boston Properties or any variation thereof, or (b) using the street address of the Premises, or (c) of another tenant, which (i) other than the presently existing Signage using the street address and Retail Signage, is not larger than any of the Original Seller Signage, and (ii) other than the presently existing Signage using the street address and Retail Signage, is consistent with the prominence of the Original Seller Signage and (iii) other than the presently existing Signage using the street address is consistent with the class and character of the Original Seller Signage and of the Premises and (iv) is not that of a Competitor, including any designation by which such Competitor is commonly known, at the time such Signage was placed or such earlier date as Purchaser had agreed to the placement of such Signage and (v) if the Signage of another tenant, such tenant is the occupant of
(y) retail space on the ground floor of the Premises being used as a restaurant, cafeteria or like purpose, or general retail space for the sale and delivery to customers at such space of goods, products or materials principally merchandized or kept in such space (such signage of such retail space, "Retail Signage") and such Retail Signage is in close proximity to such retail space on the 48th Street side of the Premises on the East Building portion of the Premises or on the 48th Street or 49th Street side of the Premises on the West Building portion of the Premises, or (z) more than 100,000 rentable square feet of space in the Premises at the time of such placing of Signage; provided, however, notwithstanding anything to the contrary hereinabove contained, (A) no Signage, other than Original Seller Signage, shall be placed at the marble exterior wall on the Park Avenue side of the Premises south of the main entrance or on the marble exterior wall on the 49th Street side of the Premises, and (B) no Retail Signage shall be placed on the Park Avenue side of the Premises or on the 49th Street side of the Premises on the East Building portion of the Premises.


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                  1.4.5. From and after the Closing and for so long as the
Seller or any Affiliate thereof is in actual occupancy of at least 20,000 rentable square feet of the Premises, the Purchaser, its successors and assigns, shall not after the Closing (a) enter into a lease of any space in the Premises to a Competitor or (b) enter into a lease of any space in the Premises without including a provision in a form and content substantially similar to the restriction contained in Exhibit S attached hereto which expressly restricts any tenant (other than Seller and any of its Affiliates as Tenant under the Bankers Lease) from any such assignment of lease or subletting to a Competitor, which restriction shall be expressly stated to be for the benefit of Seller and enforceable by Seller or (c) consent to the subletting of space under or assignment of any such lease of space to a Competitor except in accordance with such restriction or (d) to the extent a similar such restriction is contained in any Space Lease or New Lease, consent to the subletting of space under or assignment of any such Space Lease or New Lease, to a Competitor if, in each such case, such tenant, assignee or subtenant was a Competitor at the time such lease was made or at the time Purchaser consented to such assignment or subletting. Purchaser agrees to use reasonable commercial efforts to enforce the provisions of this Section against the tenant under any such lease which contains such restriction or a similar restriction, but Purchaser shall, in any event, furnish the list of Competitors referred to below as Exhibit P, promptly after Purchaser's receipt from Seller, to each such tenant whose lease contains a comparable provision for restriction upon assignment or subletting based upon a list of Competitors of Seller. Purchaser agrees to cooperate in all reasonable respects, at the cost of Seller, with Seller in the enforcement of such restriction, or any similar restriction in any Space Lease or New Lease, provided that Seller's sole remedy against such tenant shall be limited to injunctive relief but, if Seller cannot timely obtain such injunction to avoid incurring damages after having promptly commenced and prosecuted its claim for injunctive relief with all due diligence, then, but only then, Seller may recover its actual (but not consequential, special or punitive) damages against such tenant. Anything expressly or impliedly contained in this Section 1.4.5 to the contrary notwithstanding, none of the preceding provisions will ever be interpreted or construed as a restriction on Purchaser, its successors and assigns, from granting its consent to the subletting of space under or assignment of any Space Lease existing on the date hereof where no restriction substantially similar to the restriction contained in this Section 1.4.5 has been included in any such pre-existing Space Lease.


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

                  1.4.6. The following terms have the following meanings for purposes of Sections 1.4.3 through 1.4.5:

                        (a) A "Competitor", shall mean for purposes of Sections
1.4.3 through 1.4.5, an entity whose name is contained on any currently effective list of "Competitors" pursuant to this Section 1.4.6, subject to the following provisions hereof. The initial list of Competitors is attached as Exhibit P hereto and such list shall be effective unless it is replaced with a new list, or modification thereto, provided by Seller to Purchaser, which may be provided no more often than once in any eighteen (18) month period, subject to the provisions of this Section 1.4.6, and which shall then constitute Exhibit P, which shall contain no more than sixteen (16) names of Competitors, and each such successive list shall be effective and be replaced as hereinabove provided. In no event shall the foregoing restrictions apply to, nor shall Purchaser be responsible for, the addition of any entity to a list of Competitors provided by Seller after Purchaser has agreed to name the Premises for or install signage of such Competitor, as to Sections 1.4.3 or 1.4.4, or has leased any space or consented to an assignment of lease or a sublet to such Competitor as to Section
1.4.5. An entity shall not hereafter be included on a list of Competitors constituting Exhibit P unless in the reasonable judgment of Seller it is a competitor of Seller.

                        (b) "Seller" and "Purchaser" shall mean the Seller and Purchaser, respectively, originally named in this Agreement and, except as limited by the provisions of the next sentence, their respective successors and assigns, including, as to Purchaser, any successor owner of the Premises. For the purposes of Section 1.4.3 through 1.4.6(a), reference to "successors and assigns" of Seller in this Section 1.4.6(b) shall mean and be limited to (i) a corporation or business entity (herein called a "successor") into which or with which Seller shall be merged or consolidated, or to which substantially all or a substantial part (which part shall include the name "Bankers Trust Company") of Seller's assets may be transferred, by operation of law or appropriate instruments of merger, consolidation or transfer, provided that the successor shall have assumed, among other obligations and liabilities, all of Tenant's obligations and liabilities under the Bankers Lease, or (ii) an assignment of the Bankers Lease pursuant to a "Controlling Equity Transfer" (as defined in Article 10 of the Bankers Lease), provided that the principal purpose of any such assignment is not the acquisition of the tenant's interest in the Bankers Lease, or (iii) an


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

Affiliate of Seller.

                        (c) "Affiliate" of any entity shall mean any other entity or person which shall (i) control, (ii) be under the control of or (iii) be under common control with such entity (the term "control" as used herein shall be deemed to mean either (A) ownership (direct or indirect) of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if such entity is not a corporation), or
(B) ownership (direct or indirect) of not less than twenty-five percent (25%) of such stock or other equity interest and the power to direct the affairs of such corporation or other entity by reason of ownership of voting stock or other equity interest, by contract or otherwise.

                        (d) "Original Seller Signage" shall mean (i) the present exterior signage at the marble exterior wall on the 49th Street side of the Premises near the Park Avenue side of the Premises and (ii) the present exterior signage at the marble exterior wall on the Park Avenue side of the Premises south of the entrance to the Premises and (iii) the present exterior signage on the exterior wall at the entrance to the Premises at 48th Street and (iv) the Lobby Signage (as such term is defined in the Bankers Lease), in each case, containing the name "Bankers Trust" or a logo or identification of Bankers Trust Company (its successors and assigns and/or Affiliates), as the same may be moved, changed or removed pursuant to the provisions of the Bankers Lease.


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

                  1.4.7. Without limiting any of Seller's other rights and remedies set forth in Section 12.8 hereof, Seller shall be entitled to specific performance, injunctive or other equitable relief in the event of breach by Purchaser, or any of its servants, agents or employees of Purchaser's obligations under this Section 1.4, provided, however, that Seller shall not claim against Purchaser, and Purchaser shall incur no liability for damages, in the event of any such breach by Purchaser other than for Seller's actual damages up to but not in excess of Five Million ($5,000,000.00) Dollars for each such separate breach, except that in the event the covenants in Section 1.4.3 or
Section 1.4.4 are breached by Purchaser, there may be included within the applicable Five Million ($5,000,000.00) limitation upon damages up to but not in excess of Seller's actual consequential damages in an amount of up to Five Hundred Thousand ($500,000.00) of such consequential damages. In no event, however, may Seller recover punitive or other damages, statutory or otherwise, for any such breach by Purchaser of the covenants in this Section 1.4. Nothing herein shall be deemed to relieve Purchaser of any obligation to terminate any lease entered into by Purchaser or remove any Signage placed on or in the Premises in breach of the provisions of Section 1.4.4 or Section 1.4.5. For purposes of Purchaser's liability for damages provided for in this Section 1.4.7, Purchaser shall not be deemed in breach of such covenants until Purchaser shall fail to observe or perform such terms and provisions of this Section 1.4, and such failure shall continue for twelve (12) business days after receipt of notice of such failure from Seller. Without limiting Seller's rights to damages as heretofore provided in this Section 1.4.7, Seller may, before or after such twelve (12) business day period, seek and/or obtain specific performance, injunctive or other equitable relief in the event of failure or breach by Purchaser of Purchaser's obligations under this Section 1.4.

                  1.4.8. Purchaser agrees, for itself and its successors and assigns, that the foregoing provisions are reasonable, that to the extent such provisions may limit or restrict Purchaser's future use or operation of the Premises, Purchaser was aware of same when it elected to purchase the Premises, and to the extent such provisions may affect the Purchaser economically in its future use or operation of the Premises it took same into account in its determination of the price it wished to pay for the purchase of the Premises.


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

                  1.4.9. The covenants and agreements set forth in this Section
1.4 shall survive delivery of the deed and shall be binding upon the successors and assigns of Purchaser and the successors and assigns of Seller (as defined in Section 1.4.6(b)).

      2. Closing.

            The closing ("Closing") of the transactions contemplated hereby shall take place on September 5, 1997, as such date may be extended pursuant to the terms of this Agreement or accelerated upon the mutual written agreement of Seller and Purchaser (the "Closing Date"), at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York or, at Purchaser's election, at other offices as have been designated by Purchaser in writing to Seller at least three (3) business days prior to the Closing in the Borough of Manhattan, at 10:00 A.M. o'clock in the forenoon, or at such other place and time of day as may be agreed upon in writing by Seller and Purchaser ("Closing Date").

      3. Purchase Price and Manner of Payment.

            3.1. The purchase price is Three Hundred Twenty One Million Two Hundred Fifty Thousand and 00/100 ($321,250,000.00) Dollars (the "Purchase Price"), payable as follows:

                  3.1.1. Ten Million and 00/100 ($10,000,000.00) Dollars of the
Purchase Price on signing this Agreement, by wire transfer to an account designated by Seller in immediately available federal funds, receipt whereof is hereby acknowledged.

                  3.1.2. Three Hundred Eleven Million Two Hundred Fifty Thousand and 00/100 ($311,250,000.00) Dollars, plus or minus net adjustments and prorations provided for in Article 6 of this Agreement, at the Closing payable by wire transfer (to an account designated by Seller at or prior to Closing) in immediately available federal funds; provided, however, that uncertified checks of the Purchaser payable to the order of Seller or its designees for an aggregate amount up to $100,000 shall (subject to collection) be acceptable for any adjustments payable to Seller at the Closing.

            3.2. The amount of any past due unpaid taxes, assessments, business improvement district charges, public assembly charges, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not earlier than that required by the title company insuring Purchaser's title to the Premises, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor with interest and penalties thereon figured to said date are furnished by Seller at the Closing. The existence of any such taxes shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

            3.3. If on the date of Closing there are any other liens or encumbrances on the Premises other than those to which Purchaser's title is to be subject hereunder, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall simultaneously either (a) deliver to Purchaser at the Closing of title instruments in recordable form and sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments or, (b) provided that Seller has made arrangements with the title company employed by Purchaser in advance of Closing, deposit with said title company sufficient monies, acceptable to and required by it, to assure the obtaining and the recording of such satisfactions and the issuance of title insurance to Purchaser free of any such liens and encumbrances. Purchaser, if request is made within a reasonable time prior to the Closing Date, agrees to provide at the Closing separate payments of immediately available federal funds or separate certified checks, as requested by Seller, aggregating the amount of the balance of the Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such other liens and encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

            3.4. For purposes hereof, a check (certified or uncertified) of Purchaser shall mean a check drawn by the grantee named in the deed to be delivered upon such Closing drawn upon a bank which is a member of the New York Clearing House Association, Inc. or Bank of Boston, N.A. payable directly to the order of Seller or the designee of Seller. In lieu of any such check, Purchaser may at its option deliver a bank check.

            3.5. For purposes of this Agreement a "bank check" shall mean an official check of Bank of Boston, N.A. or of any bank which is a member of the New York Clearing House Association, Inc. drawn directly to the order of Seller or its designee, provided that the name of no third party shall appear upon such official check.

            3.6. The sums deposited with the Seller pursuant to Section 3.1.1 shall be invested by the Seller in an account at Bankers Trust Company (bearing interest at the day-to-day savings rate). Whether or not the Closing shall occur hereunder, the party, whether Seller or Purchaser, entitled to receive the sums deposited with the Seller pursuant to Section 3.1.1 shall also be entitled to receive, and Seller shall deliver to such person, either it or the Purchaser, all interest earned on such sums in accordance with the provisions of the preceding sentence. The party receiving such sums and interest shall pay any income taxes on such interest. Each party's taxpayer identification number is set forth after the signature of such party at the end of this Agreement. Any such interest shall not be deemed to be a credit to Purchaser against the Purchase Price.

      4. Deliveries on Behalf of Seller

            4.1. At the Closing, and as a condition to Purchaser's obligation to purchase the Premises and pay the Purchase Price, Seller will duly execute, acknowledge (where appropriate) and/or deliver to Purchaser, in form attached hereto but when no such form is attached hereto or provided for herein, in the form acceptable to Purchaser in its reasonable discretion, the following:

                  4.1.1. A bargain and sale deed to the Premises, without covenants against grantor's acts, in the form of Exhibit I attached hereto (the "deed") and duly executed and acknowledged so as to convey to Purchaser the fee simple of the Premises, free from all encumbrances, except as herein stated.

                  4.1.2. A bill of sale of the Equipment (with no value separate from the real estate, except as provided in Section 6.1.8) in the form of Exhibit J attached hereto.

                  4.1.3. The landlord's executed counterparts (or, where originals are unavailable, copies thereof certified by Seller) of all Space Leases, New Leases, the Bankers Lease and Service Contracts (which shall be made available to Purchaser at Seller's address first set forth above).

                  4.1.4. An assignment of (a) the Space Leases and New Leases,
(b) to the extent assignable, the Service Contracts, (c) the Premises Agreements and (d) the Bankers Lease and all of Seller's right, title and interest thereunder from and after the Closing Date in the form of Exhibits K and K-1 annexed hereto and made a part hereof, including an agreement indemnifying and holding harmless Purchaser against claims and/or liability for the (A) payment or performance of Landlord Contributions or Landlord Work (as such terms are defined in Section 8.7.5) excluding (x) Landlord Contributions or Landlord Work listed in Exhibit C to be assumed by Purchaser and (y) in respect of New Leases, and (B) Commissions (as defined in Section 8.8 hereof) due up to (and including) the date of the Closing excluding (i) Commissions listed in Exhibit C as Initial Commissions (as defined in Section 8.8) to be assumed by Purchaser, and (ii) Future Commissions (as defined in Section 8.8), (iii) Commissions on New Leases, if any, and (iv) Commissions with respect to leases entered into by Purchaser after the Closing Date with tenants with whom Seller or Seller's agent, as of the Closing Date, was negotiating to lease space in the Premises, and for the payment of which Commissions Seller would be legally obligated (if Seller had signed the lease), provided that, at the Closing, Seller identifies in a writing delivered to Purchaser all such lease negotiations for space in the Premises.

                  4.1.5. All Security Deposits and the accrued and undistributed interest on each of such Security Deposits, less permitted administrative charges, if any, together with a schedule thereof. Such Security Deposits and interest shall be delivered by Seller by (i) wire transfer in immediately available federal funds to an account designated by Purchaser at least three (3) business days prior to the Closing, or if no such account is so designated by Purchaser, by a separate certified or official bank check payable to the order of Purchaser, or (ii) by a credit to Purchaser against the Purchase Price, provided that (a) in the event any cash security deposits and the interest thereon are held by a bank (including Bankers Trust Company), savings bank, trust company or savings and loan association, at Seller's option Seller shall deliver to Purchaser, in lieu of such wire transfer, checks or credit, an assignment to Purchaser of such deposits and interest and written instructions to the holder thereof to transfer such deposits and interest to Purchaser, and
(b) with respect to any Security Deposits which are other than cash, Seller shall execute and deliver to Purchaser at the Closing any appropriate instruments of assignment or transfer.

                  4.1.6. Notices addressed to each of the
tenants under the Space Leases and New Leases, executed by or on behalf of Seller, dated the Closing Date, which shall include a statement that the Premises have been conveyed by Seller to Purchaser, that Purchaser as landlord is responsible for and shall hold the Security Deposits (and interest thereon) provided for under such tenant's Space Lease or New Lease in accordance with the terms of such Space Lease or New Lease and with the provisions of law, directing that Rents and other payments under such tenant's Space Lease or New Lease thereafter be sent to Purchaser or as Purchaser may direct, and such other matters as may be reasonably required by Purchaser. Purchaser and Seller shall immediately after the Closing jointly cause such letters to be mailed by certified mail to such tenants at the address provided in such Space Leases or New Leases for the delivery of notices or other communications to such tenants.

                  4.1.7. Such Estoppel Certificates (as defined in Section 10.5) as are in Seller's possession from the tenants under the Space Leases. Purchaser has reviewed and hereby approves the form of such Estoppel Certificates to be sent by Seller to each such tenant. If at the Closing any tenants under the Space Leases have not yet delivered an estoppel certificate to Seller, Seller shall deliver a certificate to Purchaser as to each such Space Lease which shall be in form of Exhibit L hereto but prepared for and signed by Seller as landlord under such Space Lease, dated the date of this Agreement, made without the references to "Tenant's best knowledge" in paragraphs 5 and 6, but with the following added to paragraph 8 "Based on a judgment search made by Lessor" and with the following added to paragraph 9(k) "Based on a thorough review of Lessor's records".

                  4.1.8. All available keys to entrance doors to, and equipment and utility rooms located in, the Premises, which keys shall be properly tagged for identification.

                  4.1.9. The original (or, if unavailable, a copy) of (a) the existing certificates of occupancy for the Premises, (b) to the extent they are in Seller's possession or control, original certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises and its operations, including elevators and life safety systems, by governmental and quasi-governmental authorities having jurisdiction, and (b) to the extent they are in Seller's possession, warranties and guarantees which Seller has received (or a blanket assignment of the same) in connection with any work or services performed or equipment installed in the Premises.

                  4.1.10. A schedule updating Exhibit C and setting forth a current rent roll for the Premises dated as of the last day of the month preceding the month in which the Closing occurs (but in no event less than two
(2) business days prior to the Closing) and all arrears in Rents and all prepayments of Rents under the Space Leases and New Leases.

                  4.1.11. Copies of the following documents with respect to the Seller:

                        (1) The certificate of incorporation of Seller and all amendments thereof, certified by the New York State Banking Department;

                        (2) A good standing certificate from the New York State Banking Department;

                        (3) By-laws certified to Purchaser by the Secretary or Assistant Secretary of Seller; and

                        (4) The resolutions of the board of directors of Seller, authorizing the transactions contemplated hereby (a copy of which Purchaser hereby acknowledges receiving and hereby approves), certified by its Secretary or Assistant Secretary as of the Closing Date as being true and correct copies of resolutions that were adopted at a meeting of the board of directors of Seller that was duly called and held on June 17, 1997, and that such resolutions have not been amended and remain in full force and effect as of the Closing Date.

                        (5) An incumbency certificate of an authorized officer of Seller, evidencing that the person signing such Seller's Documents and all closing documents hereunder on behalf of Seller is authorized to do so.

                  4.1.12. The Amended and Restated Bankers Lease (as provided in
Article 11 hereof) and certificate of Seller, in its capacity as landlord and tenant under the Bankers Lease, to which reference is made in Section 11.2 hereof.

                  4.1.13. The Building Management Office Sublease (as provided in Article 11 hereof).

                  4.1.14. Certificates or copies of the liability insurance required by the Bankers Lease of Tenant naming Purchaser as an insured.

                  4.1.15. If a search of the title to the Premises discloses judgments, penalties or other returns against other persons having names the same as or similar to that of Seller, Seller will, on request, deliver to Purchaser an affidavit showing that such judgments, penalties or other returns are not against Seller.

                  4.1.16. Its check(s), to the order of the appropriate tax collecting agency or official, in the amount of all real property transfer taxes payable by reason of or in connection with the sale of the Premises by Seller to Purchaser, and copies of all required returns therefor duly signed and sworn to (if necessary) by Seller. In lieu of delivering such checks, Seller may elect, upon notice to Purchaser given at least five (5) business days prior to the Closing Date, to have Purchaser pay any of such taxes and charges by certified check or bank check and give Purchaser a credit against the Purchase Price in the amount thereof; provided, however, no such election shall relieve Seller of its obligation to execute, deliver and file all required returns in connection with the sale of the Premises which may be required by governmental authority consistent with the provisions of the preceding sentence.

                  4.1.17. A so-called FIRPTA affidavit duly executed by Seller stating that Seller is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder. Seller shall also provide all information and execute all documents necessary (if any) to comply with the reporting provisions of
Section 6045(e) of the Internal Revenue Code of 1986, as amended.

                  4.1.18. Such financial information as may reasonably be necessary in order for Purchaser's accountants to prepare, at Purchaser's expense, (i) audited statements of revenues and base building operating expenses of the Seller in respect of the Premises for the calendar year 1996, and (ii) unaudited statements of revenues and base building operating expenses of the Seller in respect of the Premises for the period January 1, 1997 to and including June 30, 1997.

                  4.1.19. Affidavits and indemnifications executed by Seller regarding mechanics' and materialmen's liens and parties in possession sufficient to eliminate on Purchaser's title insurance policy exceptions for these matters and other standard title exceptions, other than those as to which Purchaser has agreed pursuant to this Agreement to accept title to the Premises subject thereto.

                  4.1.20. A Bring-Down Certificate as provided in Section 8.19.

                  4.1.21. "As built" plans for the Premises to the extent such plans are in Seller's possession or control.

                  4.1.22. Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Seller.

      5. Deliveries and Agreements by and on behalf of Purchaser.

            5.1. At the Closing, and as a condition to Seller's obligation to sell the Premises and deliver the deed and other Seller's Documents, Purchaser will duly execute, acknowledge (when appropriate) and/or deliver to Seller, in form attached hereto but when no such form is attached hereto or provided for hereunder, in the form acceptable to Seller in its reasonable discretion, the following:

                  5.1.1. The balance of the cash portion of the Purchase Price in accordance with Section 3.1.2 hereof.

                  5.1.2. An assumption from and after the Closing Date of the
(a) Space Leases, New Leases, Service Contracts and Premises Agreements and (b) the Bankers Lease, and an agreement assuming and indemnifying and holding harmless Seller against claims and/or liability for the payment of (x) Landlord Work and Landlord Contributions accruing or arising from and after the Closing Date (i) the obligation as to which is to be assumed by the Purchaser pursuant to Exhibit C and (ii) as to New Leases, and (y) Commissions (i) listed in Exhibit C as Initial Commissions to be assumed by Purchaser and (ii) due from and after the date hereof, as to Future Commissions, (iii) Commissions as to New Leases, if any, and (iv) Commissions with respect to leases entered into by Purchaser after the Closing Date with tenants with whom Seller or Seller's agent, as of the Closing Date, was negotiating to lease space in the Premises, and for the payment of which Commissions Seller would be legally obligated (if Seller had signed the lease), provided that, at the Closing, Seller identifies in a writing delivered to Purchaser all such lease negotiations for space in the Premises, in the forms of Exhibit K and K-1, respectively, attached hereto and made a part hereof.

                  5.1.3. The letters to tenants referred to in Article 4 signed by or on behalf of Purchaser.

                  5.1.4. The Building Management Office Sublease.

                  5.1.5. Certificates or copies of fire insurance (with extended coverage) insuring the Premises in the form required of landlord by the Bankers Lease and of subtenant under the Building Management Office Sublease.

                  5.1.6. With respect to the Purchaser: (i) the partnership agreement or operating agreement, respectively, and all amendments, attachments and agreements related thereto certified to Seller by the general partner thereof; (ii) any certificates filed or required to be filed by the Purchaser in the state of its formation and, if not formed in New York State, then also from New York State, in order for it to be organized and/or to do business in those states; (iii) any consents by other partners or members required to authorize the transactions contemplated by this Agreement; and (iv) if requested by Seller, an acknowledgement by each of the general partners or members of his or its continued membership in Purchaser.

                  5.1.7. With respect to the Company, as general partner of the
Purchaser: (i) the certificate of incorporation of the Company and all amendments thereof, certified by the Secretary of State of the state of the Company's incorporation, together with a certificate of said Secretary of State to the effect that the corporation is in good standing therein; (ii) by-laws certified to Seller by the secretary of the Company; and (iii) resolutions of the board of directors of the Company authorizing the transactions contemplated hereby (a copy of which Seller hereby acknowledges receiving and hereby approves) certified by a secretary or assistant secretary as of the Closing Date as being true and correct copies of resolutions that were adopted at a meeting of the board of directors of the Company that was duly called and held on August 5, 1997, and that such resolutions have not been amended and remain in full force and effect as of the Closing Date;

                  5.1.8. An incumbency certificate of an officer of the Company, evidencing that the person signing this Agreement and all closing documents hereunder on behalf of Purchaser is authorized to do so.

                  5.1.9. All required real property transfer tax returns, duly signed and sworn to, if necessary by Purchaser, and Purchaser shall cause all such returns and, if Seller makes the election referred to in the second sentence of Section 4.1.16 hereof, checks of Purchaser as required by such
Section in payment of such taxes to be delivered to the appropriate tax officials promptly after the Closing.

                  5.1.10. Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Purchaser to Seller.

      6. Adjustments at Closing

            6.1. The following adjustments are to be made at the Closing as of the day immediately preceding the Closing Date:

                  6.1.1. All current period's Rents under the Space Leases and New Leases if, as and when collected, including Additional Rent (as defined in Section 6.5.1) and other charges; except Rent and Additional Rent arrears shall be adjusted as provided in Section 6.5 hereof.

                  6.1.2. Prepaid and accrued items, such as fees for transferable licenses and permits, if any.

                  6.1.3. Current charges and payments under the Service Contracts or renewals or replacements thereof permitted pursuant to Section 10.4 hereof.

                  6.1.4. Water rents, sewer charges, gas, telephone, electricity and other utility services on the basis of the most recently issued bills therefor, in accordance with the provisions of Section 6.4, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings. Such charges referred to above which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such unpaid charges and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

                  6.1.5. Real estate taxes, business improvement district charges, electric generator tax, public assembly charges, assessments and sewer rents, for and on the basis of the fiscal year for which assessed, if assessed on or prior to the Closing Date subject, however, to the provisions of Section
6.3. Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

                  6.1.6. Value of fuel, if any, stored on the Premises, at Seller's cost, including any taxes, on the basis of a statement from Seller's supplier or Seller.

                  6.1.7. Personal property taxes, if any, on the basis of the fiscal year for which assessed.

                  6.1.8. Purchaser shall pay for any submeters which are in inventory at the Premises at the time of Closing, at the cost to Seller thereof to be determined by a certificate of an agent or employee of Seller; Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection therewith, and the Purchaser shall execute and deliver any tax returns required of it in connection therewith (it being agreed that no part of the consideration hereunder has been ascribed thereto by the parties), said obligations of Purchaser to survive the delivery of the deed.

                  6.1.9. Permitted administrative charges, if any, on tenants' security deposits.

                  6.1.10. To the extent transferred to Purchaser, transferable deposits with any utility companies or other persons or entities who supply goods or services in connection with the operation of the Premises which will remain on deposit after the Closing.

                  6.1.11. If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the installments of any such assessments, including those which are to become due and payable after the Closing Date, shall be apportioned between the parties on the basis of amortizing the same on a straight-line basis over the term of such installments. This provision shall survive the delivery of the deed.

                  6.1.12. There shall be an adjustment in favor of Seller in the amount of all Initial Commissions listed in Exhibit C to be assumed by Purchaser, all Future Commissions, all Landlord Work and all Landlord Contributions listed in Exhibit C to be assumed by Purchaser, which, prior to the Closing Date, have been paid by Seller.

                  6.1.13. There shall be an adjustment in favor of Seller in the amount of all Expenses under New Leases paid or incurred by Seller prior to the Closing in accordance with Section 10.1.1.

                  6.1.14. Other apportionments and adjustments, if any, pursuant to Article 10.

                  6.1.15. All current period Rents under
the Bankers Lease.

            There shall be no other adjustments or prorations except as elsewhere in this Agreement expressly provided. Except as elsewhere in this Agreement provided, the "customs in respect of title closings" adopted by the Real Estate Board of New York Inc. shall apply to the apportionment and other matters herein mentioned.

            6.2. Purchaser hereby assigns to Seller all rights which it would otherwise have, if any, for a tax saving or refund for all real estate and other taxes due with respect to the Premises for all tax years or portions thereof prior to the Closing Date, excepting only the tax year in which the Closing occurs (i.e., the tax year July 1, 1997 through June 30, 1998) and hereby authorizes Seller to commence or continue whatever actions or proceedings Seller may deem advisable in order to effect any such saving or refund, in the name of Seller; provided, however, that all costs and expenses in respect to the prosecution of any such claim, action or proceeding by Seller shall be borne entirely by Seller; provided, further however, that Seller shall not take any action in connection with any such claim, action or proceeding which shall adversely affect Purchaser's claim for a tax savings or refund for the tax year in which the Closing shall occur and for tax years subsequent to the tax year in which the Closing shall occur. Seller shall not be deemed to have adversely affected Purchaser's claim for such a tax savings or refund if Seller endeavors to settle all presently open claims for a tax saving or refund for all real estate and other taxes due with respect to the Premises for all tax years prior to the tax year in which the Closing occurs, through the administrative claim level of the New York City Department of Law, on the basis of a reduction from the assessed valuation for tax year July 1, 1996 through June 30, 1997 that is at least proportionate to the reduction obtained for the remaining such open tax years. If the Department of Law shall fail or refuse to settle all such open tax years on that basis, the Seller shall be free to settle all such prior tax years at its discretion as Seller may deem advisable or otherwise prosecute any such claim, action or proceeding at its discretion as Seller may deem advisable. Seller shall instruct its attorney which attends such pre-trial discussions or hearing or hearings at the Department of Law conducted with respect to such proportional settlement, to fully advise Purchaser as to what transpired at such hearing or hearings. Seller hereby assigns to Purchaser all rights which it would otherwise have, if any, for a tax saving or refund for all real estate and other taxes due with respect to the Premises for the tax year in which the

Closing occurs, and hereby authorizes Purchaser to commence or continue at Purchaser's sole cost and expense, whatever action or proceedings Purchaser may deem advisable in order to effect any such savings or refund, in the name of Seller; provided, however, that Purchaser shall not take any action in connection with any such claim, action or proceeding which shall adversely affect Seller's claim for a tax savings or refund for the tax years prior to that in which the Closing shall occur. Seller and Purchaser shall not withdraw, compromise or settle any such proceedings for the tax year in which the Closing shall occur without the prior written consent of the other, which consent Seller and Purchaser agree shall not be unreasonably withheld or delayed. All tax savings which Purchaser may recover for the tax year in which the Closing shall occur, shall, after deducting all reasonable costs and expenses in obtaining such savings (including, without limitation, attorneys' fees) be apportioned between Seller and Purchaser and, as to the portion, if any, of such refund or credit to which present tenants of the Premises may be entitled (whether by way of refund or rent credit) under the terms of their respective Space Leases, Purchaser shall promptly refund such tax refund or credit to the tenants entitled thereto and after allocating to Seller Seller's allocable share of such refund or credit to tenants, Purchaser shall promptly pay the balance to Seller of the Seller's allocable share. Notwithstanding any provisions of this Section
6.2 to the contrary, and without duplication of any other provision of this Agreement, if, despite the fact that Seller has hereby assigned to Purchaser all tax savings, refunds or credits for the tax year in which the Closing occurs, Seller receives any tax refund or credit (including, without limitation, pursuant to the provisions of the preceding sentence), the Seller shall promptly pay to the Purchaser, the amount of such refund or credit for application by Purchaser pursuant to the provisions of the previous sentence. If after the Closing Seller shall receive any tax refund or credit for any tax year prior to that in which the Closing occurred, Seller and Purchaser will cooperate in determining what portions of such refund or credit must be refunded or credited to the past or present tenants of the Premises, if any, and as to the portion, if any, of such refund or credit to which the past or present tenants of the Premises may be entitled (whether by way of refund or rent credit) under the terms of their respective leases or Space Leases as in effect as of the date hereof, Seller shall turn such portion over to Purchaser and Purchaser shall promptly refund such tax refund or credit to the tenants entitled thereto. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to refund such tax refund or credit to such tenants in accordance with this Section 6.2. Seller shall indemnify and hold Purchaser harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Purchaser may suffer or incur as a result of the failure of Seller to refund any and all tax refunds or credits to tenants of the Premises in accordance with this Section
6.2. Each of Seller and Purchaser further agree to execute any and all further instruments and documents which Purchaser or Seller, in its reasonable discretion, may deem necessary in order to effect the provisions of this Section
6.2. The provisions of this Section 6.2 shall survive the delivery of the deed.

            6.3. If the closing of the title shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the taxes actually billed, but when the final tax rate is determined, there shall be a ratable adjustment on a per diem basis between Seller and Purchaser if final taxes vary from such billed taxes, with such adjustment to be completed within ten (10) business days after either party has informed the other that adjustment is necessary. Purchaser shall promptly pay any tax refund or adjustment due to any tenant under the Space Leases as a result of such change in the tax rates. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to pay such tax refund or adjustment to such tenants under the provisions of the previous sentence. The provisions of this Section 6.3 shall survive delivery of the deed.

            6.4. As to charges for water, electricity, gas and other utilities for the Premises, Seller shall endeavor to furnish a current meter reading at the Closing, which readings shall have been made not earlier than two (2) business days prior to the time herein set for Closing, and Seller shall pay the charges therefor to such date. In the event that such a meter reading cannot be obtained, Seller shall furnish a reading to a date not more than thirty (30) days prior to the time herein set for Closing, and the unfixed meter charge based thereon for the intervening time shall be apportioned on the basis of such last reading; in such event the parties agree to notify the utility company to read the meters as soon as possible after Closing and to render a final bill to Seller. The final bill shall be apportioned as of the Closing Date. The provisions of this Section 6.4 shall survive the delivery of the deed.

            6.5. As to rents and Additional Rents under Space Leases and New
Leases:

                  6.5.1. If on the Closing Date any tenant under any Space Lease or New Lease is in arrears in the payment of basic or fixed rent ("Basic Rent"), percentage rent, escalation charges for real estate taxes, wage rates, operating expenses and maintenance escalation rents or charges or cost-of-living increases ("Basic Additional Rent"), service charges, electric charges, overtime heating, air-conditioning and/or ventilation charges or other charges of a similar nature (collectively with Basic Additional Rent "Additional Rent"; and collectively with any such Basic Rent, "Rents"), whether or not in arrears, such Basic Rent and Basic Additional Rent received from such tenant after the Closing shall be applied in the following order of priority: (i) first to any month or months following the month in which the Closing occurred up to the month in which such Basic Rent and Basic Additional Rent is received, (ii) then to the month in which the Closing occurred, (iii) then to the month preceding the month in which the Closing occurred, and (iv) then to the period prior to the month preceding the month in which the Closing occurred. If Rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof actually incurred, shall be paid to the other party within fifteen (15) days after receipt thereof.

                  6.5.2. Notwithstanding anything to the contrary contained in
Section 6.5.1., if any tenant under a Space Lease or New Lease is required to pay Additional Rent other than Basic Additional Rent which are collected by Purchaser after the Closing Date and which are attributable in whole or in part to any period prior to the Closing, whether or not billed as of the Closing Date, or if adjustments in Basic Additional Rent are required to be made between the landlord and the tenant under the Space Lease or New Lease after the Closing (pursuant in cases of reimbursement of expenses, to an allocation on the basis of the respective periods with respect to which such expenses were incurred or taxes were payable or sales were made), then Purchaser shall pay to Seller within fifteen (15) days of the first receipt of Additional Rents from the applicable tenant after the Closing, Seller's proportionate share thereof less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof. If, under the terms of any Space Lease or New Lease, any

Basic Additional Rents paid by the tenant thereunder prior to Closing for any period ending prior to the Closing are to be adjusted between the landlord and the tenant thereunder after the Closing, (x) Seller agrees, with respect to such adjustments which are in favor of any such tenant, to reimburse Purchaser, within fifteen (15) days after demand, for the amount of such adjustments which the landlord under such Space Lease or New Lease is obligated to pay or credit to such tenant and (y) Purchaser agrees, with respect to such adjustments which are in favor of landlord, to use good faith efforts in accordance with Section
6.5.3 to bill and collect on behalf of Seller any such adjustment with respect to any periods prior to the Closing Date. No adjustment which results in the compromising of any claim shall be made without Seller's prior approval, which approval shall not be unreasonably withheld or delayed.

                  6.5.3. Seller shall cooperate with Purchaser to assist Purchaser in the billing and collection on behalf of Seller after the Closing of Rents including Additional Rents in arrears as of the date of the Closing or which are due to Seller pursuant to Sections 6.5.1 and 6.5.2. Purchaser will also make a good faith effort after Closing to bill for and collect on behalf of Seller all such Rents and Additional Rents in arrears or which are due to Seller pursuant to Sections 6.5.1. and 6.5.2., but Purchaser will not be obligated to institute any independent lawsuit to collect delinquent Rents and Additional Rents but Purchaser shall include in any lawsuit for Rents and Additional Rents due after the Closing which it may institute a claim for Rents and Additional Rents due prior to Closing. The provisions of this Section 6.5.3 shall survive delivery of the deed.

                  6.6. If the landlord under any Space Lease, other than a New Lease, has an obligation, whether accrued or contingent, to pay any Landlord Contributions which are listed in Exhibit C annexed hereto, and whether payable prior to or after Closing, then Seller shall be responsible for same, except for those Landlord Contributions to be assumed by Purchaser listed in Exhibit C. Seller and Purchaser shall keep each other fully advised, and shall furnish to the other true and complete copies of, any requisitions or requests for payment and other communications with the tenants involved relating to such payments to be made by Seller after the Closing. Purchaser shall not amend, modify or waive any of the provisions of any such Space Lease relating to such obligations of Seller without the prior written consent of Seller first obtained but which shall not be unreasonably withheld or delayed by Seller. If any such sum which Seller is so obligated to pay is due and payable to the tenant involved, Seller shall directly pay such sum to the Purchaser within twelve (12) business days after receipt of all requisitions and other documentation required by such Space Lease and of Purchaser's certification to Seller that such sum is due and payable to such tenant in accordance with the provisions of such Space Lease, and upon receipt thereof, Purchaser shall promptly pay such requisition to such tenant under such Space Lease. Purchaser shall indemnify and hold Seller harmless from and against all losses, damages, costs and expenses (including attorneys' fees) that Seller may suffer or incur as a result of the failure by Purchaser to pay such requisition to such tenant under the provisions of the previous sentence. The provisions of this Section 6.6 shall survive the delivery of the deed hereunder.

            6.7. After the Closing, Seller shall perform Landlord's Work listed as items 2 and 3 on Exhibit C, Landlord's Work, attached hereto.

            6.8. If any of the items subject to apportionment under the foregoing provisions of this Article 6 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionments, or if any errors in the computations of any apportionments made at the Closing are discovered subsequent thereto, then such items shall be apportioned and such errors corrected as soon as practicable after the Closing Date and the proper party reimbursed.

            6.9. The provisions of this Article which require any act to be performed after the Closing shall survive the Closing.

      7. Representations and Warranties of Purchaser and the Company

            In order to induce Seller to enter into the transactions provided for in this Agreement, Purchaser and, as to Sections 7.6 through 7.10, the Company hereby warrants and represents to Seller, which warranties and representations shall survive delivery of the deed hereunder for a period of one
(1) year after the Closing Date, that as of the date of this Agreement and on the Closing Date:

            7.1. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware, governed by that certain amended and restated agreement of limited partnership dated June 23, 1997, and has the power to acquire, own and operate the Premises. Purchaser and the general partner of Purchaser each has the power to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement, the Bankers Lease, and the assumptions and other documents contemplated hereby to be executed and performed by Purchaser (collectively, the "Purchaser's Documents"). The execution, delivery and performance by Purchaser of this Agreement and the other Purchaser's Documents has been duly authorized by all partnership action of Purchaser, and this Agreement is, and at the Closing, the other Purchaser's Documents will, when executed and delivered by Purchaser, constitute the legal, valid, binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

            7.2. There are no suits, actions or proceedings pending or, to the actual knowledge of Purchaser, threatened against or affecting Purchaser before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Purchaser to perform its obligations under the Purchaser's Documents.

            7.3. Except as provided in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution, delivery, observance or performance by Purchaser of this Agreement, or any of the Purchaser Documents, or any of the transactions provided for herein.

            7.4. There has not been filed by or against Purchaser, the general partner of Purchaser or any corporation, partnership, or other entity with respect to which Purchaser is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

            7.5. The execution and delivery of this Agreement and the Purchaser's Documents, and the transactions provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of Purchaser pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Purchaser or the general partner of Purchaser is bound or under which Purchaser's properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to Purchaser.

            7.6. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the power to enter into the transactions contemplated by this Agreement on behalf of Purchaser and to execute and deliver this Agreement, and the assumptions and other documents contemplated hereby to be executed and delivered by the Company on behalf of Purchaser. The execution and delivery by the Company of this Agreement and the other Purchaser's Documents on behalf of Purchaser has been duly authorized by all corporate action of the Company.

            7.7. There are no suits, actions or proceedings pending or, to the actual knowledge of the Company, threatened against or affecting the Company before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Purchaser to perform its obligations under the Purchaser's Documents or the Company to execute and deliver the Purchaser's Documents on behalf of Purchaser.

            7.8. Except as provided in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution and delivery by the Company of the Purchaser's Documents on behalf of the Purchaser, or any of the transactions provided for therein.

            7.9. There has not been filed by or against the Company, or any corporation, partnership, or other entity with respect to which the Company is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

            7.10. The execution and delivery by the Company of the Purchaser's Documents on behalf of the Purchaser, and the transactions provided for therein, and compliance with or fulfillment of the terms thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of the Company pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which the Company is bound or under which the Company's properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to the Company.

            7.11. For the purpose of this Section 7, "survive delivery of the deed hereunder for a period of one (1) year after the Closing Date" shall mean and require that Seller shall commence a lawsuit against Purchaser or the Company, as the case may be, on the basis of such representation or warranty in a court of competent jurisdiction within one (1) year from the Closing Date.

      8. Representations and Warranties of Seller

            In order to induce Purchaser to enter into the transactions provided for in this Agreement, Seller hereby warrants and represents to Purchaser that as of the date of this Agreement and, as to Section 8.1 through 8.5, 8.7.2(ii) and 8.13, on the Closing Date:

            8.1. Seller is a duly organized and validly existing corporation under the banking laws of the State of New York, and has full power and authority to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement, the Bankers Lease, and the assignments, bill of sale and other documents contemplated hereby to be executed and performed by Seller (collectively, "Seller's Documents"). The execution, delivery and performance by Seller of this Agreement and the other Seller's Documents have been duly authorized by all necessary action of the board of directors (or executive committee) of Seller and this Agreement is and at the Closing, the other Seller's Documents will, when executed and delivered by Seller, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

            8.2. There are no suits, actions or proceeding pending or, to the actual knowledge of Seller, threatened against or affecting Seller before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the transactions provided for herein or which could materially and adversely affect the ability of the Seller to perform its obligations under the Seller's Documents.

            8.3. Except as provided for in Section 4.1.16 hereof, no consent, approval or other action of, or filing or registration with, any governmental agency, commission or officer is required in connection with the execution, delivery, observance or performance by Seller of this Agreement or any of the transactions provided for herein.

            8.4. There has not been filed by or against Seller or any Affiliate of Seller which may be the tenant under the Bankers Lease, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has Seller or any Affiliate of Seller which may be the tenant under the Bankers Lease made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

            8.5. The execution and delivery of this Agreement and the other Seller's Documents, the transactions provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with or result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated by the transactions described in this Agreement) upon any of the properties or assets of Seller pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Seller is bound or under which Seller's properties are affected, or (b) violate any law, order, rule, regulation, judgment, decree, writ or injunction applicable to Seller.

            8.6. Exhibit C hereto lists each of the Space Leases and the Bankers Lease existing as of the date hereof, including all modifications, amendments, supplements or other changes thereto. True and complete copies of such Space Leases and the Bankers Lease have been delivered to Purchaser. As of the date hereof, there are no written agreements in force or rights of occupancy or possession, for the use, lease or occupancy of space in or at the Premises or any portion thereof (whether or not the terms thereof have commenced) to which the Seller, its Affiliates or any of its designees are a party or are bound as landlord or to which any part of the Premises is subject, other than the Space Leases listed in Exhibit C hereto and the Bankers Lease, excluding subleases and suboccupancies and the occupancy by Seller or its Affiliates. If there is any variance between the terms, provisions and conditions contained in any Space Lease or the Bankers Lease exhibited to Purchaser and in any statement with respect to the Space Leases or the Bankers Lease set forth in Exhibit C or elsewhere stated herein, or in any abstract of the Space Leases or the Bankers Lease furnished by the Seller to the Purchaser, the terms, provisions and conditions contained in the Space Leases and the Bankers Lease (and not as described in Exhibit C or elsewhere stated herein or such abstract) shall control and shall constitute Seller's representation and warranty, and, only to the extent such provisions are at variance with the provisions of any Space Lease or the Bankers Lease, said Exhibit C or other statements herein or such abstract (which abstract shall in no event constitute a representation or warranty of Seller) shall not constitute any representation or warranty in respect thereto, provided, however, that the provisions of this sentence shall not be interpreted or construed, nor be deemed to limit, restrict or otherwise detract from or affect (a) Seller's representations made in the three (3) preceding sentences, or (b) any of the rights of Purchaser under this Agreement if the representations made by Seller in the three (3) preceding sentences are not true, correct and complete on the date hereof and on the Closing Date.

            8.7. Except as otherwise set forth in Exhibit C, as to the Space Leases and the Bankers Lease, as of the date hereof:

                  8.7.1. Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's actual knowledge, there exists no event which, with the passage of time or the giving of notice, or both, would constitute (i) a monetary default by the tenant under the terms of any such Space Lease or (ii) or any other default by the tenant which would have a material adverse effect on the landlord's rights under such Space Leases considered in the aggregate.

                  8.7.2. To the best of Seller's actual knowledge, (i) no tenants under such Space Leases have claimed or asserted any defaults, defenses, counterclaims, set-offs or offsets against the Rents or Additional Rents reserved under their respective Space Leases, which claims have not been discharged or resolved, and (ii) Seller is not in default under any provision of any of the Space Leases which when considered in the aggregate would have a material adverse effect on the landlord's rights under such Space Leases, which defaults have not been discharged or resolved.

                  8.7.3. There are no arrearages under the Space Leases in the payment of Basic Rents or Basic Additional Rents or, to the best of Seller's actual knowledge, in the payment of Additional Rents (other than Basic Additional Rents).

                  8.7.4. No tenant has paid Rent for more than one month in advance (except in the case of real estate tax or similar reimbursements).

                  8.7.5. Seller has no present obligations to perform any improvements or alterations in any tenant's space in order to prepare such space for tenant's occupancy as landlord under such Space Leases ("Landlord Work") or the Bankers Lease which has not been completed and fully paid for or to make any contribution, reimbursement, allowance or other payment to any such tenant for or on account of such improvements or alterations by any tenant under such Space Leases ("Landlord Contributions") or the Bankers Lease which has not been fully paid.

                  8.7.6. Seller has assigned none of its rights under such Space Leases or the Bankers Lease, and, except as to mortgages held by an Affiliate of Seller which mortgages will be satisfied or released as a lien on the Premises at or prior to Closing, Seller has not mortgaged, pledged, hypothecated, granted a security interest in, or otherwise encumbered landlord's interest under such Space Leases or the Bankers Lease.

                  8.7.7. No action or proceeding instituted against Seller by any tenant and not covered by insurance is presently pending in any court.

                  8.7.8. There are no security deposits.

            8.8. All brokerage commissions or other compensation due brokers ("Commissions") arising by reason of such Space Leases or the Bankers Lease, whether for the initial term thereof and original premises demised thereunder ("Initial Commissions") and/or for renewals, elections not to terminate, extensions or options to lease additional space, or otherwise with respect to leasing transactions ("Future Commissions"), (x) to the extent due through the date hereof have been fully paid or (y) to the extent accrued but not payable until after the date hereof are set forth and described in Exhibit C attached hereto, which Exhibit sets forth each such contract or agreement pursuant to which such Commissions are payable or (z) as to Commissions for the payment of which Seller is not now but would have been legally obligated if Seller had signed a lease, with tenants with whom Seller or Seller's agent, as of the date hereof, was negotiating to lease space in the Premises, are set forth and described in Exhibit C hereto, which Exhibit sets forth each such contract or agreement pursuant to which such Commissions, in the circumstances described in this clause (z) become payable (the "Brokerage Agreements"). True and complete copies of the Brokerage Agreements have been delivered to Purchaser.

            8.9. The copies of the real property tax bills for the Premises for the current tax year which have been furnished by Seller to Purchaser are true and correct copies of the tax bills for the Premises, and there are no tax abatements or exemptions or, to Seller's best knowledge, except for real estate tax fiscal years 1993/94 through 1997/98 for the East Building and 1994/95 through 1997/98 for the West and Middle Buildings, there are no real property tax reduction proceeding affecting the Premises.

            8.10. (a) There are no material Service Contracts with respect to the Premises other than those listed on Exhibit G attached hereto. Such Service Contracts are accurately and completely set forth in Exhibit G, and the copies thereof furnished by Seller to Purchaser are true and complete.

                  (b) To the best of Seller's actual knowledge, there are no claims or any basis for claims in respect of the Premises or its operation by any of the parties to such Service Contracts which when considered in the aggregate would have a material adverse effect on the operation of the Premises.

            8.11. Seller has not, as of the date of this Agreement, received written notice from any governmental or quasi-governmental body or agency with respect to any actual or threatened taking of the Premises or any portion thereof for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain, and to the best of Seller's knowledge, there are no such actions or proceedings pending, presently threatened or contemplated by any governmental or quasi-governmental body or agency.

            8.12. Except as disclosed in writing to Purchaser prior to the date of the Agreement, there are no suits, actions or proceedings pending against or affecting the Premises or any portion thereof before or by any court or administrative agency or officer, and to the best of Seller's actual knowledge, there are no such actions or proceedings threatened.

            8.13. None of the employees presently employed by Seller at the Premises is subject to a union contract to which Seller is party or is bound. Seller's managing agent's employees are union employees, however, such management agreement shall be terminated by Seller as of the Closing Date. None of the employment agreements or arrangements with employees presently employed by Seller at the Premises will be binding on Purchaser after the Closing.

            8.14. Seller has not received any notices from any insurer or its agent requiring performance of any work with respect to Premises or canceling or threatening to cancel any policy, which notices have not been discharged or resolved.

            8.15. To the best of Seller's actual knowledge, Seller has received no notice from any third party as to a material breach or violation by Seller nor, to the best of Seller's actual knowledge, is Seller in material breach or violation, of Seller's covenants and obligations under the Premises Agreements which would have a material adverse affect on Seller's rights under such Premises Agreement.

            8.16. No investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental board, agency or authority are pending, or, to the best of Seller's actual knowledge, threatened in connection with any Environmental Activity or alleged Environmental Activity at the Premises. For the purposes of this Section 8.16 the terms "Hazardous Materials" and "Environmental Activity" shall have the following meanings:

            "Environmental Activity" means any use, storage, release, threatened release, emission, remediation, discharge, generation, processing, abatement, removal or disposition of any Hazardous Materials from, under, into or on the Premises or any handling, transportation or treatment of Hazardous Materials arranged by or on behalf of Seller and relating to the Premises.

            "Hazardous Materials" means (a) hazardous materials, hazardous wastes, and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.9601 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., (b) petroleum, including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actionlite, whether friable or non-friable, (e) PCBs or PCB-containing materials or fluids, and (f) any additional substance or material which at this time is classified or considered to be hazardous or toxic under any federal, New York or any other law applicable to the Premises. Notwithstanding anything to the contrary contained in this definition of Hazardous

            Materials, no material shall be deemed to be a Hazardous Material if such Hazardous Material is contained in legally permissible containers in legally permissible amounts.

            8.17. If, on or before the date of Closing, any representation made by Seller in this Agreement shall be discovered or otherwise determined, to be inaccurate as and when made ("Misrepresentation"), to such an extent that such Misrepresentation(s), would result, or could reasonably in good faith be expected to result, in damages to Purchaser in an aggregate amount, together with Bring-Down Damages (as defined in Section 8.19) and any claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5, in excess of Ten Million and 00/100 Dollars ($10,000,000) (collectively, "Material Misrepresentations and Changed Circumstances", and if equal to or less than such amount, "Non-Material Misrepresentations and Changed Circumstances"), then Purchaser shall give prompt written notice thereof to Seller (the "Materiality Notice") (but in any event on or prior to the Closing). Seller shall have the right to cure any Misrepresentations or Changed Circumstances, but not the obligation to cure the Material Misrepresentations and Changed Circumstances, within ninety (90) days after the date scheduled for Closing, provided that Seller promptly commences to cure such Misrepresentations and Changed Circumstances and thereafter continues diligently and in good faith to cure the Misrepresentations and Changed Circumstances. The Closing shall be extended, if necessary, in order to permit the cure described above, but in no event shall the date of the Closing be so extended for more than ninety (90) days. In the event that Seller elects not to cure any such Material Misrepresentations and Changed Circumstances, Seller may notify Purchaser of such election within five
(5) business days after its receipt of the Materiality Notice. If Seller elects not to cure the Material Misrepresentations and Changed Circumstances or if, by the expiration of the cure period provided for above, Seller has failed to cure the Material Misrepresentations and Changed Circumstances, Purchaser may, as its sole and exclusive remedy, either (i) waive such Material Misrepresentations and Changed Circumstances and proceed to consummate this Agreement in accordance with its terms subject to the Material Misrepresentations and Changed Circumstances with a reduction in the Purchase Price in an amount equal to the damages the parties reasonably and in good faith expect to result to Purchaser from such Material Misrepresentations and Changed Circumstances (but, together with any claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5 not exceeding $10,000,000); provided, however, that if the parties reasonably and in good faith disagree as to the amount of damages Purchaser would suffer on account of such Material Misrepresentations and Changed Circumstances, the amount of damages on account thereof as reasonably in good faith determined by Purchaser shall be deposited with Seller at the Closing and the amount of such damages, if any, shall be decided by binding arbitration under the Commercial Rules of the American Arbitration Association, to be arbitrated by a single arbitrator appointed pursuant to such rules, or (ii) terminate this Agreement by written notice given to Seller within five (5) business days after the expiration of the cure period or Seller's notice of election not to cure such Material Misrepresentations and Changed Circumstances, as the case may be. In the event this Agreement is so terminated by Purchaser, the parties hereto shall be released from all further obligations and liabilities hereunder, and Purchaser shall be refunded any sums deposited with Seller under this Agreement, and Seller shall pay to Purchaser the net charges incurred by Purchaser for survey updates and for examination of title to the Premises. Any Non-Material Misrepresentations and Changed Circumstances shall not be waived by Purchaser and Purchaser shall be entitled to a reduction in the Purchase Price at the Closing in an aggregate amount of damages to Purchaser which would result, or which reasonably in good faith be expected to result to Purchaser by reason of any Non-Material Misrepresentations and Changed Circumstances, together with Bring-Down Damages and any uncured claims against or obligations of Seller pursuant to Sections 12.1, 12.4 and 12.5, up to $10,000,000 in the aggregate of such damages, determined in the manner hereinabove set forth for determining a reduction in the Purchase Price for Material Misrepresentations and Changed Circumstances.

            8.18. References in this Section 8 or elsewhere in this Agreement to "Seller's actual knowledge" means any state of facts of which any of the following have actual knowledge: (i) Seller's senior officers above the level of vice president, its directors or members of its executive committee, or (ii) the officers of Seller's Real Estate Management Department responsible for the management of the Premises at the level of vice president and above (including the officer responsible for day-to-day management of the Premises), or (iii) David L. Wiener or James Muscarella.

            8.19. At Closing Seller shall provide a certificate dated as of the Closing Date (the "Bring-Down Certificate") of an authorized officer of Seller certifying (a) to the correctness of the warranties and representations in Sections 8.1 through 8.5, 8.7.2(ii) and 8.13 and (b) whether and to the extent that any of the warranties and representations in Sections 8.6, 8.7.6, 8.7.8, 8.8, 8.9 or 8.10(a) are not correct on and as of the Closing Date, and to the extent such certificate discloses that any such warranties or representations are not correct on and as of the Closing Date, such disclosures shall be deemed a Misrepresentation of Seller for purposes of this Agreement, and (c) as to whether and how, by reason of any change of circumstance occurring between the date hereof and the Closing Date (other than a change of circumstances expressly provided for in and permitted by this Agreement) any of the other warranties and representations of Seller made in Article 8 are not true and correct on and as of the Closing Date as if made on and as of the Closing Date, except that as to Sections 8.12 and 8.15 the certificate need only refer to such changed circumstances which would have a material adverse affect on the use and operation of the Premises from the manner in which the Premises are presently used and operated (such changes in such other warranties and representations set forth in such certificate, except as to Section 8.11 [as to which the provisions of Section 12.7 shall govern and control] and as to Sections 8.14 and 8.16 [as to which the provisions of Section 12.5 shall govern and control] and as to any mechanics liens referred to in Section 12.6 [as to which the provisions of
Section 12.6 shall govern and control] and as to Sections 8.7.1(i) and 8.7.3 [as to which the provisions of Section 6.5.1 shall govern and control] are referred to as ("Changed Circumstances")). The amount of damages to Purchaser which would result, or could reasonably in good faith be expected to result to Purchaser by reason of the Changed Circumstances as set forth in the Bring-Down Certificate, when divided by two (2), are referred to as "Bring-Down Damages".

            8.20. Notwithstanding anything to the contrary contained in this Agreement, the warranties and representations of Seller set forth in this
Article 8 and in the Bring-Down Certificate shall survive the delivery of the deed hereunder for a period of one (1) year after the Closing Date (except (i) for those warranties and representations in Section 8.6, which shall survive the Closing without any time limitation, and (ii) as may be otherwise limited by
Section 8.22 hereof).

            8.21. Any statement made by Seller in a certificate by Seller delivered at the Closing pursuant to Section 4.1.7 shall be deemed for purposes of this Article 8 to be a separate representation and warranty of Seller hereunder made pursuant to this Article 8, which shall survive the delivery of the deed hereunder for a period of one (1) year after the Closing Date except
(a) for those statements in paragraphs 1, 2, 7, 9(a), (c), (d) and (h) of such certificate which shall survive the Closing without any time limitation, and (b) as may be otherwise limited by Section 8.22 hereof.

            8.22. Notwithstanding anything to the contrary contained in this
Section 8 or in any indemnity to be made by Seller in any of the Seller's Documents, if any such warranty, representation or indemnity of Seller shall relate to a matter as to which a tenant is estopped pursuant to the provisions of any tenant estoppel certificate signed by said tenant, said warranty, representation and indemnity of Seller to the extent thereof shall not survive the Closing and the delivery of the deed hereunder; provided however, that nothing contained in the foregoing provision of this sentence shall be construed or interpreted as limiting, restricting, affecting or extinguishing Seller's representation and warranty set forth in the first, second and third sentences of Section 8.6 hereof respecting the accuracy and completeness of the content and substance (i.e. the terms, provisions, covenants and conditions) of the instruments, documents and/or other writings comprising each of the Space Leases and the Bankers Lease, which representation and warranty made by Seller in the first, second and third sentences of Section 8.6 hereof shall survive the Closing and delivery of the deed hereunder without limitation in time. It is further understood and agreed for the purposes of the previous sentence, that the provisions of Sections 8.7.1, 8.7.3 and 8.7.6 are each not a matter as to which a tenant is estopped pursuant to such Estoppel Certificate. Furthermore, except as set forth in Section 8.17, Seller shall have no liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty, if and to the extent that such inaccuracy is in fact disclosed in a notice by Seller to Purchaser, at or prior to the Closing and Purchaser elects, nevertheless, to close title hereunder.

            8.23. For the purpose of this Section 8, "survive delivery of the deed hereunder for a period of one (1) year after the Closing Date" shall mean and require that Purchaser shall commence a lawsuit against Seller on the basis of such representation or warranty in a court of competent jurisdiction within one (1) year from the Closing Date.

      9. No Other Representations

                  9.1.1. Purchaser affirms that, except as expressly provided for in this Agreement, Seller has not made nor has Purchaser relied upon any representation, warranty or promise with respect to the subject matter of this Agreement, including, without limitation, any warranties or representations, express or implied, as to (a) the value, use, tax status or physical condition of the Premises, equipment or property, or any part hereof, repairs thereto, income therefrom, expenses of maintenance or operation thereof, or as to the accuracy of the survey or plans thereof, (b) the adequacy of any plans, specifications or site plans for the Premises or their compliance with law, (c) any leases or tenancies of any part of the Premises, or rental controls or regulations affecting the Premises, (d) the potential qualification of the Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (e) the availability of any financing for the purchase, alteration or operation of the Premises from any source, including but not limited to State, City or Federal government or any institutional lender, (f) the applicability or effect of or compliance with any building, subdivision, land sales, securities, ecology, environmental protection and like laws, ordinances, rules and regulations of governmental authorities, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Premises, (g) habitability, merchantability or fitness for a particular purpose, (h) title, (i) latent or patent physical or environmental conditions, (j) valuation, or (k) any other matter or thing relating to the Premises.

                  9.1.2. Purchaser has had an opportunity to investigate the Premises and the books and records pertaining to the Premises and such other matters it has deemed necessary or appropriate. Without limiting the generality of the foregoing, Purchaser has examined the Premises and agrees to accept them "as is" and in their present condition, subject to reasonable wear and tear prior to the Closing and subject to those matters herein specified, including, without limitation, Purchaser's reliance upon the survivability pursuant to the provisions of this Agreement of Seller's representations and warranties expressly made as of the date of this Agreement and to be remade on the Closing Date. Purchaser represents to Seller that Purchaser has conducted, or will conduct prior to Closing, such investigations of the Premises, including but not limited to, the physical and environmental conditions thereof, as Purchaser deems necessary to satisfy itself as to the condition of the Premises and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Premises; and without derogating or otherwise limiting Seller's representations, warranties and covenants expressly made in this Agreement, Purchaser will rely upon such investigations and not upon any information (including specifically, without limitation, any offering memorandum or property information packages distributed with respect to the Premises) provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Notwithstanding the foregoing, with respect to the claim disclosed to Purchaser pursuant to Section 8.12 as to 415 Madison Avenue, in the event that the reasonable actual out-of-pocket cost incurred by Purchaser to repair the damages referred to in such claim, on a one-time basis, shall exceed $100,000, then Seller shall pay to Purchaser, within twenty (20) days after demand therefor, accompanied by documentation reasonably supporting Purchaser's costs, one-half (1/2) of such documented reasonable actual out-of-pocket costs in excess of $100,000. The provisions of the previous sentence shall survive the closing and the delivery of the deed hereunder.

                  9.1.3. Upon the Closing, except as otherwise expressly provided in this Agreement, Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser's investigations, and Purchaser, upon Closing, shall, except as otherwise expressly provided in this Agreement, be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, and employees) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller's officers, directors, and employees) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Premises other than for the fraudulent misconduct of Seller, its officers, directors and employees. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Premises be required after the date of Closing, such cleanup, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Purchaser. Notwithstanding the foregoing provisions, nothing set forth in this Section 9.1.3 shall be interpreted or construed as limiting, restricting, extinguishing or otherwise affecting Seller's representations and warranties made in this Agreement or the survivability thereof for the time limitation herein provided.

                  9.1.4. Except as otherwise provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the delivery of the deed or the Closing of title hereunder, and, except as to representations and warranties which survive the Closing, no action based thereon shall be commenced after the Closing. In any event, the acceptance by Purchaser of a deed conveying the Premises shall constitute an acknowledgment by Purchaser that all obligations of Seller in respect of the Premises or otherwise set forth in this Agreement and required to be performed as of the Closing Date have been discharged in full; and upon such acceptance, Seller shall be released from any and all such obligations by reason of this Agreement, except only such obligations, if any, as are pursuant to the express provisions of this Agreement to survive the delivery of the deed or the Closing of title hereunder.

            9.2. The Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate broker's "set-ups" or information pertaining to the Premises furnished by any real estate broker or other person, unless the same are specifically set forth herein.

            9.3. Seller's existing insurance policies covering the Premises are blanket policies. Purchaser acknowledges that such policies are not to be assigned to Purchaser hereunder.

            9.4. Seller makes no warranty or representation as to the validity or enforceability of the Space Leases, as to any tenant's compliance or non-compliance with the terms thereof, or as to the terms of any occupancy thereunder, except as set forth in Sections 8.6 and 8.7 hereof.

      10. Space Leases

            10.1. After the date of this Agreement, Seller shall not, without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed and shall be given or denied, with the reasons for such denial, within the applicable period specified in Section 10.2 hereof,
(a) enter into a new lease for space in the Premises which is presently vacant or which may become vacant, or extend or renew any now existing Space Lease, except pursuant to the exercise by a tenant of a right or option to enter into a new lease, extend, renew or lease, or right of first offer or similar right contained in such tenant's existing Space Lease (a "New Lease") or (b) consent to an assignment or subletting as to any Space Lease as to which Seller's consent is required and for which the conditions for Seller not to unreasonably withhold consent have not been satisfied (the "Assignment or Subletting"). Seller shall furnish Purchaser with all information in Seller's possession or required to be delivered to Seller under the applicable Space Lease or New Lease regarding such proposed New Lease or Assignment or Subletting, reasonably necessary to enable Purchaser to make informed decisions including in respect of a "New Lease" the form of "New Lease" being proposed for execution. Notwithstanding anything to the contrary contained in the previous provisions of this Section, Purchaser hereby approves of (a) the terms of the proposed "New Leases" set forth and described in Exhibit H annexed hereto, if any, so that any such New Lease which Seller desires to enter into in accordance with the provisions of this sentence shall not require Purchaser's prior written consent as to the financial and other terms set forth and described in Exhibit H, but Purchaser's consent shall be required as to the form of the New Lease being proposed for execution prior to its execution and delivery by the tenant and Seller, in its capacity as landlord thereunder. Seller shall deliver to Purchaser a true and complete copy of each such New Lease or Assignment or Subletting, if any, promptly after the execution and delivery thereof.

                  10.1.1. Seller shall keep accurate records of all of the following types of expenses (collectively, "Expenses") incurred or payable by Seller in connection with any New Lease: (a) brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for demolition, asbestos abatement, repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transactions, (c) reimbursements to the tenant for the cost of any of the items described in the preceding clause (b), (d) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (e) without duplication of the foregoing, the obligations to reimburse the tenant for its initial tenant installations or improvements and (f) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to a landlord under another lease (whether or not such other lease covers space in the Premises). If, prior to the Closing, Seller shall have entered into a New Lease in accordance with the provisions of Section 10.1 above, at the Closing,
(x) Purchaser shall reimburse Seller in the amount of all Expenses theretofore paid for or incurred by Seller, and (y) Seller shall credit Purchaser in the amount of any Rents or Additional Rents, including prepaid Rents, and Security Deposits, received by Seller under the New Lease in excess of a per diem amount for each day of the term of the New Lease through the day prior to the Closing based upon Eighteen Dollars ($18.00) per annum per rentable square foot of the New Lease. Seller shall make available to Purchaser all records, bills, vouchers and other data in such Seller's control verifying such Expenses and the payment thereof.

                  10.1.2. Nothing herein shall be deemed to create any obligation on Seller's part to enter into any "New Lease" for space which is presently vacant or which may become vacant.

            10.2. With respect to any matter to be submitted to Purchaser for its consent pursuant to Sections 10.1, 10.3 or 10.4 hereof, Purchaser shall consent or deny consent in writing within five (5) business days after receipt by Purchaser of Seller's notice thereof. If Purchaser's denial or objection is not given to Seller within such time period, Purchaser shall be deemed to have granted its approval.

            10.3. The right and privilege is reserved to Seller to institute summary proceedings against any tenant of a Space Lease for any material default or failure to perform by any such tenant prior to the time of the Closing provided Purchaser is given prior written notice of Seller's intent to commence such proceedings and Purchaser has consented thereto, which consent shall not be unreasonably withheld or delayed if Seller's rights and remedies under the Space Lease would be prejudiced if the Closing were not to occur prior to the Closing Date contemplated by this Agreement. It is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Premises, or any part or parts thereof, by any tenant or tenants now or hereafter in possession.

            10.4. Seller shall not prior to the Closing Date (a) modify in any respect or cancel any of the Space Leases or New Leases, (b) accept a surrender of any Space Lease or New Lease except pursuant to any right or option of tenant to do so contained in the Space Lease or New Lease, (c) terminate any Space Lease or New Lease except as provided in Section 10.3, or (d) extend, renew, replace or modify any Service Contract or enter into a new Service Contract except (x) with the Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed or (y) in the ordinary course of business, on a good faith, arms-length basis and in the case of a new Service Contract if the applicable Service Contract can be terminated by the owner of the Premises without penalty on not more than thirty (30) days' notice. Subject to the foregoing provisions of this Section and without limiting any other provision of this Agreement, Seller may, at any time and from time to time prior to the Closing Date in the ordinary course of business (x) enforce (by legal process, agreement or otherwise) or decline to enforce any existing or future Space Lease, New Lease or Service Contract upon any breach of obligation by any party thereto, provided that Seller shall use good faith efforts to keep Purchaser advised with respect thereto, and subject to the provisions of Section 10.3; and
(y) otherwise operate the Premises and improvements thereon in the normal course of business; provided, however, except as may be required by applicable law (and as limited in Section 12.5 hereof) or by the terms and provisions of any Space Lease or New Lease (to the extent such obligation is not assumed by Purchaser), that Seller shall not be obligated to make any capital improvement or replacement or to replace any Equipment depleted in the ordinary course of Seller's operation of the Premises, and Purchaser shall not be entitled to decline to consummate any transaction contemplated herein or to receive any abatement or other damages or compensation by reason of any act or transaction hereinbefore in this sentence described.

            10.5. Seller shall use reasonable efforts (but without obligation to incur any material cost or expense or to pursue any remedy it may have against a tenant for its failure to comply) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit L attached hereto and made a part hereof signed by each tenant occupying space at the Premises. Seller shall furnish to Purchaser all correspondence and other written instruments obtained from such tenants in response to such request. The signed certificates are referred to herein as the "Estoppel Certificates".

      11. Bankers Lease; Building Management Office Sublease

            11.1. Prior hereto Seller executed and delivered, as landlord and tenant, without merger, the agreement of lease (the "Initial Bankers Lease"), covering a portion of the Premises, in the form previously delivered by Seller to Purchaser. At the Closing, and immediately prior to delivery of the deed, Seller shall execute as landlord and tenant, without merger of estates, an Amended and Restated Bankers Lease in the form of Exhibit M annexed hereto and made a part hereof (such Initial Bankers Lease and Amended and Restated Bankers Lease, collectively, the "Bankers Lease"). At the Closing Seller, as landlord, shall assign to Purchaser and Purchaser shall assume, pursuant to the Assignment and Assumption Agreement in the form of Exhibit K-1 the Bankers Lease. Purchaser and Seller shall, at the request of either party, also execute, acknowledge and deliver a memorandum of the Bankers Lease in form for recording, in the form of Exhibit N annexed hereto. If at the Closing the fee of the Premises is or contemporaneously with the Closing shall be subject to a mortgage under which the Purchaser is mortgagor, which Purchaser acknowledges must be a mortgage permitted by Article 31 of the Bankers Lease, the Purchaser shall obtain and deliver to Seller, as tenant under the Bankers Lease, a subordination, non-disturbance and attornment agreement in recordable form in favor of Seller executed and acknowledged by said mortgagee which shall at the Closing be executed by Purchaser as landlord under the Bankers Lease, and Seller, as tenant under the Bankers Lease, in the form of Exhibit T attached hereto.

            11.2. Seller represents and agrees that, with respect to the Bankers Lease, it will at the Closing execute and deliver to Purchaser its certificate affirming that, as of the Closing Date, the representations contained in the first three sentences of
Section 8.6 shall be true and correct as to the Bankers Lease, that Seller, in its capacity as tenant under the Bankers Lease, has accepted possession of the Demised Premises thereunder, that the Bankers Lease is in full force and effect and no rent under the Bankers Lease has been prepaid -for more than one (1) month in advance of its due date. Such representations shall survive the Closing without time limitation. The assignment of the Bankers Lease to Purchaser shall constitute Seller's agreement, warranty and representation to Purchaser (which shall survive the Closing and the delivery of such Bankers Lease assignment without limitation in time) that, if and to the extent that, prior to the Closing and assignment to Purchaser of the Bankers Lease, Seller, in its capacity as both landlord and tenant under the Bankers Lease, would have had the right to assert the existence of any of the matters to which reference is made in the succeeding clauses (i), (ii) and (iii) of this sentence, Seller does hereby waive any right to assert that there exists as of the Closing Date, any
(i) defaults, defenses, counterclaims, set-offs, or offsets against the Rents and Additional Rents reserved under the Bankers Lease, or (ii) any default or event which, with the giving of notice or lapse of time, or both, would constitute an event of default by landlord under the Bankers Lease, including, without limitation, landlord defaults for which the tenant under the Bankers Lease may exercise remedies of self-help or terminate the Bankers Lease, or
(iii) or any default or event which, with the giving of notice or lapse of time, or both, would constitute an event of default by tenant under the Bankers Lease; provided that all obligations of the landlord under the Bankers Lease shall be performed and observed by Purchaser as landlord from and after the Closing, as provided in the Bankers Lease and the Assignment and Assumption Agreement to be executed and delivered at Closing in the form annexed hereto as Exhibit K-1, and tenant under the Bankers Lease shall not be estopped or prevented hereby or thereby from asserting or enforcing any rights or remedies of tenant under the Bankers Lease as to such prospective obligations of landlord to be performed and observed by Landlord under the Bankers Lease from and after the Closing Date.

            11.3. At the Closing, and immediately after the execution and delivery of the deed, Seller shall execute, as sublandlord, and Purchaser shall execute, as subtenant, a sublease of the Building Management Office, in this Agreement called the "Building Management Office Sublease", in the form of Exhibit O annexed hereto.

      12. Closing Objections

            12.1. If Seller shall be unable to convey to Purchaser title to the Premises or to deliver possession of the Premises in accordance with the provisions of this Agreement, or otherwise comply with the provisions of this Agreement, unless created or caused by any act or omission of Purchaser, Seller shall use reasonable efforts to remove any defects in title or to deliver possession as provided herein or otherwise comply with the provisions of this Agreement and the Closing Date shall be extended for a period of up to ninety
(90) days in order to do so; provided, however, that Seller shall not be required to expend or incur obligations in excess of $10,000,000 in the aggregate (inclusive of any sums expended or obligations incurred pursuant to Section 8.17, Section 12.4 and Section 12.5 hereof) provided, however, that this limit shall not apply to the removal of mortgages securing the payment of money or encumbrances voluntarily created by Seller after the date hereof, as to which there shall be no monetary limit. If at the time of Closing (either as originally established under this Agreement or as extended), Seller remains unable to convey title or deliver possession of the Premises or otherwise comply with the provisions of this Agreement, all as herein agreed and subject to the terms hereof, Purchaser shall have the option exercisable within five (5) business days after the expiration of such extended period of either (a) accepting the Premises with such title or in such condition as Seller can deliver and paying therefor the Purchase Price and all other amounts, if any, owed pursuant to this Agreement without abatement or deduction, except as otherwise provided in Section 8.17 hereof, or (b) by delivery of written notice to Seller terminating this Agreement. Upon such termination, the deposit and all interest accrued thereon shall be promptly refunded by Seller to Purchaser, and there shall be paid by Seller to Purchaser such survey costs and title examination charges as have been incurred by Purchaser, whereupon, upon such payments being made by Seller, all rights, duties and obligations of Seller and Purchaser under this Agreement shall terminate without recourse and this Agreement shall become null and void. The existence of any of the conditions to which Purchaser agrees to take subject or as to which Purchaser agrees it shall not raise an objection under this Agreement shall not be deemed or construed to render Seller's title unmarketable or not in compliance with this Agreement, Purchaser shall not have the right to refuse to take title by reason thereof, and the Purchase Price shall not in any respect be reduced nor shall Purchaser be entitled to damages by reason thereof (except as provided in Section 8.17).

            12.2. The Premises shall be sold and are to be conveyed subject to the following matters, none of which shall be objections to title:

                        (a) Any state of facts which a current and accurate survey of the Premises might disclose, provided that such facts confirm the state of facts shown on the Lovell-S.P. Belcher survey referred to in the next sentence and the existence of any additional facts disclosed by such survey do not render the title to the Premises unmarketable. Seller has furnished to Purchaser a copy of a survey of the Premises made by Earl B. Lovell - S.P. Belcher, Inc. originally dated November 14, 1962 and redated May 27, 1997 and Purchaser has caused Seller's survey to be remade or redated as of July 24, 1997. For the purposes of this Agreement, none of the facts shown on such survey shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereto.

                        (b) Zoning regulations and ordinances and all variances issued thereunder and building restrictions and regulations affecting the Premises on the date of delivery of the deed hereunder.

                        (c) Consents by Seller or by any former owner of the Premises for the erection of any structure or structures, on, under or above any street or streets on which the Premises may abut provided such location of any structure or structures does not render title to the Premises unmarketable.

                        (d) The right of governmental or municipal authorities to revoke licenses for or to require the removal of any vaults which may be beyond the building lines or under sidewalks.

                        (e) Rights and easements, if any, relating to the construction and maintenance, in connection with any telephone company or public utility, of wires, poles, pipes, conduits and appurtenances thereto, on, in, under or across the Premises, provided such rights and easements do not materially and adversely affect the continued maintenance, use or operation of the Premises as currently maintained, used and operated.

                        (f) Covenants, restrictions, easements, agreements, rights-of-way and encroachments (i) relating solely to the "Retained Space" or "Retained Property" as referred to in item 3 of Exhibit B, which do not in any way affect or impair the rights of Purchaser or increase the costs to Purchaser, in respect of the exercise by Purchaser of its rights and easements in the "Retained Space" or "Retained Property", and which has no affect or impact upon the "Conveyed Property" as referred to in item 3 of Exhibit B, and as to which either Chicago Title Insurance Company or Purchaser's title company is willing in writing to affirmatively insure Purchaser to such effect in Purchaser's title insurance policy, and (ii) as are set forth and described in Exhibit B. For purposes of this Agreement, the covenants, restrictions, easements, agreements, rights of way and encroachments set forth and described in Exhibit B attached hereto and made a part hereof shall be deemed not to be title objections and Purchaser shall accept title subject thereto.

                        (g) Unpaid liens not yet due and payable for taxes, business improvement district charges, electric generator tax, public assembly charges, water charges and sewer rents, subject, however, to apportionment thereof, as herein provided.

                        (h) Any and all assessments becoming liens subsequent to the date hereof subject, however, to apportionment as herein provided.

                        (i) All building, subdivision, land sales, securities, ecology, environmental protection and like laws, ordinances, rules and regulations of governmental authorities affecting the Premises, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Premises.

                        (j) The Space Leases and New Leases and all subleases and subtenancies by, through or under the Space Leases or New Leases.

                        (k) The Bankers Lease.

                        (l) The standard exceptions as are found in an ALTA Owner's Policy of Title Insurance modified so as to exclude from exceptions to coverage (1) taxes, tax liens, tax sale, water rates, sewer and assessments due and payable on the Closing Date, (2) mechanics' and materialmen's liens other than those referred to in (m) below, (3) the general survey exception, and (4) rights of tenants or persons in possession, other than as tenants only.

                        (m) Subject to the provisions of Section 12.6, financing statements, chattel mortgages, notices of mechanic's liens or other evidences of lien filed against the Premises in respect of property owned by or work, labor or services performed for or furnished to tenants or subtenants under any Space Leases or New Lease.

            12.3. Seller shall convey and Purchaser shall accept marketable fee simple title, subject only to the matters set forth as title exceptions in this Agreement. Purchaser shall accept a title insuring that, in the case of encroachments not herein mentioned but shown on the survey of the Premises, the building or the portions thereof which encroach may remain undisturbed so long as the building stands; and unless omitted in Purchaser's title insurance policy, in the case of judgments or mechanics liens disclosed by the Title Report, that Chicago Title Insurance Company or the Purchaser's title insurance company is willing in writing to affirmatively insure that collection will not be enforced against the Premises.

            12.4. Purchaser has reviewed the examination of the title to the Premises made by Chicago Title Insurance Company dated June 25, 1997 as amended through August 15, 1997 Title No. 9701-00151 (the "Title Report"). Subject to the succeeding provisions of this sentence, Purchaser is satisfied with Schedule B to the Title Report and none of the matters shown on or reflected in said Schedule B shall constitute an objection to title hereunder provided that, at or prior to the Closing, (y) exceptions lettered A, B, C and D to Schedule B-1 thereof shall be modified consistent with the provisions of Section 12.2(l) hereof and (z) exceptions numbered 11, 13, 15, 16, 17, 18, 19, 20, 21, 23, 25 and 26 shall be omitted such that the same will not appear as Schedule B exceptions to title in the ALTA Owner's Policy of Title Insurance to be obtained by Purchaser at the Closing (or in the case of number 15 and 18 that Chicago Title Insurance Company or the Purchaser's title insurance company is willing in writing to affirmatively insure that collection will not be enforced against the Premises). If any changes shall occur in the Title Report, Purchaser shall within five (5) business days after being apprised thereof deliver to Seller and its attorneys a written notice listing any objections (excluding objections to title which have been waived by Purchaser hereinabove or which are created or caused by any act or omission of Purchaser). If Purchaser shall fail to timely give such notice, it shall be deemed that Purchaser had no objection thereto. With respect to any objections to title set forth in such notice, Seller shall have the same rights and obligations to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as hereinabove provided in Section 12.1 hereof, which provisions shall be applicable to and govern the rights of the parties hereto with respect to changes (other than those referred to in clauses (y) and (z) of the second sentence of this Section 12.4) occurring in the Title Report after the date of this Agreement, provided, however, if Seller shall have no obligation to cure such title defect pursuant to Section 12.1 and notifies Purchaser that Seller does not intend to cure same, Purchaser may, as its sole and exclusive remedy, within five (5) business days after receipt of Seller's notice, elect to accept the Premises or terminate this Agreement in accordance with paragraphs (a) or
(b) of Section 12.1.

            12.5. Except as hereinafter provided in this Section 12.5., (a) all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and (b) all liens against the Premises pursuant to the Administrative Code of the City of New York (hereinafter in this Section 12.5, "liens"), and (c) all notices from insurers or governmental boards, agencies or authorities referred to in Sections 8.14 and 8.16 ("insurance or environmental claims") if applicable, shall be removed or complied with by Seller if such violations or liens or insurance or environmental claims were noted or issued, or attached to the Premises or were received by Seller (x) prior to the date hereof or (y) after the date hereof and prior to the Closing which materially impact the continuous operation of the Premises in the manner in which it has been operated and could not be remedied prior to a date when under the terms of the Space Leases and the Bankers Lease the tenants under such leases are entitled to abatements or termination by reason thereof. Seller shall adjourn the Closing for up to sixty
(60) days for such purpose (subject, however, to the provisions of Section
12.5.1 hereof). If such removal or compliance has not been completed prior to the Closing, Seller shall indemnify Purchaser at the Closing by agreement reasonably satisfactory to Seller and Purchaser for the reasonably estimated unpaid cost to effect or complete such removal or compliance of any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of Section 12.5(x) plus one-half (1/2) of the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of
Section 12.5(y) above, and Purchaser shall be required to accept title to the Premises subject thereto. Notwithstanding anything to the contrary hereinabove contained:

                  12.5.1. If the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is required to remove or comply with pursuant to the provisions of
Section 12.5 (x) above plus one-half (1/2) of the reasonably estimated aggregate cost to remove or comply with any such violations or liens or insurance or environmental claims which Seller is obligated to remove or comply with pursuant to the provisions of Section 12.5(y) above shall exceed $10,000,000 in the aggregate (inclusive of any sums expended or obligations incurred pursuant to Section 8.17, Section 12.1 and Section 12.4 hereof), Seller shall have the right to cancel this Agreement, in which event the sole liability of Seller shall be as set forth in Section 12.1 and this Agreement shall be terminated and be of no further force or effect, unless Purchaser within five (5) business days after receipt of notice of the exercise by Seller of its option to cancel this Agreement elects by written notice given to Seller to accept title to the Premises subject to all such violations, liens and insurance or environmental claims, in which event Purchaser shall be entitled to a credit of an amount up to $10,000,000 in the aggregate (inclusive of any credit provided to Purchaser pursuant to Sections 8.17, 12.1 or 12.4 hereof) against the Purchase Price payable at the Closing. For purposes of this Section 12.5, the cost to remove or comply with any such violations or liens or insurance or environmental claims shall be determined by a licensed general contractor selected by Seller and reasonably satisfactory to Purchaser.

                  12.5.2. Regardless of whether a violation has been noted or issued prior to the date of this Agreement, Seller shall not be obligated to remove or comply with any violations or liens or insurance or environmental claims which a tenant is required to remove or comply with pursuant to the terms of its Space Lease. Purchaser shall accept the Premises subject to all such violations or liens or insurance or environmental claims without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price.

                  12.5.3. Purchaser agrees that all other notes or notices of violation of law or municipal ordinances, orders or requirements or liens or insurance or environmental claims not referred to in Sections 12.5 (x) and (y) and 12.5.2 noted or issued by any county, city, state or federal department or agency thereof, or any other governmental regulatory authority, shall not be deemed objections to title, and that it will take title subject to the same, and Seller from and after the Closing will have no responsibility or obligation in respect of any such other violations or liens or insurance or environmental claims affecting the Premises, whether before or at such Closing, or at any time thereafter.

                  12.5.4. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

            12.6. Notwithstanding anything to the contrary in this Agreement contained, if a contractor, materialman or supplier engaged directly or indirectly by a tenant under any Space Lease shall file a mechanics lien prior to the Closing, Seller shall have no obligation to discharge such mechanic's lien or cause it to be omitted as an exception from title, and Purchaser may not treat such mechanics lien as an objection to title and Purchaser shall take title subject to same, provided, however, that if such a mechanics lien in an amount in excess of $50,000 shall be filed and shall be a lien against the Premises at the Closing (a) if Purchaser shall at or after the Closing elect to obtain a surety bond to remove such mechanics lien as a lien against the Premises, Seller shall at Closing or, thereafter within twenty (20) days after demand by Purchaser, reimburse Purchaser for one-half (1/2) of the premium for obtaining such bond, but Purchaser shall repay to Seller, if as and when repaid by the tenant under the Space Lease, or otherwise, one-half (1/2) of the amount of such premium so repaid, within twenty (20) days after Purchaser's receipt thereof, and (b) if after Purchaser has exercised all of its rights and remedies under the Space Lease by reason of the filing of such mechanics lien, such rights and remedies to be exercised in good faith and with all due diligence, including, without limitation, seeking to obtain a judgment awarding damages (provided that Purchaser may but shall not be obligated to evict the tenant or terminate its Space Lease), and seeking to collect damages from the tenant, Purchaser has incurred actual damages by reason of the filing of such mechanics lien (exclusive of such bonding premium, attorney's fees and disbursements), applying any recoveries first to its claim against the tenant with respect to the mechanics lien, Seller will reimburse Purchaser for one-half (1/2) of such reasonable actual damages, but not to exceed one-half (1/2) of the principal amount of such mechanics lien, within twenty (20) days after demand therefor accompanied by documentation reasonably supporting Purchaser's damages. The provisions of this Section 12.6 shall survive the Closing and the delivery of deed.

            12.7. The risk of loss or damage to the Premises by fire or other casualty or taking by eminent domain until the delivery of the deed hereunder is assumed by Seller. In the case of fire or other casualty or the taking of the Premises or any part thereof by eminent domain, Seller shall promptly notify Purchaser in writing thereof ("Seller's Notice"), and in such event the parties agree as follows:

                  12.7.1. In the event of damage or taking (a) of a material part of the Premises (herein deemed to be any taking or damage greater than immaterial as defined below), or (b) where such damage or taking, whether material or immaterial, would permit (i) the tenant under the Bankers Lease to terminate the Bankers Lease or (ii) both of the tenants under the Furman Selz Space Lease and the National Football League Space Lease to terminate their respective Space Leases, by reason of (y) such casualty or taking event having occurred, without regard to the estimated time required, as a consequence of such event, for restoration, or (z) the estimated time required for restoration to be completed under the Bankers Lease or such Space Lease (rather than the actual time which such work takes to complete), unless prior to Seller's delivery to Purchaser of Seller's Notice, a tenant under the Bankers Lease or under such Space Lease(s) has in writing waived its rights or elected not to terminate the Bankers Lease or such Space Lease(s) (Seller's Notice to include the facts respecting such lease to enable Purchaser to make its succeeding election), (but any such waiver or election shall not be deemed to relieve or release the landlord under the Bankers Lease or such Space Lease from performance of any obligations to repair, restore, replace and/or rebuild pursuant to the provisions of the Bankers Lease or such Space Lease), then, Purchaser shall have the option, exercisable within ten (10) business days after receipt of Seller's Notice, either to (a) declare this Agreement null and void (in which event Seller shall refund Purchaser's downpayment, and neither party shall have any further right or obligation to or against the other) or (b) to accept the Premises in the condition in which they are left following such damage or taking, with an abatement of the Purchase Price measured by the proceeds of any insurance or condemnation award collected in excess of the amounts, if any, expended by Seller for the repair or replacement of such damage or taking, and in any case in which the proceeds (or award) have not been collected by Seller at the time of Closing, an assignment by Seller of all rights to the collection of any such net proceeds or award shall be in full satisfaction and discharge of Seller's obligation with respect to the matters referred to in this Section and Purchaser shall accept the Premises without abatement of the Purchase Price.

                  12.7.2. In the event of damage or taking of an immaterial part of the Premises this Agreement shall remain in full force and effect with an abatement of the Purchase Price measured by the proceeds of any insurance or condemnation award collected, in excess of the amounts, if any, expended by Seller for the repair or replacement of such damage or taking, and in any case in which the proceeds (or award) have not been collected by Seller at the time of Closing, an assignment by Seller of all rights to the collection of any such net proceeds or award shall be in full satisfaction and discharge of Seller's obligations with respect to the matters referred to in this Section and Purchaser shall accept the Premises without abatement of the Purchase Price.

                  12.7.3. An immaterial part of the Premises shall have been deemed to have been taken or damaged if the cost of repair or replacement in the case of fire or casualty or the value in the case of eminent domain, as the case may be, shall be $10,000,000.00 or less (as determined by an insurance adjustor selected by Seller and reasonably satisfactory to Purchaser).

                  12.7.4. In the event of fire or other casualty, Seller will in good faith, but (so long as this Agreement shall be in full force and effect) subject to Purchaser's approval not to be unreasonably withheld, adjust the loss with the insurance carriers. As soon as the loss has been adjusted to the satisfaction of Seller, but (so long as this Agreement shall be in full force and effect) subject to Purchaser's approval not to be unreasonably withheld, Seller shall, if this Agreement has not been declared null and void, at Purchaser's request (but Seller prior thereto without Purchaser's approval may but shall have no obligation) commence the repair of the damage.

            12.8. In the event prior to the Closing Purchaser should default (or any of its representations under this Agreement shall prove to be untrue in any material respect) and such default or misrepresentation is not cured or remedied within twenty (20) days after receipt of notice thereof given by Seller to Purchaser, Seller as its sole and exclusive remedy at law or in equity shall only have the right to terminate this Agreement and retain the downpayment as liquidated damages. The parties hereto agree that the damages that Seller will sustain as a result of any default or breach by Purchaser will be substantial but will be difficult if not impossible to ascertain and therefore the parties agree that in such event, Seller may keep the downpayment hereunder as and for its liquidated damages and neither party shall have any further claim against the other.

            12.9. Subject to the provisions of Section 8.17, in the event prior to Closing Seller should default (or any of its representations under this Agreement shall prove to be Material Misrepresentations) and such default or Material Misrepresentation is not cured or remedied within twenty (20) days after receipt of notice thereof given by Purchaser to Seller or such greater extended period as is expressly provided for in this Agreement, then Purchaser's sole remedy shall be either (a) to terminate this Agreement and receive the return of the downpayment and all interest accrued thereon, and Seller shall pay to Purchaser such survey costs and the charges for examination of title as has been incurred by Purchaser, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder or (b) to enforce specific performance of Seller's obligation hereunder, and Purchaser agrees that Purchaser shall not and hereby waives any right to seek damages against Seller.

      13. Costs and Expenses.

            13.1. Seller shall pay all documentary stamps, deed recordation taxes and all transfer taxes, if any, on the sale, provided for herein, except as otherwise provided in Section 4.1.16. Purchaser shall pay all title insurance premiums and recording and filing fees of whatever kind or nature, and the cost of any survey except as otherwise provided herein, and all costs and expenses relating to Purchaser's due diligence inspections. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same, including, without limitation, its own attorneys' fees.

      14. Brokerage

            Purchaser represents and warrants that it has not dealt with any other broker, finder or advisor other than Insigna/Edward S. Gordon Co., Inc., which acted as broker herein, and BT Securities Corporation which acted as advisor herein, (collectively, the "Broker and Advisor") in connection with this transaction. Each party hereto represents to the other that it has not dealt with any broker, finder or advisor in connection with this Agreement and the transactions contemplated hereby, other than the Broker and Advisor. Purchaser and Seller agree to indemnify and hold the other free and harmless from all losses, damages, costs and expenses (including attorneys' fees) that the other may suffer as a result of claims made or suits brought by any broker, finder or advisor other than the Broker and Advisor who shall claim to have introduced the indemnifying party to this transaction or who shall claim to have dealt with or had discussions with the indemnifying party with respect to this transaction. Seller shall pay the commission or other compensation of the Broker and Advisor pursuant to separate agreements with Seller. The provisions of this Section 14 shall survive the delivery of the deed hereunder or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

      15. Notices

            15.1. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable national overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

            If to Seller:

                  Bankers Trust Company
                  Real Estate Management Department
                  130 Liberty Street, Mail Stop 2221
                  New York, New York 10006
                  Attention:  Bruce Bloch,
                              Vice President
                  Telecopier:   (212) 250-8664

            with a copy to:

                  Moses & Singer LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Richard E. Strauss, Esq.
                  Telecopier:  (212) 554-7700

            If to Purchaser or the Company:

                  Boston Properties, Inc.
                  8 Arlington Street
                  Boston, Massachusetts 02116
                  Attention:  Edward H. Linde, President
                  Telecopier:  (617) 536-4233

            with a copy to:

                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  Peter Van, Esq.
                  Telecopier:  617-951-8736

            and an additional copy to:

                  Boston Properties Limited Partnership
                  c/o Boston Properties, Inc.
                  599 Lexington Avenue, Suite 3700
                  New York, New York 10022
                  Attention: Senior Vice President

                  Telecopier:  (212) 326-4050

      16. Time of the Essence

            It is understood and agreed, any rule or law of equity to the contrary notwithstanding, that time is of the essence of each and every provision of this Agreement, whether or not so stated therein (except as to any rights to adjourn the Closing Date as set forth in Sections 8.17 and 12.1 herein), except that Seller and Purchaser may each adjourn the Closing once to a subsequent date for any reason or no reason, so long as the adjournment of Seller or Purchaser does not exceed four (4) business days, and the adjourned date shall also be a time of the essence date.

      17. Further Assurances

            17.1. Each of the parties hereby agrees to execute, acknowledge (if necessary) and deliver such other documents or instruments not inconsistent with the provisions of this Agreement as the other may reasonably require from time to time after the Closing to carry out the intents and purposes of this Agreement. The party making the request agrees to pay all reasonable costs associated therewith. This provision shall survive delivery of the deed.

      18. Access to Records

            18.1. The Seller agrees to make available for Purchaser's examination and duplication at Seller's offices from time to time during regular business hours, promptly after the date hereof and for ninety (90) days subsequent to Closing, all records, statements and accounts bearing on or relating to (a) Rents and Additional Rents under the Space Leases and the collection or payment thereof and (b) the ownership, operation, leasing, management and construction of the Premises and expenditures made in connection therewith; provided, however, Purchaser shall give Seller reasonable advance notice thereof and shall conduct such examination in an manner so as not to interfere with the conduct of Seller's business.

            18.2. If any portion or the whole of the information above referred to in this Section 18 is maintained by a third party, the applicable party hereto shall direct such third party to make available to the other party hereto the information at such third party's office in New York City, for the purpose of reviewing and/or duplicating such information.

            18.3. The provisions of this Article 18
shall survive the Closing and delivery of the deed.

      19. Successors and Assigns

            19.1. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective legal representatives, designees, successors and assigns, provided that, except as provided in the next sentence or an assignment to an Affiliate of Seller, neither party may assign, pledge or otherwise transfer its rights and obligations hereunder without the prior written consent of the other party, which such party may withhold in its sole discretion, and, without limiting either party's other rights and remedies, any such assignment, pledge or transfer made without the prior written consent of the other party shall be void and of no force and effect. Notwithstanding the foregoing provisions, Seller may assign its rights and obligations under this Agreement to an Affiliate of Seller without obtaining the prior written consent of Purchaser, provided that (a) prompt notice thereof is given by Seller to Purchaser of such assignment, identifying Seller's Affiliate by name and address, and explaining the relationship by which such assignee is an Affiliate of Seller, and (b) Bankers Trust Company shall guaranty the performance of the obligations of such Affiliate under this Agreement and the Bankers Lease pursuant to the provisions of a guaranty of this Agreement and the Bankers Lease, in each case, reasonably satisfactory to Purchaser and its counsel. Notwithstanding the foregoing, at the Closing Purchaser may collaterally assign its rights and remedies under this Agreement which shall survive the Closing Date to a mortgagee referred to in the last sentence of Section 11.1, to secure the mortgage loan referred to in such sentence.

      20. Gender and Number

            20.1. Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

      21. Applicable Law

            21.1. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT

AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 21 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

      22. Construction

            22.1. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      23. Miscellaneous

            23.1. Except as provided in the last sentence of Section 19.1, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, (except as aforesaid) no third party shall have the right to enforce the provisions of this Agreement or documents to be executed and delivered at Closing.

            23.2. This Agreement and the instruments referred to herein embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

            23.3. Purchaser shall be entitled to and Seller shall deliver possession of the Premises to Purchaser upon the Closing of this Agreement, subject, however, to the Bankers Lease, the Space Leases, the New Leases and the other matters described herein.

            23.4. This Agreement shall not be binding or effective until Purchaser and Seller have executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement.

            23.5. Neither Seller nor Purchaser shall record this Agreement or any memorandum hereof.

            23.6. If any provision of this Agreement shall be held to be illegal, unenforceable or inapplicable in any respect, each such holding shall not affect the enforceability of any other provision of this Agreement under any other circumstances.

            23.7. The provisions of the confidentiality agreement dated June 4, 1997 between Seller and Purchaser and of July 22, 1997 between Seller and the Company are hereby incorporated herein by reference and made a part hereof. All books, records, documents or agreements of Seller inspected by or delivered to Purchaser pursuant to this Agreement shall be subject to the provisions of such confidentiality letter agreement. If the Closing does not occur for any reason whatsoever, Purchaser shall return to Seller all copies of the foregoing materials.

            23.8. Seller and Purchaser shall cooperate concerning advertising and similar publicity regarding the transaction, but this Section shall not otherwise inhibit any such advertising or similar publicity or other disclosure as to this transaction.

            23.9. The West Building at the Premises (the "West Building") was constructed by Sigmund Sommer in 1968. The Trust Under Article Sixth u/w/o Sigmund Sommer (the "Trust"), as successor in interest to Sigmund Sommer, sold the West Building to Seller on May 25, 1994. Inscribed lettering is presently on the exterior wall of the West Building reciting the name of Sigmund Sommer as builder (the "Inscription"). Purchaser agrees that upon the purchase of the West Building by Purchaser or any Affiliate of Purchaser, Purchaser and/or any Affiliate which may own the West Building shall maintain such Inscription at its present location for so long as the West Building stands, provided such Inscription may be replaced with a similar Inscription or plaque, in the same or a similar location, which replacement Inscription or plaque may refer to Sigmund Sommer as builder and which may refer to the then owner or its affiliate, as owner. In the event that Purchaser or its Affiliate shall sell their interest in the West Building to a person or entity not affiliated with Purchaser, Purchaser or its Affiliate shall request that such purchaser agree to continue to maintain the Inscription or replacement therefor as provided in the previous paragraph. However, Purchaser or its Affiliate shall have no liability to the Trust or any of its trustees or beneficiaries or to

Seller in the event such purchaser shall refuse for any reason whatsoever to continue such agreement. If such purchaser continued such agreement, neither Purchaser, its Affiliate, such purchaser or its successors and assigns shall have any liability to the Trust or any of its trustees or beneficiaries or Seller if such purchaser, its successors and assigns failed to carry out its obligations under such agreement.

            23.10. There are currently two (2) tenants (the "Holdover Tenants") occupying space on the 26th floor of the East Building (the "26th Floor Space") pursuant to Space Leases which are license agreements, which Space Leases are due to expire on or before September 30, 1997. In the event that one or both of such Holdover Tenants shall remain in occupancy in the 26th Floor Space for more than five (5) days after the Closing Date, Seller shall pay to Purchaser the sum of $ 1,122.85 for each day that one or both of such Holdover Tenant(s) shall occupy any part of the 26th Floor Space until September 30, 1997, whereupon Seller shall have no further liability to Purchaser with respect to such Holdover Tenants. This provision shall survive delivery of the deed.

            23.11. The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify or alter the meaning, scope or intent of any provision of this Agreement. Words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to the paragraph, Section or other subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, and the masculine shall include the feminine and the neuter, and visa versa, unless the context otherwise requires. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

            23.12. Except as otherwise expressly provided and without waiver of the provisions of Section 16 hereof, no delay or omission by any party hereto to exercise any right or power occurring upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition or agreement herein contained.

            23.13. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

              BALANCE OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     SELLER:

                              BANKERS TRUST COMPANY


                              By: /s/ David Wiener
                                  -----------------------------
                                    Taxpayer ID No.: 13-4941247
                                                     ----------


                                   PURCHASER:

                              BOSTON PROPERTIES LIMITED
                                PARTNERSHIP


                              By: Boston Properties, Inc.,
                                     its general partner

                                    By: /s/ Mort Zuckerman
                                       ------------------------
                                    Taxpayer ID No.: 04-3372948
                                                     ----------

                              THE COMPANY (For the Purposes of
                              Sections 5.1, 7.6 through 7.10,
                              16 and 23.7 only):


                              BOSTON PROPERTIES, INC.


                              By: /s/ Mort Zuckerman
                                  -----------------------------

                                   SCHEDULE A

                                  DEFINED TERMS


Additional Rent.................................................6.5.1
Affiliate....................................................1.4.6(c)
Assignment or Subletting.........................................10.1

bank check........................................................3.5
Bankers Lease....................................................11.1
Bankers Lease Amendment..........................................11.1
Bankers Trust Building..........................................1.4.1
Basic Additional Rent...........................................6.5.1
Basic Rent......................................................6.5.1
Bring-Down Certificate...........................................8.19
Bring-Down Damages...............................................8.19
Broker and Advisor.................................................14
Brokerage Agreements..............................................8.8
Building Management Office Sublease..............................11.2

Changed Circumstances............................................8.19
Closing.............................................................2
Closing Date........................................................2
Commissions.......................................................8.8
Company......................................................Preamble
Competitor...................................................1.4.6(a)
control......................................................1.4.6(c)
Controlling Equity Transfer..................................1.4.6(b)

deed............................................................4.1.1

Environmental Activity...........................................8.16
Equipment.......................................................1.3.5
Estoppel Certificates............................................10.5
Expenses.......................................................10.1.1

foreign person.................................................4.1.17
Future Commissions................................................8.8

Hazardous Materials..............................................8.16
Holdover Tenants................................................23.11

Indemnified Person..............................................23.10
Initial Bankers Lease............................................11.1
Initial Commissions...............................................8.8
Inscription......................................................23.9
insurance and environmental claims...............................12.5

Landlord Contributions..........................................8.7.5
Landlord Work...................................................8.7.5
liens............................................................12.5

Material Misrepresentations and Changed Circumstances............8.17
Materiality Notice...............................................8.17
Misrepresentation................................................8.17

Non-Material Misrepresentations
  and Changed Circumstances......................................8.17

New Lease........................................................10.1
New Leases.....................................................1.3.2.

Original Seller Signage......................................1.4.6(d)

Premises.....................................................Preamble
Premises Agreements............................................1.3.1.
Purchase Price....................................................3.1
Purchaser....................................................Preamble
Purchaser's Documents.............................................7.1

Rents...........................................................6.5.1
Retail Signage..................................................1.4.4

Security Deposits..............................................1.3.2.
Seller.......................................................Preamble
Seller's Documents................................................8.1
Seller's Notice..................................................12.7
Service Contracts...............................................1.3.7
Signage.........................................................1.4.4
Space Leases...................................................1.3.2.
successor....................................................1.4.6(b)

Title Report.....................................................12.4
Trust............................................................23.9
26th Floor Space.................................................23.4

West Building....................................................23.9

                                    EXHIBITS

      A.    Premises.

      B.    Recorded Documents.

      C.    Space Lease Schedule.

      C-1.  Subleases and Subtenancies

      D.    Transferable Licenses and Permits

      E.    Transferable Warranties and Guarantees

      F.    Equipment.

      G.    Service Contracts.

      H.    Proposed New Leases.

      I.    Deed

      J.    Bill of Sale.

      K.    Assignment and Assumption of Contracts.

      K-1.  Assignment and Assumption of Bankers Lease.

      L.    Estoppel Certificate.

      M.    Bankers Lease.

      N.    Memorandum of Bankers Lease.

      O.    Building Management Office Sublease

      P.    Competitors

      Q.    Intentionally Omitted

      R.    Intentionally Omitted

      S.    Form of Leasing Restriction

      T.    Subordination, Nondisturbance and Attornment
            Agreement

                                    EXHIBIT A

                                LEGAL DESCRIPTION

ALL that certain, plot, piece or parcel of land, situate, lying and being in the borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of 48th Street with the westerly line of Park Avenue;

RUNNING THENCE northerly along the westerly line of Park Avenue, 200 feet 10 inches to the southerly line of 49th Street;

THENCE westerly along the southerly line of 49th Street, 314 feet 0 inches;

THENCE southerly parallel to the westerly line of Park Avenue, 100 feet 5 inches to the center line of the block;

THENCE easterly along the center line of the block parallel to the southerly line of 49th Street, 30 feet 8 inches;

THENCE southerly parallel to the westerly line of Park Avenue, 100 feet 5 inches to the northerly line of 48th Street;

THENCE easterly along the northerly line of 48th Street, 283 feet 4 inches to the point or place of BEGINNING.

                                    EXHIBIT B

                               RECORDED DOCUMENTS


      1. Covenants and Restrictions recorded in Liber 651 Cp 106, as repeated in Liber 632 Cp 673, Liber 633 Cp 237, Liber 634 Cp 393, Liber 713 Cp 144, Liber 603 Cp 644 and Liber 1192 Cp 62, repeated in Liber 637 Cp 123, Liber 644 Cp 632, Liber 648 Cp 185, Liber 637 Cp 125.

      2. License Agreement made by Metropolitan Transportation Authority, The New York and Harlem Railroad Company, The Owasco River Railway, Inc. and The Penn Central Corporation, as Licensors, to Bankers Trust Company, as Licensee, dated as of December 31, 1979 and recorded on February 1, 1980 in Reel 512 Page 1116.

      3. Rights and Easements as set forth in an Indenture made between Robert W. Blanchette, Richard C. Bond, John H. McArthur, Penn Central Transportation Company and The Owasco River Railway, Inc. dated as of October 24, 1978 and recorded November 17, 1978 in Reel 460 Page 1523.

      4. Reservation of Rights, Interests and Easements by and between The New York Central Railroad Company and Hotel Chatham, Inc. dated July 26, 1946 and recorded July 30, 1946 in Liber 4452 Cp 134.

            (a) Memorandum of Lease made by and among American Premier Underwriters, Inc. (f/k/a Penn Central Corporation) and The Owasco River Railway, Inc., as Landlord, and Metropolitan Transportation Authority, as Tenant, dated April 8, 1994 and recorded April 14, 1994 in Reel 2080 Page 1537.

            (b) Subordination, Non-disturbance and Attornment Agreement made by and between the New York and Harlem Railroad Company, as Ground Lessor, and Metropolitan Transportation Authority, as Tenant, dated April 8, 1994 and recorded April 14, 1994 in Reel 2080 Page 1833.

            (c) Subordination, Non-disturbance and Attornment Agreement made by and between The Chase Manhattan Bank of Connecticut, as Mortgagee, and Metropolitan Transportation Authority, as Tenant, dated April 8, 1994 and recorded April 14, 1994 in Reel 2080 Page 1730, as amended by First Amendment dated June 5, 1995 and recorded on August 21, 1995 in Reel 2235 Page 1107.

            (d) Memorandum of First Amendment of Lease made by and among American Premier Underwriters, Inc., The Owasco River Railway, Inc. and Metropolitan Transportation Authority dated April 8, 1994 and recorded August 21, 1995 in Reel 2235 Page 1035.

      5. Terms, Covenants, Conditions and Reservations contained in deed from The Owasco River Railway, Inc., the New York and Harlem Railroad Company and The Penn Central Corporation, as Grantors, to Bankers Trust Company, as Grantee, dated April 30, 1979 recorded in Reel 479 Page 1744.

      6. Declaration of Restrictions Designating a Single Zoning Lot made between The Owasco River Railway, Inc., The Penn Central Corporation, successor in interest to The New York Central Railroad, The New York and Harlem Railroad Company, The 51st St. Realty Corporation, Despatch Shops, Inc., Rose Associates, Bankers Trust Company and Sigmund Sommer dated April 30, 1979 and recorded May 2, 1979 in Reel 479 Page 1721.

                                 280 Park Avenue

                                    EXHIBIT C

                     List of Space Leases and Bankers Lease

            Subtenant Register

            Advance Rents

            Letters of Credit

            Lease Security Deposit Report

            Initial Commissions

            Brokerage Agreements

            Tenant Defaults

            Potential Tenant Claims

            Landlord Contributions

                                 280 Park Avenue

                                    EXHIBIT C

                                 Landlord's Work


            6.1. Landlord's Work shown on Exhibit F to the Furman Selz Space Lease as to the West Building portion of the 8th Floor of the Premises.

            6.2. Landlord's Work shown on Exhibit F to the Furman Selz Space Lease as to the Middle Building portion of the 8th Floor of the Premises.

            6.3. Landlord's Work on Exhibit F to the Furman Selz Space Lease as to the construction of Building standard bathrooms on the 8th Floor of the East Building of the Premises in accordance with NYC local laws No. 58/57 and the Americans with Disability Act.

                                 280 Park Avenue

                                    EXHIBIT C

                   Landlord's Work to be Assumed by Purchaser


            1. Landlord's Work shown on Exhibit F to the Furman Selz Space Lease as to the West Building portion of the 8th Floor of the Premises.

                                 280 Park Avenue

                                    EXHIBIT D

                     Transferable Permits and Certificates

                                 280 Park Avenue

                                    EXHIBIT E

                     Transferable Warranties and Guarantees

                                   EXHIBIT F

                                 280 Park Avenue
                             East and West Building

                              Tools and Attic Stock

                                   Exhibit G

                             East and West Building
                                280 Park Avenue

                               Service Contracts

                                    EXHIBIT I

                          BARGAIN AND SALE DEED WITHOUT
                         COVENANT AGAINST GRANTOR'S ACTS

            THIS INDENTURE made the day of nineteen hundred and ninety-seven between BANKERS TRUST COMPANY, a New York banking corporation with a place of business at 130 Liberty Street, New York, New York, 10006, party of the first part, and BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware, having an office at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116, party of the second part,

            WITNESSETH, that the party of the first part, in consideration of TEN ($10.00) dollars, lawful money of the United States, paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever;

            ALL those certain plots, pieces or parcels of land, with the buildings and improvements thereon erected, situate, lying and being in the City, County and State of New York, being more particularly described in Schedule A annexed hereto and made a part hereof (said land with the buildings and improvements thereon, the "Premises");

            TOGETHER with all and any right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Premises, to the center line thereof and all strips and gores adjoining the Premises or any part thereof.

            TOGETHER with the appurtenances and all the easements, estate and rights of the party of the first part in and to the Premises.

            TO HAVE AND TO HOLD the Premises unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

            SUBJECT, HOWEVER, to that certain Amended and Restated Agreement of Lease between Bankers Trust Company, as both landlord and tenant, dated as of the date hereof (the "Bankers Lease"), without merger, the landlord's interest in which is to be assigned by the party of the first part to the party of the second part immediately following execution and delivery hereof, and a memorandum thereof is to be recorded immediately following recording of this deed.

            This conveyance has been authorized by the Board of Directors of the party of the first part. The Premises do not constitute all or substantially all of the assets of the party of the first part.

            AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

            The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

            IN WITNESS WHEREOF, the parties hereto have duly executed this deed the day and year first above written.

IN PRESENCE OF:


                                    BANKERS TRUST COMPANY



                                    By:
-------------------------

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW  YORK     )

            On the _______ day of __________________, 1997, before me personally came _________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the ________________________ of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument, and that he signed his name thereto by like order.



            -----------------------------
                                    Notary Public

                                   SCHEDULE A

                               [Legal Description]

                                    EXHIBIT J

                                  BILL OF SALE

            BANKERS TRUST COMPANY, a New York banking corporation with a place of business at 130 Liberty Street, New York, New York 10006 ("Seller"), having this day sold, transferred and conveyed the land and building known as 280 Park Avenue, New York, New York (the "Premises") to BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware, having an office at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116, ("Purchaser"), pursuant to an agreement between Seller and Purchaser dated _______________, 1997 (the "Agreement"), for good and valuable consideration paid by Purchaser, the receipt of which is hereby acknowledged, DOES HEREBY ASSIGN, SET OVER, TRANSFER AND CONVEY unto Purchaser, all right, title and interest in, to and under the following, from and after the date hereof:

            1. All fixtures, equipment, personal property and all other property attached to, located on or at the Premises used exclusively in connection with the operation and maintenance of the Premises. Without limiting the generality of the provisions of the immediately preceding sentence, such fixtures and articles of personal property shall include those described on Exhibit "A" annexed hereto. Notwithstanding the foregoing provisions of this paragraph, there shall not be included in this sale and assignment any (a) fixtures, equipment or other property which is owned or used by tenants or subtenants of any part of the Premises, and (b) Seller in the conduct of its business or by any of its affiliates in the conduct of their business or (c) the managing agent of the Premises or (d) by any of the parties, other than Seller or such managing agent, to the service contracts for the maintenance, operation, construction or improvement of the Premises or (e) by Seller and located in the Premises building management office.

            2. All of Seller's right, title and interest, if any, in all certificates of occupancy, boiler, burner and like transferable licenses, approvals and permits for the use and operation of the Premises, including, without limitation, those set forth on Exhibit "B" annexed hereto.

            3. All of Seller's right, title and interest, if any, in all transferable warranties and guarantees of manufacturers, contractors, materialmen, mechanics or suppliers who may have furnished labor and/or materials to the Premises, including, without limitation, those set forth on Exhibit C attached hereto and made a part hereof; provided, however, without limiting Purchaser's rights to fully enforce any such warranties and guaranties, should Seller have any existing monetary claim with respect to any such warranty or guarantee, Seller may assert such monetary claim and thereby enforce Seller's rights under such warranty or guarantee, at Seller's cost and expense and Seller may retain any awards, judgments or settlements arising from the assertion of any such claim, provided that Seller shall not thereby adversely affect or impair the rights as to future claims under such warranties and guaranties to be assigned to Purchaser by Seller pursuant hereto.

            4. All of Seller's right, title and interest, if any, in and to the building plans and specifications and site plans in Seller's possession for the Premises, together with all of Seller's right, title and interest, if any, in and to all building and other governmental permits for the construction of the Premises.

            The property described herein is conveyed and transferred in "as is" condition, without recourse to Seller and without warranties or representations of any kind or nature whatsoever, express or implied, including, without limitation, with respect to the physical condition of said property or Seller's title thereto, except for any representations and warranties, if any, which pursuant to the express provisions of the Agreement survive after the date hereof.

            To have and to hold the same unto the Purchaser, its successors and assigns forever.

            IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale on ________________, 1997.


                                    BANKERS TRUST COMPANY



                                    By: _____________________

                                    EXHIBIT K

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            BANKERS TRUST COMPANY, a New York banking corporation with a place of business at 130 Liberty Street, New York, New York 10006 ("Assignor"), having this day sold, assigned, transferred and conveyed the land and building known as 280 Park Avenue, New York, New York (the "Premises") to BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with a place of business at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116 ("Assignee"), pursuant to an agreement between Assignor and Assignee dated _________________, 1997 (the "Agreement"), Assignor and Assignee, for good and valuable consideration paid one to the other, the receipt of which is hereby acknowledged, do hereby agree as follows:

            1. Assignor hereby assigns, sets over, transfers and conveys unto Assignee all right, title and interest of Assignor accruing or arising from and after the date hereof, in, to and under the following: (a) all leases, tenancies, subleases, subtenancies and occupancies of the Premises or any part thereof, other than the Bankers Lease (as such term is defined in the Agreement) (the "Space Leases"), and all guarantees thereof, if any, which Space Leases and guarantees are listed and described in Exhibit A annexed hereto, and all rents payable by tenants under the Space Leases, accruing or arising from and after the date hereof, subject to the provisions of the Agreement; and (b) all contracts or agreements related to the maintenance, operation, construction or improvement of the Premises or for the lease of equipment or other personal property located at the Premises, now in effect (the "Service Contracts") which are listed and described in Exhibit B annexed hereto; and (c) the declarations, agreements and instruments which are listed and described in Exhibit C annexed hereto (the "Premises Agreements").

            2. Assignee acknowledges receipt of a counterpart of the Space Leases, the Service Contracts and Premises Agreements (the Space Leases, Service Contracts and Premises Agreements, collectively, the "Agreements"), accepts the within assignment, and does hereby assume and agree to perform each and every burden, obligation and liability of Assignor accruing or arising under and by virtue of the Agreements, from and after the date hereof, and agrees to accept and take same subject to all the terms, covenants and conditions thereof, without recourse to the Assignor and without any representation or warranty of Assignor, express or implied, except those, if any, which pursuant to the express provisions of the Agreement survive after the date hereof.

            3. Assignee hereby agrees to indemnify Assignor and to defend and hold Assignor harmless from and against all loss, damage and expense (including, without limitation, reasonable counsel fees and disbursements) on account of any obligations of or claims that may be asserted or made against Assignor under the Agreements accruing or arising from and after the date hereof and (a) as to the New Leases, accruing or arising from and after the date of the Agreement and (b) as to certain Landlord Work and Landlord Contributions accruing or arising after the Closing Date the obligation as to which or the payment of which is listed in Exhibit C to the Agreement to be assumed by Assignee; and Assignor agrees to indemnify Assignee and to defend and hold Assignee harmless from and against all loss, damage and expense (including, without limitation, reasonable counsel fees and disbursements) on account of any obligations or claims that may be asserted or made against Assignee under the Agreements accruing or arising prior to the date hereof other than those which, pursuant to the express provisions of the Agreement, Assignee has agreed to pay or assume.

            4. Assignee acknowledges receipt of a counterpart of those contracts and agreements providing for the payment of brokerage commissions arising by reason of such Space Leases and/or renewals, elections not to terminate, extensions or options to lease additional space (the "Brokerage Agreements") which are listed and described in Exhibit C annexed hereto, and does hereby assume and agree to perform each and every burden, obligation and liability of Assignor accruing or arising under and by virtue of the Brokerage Agreements,
(i) listed in Exhibit C to the Agreement as Initial Commissions (as such term is defined in the Agreement) to be assumed by Assignee, (ii) due from and after the date of the Agreement as to Future Commissions (as such term is defined in the Agreement), (iii) as to New Leases (as such term is defined in the Agreement) and (iv) with respect to leases entered into by Assignee after the date hereof with tenants with whom Assignor or Assignor's agents, as of the date hereof, was negotiating to lease space in the Premises, as listed on Exhibit E annexed hereto.

            5. Assignee hereby agrees to indemnify Assignor and to defend and hold Assignor harmless from and against all loss, damage and expense (including, without limitation, reasonable counsel fees and disbursements) on account of any obligations of or claims that may be asserted or made against Assignor under the Brokerage Agreements accruing or arising out of obligations thereunder which Assignee has hereinabove agreed to observe and perform; and Assignor agrees to indemnify Assignee and to defend and hold Assignee harmless from and against all loss, damage and expense (including, without limitation, reasonable counsel fees and disbursements) on account of any other obligations or claims that may be asserted or made against Assignee under the Brokerage Agreements accruing or arising prior to the date hereof, excluding those (i) listed in Exhibit C to the Agreement as Initial Commissions to be assumed by Assignee, (ii) due from and after the date of the Agreement as to Future Commissions, (iii) as to New Leases, and (iv) with respect to leases entered into by Assignee after the date hereof with tenants with whom Assignor or Assignor's agents, as of the date hereof, was negotiating to lease space in the Premises, as listed on Exhibit E annexed hereto.

            6. Assignor further assigns, transfers, sets over and conveys unto Assignee, and Assignee acknowledges receipt of, security deposits under the Space Leases as shown on Exhibit D annexed hereto, and Assignee agrees to hold such sums as security as required by law and by the provisions of the respective Space Leases, pursuant to which such security shall have been deposited by tenants and subtenants, and hereby indemnifies Assignor against any claim by any such tenant or subtenant in respect of the sums so paid to Assignee.

            IN WITNESS WHEREOF, the Assignor and Assignee have duly executed and delivered this Assignment and Assumption Agreement the ____ day of __________________, 1997.


                              BANKERS TRUST COMPANY


                              By: _________________________

                              BOSTON PROPERTIES LIMITED
                                PARTNERSHIP

                                By: Boston Properties, Inc.,
                                       its general partner

                                By: _______________________

            Insignia/Edward S. Gordon Co., Inc., the managing agent of the Premises retained by Assignor, hereby joins in this assignment of those of the Service Contracts entered into or held by such managing agent for and on behalf of Assignor, upon all of the terms and provisions of paragraph 1 hereof applicable thereto.


                              INSIGNIA/EDWARD S. GORDON
                                    CO., INC.



                              By:
                                  -------------------------

EXHIBIT A

Space Leases

EXHIBIT B

Service Contracts and Equipment Leases

EXHIBIT C

Brokerage Agreements

EXHIBIT D

Security Deposits

EXHIBIT E

Leases in Negotiation as of the Closing Date

                                   EXHIBIT K-1


               ASSIGNMENT AND ASSUMPTION AGREEMENT (BANKERS LEASE)


            BANKERS TRUST COMPANY, a New York banking corporation with a place of business at 130 Liberty Street, New York, New York 10006 ("Assignor"), having this day sold, assigned, transferred and conveyed the land and building known as 280 Park Avenue, New York, New York (the "Premises") to BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with a place of business at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116 ("Assignee"), pursuant to an agreement between Assignor and Assignee dated ____________________, 1997 (the "Agreement"), which sale was made subject to that certain Amended and Restated Agreement of Lease dated the date hereof (the "Bankers Lease") between Assignor, as Landlord, and Bankers Trust Company, as Tenant (the "Tenant"), without merger of the estates, Assignor, Assignee and Tenant, for good and valuable consideration paid one to the other, the receipt of which is hereby acknowledged, do hereby agree as follows:

            1. Assignor hereby assigns, sets over, transfers and conveys unto Assignee all right, title and interest of Assignor accruing or arising from and after the date hereof, in, to and under the Bankers Lease and all rents and other amounts payable by the Tenant under the Bankers Lease, accruing or arising from and after the date hereof. There is excluded from the foregoing assignment all right, title and interest of Assignor as tenant under the said Bankers Lease.

            2. Assignee acknowledges to Assignor receipt of a counterpart of the Bankers Lease, accepts the within assignment, and does hereby for the benefit of Assignor assume and agree to perform each and every burden, obligation and liability of Assignor accruing or arising under and by virtue of Bankers Lease from and after the date hereof, and agrees to accept and take same subject to all the terms, covenants and conditions thereof, without recourse to the Assignor and without any representation or warranty of Assignor, express or implied, except those, if any, which pursuant to the express provisions of the Agreement survive after the date hereof.

            3. Assignee hereby acknowledges to Tenant receipt of a counterpart of the Bankers Lease, its acceptance of the said assignment, and does hereby for the benefit of Tenant assume and agree to perform each and every burden, obligation and liability of landlord accruing or arising under and by virtue of the Bankers Lease, from and after the date hereof, subject to all the terms, covenants and conditions thereof.

            4. Assignee affirms that, except as expressly provided for in the Agreement, including, without limitation, the agreements, warranties, representations and waiver made by Assignor (in its capacity as both landlord and tenant under the Bankers Lease) pursuant to Section 11.2 of the Agreement, upon which agreements, warranties, representations and waiver Assignee is relying in consummating its purchase of the Premises and accepting an assignment of the Bankers Lease, Tenant, both in its capacity as tenant under the Bankers Lease and as Seller under the Agreement, has not made nor has Assignee relied upon any representation, warranty or promise made by Tenant, both in its capacity as tenant under the Bankers Lease and as Seller under the Agreement, with respect to the subject matter of the Agreement, including, without limitation, any warranties or representations, express or implied, as to (a) the value, use, tax status or physical condition of the Premises, equipment or property, or any part hereof, repairs thereto, income therefrom, expenses of maintenance or operation thereof, or as to the accuracy of the survey or plans thereof, (b) the adequacy of any plans, specifications or site plans for the Premises or their compliance with law, (c) any leases or tenancies of any part of the Premises, or rental controls or regulations affecting the Premises, (d) the potential qualification of the Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (e) the availability of any financing for the purchase, alteration or operation of the Premises from any source, including but not limited to State, City or Federal government or any institutional lender,
(f) the applicability or effect of or compliance with any building, subdivision, land sales, securities, ecology, environmental protection and like laws, ordinances, rules and regulations of governmental authorities, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Premises, (g) habitability, merchantability or fitness for a particular purpose, (h) title, (i) latent or patent physical or environmental conditions, (j) valuation, or (k) any other matter or thing relating to the Premises.

            5. Assignee has had an opportunity to investigate the Premises and the books and records pertaining to the Premises and such other matters it has deemed necessary or appropriate. Without limiting the generality of the foregoing, Assignee has examined the Premises and agrees to accept them "as is" and in their present condition, subject, however, to Assignee's reliance upon the survivability of Assignor's representations and warranties expressly made as of the date of the Agreement and being remade on the date hereof, with recourse to the Assignor (other than for fraudulent misconduct) solely as provided in the Agreement. Assignee has conducted such investigations of the Premises, including but not limited to, the physical and environmental conditions thereof, as Assignee deems necessary to satisfy itself as to the condition of the Premises and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Premises, and, without derogating or otherwise limiting Assignor's representations, warranties and covenants expressly made in the Agreement and with recourse to the Assignor solely as provided in the Agreement, Assignee will rely upon such investigations and not upon any information (including specifically, without limitation, any offering memorandum or property information packages distributed with respect to the Premises) provided by or on behalf of Assignor or Tenant or its agents or employees with respect thereto, other than such representations, warranties and covenants of Assignor as are expressly set forth in the Agreement.

            6. Except as otherwise expressly provided in the Agreement, Assignee has assumed the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Assignee's investigations, and Assignee shall except as otherwise expressly provided in the Agreement, be deemed to have waived, relinquished and released Assignor (and Assignor's officers, directors and employees) and Tenant from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Assignee might have asserted or alleged against Assignor (and Assignor's officers, directors and employees) and Tenant at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Premises with recourse to the Assignor solely as provided in the Agreement other than for the fraudulent misconduct of Assignor, its officers, directors and employees. Assignee agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Premises be required after the date hereof, such cleanup, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Assignee. Notwithstanding the foregoing provisions, nothing set forth in this Paragraph 6 shall be interpreted or construed as limiting, restricting, extinguishing or otherwise affecting Assignor's and Tenant's representations and warranties made in the Agreement or the survivability thereof for the time limitation provided for in the Agreement, with recourse to the Assignor (other than for fraudulent misconduct) solely as provided in the Agreement.

            7. Except as hereinafter provided in the next sentence, Assignee hereby acknowledges and confirms to Tenant that it has not been induced to execute and deliver said assumption of the Bankers Lease as a result of, and, with respect to Assignee's acceptance of the within assignment of the Bankers Lease and its assumption of the landlord's obligations thereunder, is not relying upon, any representations or warranties, express or implied, written or oral, or agreements, indemnities or conditions, express or implied, written or oral, of or by Assignor, as seller of the Premises or assignor of landlord's interest under the Bankers Lease. However, nothing contained in the preceding sentence shall be interpreted or construed to limit, extinguish or otherwise affect (a) those surviving representations and warranties made by Assignor under the Agreement in its capacity as seller of the Premises, with recourse to the Assignor (other than for fraudulent misconduct) solely as provided in the Agreement, or (b) the representations and waiver made by Assignor (in its capacity as both landlord and tenant under the Bankers Lease) pursuant to
Section 11.2 of the Agreement, upon which agreements, warranties, representations and waiver Assignee is relying in consummating its purchase of the Premises and accepting an assignment of the Bankers Lease. Assignee shall not assert, as a defense to or reduction of any of the liabilities or obligations of the Assignee under the Bankers Lease, or to the enforcement by Tenant of any of its rights or remedies under the Bankers Lease, or any right of offset, defense or counterclaim, with respect to any claims, liabilities or obligations owed or owing by, or asserted to be owed or owing by, Assignor (as seller to Assignee of the Premises or assignor to Assignee of the Bankers Lease) to Assignee or any of its partners or affiliates, whether or not such claims, liabilities or obligations arise out of or in connection with the aforesaid sale of the Premises to Assignee or any representations or warranties, agreements, indemnities or conditions made, expressly or impliedly, by Assignor to Assignee in connection with such sale, or to which such sale was subject, unless the same were represented or waived by Assignor pursuant to the provisions of Section
11.2 of the Agreement.

            8. From and after the date hereof all Notices under the Bankers Lease shall be made to, and all payments of rent under the Bankers Lease shall be paid to, Assignee, at
________________________________________, Attention:
_____________________________.

            IN WITNESS WHEREOF, the Assignor, Assignee and Tenant have duly executed and delivered this Assignment and Assumption Agreement the ____ day of _________________, 1997.

                              BANKERS TRUST COMPANY,
                                as Assignor


                              By:
                                  ----------------------------
                                              , Vice President

                              BOSTON PROPERTIES LIMITED
                                PARTNERSHIP

                                By: Boston Properties, Inc.,
                                       its general partner


                                    By:
                                       ------------------------

                              BANKERS TRUST COMPANY,
                                    as Tenant


                              By:
                                  ----------------------------
                                              , Vice President

                                    EXHIBIT L


            The undersigned ("Tenant") hereby certifies to Bankers Trust Company ("Landlord"), the holder or prospective holder of any mortgage covering the below referred to Property (the "Mortgagee") and the vendee under any contract of sale with respect to the Property (the "Purchaser") as follows:

            1. The undersigned is the lessee under that certain lease dated as specified in 9(a) below, as modified, changed, altered, supplemented or amended as indicated in 9(h) below (the "Lease"), by the between Landlord and the undersigned or the person specified in 9(b) below, as Lessee, covering those certain premises specified in 9(c) below (the "Premises") at 280 Park Avenue, in the City, County and State of New York ("Property").

            2. The Lease has not been modified or amended (except as indicated in 9(h) below).

            3. The Tenant has accepted possession of the Premises.

            4. The Lease is in full force and effect.

            5. To Tenant's best knowledge, as of the date hereof, Landlord is not in default in the performance of any of the terms of the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, will constitute a default by Landlord under the terms of the Lease.

            6. To Tenant's best knowledge, as of the date hereof, there are no off-sets or defenses under the Lease against the enforcement of any of the terms of the Lease on the part of the Tenant to be performed.


            7. No rent under the Lease has been paid for more than one (1) month in advance of its due date (except in the case of real estate tax and similar reimbursements).

            8. There are no actions, whether voluntary or otherwise, pending against the Tenant or against any guarantor of Tenant's obligations under the Lease, under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

            9.    (a) The date of the Lease is ________, 19__.

                  (b) The original lessee of the Lease, if different from the undersigned, was ____________________.

                  (c)   The Premises covered by the Lease are
__________________________________________________________________.

                  (d) The term of the Lease began (or is scheduled to begin) on __________________, 199__ and will expire on _________________, ____, unless sooner terminated under the provisions of the Lease or extended pursuant to the terms of the Lease.

                  (e) The fixed rent for the Premises has been paid to and including _________________, 1997.

                  (f) The fixed rent being paid pursuant to the Lease is at the annual rate of $__________, excluding electric. Such fixed rent, together with additional rent payable pursuant to the Lease as to tax escalation and porter's wage rate escalation, for the previous calendar month, results in an aggregate current monthly rent of $_____________, excluding electric. Electric charges for the previous calendar month were $___________ (exclusive of sales tax and any retroactive adjustments).

                  (g) The amount of security deposit, if any, under the Lease held by Landlord is $_______________, together with any interest thereon pursuant to the Lease, and Landlord holds no other funds of the Tenant.

                  (h) The Lease has not been modified, changed, altered, supplemented or amended in any way, except as indicated therein or by the following agreements: ______________________________________________________.

                  (i) All of the work in or improvements to the Premises required by the terms of the Lease to be performed by Landlord to prepare the Demised Premises for Tenant's initial occupancy have been completed in accordance with the Lease, except as follows [If completed, please state "None"; otherwise please specify]:

__________________________________________________________________.

                  (j) All payments required to be made by Landlord pursuant to the Lease for or on account of any improvements to the Premises made by Tenant to prepare the Premises for Tenant's initial occupancy have been made in full, except as follows [If made in full, please state "None"; otherwise please specify]:
__________________________________________________________________.

                  (k) Unless otherwise specified below, the interest of Tenant in the Lease has not been assigned or encumbered, and no part of the Premises demised by the Lease has been sublet. [If none, please state "None"; otherwise please specify]:__________________________________________________.

            10. This certification shall inure to the benefit of Mortgagee and Purchaser, and their respective successors and assigns, and shall be binding upon Tenant and Tenant's successors and permitted assigns. This certification is made to induce Purchaser to consummate a purchase of the Property and/or to induce Mortgagee to make and maintain a mortgage loan secured by the Property, as the case may be, knowing that said Purchaser and/or Mortgagee as applicable, shall rely upon the truth of this certification in making and/or maintaining such purchase or mortgage, as applicable.



Dated:  _______________             -------------------------
                                    Tenant


                                    By:
                                        ---------------------
                                    Title:
                                           ------------------

                                    EXHIBIT M

                     AMENDED AND RESTATED AGREEMENT OF LEASE

                                     between

                             BANKERS TRUST COMPANY,

                                    Landlord

                                       and

                             BANKERS TRUST COMPANY,

                                     Tenant

                         Dated: As of September 11, 1997

            AMENDED AND RESTATED AGREEMENT OF LEASE made as of this 11th day of September, 1997 between BANKERS TRUST COMPANY, a New York banking corporation, having an office at 130 Liberty Street, New York, New York 10006 ("Landlord"), and BANKERS TRUST COMPANY, a New York banking corporation, having an office at 130 Liberty Street, New York, New York 10006 ("Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                                DEFINITIONS, TERM

      Section 1.01. The terms defined in this Article shall have, for all purposes of this Lease and all agreements supplemental thereto, the meanings herein specified unless the context otherwise requires.

            "Affiliate" of any entity shall mean any other entity or person which shall (i) control, (ii) be under the control of or (iii) be under common control with such entity (the term "control" as used herein shall be deemed to mean either (A) ownership (direct or indirect) of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if such entity is not a corporation), or (B) ownership (direct or indirect) of not less than twenty-five percent (25%) of such stock or other equity interest and the power to direct the affairs of such corporation or other entity by reason of ownership of voting stock or other equity interest, by contract or otherwise, or (C) in the case of individuals, the person in question is the employer, employee, parent, child, spouse or sibling of the other individual or entity.

            "Base Price Index" shall mean the last Price Index issued prior to the date of this Lease.

            "Building" shall mean the office building at 280 Park Avenue, New York, New York, comprising the "East Building" which is located on parcel A shown on Exhibit A annexed hereto and the "Middle Building" and "West Building" located on parcels B, C and D shown on Exhibit A annexed hereto (including the fixtures, appurtenances and equipment thereof), all improvements related thereto and any replacements thereof.

            "Building Systems" shall mean the mechanical, electrical, sprinkler, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety and other service systems of the Building.

            "Bureau" shall mean the Federal Bureau of Labor Statistics or any successor agency that shall issue the Price Index.

            "Business Days" shall mean all days excluding Sundays, New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and holidays observed by Locals 32B and 32J of the Building Service Employees International Union AFL-CIO (or any successor thereto or replacement thereof), not hereinbefore specifically mentioned, provided, however, the term "Business Days" shall include Sundays and such excluded days (which may be a Sunday) on which a majority of the banks in the City of New York are, or the New York Stock Exchange is, open for business.

            "Business Hours" shall mean 8:00 A.M. to 6:00 P.M. on Business Days except that on Saturdays such term shall mean 9:00 A.M. to 1:00 P.M.

            "Commencement Date" shall mean the date hereof.

            "Comparison Price Index" shall mean the last Price Index issued prior to the Computation Date.

            "Computation Date" shall mean the date as of which a CPI Adjustment is to be made.

            "CPI Adjustment" shall mean the quotient of the Comparison Price Index divided by the Base Price Index.

            "Demised Premises" shall initially mean the space in the Building substantially as shown by crosshatching on the floor plans attached hereto as Exhibit B, consisting of (i) a portion of the 3rd floor of the West Building and the entire 3rd floor of the Middle and East Building; the entire 5th floor of the West and Middle Building; the entire 6th and 7th floors of the Building; and the entire 22nd and 23rd floors of the West Building (collectively, the "Office Space") comprising in total 184,618 rentable square feet, (ii) a portion of the 1st floor (lower lobby) of the East Building and a portion of the 2nd floor of the West and East Building (collectively, the "Banking Space") comprising in total 23,658 rentable square feet, and (iii) space on the cellar floor and subcellar floor (collectively, the "Cellar Space") comprising in total 1,618 rentable square feet. If Tenant shall exercise any option described in Article 25 hereof, the space referred to and described in such Article as to which Tenant shall have exercised such option shall become part of the Demised Premises and of the Office Space (unless located on the cellar or subcellar floors, in which case such space shall be Cellar Space) when vacant possession of such space is delivered to Tenant in accordance with the terms and conditions of such Article. Attached hereto as Exhibit C is a schedule which the parties hereto agree shall conclusively be deemed to show the initial rentable square feet on each floor of the Demised Premises in the East, Middle and West Buildings, comprising 209,894 rentable square feet, and in each of the East, Middle and West Building and in the Building, in the aggregate. The number of rentable square feet in the Demised Premises or in the Building as shown on Exhibit C shall not be affected by any subsequent remeasurement of the Building.

            "Expedited Arbitration" shall mean arbitration performed in accordance with the procedures set forth in Section 27.02 hereof.

            "Fixed Rent" shall mean the annual rental payable by Tenant for the Demised Premises in equal monthly installments as provided for in Section 2.01 of this Lease.

            "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

            "Interest Rate" shall mean a rate per annum equal to the prime lending rate of Bankers Trust Company in effect from time to time plus two percent (2%), but not in excess of the maximum legal rate permitted by law. The prime lending rate of Bankers Trust Company shall be the rate announced from time to time as its prime lending rate.

            "Issue" shall mean the release to the public (which is currently released on a monthly basis) of any such Price Index, and the date of issue shall be the date on which such Price Index is so released, whether or not the Price Index so released is for the month in which it is released or any preceding period.

            "Land" shall mean parcels A, B, C and D described and shown on the plot plan annexed hereto as Exhibit A.

            "Landlord" shall mean only the owner, or the mortgagee in possession, at the time in question of the Real Property (or the owner of a lease of the Building or of the Real Property); provided, however, Landlord agrees, in the event of a transfer of title to the Real Property or said lease or in the event of a lease of the Land or the Real Property, to cause the transferee to execute and deliver to Tenant, an agreement, in recordable form, whereby the transferee agrees to be bound by and to perform, during the period of its ownership, all of the obligations of Landlord hereunder accruing after such transfer, including without limitation (and specifically mentioning) the obligations of Landlord under Articles 24, 25, 26 and 31 of this Lease. Upon the delivery by the transferee to Tenant of such assumption agreement, the transferor shall be relieved of all covenants and obligations of Landlord under this Lease accruing after such transfer, but not from any covenants and obligations which accrued prior to such transfer; provided, further, that the initial Landlord hereunder, Bankers Trust Company, shall be relieved of all covenants and obligations of Landlord under this Lease in the event of a transfer of its title to the Real Property.

            "Lease" shall mean the Agreement of Lease between Landlord and Tenant dated July 1, 1997 as amended and restated by this Amended and Restated Agreement of Lease and any and all Schedules and Exhibits annexed hereto, as the same may be amended or otherwise modified from time to time in accordance with the terms hereof.

            "Original Demised Premises" shall mean the Demised Premises originally demised pursuant to this Lease.

            "Original Tenant" shall mean the Tenant originally named in this Lease or a "successor" thereto or an assignee thereof in accordance with the provisions of Section 10.01(b) (i) or (ii) hereof.

            "person" shall mean any natural person or persons, or partnership, a corporation and any other form of business or legal association or entity or any Governmental Authority.

            "Price Index" shall mean the Consumer Price Index for all Urban Consumers (1982-84=100) specified for "All Items" relating to New York-Northern New Jersey-Long Island NY-NJ-CT issued by the Bureau. If such index shall cease to be published or if such index is computed upon a basis different from the basis currently utilized, Landlord shall have the right to substitute therefor any other recognized index of changes in the cost of living substantially similar to the Price Index first specified above published by any governmental department or agency, any college or university or any reputable financial publication and thereafter for all purposes under this Lease such substitute index shall constitute the Price Index as hereinabove defined, which substituted index shall be adjusted, if possible, to have the same, or substantially the same, base factors as the aforementioned Consumer Price Index.

            "Real Property" shall mean collectively the Building and the Land.

            "Rents" shall mean the Fixed Rent and any additional rent payable hereunder.

            "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary (including, without limitation, any of same relating to environmental and hazardous waste matters), of all Governmental Authorities, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property and/or the Demised Premises or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same.

            "Tenant" on the date as of which this Lease is made, shall mean the originally named Tenant, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question.

            "Term of this Lease" shall mean the Initial Term of years ("Initial Term") commencing on the Commencement Date and expiring on February 28, 2011 (the "Expiration Date") and, at Tenant's option, shall include one or more of the Renewal Terms provided for in Article 24 upon exercise by Tenant of its Renewal Option as to such Renewal Term.

            Additional defined terms are defined in those Sections of the Lease noted on Schedule A attached hereto.

      Section 1.02. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Demised Premises, together with the appurtenances, including without limitation, the nonexclusive right to use the "common areas" of the Building, which shall include (i) with respect to any partial floor which Tenant may lease in the Building, the corridors and passenger and freight elevator lobbies of such floors, (ii) the "base building" toilets on the floors of the Demised Premises, (iii) the sidewalks, driveways, entrances, passages, esplanade areas, vestibules, lobbies, halls, corridors, elevators and public stairways and
(iv) other portions of the Real Property that Landlord makes available from time to time for the common use of the tenants of the Building subject to the terms and conditions of this Lease and the Rules and Regulations. This Amended and Restated Agreement of Lease amends and restates in its entirety the Agreement of Lease dated July 1, 1997 between Landlord and Tenant. TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the Term of this Lease or until the Term of this Lease sooner terminates as hereinafter provided, subject to the provisions of this Lease.

                                    ARTICLE 2

                      FIXED RENT, ADJUSTMENT OF FIXED RENT

      Section 2.01. During the Term of this Lease, except as hereinafter provided, Tenant shall pay, at Landlord's address as herein set forth or at such other address as Landlord may from time to time designate, Fixed Rent in equal monthly installments in advance on the first day of each calendar month without notice or demand and without setoff or deduction, except as expressly provided herein. Fixed Rent for the Office Space and Banking Space shall be (A) at an annual rate of $7,289,660.00 for the period commencing on the Commencement Date through and including the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs, in equal monthly installments of $607,471.67, and (B) at the annual rate of $9,372,420.00 for the period commencing on the first day of the month next succeeding the month in which the fifth (5th) anniversary of the Commencement Date occurs through and including the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs, in equal monthly installments of $781,035.00, and (C) at the annual rate of $11,455,180.00 for the period commencing on the first day of the month next succeeding the month in which the tenth (10th) anniversary of the Commencement Date occurs through and including the Expiration Date, in equal monthly installments of $954,598.33. Fixed Rent for the Cellar Space shall be
(A) at an annual rate of $20,225.00 for the period commencing on the Commencement Date through and including the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs, in equal monthly installments of $1,685.42, and (B) at the annual rate of $22,247.50 for the period commencing on the first day of the month next succeeding the month in which the fifth (5th) anniversary of the Commencement Date occurs through and including the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs, in equal monthly installments of $1,853.96, and (C) at the annual rate of $24,480.34 for the period commencing on the first day of the month next succeeding the month in which the tenth (10th) anniversary of the Commencement Date occurs through and including the Expiration Date, in equal monthly installments of $2,040.03. If the Commencement Date shall be other than the first day of a calendar month, the first installment of Fixed Rent for that month shall be pro rated on a per diem basis for the period from the Commencement Date to the end of the month in which the Commencement Date occurs, and shall be payable on the Commencement Date.

      Section 2.02. Fixed Rent specified in Sections 2.01 and 2.02 does not take into account increases in real estate taxes and/or expenses of Landlord in operating the Building during the Term of this Lease. Provision therefor is hereinafter made in this Section 2.02.

                  (a) For the purposes of this Section 2.02, the following definitions shall apply:

            "Real Estate Taxes" shall mean the aggregate of taxes and assessments (net of any discounts and/or refunds) imposed upon the Real Property exclusive of any special assessment for a public improvement unless such assessment is a City-wide or Borough-wide assessment (which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments), and together with any fees, levies, assessments or charges imposed by any business improvement district of which the Real Property is a part, and exclusive of penalties and of interest, other than interest accruing by reason of Landlord's exercise of any option to pay assessments in the maximum number of installments. If, due to a future change in the method of taxation, any franchise, income, profit or other tax shall be levied against Landlord in substitution, in whole or in part, for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes hereof to the extent that it shall have been so levied in substitution for or in lieu of a Real Estate Tax; provided, however, that in each such instance where a tax is levied in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax, for purposes of computing Real Estate Taxes, shall be computed as if the Real Property were the sole asset of Landlord. Except as provided in the immediately preceding sentence, Real Estate Taxes shall not include any municipal, state, federal or other income, gross receipts, excess profits, revenue, corporation franchise, corporate, unincorporated association, estate, inheritance, succession, gift, payroll, stamp, transfer, capital levy, capital stock, gains or similar tax imposed upon Landlord or taxes imposed, levied or assessed solely because of the nature of the entity of Landlord.

            "Tax Year" shall mean the City of New York fiscal year, July 1 to June 30 (or such other fiscal years as hereafter may be duly adopted by the City of New York as the fiscal year for real estate tax purposes).

            "Tax Comparative Year" shall mean each Tax Year, subsequent to the Initial Tax Year, in which occurs any part of the Term of this Lease.

            "Base Real Estate Taxes" shall mean one-half (1/2) of Real Estate Taxes for the Base Tax Period.

            "Base Tax Period" shall mean the Tax Years from July 1, 1997 to June 30, 1998 and from July 1, 1998 to June 30, 1999.

            "Initial Tax Year" shall mean the Tax Year from July 1, 1997 to June 30, 1998.

            "Tenant's Proportionate Share" shall mean a fraction (expressed as a percentage) of which the numerator is the rentable square foot area of the Demised Premises exclusive of the Cellar Space, and the denominator is the total rentable square foot area of the Building, exclusive of the space in the Building on the cellar or subcellar floors. In the event that Tenant leases other space from Landlord as provided in Article 25 hereof, or the rentable square feet in the Demised Premises is reduced pursuant to any of the provisions of this Lease, such numerator shall be adjusted in accordance with the rentable square feet so affected, as determined based on the measurements shown on Exhibit B-1 attached hereto. In the event that the usable square feet in the Building is increased, such denominator shall be adjusted in accordance with the rentable square feet so increased, based on the building measurement systems used in determining the measurements shown on Exhibit B-1 attached hereto. As of the Commencement Date, Tenant's Proportionate Share is 17.67%.

            "Wage Rate" shall mean the regular average hourly wage rate (computed on an hourly basis), without fringe benefits, required to be paid to or for the benefit of porters engaged in the general maintenance and operation of Class A office buildings) pursuant to a collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto, "R.A.B.") and the Local of the Building Service Employees International Union AFL-CIO (or successor thereto, the "Local"); provided, however, that if any such collective bargaining agreement shall require porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which porters are required to be regularly employed (whether or not actually at work in the Building), e.g., if, for example, an agreement between R.A.B. and the Local would require the regular employment of porters for forty (40) hours during a calendar week at a regular hourly wage rate of $12.00 for the first thirty (30) hours and at an overtime hourly average wage of $15.00 for the remaining ten (10) hours, then the regular average hourly wage rate under this subsection would be the quotient arrived at by dividing the total weekly average wages of $510.00 by the total number of required hours of employment which is forty (40) and resulting in a regular average hourly wage rate of $12.75. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work week, whether paid by Landlord or any independent contractor. In calendar year 1997 the minimum standard weekly wages without fringe benefits for such porters is $603.48 which for a 40 hour regular work week is $15.087 per hour. If any such agreement is not entered into or if the R.A.B. (or its successor) shall cease to bargain collectively, then the Wage Rate shall be the minimum regular hourly wage rate as aforesaid payable to or for the benefit of porters engaged in the maintenance and operation of the Building and payable by either Landlord or the contractor furnishing such services, but not in excess of the minimum regular hourly wage rate and other sums as aforesaid for porters engaged in the general maintenance and operation of buildings of the same type as, and in the vicinity of, the Building. For purposes hereof, the term "porter" shall mean that classification of non-supervisory employees employed in and about office buildings in the Borough of Manhattan such as the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are now included in the classification of "Class A--Others" in the collective bargaining agreement between R.A.B. and the Local (but not those employees whose wages are subject to increase for a temporary period).

            "Base Wage Rate" shall mean one-half (1/2) of the sum of the Wage Rate in effect on January 1, 1997 and of the Wage Rate in effect on January 1, 1998.

            "Wage Rate Comparative Year" shall mean each calendar year, subsequent to December 31, 1997, in which occurs any part of the Term of this Lease, excluding any unexercised Renewal Options.

                  (b) (i) If the Real Estate Taxes payable for any Tax Year any part or all of which falls within the Term of this Lease (other than the Initial Tax Year) shall represent an increase above the Base Real Estate Taxes, then Tenant shall pay as additional rent for such Tax Year (i.e., the Tax Comparative Year) a sum equal to Tenant's Proportionate Share of the increase of such Real Estate Taxes. Landlord shall submit to Tenant,
      (x) at least thirty (30) days prior to the date on which Tenant must make its first payment to Landlord on account of the Tax Comparative Year involved, a statement by Landlord setting forth the Real Estate Taxes for that Tax Comparative Year and comparing the same with the Base Real Estate Taxes and setting forth the amount, if any, of additional rent payable by Tenant pursuant to this paragraph (b) and (y) at least thirty (30) days prior to the date when subsequent payments are to be made by Tenant to Landlord during such Tax Comparative Year on account of such additional rent, a similar statement for such additional rent. Each such statement shall be accompanied by copies of the official tax bills or assessment notice for Real Estate Taxes for such portion of the Tax Comparative Year and the tax bill for the immediately preceding portion of the previous or that Tax Year (as the case may be) receipted by the taxing authorities as paid by Landlord for such portion of such Tax Year. If any such statement shall show a payment due from Tenant for the Tax Comparative Year, Tenant shall make such payment to Landlord within thirty (30) days after Tenant's receipt of such statement and other accompanying information provided for as to clause (x) or (y) above, as applicable, but in no event earlier than thirty (30) days before the date when Landlord could last make payment of such Real Estate Taxes without incurring penalties and/or interest, of such amount(s) as shall be the applicable Tenant's Proportionate Share of such increase in such installment of Real Estate Taxes, as evidenced by such tax bills ("Real Estate Tax Escalation Payment"). In the event that Tenant has overpaid any additional rent payable pursuant to this paragraph
      (b) for any Tax Comparative Year, Landlord shall immediately refund to Tenant the amount of Tenant's overpayment, together with interest at the Interest Rate on the amount of any such overpayment, from the date when Tenant shall have made such overpayment to the date Landlord shall make such refund to Tenant.

                        (ii) In case the Real Estate Taxes for any Tax Comparative Year or part thereof shall be reduced after a payment shall have been made in respect of such Tax Comparative Year pursuant to this paragraph (b) (whether before or after the Expiration Date of the Term), Landlord shall within thirty (30) days after receipt of a refund or remission by or on behalf of Landlord (including receipt by any lessor or mortgagee referred to in Article 31) pay to Tenant an amount equal to the product obtained by multiplying the net refund of such Real Estate Taxes (and of any interest recovered) so received (after deduction of reasonable and customary expenses, including counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such refund of such Real Estate Taxes (and if more than one (1) Tax Year is affected, such expenses shall be allocated by Landlord, in its reasonable judgment, to the Tax Years as to which such expenses were incurred, provided that any such allocation shall be made consistently for all tenants of the Building) by the Tenant's Proportionate Share.

                  (c) If, in any Wage Rate Comparative Year, the Wage Rate shall exceed the Base Wage Rate, then Tenant shall pay as additional rent for such Wage Rate Comparative Year, an amount equal to seventy-five (75%) percent of one cent ($.01) multiplied by the number of rentable square feet of the Demised Premises, less the Cellar Space, for each one cent ($.01) or fraction thereof that such Wage Rate exceeds the Base Wage Rate (the "Wage Escalation Payment"), such Wage Escalation Payment to be made in accordance with this Section 2.02(c). Within ninety (90) days after any Wage Rate Comparative Year for any part or all of which there is an increase or decrease in the Wage Rate, Landlord may (and shall if there is a decrease) send Tenant a statement setting forth (i) a comparison of the Wage Rate in the Wage Rate Comparative Year with the Base Wage Rate and (ii) the amount of the Wage Escalation Payment, if any, resulting from such comparison. If any such statement shall show a payment due from Tenant for the Wage Rate Comparative Year, Tenant shall pay to Landlord, within thirty (30) days after receipt of such statement, an amount equal to one-twelfth (1/12th) of such Wage Escalation Payment multiplied by the sum of months that have elapsed prior to the making of such payment since the end of the immediately prior Wage Rate Comparative Year (to the extent not theretofore paid to the Landlord); and, until the earlier of the date that a new statement shall be or is required to be submitted as above provided, Tenant shall pay as additional rent, with the monthly installments of Fixed Rent thereafter payable, an amount equal to one-twelfth (1/12th) of such Wage Escalation Payment. In the event that Tenant has overpaid the additional rent payable pursuant to this paragraph (c) for the Wage Rate Comparative Year and/or the period which shall have elapsed since the end of the immediately prior Comparative Year, Landlord shall immediately refund to Tenant the amount of Tenant's overpayment, together with interest at the Interest Rate on the amount of any such overpayment, from the date when Tenant shall have made such overpayment to the date Landlord shall make such refund to Tenant.

                  (d) In the event that the date fixed for the expiration of the full Term of this Lease or for any abatement of the rent payable hereunder pursuant to any provision of this Lease or for any termination of this Lease (other than a default termination) or for any increase or decrease in square foot area of the Demised Premises shall be a day other than the end of a Tax Comparative Year or Wage Rate Comparative Year, then in each such event, in applying the provisions of this Section 2.02 with respect to any Tax Comparative Year or Wage Rate Comparative Year in which such Expiration Date, such termination or such increase or decrease in area occurred or such rent abatement existed, appropriate adjustments shall be made to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Section, taking into consideration (x) the portion of such respective Comparative Year which shall have elapsed prior to such Expiration Date, such termination or such increase or decrease in square foot area of the Demised Premises, or (y) the period of such rent abatement or such increase or decrease in area, as the case may be, and (z) in the case of any such rent abatement or increase or decrease in area, the portion of the Demised Premises to which the same relates, i.e., whether such portion is located in the Office Space or Cellar Space.

                  (e) (i) If Landlord shall fail to send to Tenant the comparative statements described in the provisions of paragraphs (b) or
      (c) of this Section 2.02 within one (1) year after any Tax Comparative Year or Wage Rate Comparative Year, respectively, then, notwithstanding anything to the contrary contained in this Section 2.02, Tenant shall not be liable to pay to Landlord a sum equal to any additional rent pursuant to this Section 2.02 for said Comparative Year which would have been payable had such statement been timely sent.

                        (ii) If, by law, any Real Estate Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Landlord shall exercise (or shall be deemed for the purposes hereof to have exercised) the option to pay the same in the maximum number of installments permissible.

                        (iii) (A) For each and every Tax Comparative Year for which Landlord may do so, Landlord shall, through legal remedies including, without limitation, the filing of protests, contest the assessed value of the Real Property and/or the validity of any increase in Real Estate Taxes and in good faith either prosecute such protest to final determination or not prosecute such protest to final determination, taking into account in good faith the best interests of the Real Property and the other tenants therein.

                        (iv) Landlord shall cause the Real Property not to be merged or included in any other tax parcel or lot outside of the Land. Landlord shall pay and discharge, before delinquent, all Real Estate Taxes which become due during the Term of this Lease.

                        (v) Any comparative statement sent to Tenant shall be conclusively binding upon Tenant unless, within the later of (x) one hundred eighty (180) days after such statement is sent, or (y) twenty (20) days after the date Tenant has received such additional information concerning such statement reasonably requested by Tenant of Landlord in writing (if such request shall be made by Tenant no later than ninety (90) days after Tenant has received the statement), Tenant shall send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, either party may refer the decision of the issues raised by such notice to arbitration pursuant to Article 27 hereof. Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such comparative statement, as provided in this Article 2, except as provided in Section 2.05 as to manifest errors, so that if Tenant has paid an amount in excess of its proper additional rent under this Section 2.02, Landlord shall within thirty (30) days after such determination refund to Tenant the amount of Tenant's overpayment, together with interest at the Interest Rate on the amount of any such overpayment, from the date when Tenant shall have made such overpayment to the date Landlord shall make such refund to Tenant.

                        (vi) In any case pursuant to this Section 2.02 where Landlord is required to give Tenant a refund in the amount of Tenant's prior overpayment of additional rent due hereunder, then in the event Landlord fails to pay to Tenant any such refund within thirty (30) days after such refund of an overpayment is due and payable by Landlord hereunder, Tenant shall have the right, after ten (10) Business Days prior notice to Landlord, to offset against the next installments of Fixed Rent and additional rent due under this Lease such amount with interest thereon at the Interest Rate from the date of such overpayment until the date of such offset.

                        (vii) Any disputes or controversies arising under this
      Section 2.02 shall be disposed of by arbitration pursuant to Article 27 of this Lease.

      Section 2.03. (a)(i) As used in this Section 2.03.:

            "Median Percentage Increase" shall mean the Other Project Percentage Increase for the Median Project; provided that if the aggregate number of buildings at the time included in Exhibit E attached hereto and made a part hereof, is an even number, the "Median Percentage Increase" shall mean the average of the Other Project Percentage Increases for the two (2) Other Projects which constitute the Median Project (e.g., 2.05% in the series .3%, .4%, 1%, 2%, 2.1%, 2.2%, 3% and 4%).

            "Median Project" shall mean the Other Project whose Other Project Percentage Increase in respect of any Tax Year shall be the arithmetic median of all Other Project Percentage Increases in respect of such Tax Year (e.g., 2% in the series .3%, .4%, 1%, 2%, 2.1%, 2.2% and 3%); provided that if the aggregate number of buildings at the time included in Exhibit E is an even number, the "Median Project" shall mean the two (2) Other Projects whose Other Project Percentage Increases shall be the median of all other Project Percentage Increases in respect of such Tax Year (e.g., 2% and 2.1% in the series .3%, .4%, 1%, 2%, 2.1%, 2.2%, 3% and 4%).

            "Assessed Valuation" shall mean the aggregate amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of real estate taxes, as may be changed from time to time by the taxing authorities, or by adjudication or settlement of a tax protest and/or proceeding. If for any Tax Year there shall be both a transition assessment and an actual assessment for the Real Property, as each such term is now utilized on the assessment rolls of the City of New York, the term "Assessed Valuation" for the Real Property for such Tax Year shall mean the lesser of the transition assessment and the actual assessment for such Tax Year (i.e., the value for the Real Property upon which real estate taxes are based for such Tax Year).

            "Other Project Assessed Valuation" shall mean the amount for which an Other Project is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of real estate taxes, as may be changed from time to time by the taxing authorities, or by adjudication or settlement of a tax protest and/or proceeding. If for any Tax Year there shall be both a transition assessment and an actual assessment for any Other Project, as each such term is now utilized on the assessment rolls of the City of New York, the term "Other Project Assessed Valuation" for such Other Project for such Tax Year shall mean the lesser of the transition assessment and the actual assessment for such Tax Year (i.e., the value for such Other Project upon which real estate taxes are based for such Tax Year).

            "Other Project Percentage Increase" shall mean, as to each of the Other Projects, for any Tax Year, the percentage obtained by dividing (i) the excess, if any, of the Other Project Assessed Valuation of such Other Project for such Tax Year over the Other Project Assessed Valuation of such Other Project for the Sale Event Year by (ii) the Assessed Valuation of such Other Project for the Sale Event Year, and converting the result into a percentage (e.g., if the Assessed Valuation of an Other Project in a Tax Year were $110,000,000 and the Assessed Valuation of such Other Project in the Sale Event Year were $100,000,000, the Other Project Percentage Increase would be obtained by dividing 10 by 100, which equals .1, which equals 10%).

            "Other Projects" shall mean the buildings in Manhattan listed on Exhibit E, together with the land on which such buildings are situated and all equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land on which such buildings are situated and any and all alterations, renewals and replacements thereof, additions thereto and substitutions therefor. If a building listed in Exhibit E shall be removed from the assessment rolls of the City of New York or the general use of all or substantially all of a building listed in Exhibit E shall change (e.g. from commercial to residential), such building shall cease to be an Other Project and shall be deemed to be deleted from Exhibit E.

            "Rate" shall mean, as to each Tax Year occurring during the Tax Credit Period, the real estate tax rate of New York City applicable to the Real Property during such Tax Year.

            "Real Property Percentage Increase" shall mean, for any Tax Year, the percentage obtained by dividing (i) the excess, if any, of the Assessed Valuation for such Tax Year over the Assessed Valuation for the Sale Event Year by (ii) the Assessed Valuation for the Sale Event Year, and converting the result into a percentage (e.g., if the Assessed Valuation in a Tax Year were $165,000,000 and the Assessed Valuation in the Sale Event Year were $150,000,000, the Real Property Percentage Increase would be obtained by dividing 15 by 150, which equals .1, which equals 10%).

            "Sale Event" shall mean either of the following as shall occur during the Tax Credit Period: (i) a sale of the entire Building, or (ii) a mortgage granted thereon convertible into an ownership interest therein of at least fifty percent (50%), or (iii) a sale of greater than a fifty percent (50%) stock, partnership or other direct interest in Landlord, if the Governmental Authority responsible for assessing real property in New York City for real estate tax purposes shall then have a policy that enables said Governmental Authority to reassess real property primarily on the basis of such a sale, mortgage or transfer described in (i) or (ii) or (iii) and said policy is then in effect.

            "Sale Event Date" shall mean, with respect to any Sale Event, the date of such Sale Event.

            "Sale Event Year" shall mean the Tax Year in which a Sale Event occurs.

                  (a) Anything contained in this Section 2.03 to the contrary notwithstanding, but subject to the further provisions of this Section 2.03, during the period commencing on July 1, 1998 and ending on the Expiration Date (the "Tax Credit Period"), Tenant shall be entitled to a credit (the "Tax Credit") in an amount calculated as provided in this Section 2.03, against a Real Estate Tax Escalation Payment for a Tax Year, subsequent to a Sale Event Year, which is due to an increase in Real Estate Taxes deemed to be attributable, pursuant to Section 2.03(c), to any Sale Event which occurs during the Tax Credit Period. The Tax Credit for each Tax Year in the Tax Credit Period shall be taken in equal installments against the installment payments made by Tenant pursuant to Section 2.02 on account of Real Estate Tax Escalation Payments for such Tax Year (e.g., if the Tax Credit in respect of a Tax Year were $50,000, the Real Estate Tax Escalation Payments with respect to such Tax Year were $500,000 and two installment payments are required, the installments to be paid by Tenant to Landlord would each be in the sum of $225,000). The Tax Credit shall be set forth in a statement(s) delivered by Landlord to Tenant (the "tax credit statement"), subject to the provisions of Section 2.05.

                  (b) The amount of the Tax Credit for each Tax Year in the Tax Credit Period shall be calculated as follows:

                              (A) If in any Tax Year following a Sale Event Year
            the Assessed Valuation for such Tax Year exceeds the Assessed Valuation for the Sale Event Year and the Real Property Percentage Increase for such Tax Year exceeds the Median Percentage Increase for such Tax Year, then (x) the excess of the Real Property Percentage Increase over the Median Percentage Increase (the "Sale Event Percentage Increase") shall be deemed to be attributable to the Sale Event, and (y) the Tax Credit for such Tax Year in question shall be an amount equal to the product of (1) the Sale Event Percentage Increase, multiplied by (2) the Assessed Valuation for the Sale Event Year, multiplied by (3) the Rate, multiplied by (4) Tenant's Proportionate Share in effect during the Tax Year in question. (For example, if the Assessed Valuation increases from $150,000,000 in the Sale Event Year to $165,000,000 in the next Tax Year after the Sale Event Year and the Median Percentage Increase for such Tax Year is 1%, the Sale Event Percentage Increase would be deemed to be 10% less 1%, or 9%, and the Tax credit would be $150,000,000 x 9% x the Rate x Tenant's Proportionate Share (as so determined).)

                              (B) If (i) there is no Tax Credit with respect to
            a Tax Year following a Sale Event Year or (ii) the Sale Event Percentage Increase for any Tax Year after the Sale Event Year equals zero (or less than zero), then there shall be no further Tax Credits in respect of such Sale Event.

                              (C) If the Sale Event Percentage Increase for any
            Tax Year after the first Tax Year following the Sale Event Year is greater than the Sale Event Percentage Increase for the immediately preceding Tax Year, then the Tax Credit for such Tax Year and each subsequent Tax Year shall be an amount equal to the product of (1) the lowest Sale Event Percentage Increase in effect for any preceding Tax Year, multiplied by (2) the Assessed Valuation for the Sale Event Year, multiplied by (3) the Rate, multiplied by (4) Tenant's Proportionate Share (as so determined) from time to time applicable for each such Tax Year.

                              (D) If there shall be an increase in the Assessed
            Valuation due to a Sale Event and tax reduction or other proceedings are instituted to reduce or eliminate the increase in the Assessed Valuation due to such Sale Event and any such reduction shall occur and shall relate to any period in which Tenant shall have received a Tax Credit based upon a determination, pursuant to clauses (A) or
            (C) above, of the occurrence of a Sale Event Percentage Increase, Landlord shall make appropriate adjustments in respect of the Tax Credit (by recomputing the applicable Real Property Percentage Increase).

                  (c) Within ten (10) Business Days after request by Tenant during the Tax Credit Period, which request may not be made more frequently than once in each calendar year, Landlord shall advise Tenant as to whether or not there has been a Sale Event during the Tax Credit Period in respect of which Landlord has not previously advised Tenant and Landlord's notice to Tenant shall provide Tenant with reasonable details concerning any such Sale Event.

                  (d) In no event shall the provisions of this Section 2.03 reduce any Tax Escalation Payment to below zero or reduce the Fixed Rent.

                  (e) The provisions of this Section 2.4(d) shall survive the expiration of the Term or the earlier termination of this Lease.

      Section 2.04. In the event of delinquent payments of Fixed Rent and additional rent payable to Landlord by Tenant pursuant hereto, Tenant will pay interest at the Interest Rate on such overdue Fixed Rent and additional rent for the period from the date thirty (30) days after such due date until so paid to Landlord if any such amount is received thirty (30) days or more after its due date, but if any provision of this Lease specifically provides for interest on underpayments of additional rent, such as where Landlord and Tenant disagree on the amount of additional rent payable, this provision shall not be applicable to such underpayments.

      Section 2.05. Any sum of money payable by Tenant to Landlord, pursuant to any provision of this Lease, except for Fixed Rent, shall be deemed additional rent. Fixed Rent and such additional rent unless otherwise specifically provided for herein, shall be due and payable in lawful money of the United States of America, by check drawn on (i) a bank or trust company which is a member of The New York Clearing House Association (a "Clearing House Bank") or (ii) any other bank, provided that all such checks drawn on such other bank received by Landlord shall clear in Landlord's account not later than a check drawn on a Clearing House Bank would so clear if received by Landlord on the due date and, in either case, promptly deposited for payment, addressed to Landlord as provided in Article 22 hereof, on the first day of the month, unless another date or time is specifically set forth herein. Fixed Rent shall be payable without notice or demand. Fixed Rent and additional rent shall be payable without any setoff, deduction or abatement (except as expressly provided in this Lease). If Tenant believes in good faith that any bill or statement for any Rent is manifestly incorrect on its face, Tenant shall so notify Landlord at least five (5) days prior to the date such payment is due and if Tenant shall timely give such notice, Tenant shall not be deemed in default of this Lease by not making such payment (to the extent asserted in such notice to be manifestly incorrect) if Landlord has notified Tenant that it agrees with Tenant's notice or if Landlord shall not so notify Tenant, until five (5) Business Days after Landlord has notified Tenant that it disagrees with Tenant's notice but in no event earlier than the date such payment is due hereunder (but for the provisions of this sentence).

                                    ARTICLE 3

                                       USE

      Section 3.01. Tenant may use and occupy the Demised Premises for any lawful purpose which is either in keeping with the class and character of the Building or a use to which Tenant presently puts the Demised Premises. Such use shall include, but shall not be limited to, the right of Tenant to use the Office Space and Banking Space portions of Demised Premises for:

                  (a) the conduct of a banking, trust, safe deposit, insurance, investment or securities business, or for other financial services of a then similar kind and character to any of such businesses, or any combination of the foregoing, and for similar or allied businesses as an adjunct thereto, and for unrelated businesses as an incident thereto;

                  (b) computer, electronic data processing equipment and business machines, including computer networks and printing and duplicating equipment used for purposes incidental in the business of the Tenant or its subtenants or Users;

                  (c) training facilities which are incidental to Tenant's or its subtenant's business, such as training of

Tenant's or its subtenant's or User's personnel;

                  (d) cafeteria or other dining and cooking facilities (collectively, "Dining Facilities") for the purpose of preparing and serving food and beverages for Tenant's or its subtenant's or User's officers, directors, employees and guests and the sale of snack foods, beverages, confections, newspapers and other convenience items by vending machines or otherwise; provided that Tenant shall (i) not allow odors to escape from the Demised Premises into other portions of the Building, (ii) contract with an exterminator to exterminate vermin and rodents on a regular basis as part of a program to keep the Demised Premises free of vermin and rodents by reason of the Tenant's and/or its subtenant's operation of food vending services and cafeteria, (iii) clean all grease traps, (iv) bag all wet garbage and place same in containers that prevent the escape of odors, and (v) operate such Dining Facilities in accordance with all health, sanitary and fire codes and insurance company recommendations and requirements if they affect the rates or premiums payable by Landlord; in addition, Tenant may install and operate vending machines for the exclusive use of officers, directors, employees and business guests of Tenant and/or its permitted assignees, subtenants, and Users, provided that each vending machine dispensing liquids, where necessary, shall have a waterproof pan thereunder and be connected to a drain.

                  (e) meeting rooms, auditoriums, exercise, health, medical and day care facilities, for service to and use only by officers, directors, employees and guests of Tenant or its subtenants or Users;

                  (f) messenger service in connection with and incidental to Tenant's or its subtenant's or User's business;

                  (g) a barber shop, shoeshine and/or bootblack for service only to officers, directors, employees and guests of Tenant and its subtenants or Users;

                  (h) the storage of supplies, furniture, furnishings and equipment, books, records and files and other items incidental to office uses;

                  (i) the installation of "private" lavatory facilities;

                  (j) the operation of "ATM" machines, vending machines and similar items for the exclusive use of officers, directors, employees and guests of Tenant or its subtenants or Users;

                  (k) the installation in the Demised Premises of one or more private elevators serving only the Demised Premises or part thereof (it being understood however, that the now existing "vault" private elevator servicing the 1st and 2nd floors of the Demised Premises is not part of the Demised Premises); and

                  (l) the installation of trading floors and other electronic and technological support systems.

            Such use shall include the right of Tenant to use the Cellar Space portion of the Demised Premises for storage and equipment service and support purposes.

            Notwithstanding the foregoing, if and to the extent that any such uses specified in Section 3.01, other than general, administrative and executive offices, violate or conflict with any restrictions upon use of the Demised Premises presently contained in any other now existing lease of space at the Building, Tenant shall not use the Demised Premises for that other purpose which so violates or conflicts with such other lease unless and until such other tenant shall consent thereto.

      Section 3.02. Notwithstanding anything in the first sentence of Section
3.01 to the contrary but except as expressly permitted by the second sentence of
Section 3.01, Tenant shall not use or occupy, or permit any portion of the Demised Premises to be used or occupied, as a restaurant, cafeteria or like purpose, or for manufacturing, or predominantly for the sale at retail or auction of merchandise by off-the-street visits to the Demised Premises of goods or property principally stored or kept at the Demised Premises (excluding, however, the providing of services or as an incident to the uses permitted by
Section 3.01) of any kind. The term "retail" shall mean the sale and delivery to customers at the Demised Premises (other than the Banking Space) of any products or materials principally stored or kept in the Demised Premises (other than the Banking Space), excluding, however, the providing of services or as an incident to the uses permitted by Section 3.01.

      Section 3.03. Provided Tenant complies with the provisions of Article 4, including obtaining Landlord's consent if the Alteration would otherwise require Landlord's consent under Article 4, Tenant may cause application to be made for and obtain amendments to the certificate(s) of occupancy for the Building to permit the use of the Demised Premises, or portions thereof, for any of the uses specifically enumerated in Sections 3.01. Any such applications shall be made at Tenant's sole cost and expense, except that Tenant will have no responsibility to remedy any building violations not caused by Tenant. Landlord shall cooperate with Tenant in respect of any such application, including making same in the name of Landlord if necessary, provided that, if Landlord shall fail to so cooperate, Tenant may make such application in its own name or on behalf of Landlord. To the extent that any such amendment to the certificate of occupancy referred to above would require work in order to permit Tenant to occupy the Demised Premises for such purposes, then, to the extent it is practicable to do so, Landlord will perform such work at Tenant's request provided Tenant agrees in writing in form and substance reasonably satisfactory to Landlord to bear all reasonable expenses relating thereto. Landlord will advise Tenant in writing of the estimated cost and expense to Landlord in performing any such work prior to commencing any work.

      Section 3.04. Landlord consents to use of desk space in the Demised Premises for the purposes permitted in this Lease by persons or entities affiliated with (including, without limitation, Affiliates), or providing service to, Tenant or its subtenants, or with which Tenant or its subtenants have a business relationship in the ordinary course of business of Tenant or its subtenants, as the case may be ("Users"), subject to the following conditions, in which event such use by Users shall not be deemed a subletting for purposes of this Lease:

                        (i) The Users shall have no rights under this Lease and Landlord shall have no liability or obligation to the Users under this Lease or for any reason whatsoever in connection with the use or occupancy of the Demised Premises;

                        (ii) not more than twenty-five percent (25%) of the Demised Premises shall be occupied by Users which are not Affiliated with Tenant or its subtenants;

                        (iii) No separate entrances to the Demised Premises from public areas shall be constructed to access the space used by any User which is not Affiliated with Tenant or its subtenants;

                        (iv) Tenant shall give written notice to Landlord prior to the occupancy of such User;

                        (v) The Users shall use the Demised Premises in conformity with all applicable provisions of the Lease, including this Article 3;

                        (vi) Any breach or violation of this Lease by a User shall be deemed to be and shall constitute a default by Tenant under this Lease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Tenant under this Lease;

                        (vii) The right of the Users to occupy a portion of the Demised Premises shall not be deemed to be an assignment of, or sublease under, this Lease and any occupancy of the Demised Premises shall automatically terminate upon expiration or earlier termination of this Lease;

                        (viii) Tenant hereby indemnifies Landlord against loss, claim or damage arising from the acts or omission of the Users;

                        (ix) No User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at, and the jurisdiction of the courts of, the State of New York; and

                        (x) Nothing herein shall be deemed a consent to use of the Demised Premises by any party other than Tenant, its subtenants and such Users.

      Section 3.05. In connection with, and incidental to, Tenant's use of the Premises as provided in this Article 3, Tenant, at its sole cost and expense and upon compliance with (i) all applicable Requirements, including, without limitation, the obtaining of all required licenses and permits, (ii) all insurance requirements and (iii) the other provisions of this Lease, may use the fire stairwells (the "Fire Stairs") (which are deemed part of the Demised Premises for the purposes of Article 8 hereof) between contiguous floors and located above or below the Demised Premises for the sole purpose of gaining ingress to, and egress from, the floors of the Demised Premises. In the event that Tenant so uses the Fire Stairs, Tenant shall, at its sole cost and expense, install a card key security access system or other security system reasonably satisfactory to Landlord in order to gain access from such Fire Stairs to the Demised Premises, and agrees that it shall not compromise such system or any life safety system of the Building. All reasonable out-of-pocket costs incurred by Landlord (which would not have been so incurred without such use by Tenant) as a result of such use of the Fire Stairs shall be paid by Tenant to Landlord within twenty (20) days after demand. Neither Landlord nor Landlord's agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business as a result of, or in connection with, the use of the Fire Stairs (including any such injury or damage or interruption of Tenant's business caused by other tenants or persons in the Building using the Fire Stairs or entering the Demised Premises from the Fire Stairs), other than any liability which Landlord would have incurred in the absence of such use of the Fire Stairs by Tenant; it being expressly understood and agreed that Tenant shall bear the burden of proof to show that the liability would have been imposed on Landlord in the absence of Tenant's use of the Fire Stairs. If Tenant shall so use the Fire Stairs, Tenant shall keep the Fire Stairs unobstructed and free of debris, refuse, trash and any other materials caused by Tenant's use.

                                    ARTICLE 4

                         ALTERATIONS AND INSTALLATIONS,
                   MECHANICS' LIENS, OWNERSHIP OF IMPROVEMENTS

      Section 4.01. (a) Tenant, at its expense, may make alterations, installations or other improvements in or to the Demised Premises ("Alterations"); provided that, prior to undertaking such Alterations Tenant shall submit to Landlord for approval plans and specifications for the Alterations to be performed, which approval Landlord agrees not to unreasonably withhold or delay. Landlord may as a condition of its approval require Tenant
(i) to make reasonable revisions in and to its plans and specifications requested by Landlord to the extent only that such requested revisions relate to the impact of the Alterations on the structural integrity of the Building and its systems, or (ii) to agree that any portion of such Alterations connected to or involving any portion of the HVAC, plumbing, electrical or other systems of the Building be performed by a contractor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed. If Landlord withholds its consent, it shall specify its reasons therefor and, if Landlord shall not consent or deny its consent to any plans, specifications or other requests submitted to it pursuant to this Article IV within fifteen (15) days after its receipt thereof, or as to the contractor within ten (10) days after Tenant's submission to Landlord of the name of the contractor for Landlord's approval, Landlord shall be deemed to have consented to the Alterations covered by such plans, specifications or other request, or to use by Tenant of such contractor, as the case may be. No such consent by Landlord shall add to or detract from the provisions of this Lease. If Landlord denies consent to any such plans, specifications or other requests for such Alterations or consent to use of a contractor for which such consent is required hereby, then, at Tenant's request, the reasonableness of Landlord's denial shall be submitted to Expedited Arbitration. Tenant may submit to Landlord a list of contractors for Landlord's approval prior to or together with the submission to Landlord of Tenant's plans and specifications. Any approval by Landlord of a contractor shall be effective for twelve (12) months unless previously revoked in accordance with the standards of reasonableness provided herein by notice given to Tenant, provided, however, no revocation of such approval shall be effective as to a contractor with which Tenant then has a currently effective contract during the pendency of such contract. Notwithstanding the foregoing, Landlord agrees that no consent or approval shall be required as to Alterations which (w) do not affect the structural elements, (x) do not affect the integrity of the Building or its external appearance, (y) do not affect any part of the Building other than the Demised Premises, or affect the Building Systems, other than to cause a de minimus affect on such Building Systems, and (z) do not affect any service (other than the freight elevator service if utilized by Tenant in accordance with this lease, including without limitation, the rules and regulations hereto) required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and if either (A) the total cost of the Alterations, as reasonably estimated by Tenant (and of all other Alterations part of the same construction project) is $250,000 or less subject to CPI Adjustment, or (B) such Alterations are purely decorative such as painting or carpeting or relate to relocating electric outlets or moving low voltage communications cables, but Tenant shall provide Landlord five (5) Business Days prior written notice thereof and a copy of any required permits therefor, and such Alterations shall otherwise be undertaken in accordance herewith (the "Pre-Approved Alterations"). It is understood that Tenant shall submit to Landlord its plans and specifications for the Pre-Approved Alterations (other than such as are purely decorative, or relate to relocating electric outlets or moving low voltage communications cables and other Pre-Approved Alterations as to which plans and specifications would not customarily be prepared in accordance with good construction practice) prior to commencing such Pre-Approved Alterations, even though Landlord's consent is not required therefor.

                  (b) All Alterations by Tenant referred to in this Section 4.01 shall be done in a good and workmanlike manner in compliance with all applicable Requirements and in such a manner as not to unnecessarily and unreasonably interfere with (i) the use of other portions of the Building by Landlord and other tenants of the Building, or (ii) any construction work being performed elsewhere in the Building by Landlord or by any other tenant of the Building, or
(iii) ingress and egress to, in and from the Building or any other premises demised in the Building or (iv) to the extent reasonably possible, any labor union employees of Landlord or any agreement between Landlord and such labor union and in case of any such labor union interference, Tenant shall forthwith remove such interfering labor from the Building and Demised Premises. All Tenant Alterations shall be done between the hours of 8:00 A.M. to 6:00 P.M. on Business Days, provided, however, that Tenant shall have the right to make Alterations after 6:00 P.M. on Business Days or on days other than Business Days, if (i) Tenant has given Landlord reasonable notice prior to commencing such Alteration and (ii) a representative of Tenant's general contractor or construction manager (i.e., a job foreman) shall be present at the Demised Premises during such non-Business Hours. All demolition work, core drilling or other comparably noisy work performed within the Demised Premises must be performed as expeditiously as possible after 6:00 P.M. on Business Days or on days other than Business Days, provided that demolition work performed in accordance with this Section 4.01(b) shall be deemed not to cause interference with use of other portions of the Building solely by reason of noise or vibrations caused by such work in the course of performing the same in accordance with good construction practice.

                  (c) Notwithstanding the foregoing provisions concerning Landlord's consent to Alterations, Tenant shall have the right, at Tenant's expense, subject to the provisions of this Article, to install private bathroom facilities in the Demised Premises and ventilate and exhaust same by connecting Tenant's toilet exhaust ducts to Landlord's toilet exhaust riser system. Furthermore, Landlord shall either permit Tenant to exhaust kitchen fumes through the exterior wall of the Building or provide space within a vertical shaft to the Building's roof for the same purpose, in either case subject to applicable Requirements and the provisions of this Article 4.

                  (d) Subject to compliance with the provisions of this Article 4, Tenant shall have the right, at its expense, to connect into the Building's steam system to obtain steam for Tenant's Dining Facilities, provided that Tenant shall, at its expense, install and maintain a submeter measuring Tenant's consumption of steam and pay the charges provided for in Section 23.10 hereof.

                  (e) Subject to compliance with the provisions of this Article 4, Tenant shall have the right to install vents or louvers in the Middle and West Building facade (only on the North side thereof) to the extent required, in Landlord's reasonable judgment, for fresh air intake for Tenant's supplemental air conditioning, provided such vents or louvers are installed at full windows only and at locations approved by Landlord.

                  (f) Any Alterations for which consent has been received or is deemed to have been received shall be performed substantially in accordance with the approved plans and specifications therefor, and no material amendments or additions thereto shall be made without the prior consent of Landlord if Landlord's consent thereto is otherwise required hereunder. Within thirty (30) days of the completion of any Alterations contemplated by this Article 4, Tenant shall deliver to Landlord three (3) sets of "final" drawings (and the field notes therefor) and CADD diskette copies (for which such drawings are customarily prepared) with respect to such Alterations together with copies of all relevant approvals of Governmental Authorities for same.

      Section 4.02. Prior to commencing any of Tenant's Alterations, Tenant shall procure all required permits and authorizations of all Governmental Authorities having jurisdiction. Landlord shall cooperate with Tenant, at Tenant's expense, to obtain such permits, authorizations and certificates, including executing proper forms required by the Department of Buildings of the City of New York or successor agency. Tenant's Alterations shall not cause, result in or constitute, a violation of any Requirement, including without limitation, the rules and regulations of the New York City Department of Buildings. After completion of any of Tenant's Alterations, Tenant, with Landlord's cooperation, shall furnish Landlord with a certificate of the New York City Department of Buildings to the effect that after an inspection by the New York City Department of Buildings, Tenant's Alterations comply with the rules and regulations of the New York City Department of Buildings, if such certificates are then obtainable and customarily issued.

      Section 4.03. (a) Subject to compliance with the provisions of this
Article 4 and the other applicable provisions of this Lease, upon prior notice to Landlord, Tenant shall have access to, and the right to use, the shafts, risers and conduits located in the Building (including the roof) to the extent required for the installation and maintenance of Tenant's Alterations (including, without limitation, Tenant's Dining Facilities) or, if no such existing shaftway, riser or conduit is available, such pathway shall be in a location reasonably designated by Landlord, provided however, that
(i) in Landlord's reasonable judgement, adequate space is available for such purpose and shall not be required to serve the needs or reasonably anticipated needs of other tenants or occupants in the Building (Landlord shall evaluate such needs of Tenant and other tenants or occupants on a non-discriminatory basis) or the reasonably anticipated needs of the Building, and (ii) in Landlord's reasonable judgement, the operation of the Building shall not, and will not in the future, be adversely affected thereby. Landlord shall provide Tenant and its employees, agents and subcontractors with reasonable access thereto at reasonable times (and subject to the rights of other tenants) so as to permit Tenant to install and maintain in such shafts, risers and conduits the necessary piping, flues, vents, grease traps, kitchen hood fire extinguishing systems, wiring or other equipment required in connection therewith.

                  (b) The foregoing shall include, without limitation, the right to install in shaft(s) adjoining the Demised Premises and connecting appropriate connecting points in the basement with the Demised Premises, telephone conduits to be used for Tenant's telephone or other communications wiring. Tenant may elect to obtain communications services from an alternate provider selected by Tenant, provided Landlord has consented to such provider, such consent not to be unreasonably withheld if in Landlord's judgment such provider is reputable and financially stable, would not cause a risk of damage to the Building or the Building Systems or any other telephone, communications or other equipment in the Building or in such risers, conduits and shafts thereof or a risk of vandalism or theft and does not cause a labor conflict, and Tenant complies with the other provisions of this Lease applicable thereto. Landlord shall not impose any fee on Tenant or such provider to so service the Demised Premises, or install or connect the provider's equipment and network through the Building's risers, conduits and shafts, subject to the provisions of this Section relating to the use of such risers, conduits and shafts, other than usual charges in the event such provider requires other space in the Building for its equipment and reimbursement of Landlord's actual costs and expenses with respect to installations by and service of such provider. Landlord shall have the right to establish reasonable rules and regulations in connection therewith (including, without limitation, the establishment of safeguards and procedures to assure that services to other portions of the Building shall not be interrupted or adversely affected) and to have Building personnel accompany Tenant and its agents and contractors at the time of any such installation or maintenance. Insurance required to be maintained hereunder shall cover any such activities.

      Section 4.04. Approval by Landlord or Landlord's architect or engineer of Tenant's drawings and specifications shall not be deemed to mean approval of structural capacity, adequacy of utilities, or of any other technical matters, or that said drawings and specifications are in compliance with Requirements, and such approval shall not relieve Tenant from its responsibility for the proper and adequate design and construction of any such Alterations, nor shall such approval impose any liability on Landlord or waive any of Landlord's rights hereunder. Landlord shall have the right at all times during the performance of any Alteration, in or to the Demised Premises, to inspect the portion of the Demised Premises where such Alteration is being made, upon reasonable notice to Tenant and at reasonable times, provided that any such inspections shall be made in such a manner as shall not unnecessarily or unreasonably interfere with the performance of such Alterations. Tenant may have representatives present at such inspections. Tenant shall reimburse Landlord for any reasonable out-of-pocket costs that may be incurred by Landlord for architects or engineers (not employed by Landlord) in connection with Landlord's review of Tenant's plans and specifications for any proposed Alterations, to which Landlord must consent, such reimbursement to be made within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

      Section 4.05. Tenant will not permit to be created or to remain, and will discharge of record within thirty (30) days after notice of such filing, by payment, filing of the bond required by law or otherwise, any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant; and, if Tenant is in default beyond its applicable cure period by reason thereof, Landlord may, in addition to any other rights and remedies it may have by reason of Tenant's default, cause any such lien to be removed of record by bond, deposit or other substitute security (but not by payment if Tenant is in good faith contesting any such lien) as Landlord may elect, and Tenant shall reimburse Landlord for all actual out-of-pocket costs and expenses incidental to the removal of record of any such lien incurred by Landlord together with interest thereon at the Interest Rate. Tenant at its expense may contest by appropriate legal proceedings conducted with due diligence, the amount or validity of any such lien if such proceedings shall suspend the collection of any sums payable to satisfy such lien from Landlord or the Building. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Demised Premises.

      Section 4.06. All alterations, installations, additions and improvements made and installed by Landlord at Landlord's expense shall become and be the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Term of this Lease. All Alterations made and installed by Tenant or its Affiliates or its subtenants, or at Tenant's or its Affiliates or subtenants' expense, upon or in the Demised Premises (whether prior to or during the Term of this Lease), shall remain the property of Tenant and may be removed from the Demised Premises at any time by Tenant at Tenant's option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner any structural damage to any part of the Building caused by such removal. Notwithstanding the foregoing, Landlord shall have the right and privilege to serve a written notice ("Removal Notice") upon Tenant together with Landlord's approval of Tenant's plans for any of Tenant's Alterations to be made from and after the date hereof requiring that any Alterations which affect the structure of the Building or any Building System and which are nonstandard office installations (such as stairways, vaults, kitchens, bathrooms, and similar type work or installations) which involve construction which differs materially from that generally included in a standard office work letter in buildings in the City of New York similar to the Building, shall be removed at the Expiration Date or the earlier termination of this Lease; provided, however, Landlord shall not require removal of pantries, raised flooring and wiring and cabling under raised flooring (except that if requested by Landlord Tenant shall disconnect such wiring from the Building Systems). In the event of service of such Removal Notice, Tenant will, at Tenant's own cost and expense, no later than the Expiration Date or the earlier termination of this Lease remove the Alterations required to be removed, and repair the portion of the Demised Premises affected by such removal, in accordance with the Removal Notice. Any of such Alterations not so removed by Tenant by the Expiration Date or earlier termination of this Lease, may, at the option of the Landlord, be deemed to have been abandoned and in such case may either be retained by Landlord as its property or may be disposed of without accountability, at Tenant's expense in such manner as Landlord may see fit.

      Section 4.07. All furniture, furnishings and trade fixtures, including without limitation, art work, fine arts, murals, carpets, rugs, business machines and equipment, special woodwork, closets, panelling, special lighting fixtures, and any other movable property, except as referred to in Section 4.06, installed by Tenant or its Affiliates or its subtenants or at its expense, whether prior to or during the Term ("Tenant's Property") is and shall remain the property of Tenant. Tenant may at its option remove all or any part of Tenant's Property at any time on or prior to the Expiration Date or earlier termination of this Lease. In the event Tenant shall decide not to remove any part of Tenant's Property, Tenant shall notify Landlord in writing not less than thirty (30) days prior to the expiration of the Term, specifying the items of Tenant's Property which Tenant has decided not to remove. If, within ten (10) Business Days after the service of such notice, or, if no such notice shall be given, within thirty (30) days prior to the expiration or earlier termination of the Term, Landlord shall request Tenant to remove any of Tenant's Property, Tenant shall at its expense promptly remove the same and, if Tenant shall fail to do so Landlord shall have the right to remove such property and to dispose of the same without accountability to Tenant and at the cost and expense of Tenant. As to Tenant's Property which Landlord does not request Tenant to remove, the same shall, if not removed by Tenant, be deemed abandoned and shall become the property of Landlord.

      Section 4.08. If Tenant shall employ any contractor to do any work in the Demised Premises permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Demised Premises at least five (5) days prior to the beginning of the work by such contractor or subcontractor or, in the event of an emergency, in such shorter period of time as circumstances may permit.

      Section 4.09. Tenant shall, during any period wherein Alterations are being made in or to the Demised Premises, carry insurance and/or require the contractor or contractors doing such work to carry insurance in the amounts and classes of coverage set forth below insuring the contractor(s), sub-contractor, Tenant, Landlord, any lessor or mortgagee permitted by Article 31 hereof, as hereinafter set forth:

                  (a) Worker's Compensation (Statutory Limits) and Employer's Liability in an amount not less than $1,000,000; and

                  (b) Commercial Comprehensive General Liability, including contractual and completed operations coverage for a combined single limit for property damage and bodily injury of $3,000,000; and

                  (c) Comprehensive automobile liability coverage (including bodily injury and property damage) for owned, non-owned and hired vehicles when on the Real Property in an amount not less than $2,000,000 combined single limit.

            All amounts of insurance coverage hereinbefore provided may be increased by Landlord on reasonable written notice to Tenant so that the amount thereof adequately protects Landlord's interest; provided, however, that the amount of such insurance shall in no event exceed the amount customarily required of tenants of space the permitted uses of which are similar to the uses permitted herein in first class office buildings in midtown Manhattan of similar age and construction.

            Certificates evidencing the above coverage shall be deposited with Landlord with proof of payment of the premiums thereon prior to the commencement of the Alterations then planned to be done.

      Section 4.10. The provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 5

                              REPAIRS -- FLOOR LOAD

      Section 5.01. Tenant shall make, at Tenant's cost and expense, all nonstructural repairs to the Demised Premises and the equipment therein as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Notwithstanding the foregoing, all damage or injury to the fixtures, equipment and appurtenances in the Demised Premises, whether requiring structural or nonstructural repairs, caused by or resulting from the acts or negligence of Tenant (except fire or other damage caused by Tenant's acts or negligence, if the fire or other all-risk insurance policies carried (or which are required to be carried hereunder) by Landlord are not or would not be invalidated by this provision as and to the extent provided in Section 7.08), shall be repaired promptly by Tenant at its sole cost and expense, reasonable wear and tear, obsolescence and damage and repairs for which Tenant is not responsible under the terms of this Lease excepted. All damage or injury to the fixtures, equipment and appurtenances in the Demised Premises or thereto caused by

Tenant moving property in or out of the Building or by the installation or removal of furniture, fixtures or other property, and for which Landlord has not been or will not be reimbursed by insurance required to be or otherwise maintained by Landlord or Tenant, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be reasonably comparable in quality to the original work or installations. If Tenant fails to make any repairs, restorations or replacements referred to in this Section 5.01, Landlord may serve notice of such failure on Tenant and of Landlord's intention to enforce its rights pursuant to this sentence, and if Tenant fails to make such repairs, restorations, or replacements or to diligently commence efforts to make such repairs, restorations or replacements within twenty (20) days of the giving of such notice, they may be made by Landlord at the reasonable expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after submission to Tenant of a bill therefor. Furthermore, any of the aforesaid repairs required to be made by Tenant may, at the election of Landlord be made solely by Landlord if the required repairs, restorations or replacements are structural in nature or affect any Building System or any portion of the Building outside of the Demised Premises, in which event such repairs shall be made at the reasonable expense of Tenant and the reasonable cost thereof incurred by Landlord shall be paid to Landlord as additional rent within thirty (30) days after submission of the bill therefor. Such election by Landlord shall be made within ten (10) days after Landlord is notified by Tenant or otherwise has actual knowledge that such repair, restoration or replacement is required, by notice given to Tenant, failing which it shall be deemed that Landlord has elected to perform such repair.

      Section 5.02. Landlord shall make all structural or non-structural repairs, restorations and replacements, other than those specified in Section 5.01, necessary to put, keep and maintain the Real Property (including, the sidewalks and curbs adjacent to the Building) and the Demised Premises in good condition and repair consistent with a first-class office building in the midtown Park Avenue area of New York City and, in addition, repair, maintain and keep in good working condition and repair, and replace, if necessary, consistent with a first class office building in the midtown Park Avenue area of New York City, all electric wiring, conduits and risers, plumbing, water, heat and chilled water facilities, air conditioning controls and air distribution systems and other Building Systems, and all elevators, escalators, entrances, lobbies, halls and public areas in the Building through which access may be had to the Demised Premises and all "base building" bathrooms on floors on which the Demised Premises are located, and in addition make all repairs, restorations and replacements, structural and otherwise, interior and exterior, ordinary and extraordinary, the need for which arises out of the acts or negligence of Landlord or its employees, agents, contractors or invitees (except fire or other damage caused by Landlord's acts or negligence, if the fire or other all-risk insurance policies carried (or which are required to be carried hereunder) by Tenant are not or would not be invalidated by this provision as and to the extent provided in Section 7.08). All such repairs shall be made and performed with reasonable diligence and so as to minimize interference with the conduct of Tenant's business and access to the Demised Premises, provided, however, nothing contained in this sentence shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates; provided, further, that in cases where there is or will be a material interference with Tenant's business or access to the Demised Premises, or the health or safety of the occupants of the Demised Premises is or will be adversely affected, Landlord shall employ contractors or labor at overtime or other premium pay rates. In all other cases, at Tenant's request and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements. All replacements made by Landlord shall be at least equal in utility and quality to the utility and quality that the materials and equipment being replaced had when they were new.

      Section 5.03. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law (which is currently 50 lbs. of live load per square foot and 20 lbs. of dead load per square foot).

      Section 5.04. Except as otherwise provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in or to the fixtures, appurtenances or equipment therein, provided, however, that Landlord shall do all such work in a manner so as to minimize interference with the conduct of Tenant's business and access to the Demised Premises in accordance with the provisions of Section 5.02.

      Section 5.05. Landlord agrees that the noise and vibration levels in the Demised Premises resulting from the operation of the Building Systems shall not exceed a noise criterion environment in general offices areas of the Demised Premises of "NC-40" within 15 feet of the perimeter HVAC units and "NC-35" elsewhere in the Demised Premises, subject to standard deviation of +/-2 "NC points". The Landlord agrees that it shall include in leases hereafter executed with other tenants, requirements that if such tenant uses any space on a floor directly above the Demised Premises for a fitness center or gymnasium, such tenant will insulate the floors to minimize vibration and if such tenant shall use such space for any "wet" use, such tenant shall protect against water infiltration to the extent required by good construction practice. Landlord shall not be responsible for any failure of the Building Systems to operate in accordance with such noise criteria to the extent the same is attributable to Tenant's modifications to the Building Systems.

                                    ARTICLE 6

                       REQUIREMENTS OF LAW, FIRE INSURANCE

      Section 6.01. Tenant, at Tenant's expense, shall comply with all Requirements of any Governmental Authority, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises if such violation, order or duty arises or results from Tenant's use or occupancy of the Demised Premises in a manner contrary to the purposes for which they are leased to Tenant, or from Tenant's failure to comply with Tenant's covenants or agreements in this Lease, or from Tenant's negligence, except that Landlord shall nevertheless be and remain responsible for structural changes and other work, whether or not structural, which Landlord is otherwise obligated hereunder to perform.

      Section 6.02. Tenant shall not do or permit to be done any act or thing upon the Demised Premises, other than Tenant's use of the Demised Premises for the purposes stated in Article 3 hereof, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, or which would increase the rate of such fire insurance applicable to the Building to an amount higher than it otherwise would be unless Tenant pays the amount of such increase pursuant to Section 6.03. Tenant shall neither do nor permit to be done any act or thing upon the Demised Premises, other than Tenant's use of the Demised Premises for the purposes stated in Article 3 hereof, which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted in the Demised Premises.

      Section 6.03. If, by reason of the failure of Tenant to comply with the provisions of Section 6.02, the rate for such standard fire insurance with extended coverage shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all such insurance premiums thereafter paid by Landlord which shall have been charged because of such violation by Tenant, and shall make such reimbursement within thirty (30) days after receipt of Landlord's detailed request therefor in writing accompanied by a copy of its insurance bill.

      Section 6.04. If any violations of record against the Building that are not caused by Tenant shall prevent Tenant from obtaining any permit, certificate or approval necessary for Tenant or any subtenant to begin the performance of any Alterations or to operate its business in any part of the Demised Premises,
(a) Tenant shall promptly notify Landlord, (b) Fixed Rent and additional rent shall be abated one day for each day that Tenant or any subtenant is delayed in beginning the performance of the Alterations or the operation of its business solely by reason of the existence of such violation as to that portion of the Demised Premises so affected (computed on a ratable square foot basis as to each portion of the Office Space, Banking Space or Cellar Space so affected), (c) Landlord shall use its best efforts to remove or cause the removal of such violation with reasonable diligence and (d) Landlord shall have the right and authority to obtain any such permit, certificate or approval on behalf of Tenant.

      Section 6.05. Notwithstanding the provisions of Section 6.01, Tenant, at its own cost and expense, in its name and/or (wherever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Requirement, with which Tenant is required to comply pursuant to this Lease, and may contest the validity thereof and/or defer compliance therewith provided that such noncompliance shall not (a) subject Landlord to criminal prosecution, (b) neither the Building nor any part thereof is subject to being condemned or vacated, by reason of noncompliance or otherwise by reason of such contest, and (c) such noncompliance or contest does not constitute or result in any violation of any lease or mortgage permitted by Article 31 hereof held by a Recognized Lending Institution (as such term is defined in Section 31.01) (or if any such lease and/or mortgage permits such noncompliance or contest only if Landlord takes some specified action or furnishes security, such action is taken and/or such security is furnished at the expense of Tenant). Tenant shall promptly and diligently prosecute such contest in its name and/or in the name of Landlord (if necessary). Such noncompliance by Tenant during such contest shall not be deemed a breach of the covenants of this Lease. Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate. Tenant shall indemnify and hold harmless Landlord against the cost and expenses thereof and, in addition thereto, all liability for any damages, interest, penalties and expenses (including, but not limited to, reasonable attorneys' fees of Landlord) resulting from or incurred in connection with such contest or noncompliance. Landlord may, at Landlord's expense, join in such contest, provided, however, that the conduct of any such proceeding shall be under the control and direction of Tenant.

      Section 6.06. Landlord shall comply or cause compliance with all Requirements now or hereafter affecting the Real Property or Demised Premises which are not Tenant's obligations to comply pursuant to the provisions of this Lease. Landlord may defer such compliance or contest the validity thereof at its expense, after notice to Tenant, by appropriate proceedings prosecuted diligently and in good faith provided that (a) the condition which is the subject of such contest does not pose a danger to persons or property, or materially interfere with Tenant's use or occupancy of the Demised Premises or access thereto and (b) Tenant is not subject to criminal prosecution by reason of Landlord's noncompliance or otherwise by reason of such contest. Nothing in this Section shall be deemed to limit or detract from any of Tenants rights under Sections 6.04 or 21.02.

      Section 6.07. In no event shall Tenant transfer, use, store or handle any material or substance now or hereafter designated as hazardous or toxic substances under the laws and regulations of any Governmental Authority other than those customarily used in connection with the business of Tenant permitted in Article 3 or in connection with customary cleaning practice for office space. Tenant shall have the absolute responsibility (as between Tenant and Landlord) to cause all materials and substances which now or hereafter are designated as hazardous or toxic substances that are transported to or from, used, stored or handled at, or disposed of from the Demised Premises during the term of this Lease by a person other than Landlord or its agents, to be transported, used, stored, handled and disposed of in compliance with all applicable laws and regulations. The foregoing liability of Tenant shall expressly survive the expiration or earlier termination of the term of this Lease. Tenant shall indemnify and hold Landlord harmless from any and all claims, liability, damages, costs and expenses, including reasonable attorney's fees, arising out of or relating to Tenant's breach of the covenants contained in this Section.

      Section 6.08. In no event shall Landlord cause or permit any material or substance now designated as hazardous or toxic substances under the laws and regulations of any Governmental Authority to be incorporated into the Demised Premises nor shall Landlord transfer, use, store or handle any such material or substance in the Building, other than those customarily used in connection with the operation, maintenance or repair of the Building (including, without limitation, cleaning products). The foregoing liability of Landlord shall expressly survive the expiration or earlier termination of the term of this Lease. Landlord shall indemnify and hold Tenant harmless from any and all claims, liability, damages, costs and expenses, including reasonable attorney's fees, arising out of or relating to Landlord's breach of the covenants contained in this Section.

                                    ARTICLE 7

                            PROPERTY -- LOSS, DAMAGE,
                 REIMBURSEMENT, INSURANCE WAIVERS OF SUBROGATION

      Section 7.01. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the intentional acts or negligence of Landlord, its agents, servants or employees or the failure by Landlord to fulfill any of its obligations under this Lease.

      Section 7.02. Subject to the provisions of Section 7.08 hereof, Tenant shall indemnify and hold harmless Landlord for all expenses, damages or fines incurred or suffered by Landlord and for which Landlord has not been or will not be reimbursed by insurance, by reason of (a) any breach, violation or nonperformance by Tenant or its agents or employees, of any covenant or provisions of this Lease to be observed or performed on the part of Tenant, or
(b) damage to persons or property caused by moving property of or for Tenant in or out of the Building, or (c) the carelessness, negligence or improper conduct of Tenant, or its agents or employees, in the use or occupancy of the Demised Premises. Nothing contained herein shall be construed to require Tenant to indemnify, defend or hold Landlord harmless to the extent that any damage, claim or loss is a result of the acts or negligence of Landlord or any of its employees, servants, agents, partners, successors or assigns. Tenant's liability under this Section shall be reduced by the net proceeds due to Landlord plus the deductible under any insurance on the risks in question maintained by Landlord for the Landlord's benefit. Landlord shall promptly notify Tenant of any claim asserted against Landlord on account of any such breach or violation, damage or injury and shall promptly deliver to Tenant the original or a true copy of any summons or other process, pleadings, or notice issued in any suit or other proceeding to assert or enforce any such claim.

      Section 7.03. Subject to the provisions of Section 7.08 hereof, Landlord shall indemnify and hold harmless Tenant for all expenses, damages or fines incurred or suffered by Tenant and for which Tenant has not been or will not be reimbursed by insurance, by reason of (a) any breach, violation or nonperformance by Landlord or its agents or employees, of any covenant or provisions of this Lease to be observed or performed on the part of Landlord, or
(b) damage to persons or property caused by moving property of or for Landlord in or out of the Building, or (c) the carelessness, negligence or improper conduct of Landlord, or its agents or employees. Nothing contained herein shall be construed to require Landlord to indemnify, defend or hold Tenant harmless to the extent that any damage, claim or loss is a result of the acts or negligence of Tenant, or its employees, servants, agents or partners, successors or assigns. Landlord's liability under this Section shall be reduced by the net proceeds due to Tenant plus the deductible under any insurance on the risks in question maintained by Tenant for the Tenant's benefit. Tenant shall promptly notify Landlord of any claim asserted against Tenant on account of any such breach or violation, damage or injury and shall promptly deliver to Landlord the original or a true copy of any summons or other process, pleadings, or notice issued in any suit or other proceeding to assert or enforce any such claim.

      Section 7.04. The words "indemnify and hold harmless" shall mean that the indemnifying party agrees to indemnify, hold and save harmless the other and its partners, directors, officers, shareholders, agents and employees from and against all loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys' fees and disbursements (whether incurred in resisting and defending any action or proceeding or incurred in enforcing the indemnification rights of the other against the indemnifying party). Whenever a party is required to indemnify another person pursuant to the terms and conditions of this Lease, (i) the indemnifying party shall pay to the other person upon rendition of bills or statements therefor, an amount equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses (x) incurred by the indemnified person(s) and (y) for which the indemnifying party has indemnified the indemnified person hereunder, (ii) notwithstanding the foregoing, the indemnifying party shall not be required to pay attorneys' fees and expenses incurred by the indemnified person if it is determined in such action or proceeding that the indemnified person was not entitled to be so indemnified or in the case of an action or proceeding brought by a third party, the indemnifying party uses attorneys to defend such action or proceeding which are reasonably satisfactory to the indemnified person, which attorneys shall be directed by the indemnifying party, (iii) attorneys retained by an insurance company providing coverage against the action or proceeding in question shall be reasonably satisfactory to the indemnified person and shall be directed by such insurance company, (iv) the indemnifying party shall conduct all settlement negotiations regarding the matter in question and the indemnified person shall not enter into any settlement agreement with respect to a matter for which the indemnifying party has indemnified such person against liability (except and to the extent such indemnified person has any liability therefor that is outside the scope of the indemnity) without the indemnifying party's consent, such consent not to be unreasonably withheld or delayed, and (v) the indemnified person shall cooperate with the indemnifying party in resisting and defending any action or proceeding which arises with respect to a matter for which the indemnified person has been indemnified provided the indemnified person does not incur thereby any liabilities or costs or expenses, unless the indemnifying party agrees to reimburse the indemnified person for same, including reasonable attorneys' fees and disbursements, in which event such reimbursement, if made to Landlord, shall be deemed rent for all purposes of this Lease.

      Section 7.05. Landlord, at its expense, shall obtain and maintain at all times during the Term of this Lease, (a) insurance with respect to the Building against loss or damage by fire, lightning and other risks from time to time included under "all-risk" coverage endorsements, in amounts equal to the highest available percentage (but not less than ninety percent (90%)) of the full replacement value of the Building (exclusive of the cost of foundations and excavations), but in any event in amounts sufficient to prevent Landlord from becoming a coinsurer under the applicable policies; in no event shall any such policies contain "deductibles" which when aggregated shall exceed $250,000, (b) rent insurance in an amount equal to one year's then current fixed rents and escalations, payable by tenants of the Building (including Tenant) and (c) comprehensive general liability insurance in respect of the Real Property with limits of not less than $25,000,000 combined single limit, and, if any vehicles owned, leased or operated by Landlord are located on the Real Property at any time, comprehensive automobile liability coverage (including bodily injury and property damage) for such vehicles in an amount not less than $2,000,000 combined single limit, to protect against any and all claims for bodily injury (or death) and property damage liability in any occurrence. Such insurance may be maintained as part of a blanket policy of insurance covering the Building which shall provide the same protections to the insured as would be provided by policies individually applicable to the Building. Landlord agrees to furnish Tenant with certificates or copies of its insurance policies, and to notify Tenant promptly of any cancellation or change of the terms of any such policy.

      Section 7.06. Tenant, at its expense, shall obtain and maintain at all times during the Term of this Lease, at its expense, (a) insurance against loss or damage by fire, and such other risks and hazards as are from time to time insurable under "all-risk" forms of insurance policies covering Tenant's Property for at least ninety percent (90%) of the replacement cost thereof, (b) Commercial General Liability Insurance to afford protection in an amount of not less than $5,000,000 combined single limit and if any vehicles owned, leased or operated by Tenant are located on the Real Property at any time, Comprehensive automobile liability coverage (including bodily injury and property damage) for owned, non-owned and hired vehicles on the Real

Property in an amount not less than $2,000,000 combined single limit, for injury or death arising out of any one occurrence and for damage to property in respect of any one occurrence, such insurance required by this clause (b) protecting Landlord, Landlord's agents, any lessor or mortgagee permitted by Article 31 hereof, and Tenant as insureds; except that Original Tenant may self-insure, provided that it complies with the provisions of Section 7.12 hereof. On the Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto or certificates therefor shall also be so deposited, and in the case of such renewals or replacements such deposit shall be made prior to expiration of the existing policy. Each such policy of such insurance shall contain provisions, if and to the extent available, that it will not be canceled except upon at least ten (10) days' prior notice to Landlord and that the act or omission of Landlord will not invalidate the policy. Such insurance coverage may be part of a blanket policy which shall provide the same protections to the insured as would be provided by policies individually applicable to Tenant's Property. In no event shall any such policies contain "deductibles" which when aggregated shall exceed $250,000 except as provided in Section 7.12 hereof as to Original Tenant. The minimum amounts of liability insurance coverage or the deductible may from time to time, but not more frequently than once every thirty-six (36) months, be reasonably modified at Landlord's request, so that the amount thereof adequately protects Landlord's interest; provided, however, that the amount of such insurance and deductible shall in no event materially vary from the amounts customarily required of tenants of space the permitted uses of which are similar to the uses permitted herein in first class office buildings in midtown Manhattan of similar age and construction. Any dispute as to whether Landlord's judgment as to the required amount of Tenant's insurance or the deductible was correct shall be resolved by Expedited Arbitration commenced within sixty (60) days after Tenant received notice of Landlord's determination, but pending the resolution of such dispute and as a condition precedent to Tenant's right to invoke such arbitration process, Tenant shall carry insurance based upon Landlord's determination, without prejudice to Tenant's position. If it is resolved in such arbitration that the insurance required by Landlord was unreasonably excessive, any overpayment of premiums by Tenant shall be credited by Landlord against Rents next due under this Lease with interest thereon at the Interest Rate from the date paid by Tenant.

      Section 7.07. Each party hereto agrees to use its best efforts to include in each of its fire and extended coverage insurance policies insuring the Building and Landlord's property therein and rental value thereof, in the case of

Landlord, and insuring Tenant's Property, in the case of Tenant, against loss, damage or destruction by fire or other casualty (i) a waiver of the insurer's right of subrogation against the other party or (ii) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (iii) any other form of permission for the release of the other party. If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver or permission shall be included in the policy, or the other party shall be named as an additional assured in the policy. Each such policy which shall so name a party hereto as an additional assured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least ten (10) days' prior notice to both assureds and that the act or omission of one assured will not invalidate the policy as to the other assured. Either party so named as an additional assured shall promptly endorse to the order of the other party, without recourse, any instrument for the payment of money under or with respect to the policy of which the other party is the owner or original or primary assured, and shall have no right in or to such payment or to participate in the settlement of any claim under such policy.

      Section 7.08. Each party hereby releases the other party with respect to any claim (including a claim for carelessness or negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interest) occurring during the Term of this Lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional assured, as provided in Section 7.07. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interest), the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance applied to or against such loss, damage or destruction shall be offset against the other party's liability to the first party therefor, or shall be made available to the other party to pay for replacement, repair or restoration, as the case may be.

      Section 7.09. The waiver of subrogation or permission for release referred to in Section 7.07 shall extend to the agents of each party and its and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises, or any part thereof, in accordance with the terms of this Lease, including subtenants, but only if and to the extent that such waiver or permission can be obtained without additional charge, unless such party shall pay such charge. The releases provided for in
Section 7.08 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective to them. Nothing contained in Section 7.08 shall be deemed to relieve either party of any duty imposed elsewhere in the Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Each party shall advise the other, upon request, from time to time (but not more often than twice a year) of all of the policies of insurance of any of the kinds referred to in Sections 7.05 and 7.06 it is carrying, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness.

      Section 7.10. Upon failure of either party to procure, maintain and place such insurance and pay all premiums and charges therefor, the other party may do so (but shall not be obligated) and in such event the party failing to procure such insurance agrees to pay the amount so expended to the other party on demand, together with interest at the Interest Rate on the amount of such payment, from the date of notice of such payment to the date the party failing to procure such insurance makes the required repayment to the other party.

      Section 7.11. All insurance policies referred to in this Article 7 which are carried by either party shall be maintained with insurance companies of recognized standing, admitted to do business in the State of New York and otherwise reasonably satisfactory to the other party hereto. Any such insurance company, having and maintaining a rating by Best's Insurance Reports or any successor publication of comparable standing (selected by Landlord) of "A-VII" or better or the then equivalent of such rating, shall be deemed reasonably satisfactory.

      Section 7.12. Tenant may, in lieu of maintaining liability or fire insurance, self-insure and assume the risks of, and shall pay from its general assets the cost of or related to, all casualty to the Real Property which is the responsibility of Tenant under this Lease and with respect to which Tenant has self-insured, all liability claims that may be asserted against Tenant and all liability claims which may be asserted against Landlord for which Tenant is responsible pursuant to this Lease and with respect to which Tenant has self-insured. Therefore, anything elsewhere in this Lease to the contrary notwithstanding, Tenant, if it elects to so self-insure, need not satisfy any of the conditions and covenants of this Lease that call for Tenant to obtain and maintain insurance against any specified risks, provided that Tenant shall have furnished its certification, in form and substance reasonably satisfactory to Landlord and its counsel, that Tenant does not maintain insurance against fire, casualty, and "all risk" and liability claims and assumes responsibility for these risks. Tenant shall promptly notify Landlord in the event it ceases its practice of self insurance. As a self-insurer Tenant shall be responsible for any and all obligations of Tenant to indemnify and hold Landlord harmless from and against any matters referred to in Section 7.02 of this Lease or which otherwise would have been included within the coverage of any insurance policy required by Tenant to be obtained or to otherwise satisfy Tenant's obligations under any provision of this Lease. Further, Tenant, if it elects to so self-insure, hereby waives any right of subrogation against Landlord with respect to any losses that would have been payable under policies of insurance to be obtained by Tenant under this Lease, if they had been obtained, with the same force and effect as if Tenant had obtained each such policy and caused Landlord to be named as one of the assureds thereunder in accordance with Sections 7.07 and 7.08 hereof. In the event that (i) the net worth of Tenant, determined in accordance with generally accepted accounting principles, shall fall below $500,000,000 or (ii) upon notice that Tenant has ceased its practice of self-insurance, then promptly thereafter Tenant shall obtain and keep in full force and effect during the Term of this Lease the insurance otherwise required by this Lease. Reference in this Section 7.12 to the "Tenant" means only the Original Tenant.

                                    ARTICLE 8

                       DESTRUCTION -- FIRE OR OTHER CAUSE

      Section 8.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire, casualty or other cause insurable from time to time under "all-risk" insurance, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant or its employees, agents, visitors or licensees (and if this Lease shall not have been canceled as hereinafter provided in this Article), Landlord will repair the damage, and restore, replace and rebuild the Building and the Demised Premises (including the Building Systems and base building fixtures therein), at its expense, promptly and expeditiously and with reasonable continuity after notice to it of the damage or destruction to the same or better condition as it was in prior to such casualty and in such a manner as is otherwise consistent with this Lease and Tenant's uses of the Demised Premises (subject, however, to building codes and zoning, environmental and other governmental laws then in existence); provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property and the leasehold improvements and trade fixtures in the Demised Premises. If the Demised Premises shall be made partially untenantable (including, without limitation, if access or Building Services thereto is materially adversely affected as to a portion thereof), by reason of any such damage or destruction to the Building or Demised Premises, the Fixed Rent and additional rent payable hereunder shall be abated, in the proportion that the untenantable rentable area of the Demised Premises bears to the total rentable area of the Demised Premises for the period from the date of such damage or destruction to the date that the damage shall be so repaired or restored. If the Demised Premises shall be totally or substantially untenantable or destroyed or rendered completely or substantially untenantable (including, without limitation, access or Building Services thereto is materially adversely affected as to all or substantially all thereof), the Fixed Rent and additional rent shall completely abate from the date of the damage or destruction to the date that is twenty (20) days after the later of the date the damage shall be so repaired or restored and Tenant is notified of completion of such repair and restoration. Notwithstanding the foregoing, if by reason of any such condition,
(i) twenty-five percent (25%) or more of any one (1) or more floors of the Demised Premises are rendered untenantable for the conduct of Tenant's business (including, without limitation, if access or Building Services thereto is materially adversely affected as to such portion thereof) or (ii) one (1) or more floors of the Demised Premises is rendered completely untenantable for the conduct of Tenant's business (including, without limitation, if access or Building Services thereto is materially adversely affected as to such portion thereof), and if it was not reasonably practicable to conduct Tenant's business and Tenant discontinues the conduct of its business in the remainder of the (x) entire such floor, in the case of (i) above or (y) the entire Demised Premises (in the case of (ii) above) (other than the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's property), then Fixed Rent and additional rent shall abate for all of (A) the entire such floor (in the case of (i) above) or (B) the entire Demised Premises (in the case of (ii) above). The abatement provided for in the three preceding sentences shall continue after Landlord shall repair, restore, replace and rebuild the Demised Premises to the extent required by this Article for an additional period which would be required for Tenant to repair, replace and/or restore its leasehold improvements so damaged or destroyed to substantially the same condition as prior to such damage or destruction if Tenant proceeds with reasonable diligence to perform such work, but in no event to exceed one hundred eighty (180) days, but as to such additional period such abatement shall apply only to the extent that such Rents are not insured by any insurance Tenant may carry, such as business interruption insurance. However, if any of the days on which Rents would have been abated for the Additional Demised Premises, in whole or in part, pursuant to the four preceding sentences, shall occur prior to the Additional Demised Premises Rent Commencement Date, so that an abatement will not be effective, Tenant shall, in lieu thereof, be entitled to a credit against Fixed Rent for the Additional Demised Premises in the amount of that Fixed Rent for the Additional Demised Premises which would have otherwise been abated on such days (calculated at the annual rate initially payable under the Lease for the Additional Demised Premises) which credit shall be applied to Fixed Rents for the Additional Demised Premises first accruing under this Lease. Notwithstanding the foregoing, should Tenant reoccupy a portion of the Demised Premises as to which Rents have been abated prior to the date the same is made completely tenantable for the purpose of conducting business, other than on an emergency basis, and other than for the purpose of repairing, replacing and/or restoring its leasehold improvements or installing Tenant's Property therein, Fixed Rent and additional rent allocable to such reoccupied space, based upon the proportion which the rentable area of the reoccupied portion of the Demised Premises bears the total rentable area of the Demised Premises, shall be payable by Tenant from the date of such reoccupancy.

      Section 8.02. In case the Demised Premises shall be substantially damaged or destroyed by fire or other cause at any time during the last six (6) months of the Term of this Lease (calculated without regard to unexercised renewal options), then Landlord or Tenant may cancel this Lease upon written notice to the other given within sixty (60) days after such damage or destruction provided, however, that for the purposes of calculating the time remaining in the Term, Tenant, within thirty (30) days after its receipt of such a notice of termination from Landlord, may elect to then exercise any renewal option which would have thereafter been exercisable by Tenant in accordance with the provisions of Article 24 hereof. For the purposes of this Section 8.02, the phrase "substantially damaged" or similar phrases when used with respect to the Demised Premises shall mean that twenty-five (25%) percent or more of the Demised Premises shall be damaged or destroyed by fire or other cause.

      Section 8.03. (a) If the Building shall be damaged or destroyed or access or Building Services to the Demised Premises affected by fire or other cause, and such has not been repaired or rebuilt within twelve (12) months of such damage or destruction, subject only to Force Majeure Events not to exceed in the aggregate three (3) months, then, if this Lease has not otherwise been canceled, Tenant may cancel this Lease upon written notice to Landlord within thirty (30) days after the expiration of such twelve (12) month period as extended by the maximum permitted period of time lost by Force Majeure Events and thereupon the Term of this Lease shall terminate upon the thirtieth (30th) day after such notice is given.

                  (b) If the Building shall be damaged or destroyed or access or Building Services to the Demised Premises affected by fire or other cause, unless Landlord has duly elected to terminate this Lease, within thirty (30) days after the occurrence of any such damage or destruction Landlord shall give Tenant notice of the date that, in the good faith judgment of a reputable contractor or architect designated by Landlord and reasonably approved by Tenant, it is estimated that Landlord shall be able to substantially complete the required repairs and restorations to the Building and/or Demised Premises (the "Anticipated Completion Date") subject only to Force Majeure Events. If the Anticipated Completion Date shall be after the date which is twelve (12) months after the date of such damage or destruction, Tenant shall have the right, within thirty (30) days after the notice of the Anticipated Completion Date is given, to terminate this Lease by giving ten (10) days' notice of such termination to Landlord, and on the date occurring ten (10) days after the giving of such notice, this Lease will terminate as if such date were the date specified herein for the Term of this Lease to expire. If

Tenant does not give such termination notice within said thirty (30) day period, then the expiration of the twelve (12) months restoration and repair period provided for herein shall automatically be deemed extended to the date which is thirty (30) days (or such shorter of period of time within which Tenant may have notified Landlord that is does not so intend to cancel this Lease) following the Anticipated Completion Date.

                  (c) Within thirty (30) days after completing any insurance adjustment made with respect to such damage or destruction, Landlord shall give Tenant notice thereof. In the event Landlord shall not commence to repair the damage or destruction and restore, replace and rebuild within sixty (60) days after the date of the insurance adjustment, subject only to the Force Majeure Events, and thereafter proceed with reasonable dispatch to do the required work:

                        (i) Tenant may elect to terminate this Lease by giving Landlord thirty (30) days' notice of intention to do so; and upon the expiration of said thirty (30) days if such work shall not have been commenced or if commenced shall not be proceeding with reasonable dispatch so that it is reasonably anticipated such work will be completed by the Anticipated Completion Date subject to existing Force Majeure Events (not to exceed in the aggregate three (3) months), as the case may be, Tenant may give Landlord a second notice of intention to end the Term of this Lease specifying a date not less than five (5) days thereafter and, upon the giving of the second notice, this Lease and the Term hereby granted shall expire and terminate upon the day so specified in the second notice as if such date were the date specified herein for the Term of this Lease to expire; or

                        (ii) Tenant may, by notice to Landlord, elect to proceed on such date as Tenant shall designate in accordance with Section 16.02 hereof to repair the damage or destruction and restore, replace and rebuild the Building and the Demised Premises as Landlord is obligated to do under this Article.

                  (d) The provisions of this Section 8.03 shall not be construed to limit Landlord's obligations under Section 8.01 to promptly and expeditiously and with reasonable dispatch and continuity repair, restore, replace and rebuild the Building and the Demised Premises.

      Section 8.04. Notwithstanding the provisions of Section 8.01 above, if the Building is so damaged or destroyed by fire or other casualty (whether or not the Demised Premises is damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord and reasonably approved by Tenant) of more than fifty (50%) percent of the full insurable value of the Building immediately prior to the fire or other casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the date of the fire or other casualty, provided, in such case, all of the leases covering the rentable space in the Building are canceled effective on dates no later than the termination date of this Lease, which notice shall specify the date for the termination of this Lease, which date shall not be less than sixty
(60) days nor more than ninety (90) days after the giving of such notice of termination. Upon the date specified in such notice of termination, the Term of this Lease shall end and Tenant shall forthwith quit, surrender and vacate the Demised Premises.

      Section 8.05. Unless Landlord shall serve a termination notice as provided for in Sections 8.02 or 8.04, Landlord shall repair the damage and restore, replace and rebuild, at Landlord's expense, as provided for in Section 8.01 and Tenant shall have the rights and elections provided for pursuant to Sections
8.02 and 8.03. In the event of the termination of this Lease pursuant to the provisions of this Article, this Lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of the Term of this Lease, and Tenant shall vacate the Demised Premises and surrender the same to Landlord but Fixed Rent and additional rent shall be apportioned and paid up to and including the date of such damage or destruction, and any prepaid rent refunded to Tenant.

      Section 8.06. Subject to Landlord's performance of its obligations under
Section 8.01, in the event of fire or other casualty or risk covered by Tenant's "all-risk" insurance, affecting the Demised Premises, Tenant agrees to reasonably promptly repair and restore the leasehold improvements in the Demised Premises or the portion thereof which is so damaged or destroyed to a condition at least equal in utility to the condition prior thereto, provided that Tenant shall not have been notified by Landlord that this Lease has been terminated pursuant to the provisions of this Article 8, or Tenant shall not have elected to exercise its right of termination of this Lease pursuant to this Article 8. Notwithstanding anything to the contrary contained in this Section 8.06, in case the Demised Premises shall be materially damaged or destroyed by fire or other cause at any time during the last year of the Term of this Lease, Tenant shall have no obligations under this Section other than to put its leasehold improvements in safe and orderly condition in compliance with Requirements applicable thereto to the extent feasible prior to the Expiration Date.

      Section 8.07. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building, provided that Landlord shall use reasonable efforts to effect such repair or restoration promptly and in accordance with the provisions of this Article 8, without regard to the adequacy of insurance or other proceeds, and in such manner as to minimize, to the extent practicable, interference with Tenant's use and enjoyment of the Demised Premises or any part thereof.

      Section 8.08. The provisions of this Article shall be considered an express agreement governing any case of damage to or destruction of the Building or the Demised Premises by fire or other casualty and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter in force providing for such contingency, shall have no application.

      Section 8.09. Tenant shall give Landlord notice in case of a fire or other casualty in the Demised Premises promptly after Tenant is aware of such event.

      Section 8.10. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by Expedited Arbitration in the manner provided in Section 27.02.

                                    ARTICLE 9

                                 EMINENT DOMAIN

      Section 9.01. In the event that the whole of the Real Property, Building or Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use , this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Real Property and not the entire Demised Premises shall be so condemned or taken, then, (a) except as hereinafter provided in this
Section 9.01, this Lease and the Term shall continue in full force and effect but, if a part of the Demised Premises is included in the part of the Real Property so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken; (b) whether or not the Demised Premises shall be affected thereby, if such condemnation or taking shall be of twenty-five percent (25%) or more of the Building and if Landlord's operation of the Building is materially impaired, Landlord may, at Landlord's option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, provided, however, that Landlord shall not make the election described in (b) above unless all of the leases in the Building are canceled effective on dates no later than the termination date of this Lease (inclusive of this Lease), or (c) if such condemnation or taking shall be of a substantial part of the Demised Premises (as such term is defined in Section 9.07), Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the Term and estate hereby granted as of the date of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rent shall be abated to the extent, if any, hereinabove provided in this Article. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking (but in all respects subject to building codes and zoning, environmental and other governmental laws then in existence), provided that Landlord shall not be required to repair or replace any of Tenant's leasehold improvements, Tenant's Alterations or Tenant's Property in the Demised Premises or elsewhere.

      Section 9.02. In the event of the termination of this

Lease in any of the cases provided in this Article, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the Rents shall be apportioned as of such date.

      Section 9.03. Except as expressly otherwise provided in any of the following Sections of this Article, Landlord shall be entitled to receive the award in any proceeding with respect to any taking provided for in this Article, including any award made for the value of any estate vested in Tenant by this Lease and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall receive no part of such Landlord's award. Notwithstanding the foregoing provisions of this Article, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Article, a separate award for the then value of Tenant's Property and for moving expenses, but Tenant may participate in such proceeding and recover a separate award for the value of Tenant's Property and for moving expenses only to the extent that Tenant's participation and such separate award does not reduce the amount of the award payable to Landlord in such proceeding.

      Section 9.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive only that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive the entire balance of the award, including that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease and the Term of this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligations hereunder (except to the extent Tenant shall be prevented from doing so by reason of such condemnation or taking) and in any case, Tenant shall notwithstanding such temporary taking continue to pay in full the Fixed Rent and additional rents when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of the Term of this Lease, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall be entitled to so much thereof as represents the period prior to such Expiration Date and Landlord shall be entitled to so much thereof as represents the period subsequent to such Expiration Date. All moneys that Tenant may be entitled to as, or as part of, an award for temporary use and occupancy for a period beyond the date to which Fixed Rent and additional rents hereunder have been paid by Tenant shall be received by Landlord, to be held and applied to it as a trust fund for payment of Fixed Rent and additional rents falling due hereunder.

      Section 9.05. If such temporary use or occupancy exceeds one (1) year and the conditions set forth in Section 9.01(c) have been met, then Tenant may thereafter terminate this Lease by giving written notice to such effect. If the temporary use or occupancy of all or any substantial part of the Demised Premises shall be so taken at any time during the last six (6) months of the Term of this Lease (calculated without regard to unexercised renewal options), Tenant may terminate this Lease by giving Landlord written notice to such effect within sixty (60) days after such taking. In the event of either such a termination, this Lease shall then expire on the date stated in such notice by the Tenant as if that were the Expiration Date of the Term and the Fixed Rent and additional rents shall be prorated and adjusted as of the date of such taking. Except as expressly provided in Section 9.04, an award in any proceeding with respect to any temporary taking provided for in this Article shall be applied, and Tenant may appear, claim, prove and receive in the proceedings a separate award, in accordance with the provisions of Section 9.03 hereof.

      Section 9.06. In the event of any taking of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible, whether or not the award received by Landlord (net of costs of collection, including attorneys' and appraiser's fees and disbursements) may be sufficient therefor, so as to constitute a complete and tenantable Building and Demised Premises which shall be substantially comparable in quality and service to the Building and Demised Premises as they existed prior to such taking, but in all respects subject to building codes and zoning, environmental and other governmental laws then in existence.

      Section 9.07. For the purposes of this Article 9, a substantial part of the Demised Premises or similar phrases shall mean that the remaining undamaged or untaken portion of the Demised Premises shall be insufficient to permit

Tenant's occupancy of the remaining undamaged or untaken portion of the Demised Premises as a workable or usable unit for the proper conduct of Tenant's business or that the access or Building Services to the Demised Premises has been so damaged or taken that the remaining usable access or Building Services shall not be adequate for the proper conduct of Tenant's business in its reasonable judgment.

      Section 9.08. The provisions of Sections 8.03 shall apply, mutatis mutandis, to Article 9.

      Section 9.09. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by Expedited Arbitration in the manner provided in Section 27.02.

                                   ARTICLE 10

                             ASSIGNMENT, SUBLETTING

      Section 10.01. (a) Except as otherwise herein expressly permitted, Tenant covenants that it shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, except as permitted by Section 3.04 hereof. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of the provisions of this Lease, Landlord may, after default by Tenant and the expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord will apply the net amount collected to the Fixed Rent and additional rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 10, or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant's covenants and obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article. Any person accepting an assignment of this Lease shall be deemed to have assumed, all covenants and obligations of Tenant hereunder to be performed, or arising or accruing, on or after the effective date of such assignment and shall be and remain liable jointly and severally with Tenant for the payment of Fixed Rent, additional rent and other charges, and for the due performance of all the terms, covenants, conditions and agreement herein contained on Tenant's part to be performed for the balance of the Term of this Lease. No assignment of this Lease shall release Tenant or any assignee of Tenant of its continuing liability under this Lease. For purposes of this Article 10, (i) the issuance of fifty percent (50%) in interests in Tenant (whether stock, partnership interest or otherwise) to any person or group of related persons, in a single transaction or a series of related transactions over a period of six (6) months, so that after such issuance, such person or group shall have control of Tenant, shall be deemed an assignment of this Lease, (ii) a transfer of fifty percent (50%) or more in interest of Tenant (whether stock, partnership interest or otherwise) by any party or parties in interest in a single transaction over a period of six
(6) months, such that such transferee shall have control of Tenant shall be deemed an assignment of this Lease ("Controlling Equity Transfer"). Notwithstanding the foregoing, for purposes of this Section 10.01, the issuance or transfer of shares or other interests of Tenant shall not include (x) a sale of the stock or other interests of Tenant pursuant to a public offering registered with the Securities Exchange Commission or (y) the trading of the shares of stock or other interests of Tenant on a nationally recognized exchange or "over the counter market" or (z) the transfer of or issuance of stock or other interests to employees of Tenant as part of a compensation or similar arrangement.

                  (b) Tenant may, upon prior notice or prompt notice after the fact to Landlord, but without Landlord's prior written consent:

                        (i) Assign this Lease to a corporation or other business entity (herein sometimes called a "successor") into or with which Tenant shall be merged, or consolidated, or to which substantially all of Tenant's assets may be transferred, provided that the successor shall have assumed, among other obligations and liabilities, all of Tenant's obligations and liabilities under this Lease, by operation of law or appropriate instruments of merger, consolidation or transfer, or be deemed to have assigned this Lease pursuant to a Controlling Equity Transfer, provided that the principal purpose of any such assignment is not the acquisition of Tenant's interest in this Lease. In case of an assignment by merger or consolidation, a true copy of the instrument of merger or consolidation containing the successor's assumption of Tenant's obligations and liabilities, including Tenant's liabilities under this Lease, shall be acceptable to Landlord in lieu of the agreement mentioned in the first sentence of paragraph (i) of this Article.

                        (ii) Assign this Lease to an Affiliate to use the Demised Premises for any of the purposes permitted to Tenant provided that such assignment is made for a valid corporate business purpose.

                        (iii) Sublet or license to an Affiliate to use and occupy the Demised Premises, or any part or parts thereof, for any of the purposes permitted to Tenant, subject to the terms and provisions of this Lease; however, such sublet or license shall not be deemed to vest in any such Affiliate any right or interest in this Lease except as expressly set forth herein.

                        (iv) Assign this entire Lease, or sublet the Demised Premises or any part or parts thereof, to a corporation or other business entity to which substantially all of the assets of one or more divisions or businesses of Tenant conducted in part or in whole from the Demised Premises have been transferred, provided that such corporation or other business entity shall have assumed substantially all of the obligations and liabilities of such division(s) by appropriate instruments. A true copy of the instrument(s) transferring such assets and such corporation's or other business entity's assumption of substantially all of the obligations and liabilities of such division(s) shall be delivered to Landlord together with the counterpart of the assignment or sublease as required by paragraph (i) of this Article.

                  (c) (i) If Tenant shall desire to assign this entire Lease or sublet the Demised Premises in whole or in part, other than in accordance with subparagraph (b) of this Section 10.01, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (A) the name and address of the proposed assignee or subtenant; (B) a description identifying the space to be sublet; (C) the basic terms and conditions of the proposed assignment or subletting; (D) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises or part thereof; (E) the most recent financial information as to the proposed assignee or subtenant, if reasonably available to Tenant, and (F) any other information Landlord may reasonably request with respect to the proposed assignee or subtenant, if reasonably available to Tenant, within five (5) Business Days following receipt of Tenant's request for consent. Even though Landlord shall be entitled to receive financial information with respect to the proposed assignee or subtenant, if reasonably available to Tenant, it is the intent of the parties that the assignee's or subtenant's financial condition is not to be a factor which Landlord is to consider in determining whether it is to consent to any assignment or subletting.

                        (ii) Landlord covenants that it shall advise Tenant within ten (10) Business Days of its receipt of Tenant's notice given pursuant to subparagraph (c)(i) as to whether it consents to or does not consent to such subletting or assignment and the reasons therefor and shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to said subparagraph (c)(i), nor shall any such consent add to or detract from the provisions of this Lease, provided that the following further conditions shall be fulfilled:

                              (A) The proposed assignee or subtenant shall be of
            a character, be engaged (or propose to be engaged) in a business, and propose to use the Demised Premises, or the part thereof to be sublet, in a manner in keeping with the then class and character of the other tenancies in the Building.

                              (B) In case of a subletting, it shall be expressly
            subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee, in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, (i) without the prior written consent of Landlord in each instance where Landlord's consent is required with respect to a subletting or assignment by Tenant, and Landlord covenants that it shall not unreasonably withhold or delay its consent and that such consent shall be given or withheld by Landlord on the same terms and conditions as required by Landlord with respect to assignments and/or sublets by Tenant under paragraph (c) of this Article, or (ii) except that the sublease may be assigned and/or sublet without Landlord's consent in similar circumstances to those set forth in Section 10.01(b) and (iii) and any profit or any payment received by Tenant with respect thereto shall be subject to the provisions of Section 10.01 (l) as if received directly by Tenant from its subtenant.

                              (C) In case of a subletting, the portion of the
            Demised Premises on any one (1) floor of the Building shall not be occupied at any time by more than six (6) subtenants and Tenant (excluding Tenant's Affiliates and Users of the Demised Premises pursuant to Section 3.04 hereof).

                              (D) No subletting shall end later than one (1) day
            before the Expiration Date of the Term of this Lease, but any subletting may provide for renewals when, if and as Tenant shall renew this Lease pursuant to Article 24.

                              (E) The purposes for which the proposed subtenant
            or assignee is to use the Demised Premises are uses permitted by and not prohibited by this Lease or the Rules and Regulations hereto.

                              (F) Tenant shall not be in default hereunder
            beyond any applicable notice and cure periods at the time consent to such subletting or assignment is requested.

                              (G) Tenant shall reimburse Landlord for any
            reasonable out-of-pocket costs that may be incurred by Landlord in connection with said sublease or assignment (including but not limited to legal expense and the costs of making investigations as to the acceptability of a proposed subtenant or assignee).

                              (H) The proposed subtenant or assignee shall not
            be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in and the jurisdiction of the courts of New York State in New York County.

                              (I) The proposed assignment shall confirm, without
            amendment the terms of this Lease, and any proposed sublease shall be subject to all of the terms and conditions of the Lease.

                              (J) The proposed subtenant or assignee is not then
            an occupant of any part of the Building (provided comparable space to that covered by the proposed assignment or subletting is then available in the Building or shall be coming available for leasing within six (6) months (such period when such comparable space is or is coming available, being called "Available Period") or a party who is then actively negotiating with Landlord or Landlord's agent (directly or through a broker) with respect to such comparable space in the Building which is then available or is to come available within the Available Period; Landlord shall, within five (5) Business Days after request by Tenant as to an assignment of this Lease or specifying the space of a proposed subletting, notify Tenant as to whether Landlord believes it has comparable space in the Building available within the Available Period and shall provide Tenant with a list of such comparable space and a statement identifying all such active negotiations for space in the Building and the time or commencement of such negotiations, such information to be kept in strict confidence by Tenant and not disclosed to anyone without Landlord's written consent and any person not so identified shall not be covered by the foregoing condition; and, notwithstanding that Landlord may have such space so available, if such proposed assignee or subtenant declines in writing to lease the space offered by Landlord, Tenant shall then be free to assign this lease or enter into a sublease with such proposed assignee or subtenant as so proposed by Tenant subject to the other terms and provisions of this Lease. Notwithstanding the foregoing, if Landlord has notified Tenant in such statement as to any such active negotiations, Tenant shall only be free to assign this Lease or enter a sublease with such parties identified on the list of active negotiations if as and when such negotiations shall cease to be active; for purposes hereof, such negotiations shall cease to be active six (6) months after the time of commencement of such negotiations as set forth in said statement unless, in such statement or during such six (6) month period Landlord shall notify Tenant that a lease has been prepared and sent to the party identified on such list, in which event, such six (6) month period shall be extended by three (3) months or, if at any time within such applicable six (6) or nine (9) month period, negotiations with such party shall be discontinued (Landlord hereby agreeing that it shall promptly notify

            Tenant if such negotiations are discontinued).

                  (d) The Demised Premises, or any part thereof, shall not, without Landlord's prior written consent, such approval not to be unreasonably withheld or delayed, be publicly advertised for subletting at a rental rate less than the rental rate being sought by Landlord for comparable space in the Building provided that Landlord shall, within ten (10) days after Tenant so requests, have informed Tenant of the rental rate being sought by Landlord for such comparable space. All public advertising of the Demised Premises, or any portion thereof, for subletting shall be approved by Landlord, such approval not be unreasonably withheld or delayed. It is understood that the term "public advertising" shall not include a broker's brochure or flyer. Provided that Tenant's request shall state that the failure to disapprove within five (5) Business Days shall be deemed to be approval thereof, any such request shall be deemed approved if Landlord shall fail to disapprove the same within such time period. The foregoing, however, shall not be deemed to prohibit Tenant from listing a subletting with brokers or from negotiating or consummating a sublease at a lower rental rate.

                  (e) For purposes of paragraph (d) above, promptly upon receipt of a request from Tenant, Landlord shall notify Tenant as to whether it has any space in the Building then available or becoming available in the Available Period and the rental rate then being charged for such space in the Building.

                  (f) If such proposed assignment or subletting shall require Landlord's consent and Landlord shall fail to notify Tenant within such ten (10) Business Day period of Landlord's consent or disapproval of the proposed assignment or subletting as contemplated by subparagraph (c)(ii) of this Section 10.01, Landlord shall be deemed to have consented to such assignment or subletting and Tenant shall be free to assign this Lease or sublease that portion of the Demised Premises (which may be the entire Demised Premises) to such proposed assignee or subtenant, on substantially the same material terms and conditions set forth in Tenant's written request therefor, subject to the terms and conditions of this Lease, if Tenant's notice as to such subletting or assignment sets forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENTER INTO SUCH SUBLETTING/ASSIGNMENT IN ACCORDANCE WITH THIS NOTICE. If Landlord shall be deemed to have consented to an assignment or subletting, then, upon request therefor by Tenant, Landlord shall promptly deliver to Tenant a statement in confirmation of that fact. If Landlord grants its consent to an assignment or sublease and such assignment or sublease is not entered into for any reason within six (6) months after the granting of such consent, or if such assignment or sublease is modified prior to its being entered into, such that such modifications would have had a material impact on Landlord's decision on whether or not to consent to such assignment or subletting, then and in either event, Landlord's consent shall be deemed to have been withdrawn and Tenant shall not have the right to so assign this Lease or to sublease all or a portion of the Demised Premises without once again complying with the provisions of this Article 10 for obtaining Landlord's consent; but if such modification or amendment would not have had such material impact, Tenant shall nevertheless provide a copy of such modifications to Landlord prior to execution of the assignment or sublease. In no event shall Tenant materially modify or amend any sublease to which Landlord has consented without obtaining Landlord's prior written consent, not to be unreasonably withheld or delayed (as if such modification was a proposed sublease), but Tenant shall nevertheless provide a copy of such modification or amendment (whether material or non-material) to Landlord prior to execution of the modification or amendment.

                  (g) If there shall be any dispute between the parties as to the reasonableness of Landlord withholding such consent or as to the requirement of obtaining Landlord's consent to any transaction, Tenant may elect to submit the same to Expedited Arbitration in accordance with the provisions of Section
27.02 hereof.

                  (h) Every subletting by Tenant is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to its Expiration Date or if Landlord shall succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

                  (i) Tenant shall furnish Landlord with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made by it within thirty (30) days after the date of its execution and delivery. Tenant shall (x) remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any assignment or subletting provided for in subsection 10.01(b) or (c); except that no such assignor Tenant shall be bound by or liable under any subsequent modification, or amendment of this Lease, unless entered into by an Affiliate of assignor Tenant, to the extent that the same increases the assignor Tenant's monetary obligations, materially increases the assignor Tenant's other obligations or materially and adversely affects the rights of the assignor Tenant, unless such assignor Tenant shall have expressly consented thereto; provided that to the extent any such subsequent modification or amendment operates to reduce or waive or extend the time of performance of any obligation of the then Tenant hereunder, such amendment, modification or waiver shall inure to the benefit of the assignor Tenant to the same extent as it benefits or benefitted the then Tenant hereunder, and, (y) shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any such subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

                  (j) Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease (other than a Controlling Equity Transfer) shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the covenants and obligations of Tenant hereunder to be performed, or arising or accruing, on or after the effective date of such assignment. A failure or refusal of such assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

                  (k) In the event of any assignment of this Lease, Landlord when giving notice to said assignee or any future assignee in respect of any default hereunder, shall also serve a copy of such notice upon the Original Tenant (for purposes of this paragraph 10.01(k), the "Initial Tenant"), at its last address for notice in accordance with this Lease, which notice shall indicate the date on which the notice of default was given to the then Tenant, and no notice of default shall be effective until a copy thereof is so given to the Initial Tenant. Immediately after said last date upon which the then Tenant may cure such default, Landlord shall give notice to the Initial Tenant stating whether or not the default has been cured, and if it has not been cured said notice shall also state the manner in which the then Tenant shall have failed to cure its said default, in which event the Initial Tenant shall then have the option to (i) cure the default and, with respect thereto, the Initial Tenant shall have the same amount of time, after such notice, within which to cure the said default, as is provided for under the provisions of this Lease to be given to Tenant therefor after notice, and should the Initial Tenant so cure such default, the Initial Tenant may elect that such curing by Initial Tenant of such default shall be deemed to be the curing thereof only as to Initial Tenant and not as to the then Tenant hereunder, in which case (x)

Initial Tenant shall be entitled to enforce, by subrogation or otherwise, any and all of the rights of Landlord against the then Tenant, including the right to recover possession of the Demised Premises subject to all terms, covenants and conditions of this Lease, or (y) request Landlord to terminate this Lease because of the default of the then Tenant whereupon, if Landlord had not already done so, Landlord shall promptly and in good faith, at the sole expense of Initial Tenant, initiate and prosecute to completion summary proceedings to obtain vacant possession of the Demised Premises, and Landlord and the Initial Tenant shall enter into a new lease, as "Landlord" and "Tenant", respectively, for the remainder of the Term, containing the provisions (including the renewal option, as may then remain), under this Lease, commencing simultaneously with the termination of this Lease, whereupon the Initial Tenant shall remedy said condition giving rise to said default and pay all Fixed Rent and additional rent then due but unpaid. If Landlord and the Initial Tenant shall so enter into a "new lease", and if Initial Tenant had previously as signed this Lease to an assignee which had in turn assigned this Lease to the assignee so in default, Landlord agrees that Initial Tenant may assign such "new lease" to any such previous assignee other than such assignee so in default subject to and in accordance with the provisions of this Article, except that when Landlord's consent is required Landlord may only take into account facts and circumstances which have changed since the date of the original assignment of this Lease to such assignee.

                  (l) Notwithstanding anything to the contrary contained herein, if Tenant or any Affiliate of Tenant shall either (A) receive any consideration, directly or indirectly, from its assignee in connection with the assignment of this Lease, other than pursuant to subparagraph (b) of this Section 10.01., including, without limitation, sums paid by the assignee for the purchase of Tenant's leasehold improvements and fixtures in the Demised Premises (other than Tenant's trade fixtures, office equipment and furniture), Tenant shall pay over to Landlord, at the time of Tenant's receipt thereof, fifty percent (50%) of such consideration, if any, as shall exceed, to the extent actually incurred, "Transaction Costs" (as hereinafter defined) in connection with such particular assignment, or (B) sublet the Demised Premises, or any portion thereof, to anyone, other than pursuant to subparagraph
(b) of this Section 10.01, for rents or other consideration payable to Tenant or any Affiliate of Tenant, directly or indirectly, which for any monthly period shall exceed the Rents payable for the subleased space under this Lease for the same monthly period, Tenant shall pay Landlord, as additional rent at the time such payments are received by the Tenant, fifty percent (50%) of such excess less, to the extent actually incurred, "Transaction Costs" in connection with such particular subletting. "Transaction Costs" shall mean (i), customary brokerage commissions, (ii) work allowances paid by Tenant and/or the cost of improvements or alterations to the Demised Premises made by Tenant expressly for the purpose of preparing the Demised Premises for such subletting or assignment,
(iii) the unamortized or undepreciated cost of those leasehold improvements to the Demised Premises (calculated in accordance with generally accepted accounting principles) paid for by Tenant (whether before or after the date of this Lease) in their entirety and leased or sold, as the case may be, and used, by the sublessee (in the portion of Demised Premises being sublet) or assignee in such subletting or assignment; (iv) advertising expenses; (v) reasonable attorneys' fees and disbursements, (vi) rent abatements or concessions given to a subtenant, (vii) lease "takeover" costs actually paid by Tenant to a third party landlord of other space leased by the sublessee or assignee, to induce it to enter into the sublease or assignment, less any net rentals received by Tenant or its Affiliate from the reletting of such other space or the assignment of the other lease thereof, and (viii) other expenses reasonably incurred by Tenant for such subletting or assignment. In the case of a subletting such Transaction Costs shall be amortized over the lesser of (x) the useful life of such improvements in accordance with the Internal Revenue Code as then applicable or (y) in all other cases the rent paying term of the sublease with interest at the same rate per annum as interest on United States Treasury Bonds or Notes of maturity equal to the amortization period. Tenant shall, at the time of notice to Landlord of such assignment or sublease, present to Landlord detailed evidence supporting the computation of the Transaction Costs and any sums payable to Landlord hereunder.

                  (m) Notwithstanding anything to the contrary contained in subsection (h) of this Section 10.01, subject to the satisfaction of the conditions set forth hereinafter, Landlord agrees to execute and deliver to Tenant and any subtenant of Tenant under an "Eligible Sublease" (as hereinafter defined), within thirty (30) days after Tenant's request therefor, a nondisturbance and attornment agreement in form substantially identical to that annexed hereto as Exhibit D, provided that:

                        (i) the rent payable under the Eligible Sublease shall not be less than the Fixed Rent and additional rent computed at the rate per rentable square foot for the space being subleased which is set forth in this Lease, but if such condition is not satisfied by the terms of the Eligible Sublease, then, in addition to the provisions contained in Exhibit D, the non-disturbance and attornment agreement shall provide that if this Lease shall terminate as contemplated thereby from time to time, the fixed rent and additional rent under the Eligible Sublease shall be increased (but not decreased) if necessary so that it is equal on a rentable square foot basis to the Rents which would have been payable under this Lease with respect to the Demised Premises had this Lease not been terminated; and

                        (ii) Tenant shall have furnished Landlord with such references and current financial information with respect to the subtenant under the Sublease that shall evidence a net worth, credit and financial responsibility of such subtenant which is reasonably satisfactory to Landlord, given the financial obligations under the Eligible Sublease.

                        (iii) For purposes of this sub-section (m), an "Eligible Sublease" shall mean a direct sublease between Tenant and a subtenant which is not an Affiliate of Tenant, which demises for a sublease term of not less than five (5) years at least the lesser of (x) an entire floor of either the East Building or West and Middle Building or (y) 17,000 rentable square feet of the Demised Premises, provided that if such sublease is of a portion of an entire floor of the Building, such subtenant's premises have access to a common corridor and to an elevator lobby and are demised as to otherwise comply with all applicable Requirements.

                                   ARTICLE 11

                           PIPES, DUCTS AND CONDUITS,
                           ACCESS TO DEMISED PREMISES

      Section 11.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same are installed and concealed behind walls and ceilings of the Demised Premises, and are installed by such methods and/or at such locations as will not materially interfere with or impair Tenant's layout or use of the Demised Premises or detract from the appearance thereof, and in no event will any such additional installations in the aggregate from the date hereof utilize more than fifty (50) square feet of usable area of any floor included in the Demised Premises.

      Section 11.02. Landlord or its agents or designees shall have the right, but only upon prior notice to Tenant or any authorized employee of Tenant at the Demised Premises, to enter the Demised Premises at reasonable times during Business Hours, subject to the reasonable security and confidentiality requirements of Tenant, for the purpose of making such repairs, restorations or alterations as Landlord shall be required or shall have the right to make in accordance with the provisions of this Lease and, subject to the foregoing, shall also have the right, when accompanied by Tenant, to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the Building or to the holder of any mortgage on the Building or a prospective assignee of such holder. Such inspections and exhibitions shall be conducted in such a manner as to cause no disruption to Tenant or the conduct of its business at the Demised Premises. Landlord shall be allowed to take material into and upon the Demised Premises that may be required for the repairs, restorations or alterations above mentioned as the same is reasonably required in accordance with good construction practice for such purpose without the same constituting an eviction of Tenant in whole or in part, and the Fixed Rent and additional rent shall in no wise abate, except as otherwise provided in this Lease, while such repairs, restorations or alterations are being made, by reason of loss or interruptions of the business of Tenant because of any such work, provided Landlord expeditiously proceeds therewith and exercises reasonable diligence so as to minimize any such disturbance. Any work performed or installations made pursuant to this Article 11 shall be made in accordance with the provisions of
Section 5.02. Landlord shall promptly repair any damage to the Demised Premises or Tenant's Property caused by such work or installations for which Landlord is responsible hereunder.

      Section 11.03. Landlord may, during the twelve (12) months prior to the expiration of the Term of this Lease and upon reasonable notice to Tenant, subject to the reasonable security and confidentiality requirements of Tenant, exhibit the Demised Premises to prospective tenants during Business Hours. Such exhibitions shall be conducted in such a manner as to cause no disruption to Tenant or the conduct of its business at the Demised Premises. Tenant shall have the right to be present when Landlord so displays the Demised Premises.

      Section 11.04. If Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor if, to the extent possible, Landlord is accompanied by New York City police or fire personnel, and if during and following such entry Landlord or Landlord's agents shall accord due care to Tenant's Property, and without in any manner affecting the obligations and covenants of this Lease, Landlord shall notify Tenant of any such entry as soon thereafter as practicable.

      Section 11.05. Landlord acknowledges that by virtue of the nature of Tenant's business, Tenant has certain security and confidentiality requirements such that portions of the Demised Premises are locked and inaccessible to persons unauthorized by Tenant ("Secured Areas"). Landlord therefore agrees that except in cases of emergency Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided that (i) Tenant shall deliver floor plans of the Demised Premises designating the Secured Areas, (ii) such designation shall be reasonable in light of Tenant's business, and (iii) Landlord shall have no liability for providing cleaning or other services to the Secured Areas that requires access to the Secured Areas unless Tenant shall provide Landlord with such access to the Secured Areas for purposes of providing cleaning or such other services at those times that Landlord shall reasonably designate in accordance with Landlord's ordinary cleaning schedule or, in the case of such other services, at such times as Landlord shall reasonably designate.

      Section 11.06. Except as otherwise expressly provided in this Lease, Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building, as opposed to any part of the Demised Premises as to which Landlord shall not make any such changes; provided, however, that Landlord agrees not to exercise such right with respect to the entrances, passageways, lobby and other hallways, corridors and stairways providing access to or otherwise with respect to the Demised Premises (a) if access to the Demised Premises would be cut off or impaired or if there would be obstruction of access to the Demised Premises or interference with the use or enjoyment thereof or (b) without the consent of Tenant, such consent not to be unreasonably withheld or delayed.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

      Section 12.01. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate(s) of occupancy issued for the Building. Landlord will make no changes in the Building which would result in a change in the certificate(s) of occupancy the effect of which would prevent Tenant from using the Demised Premises for the purposes for which they are now being or could hereafter be used.

                                   ARTICLE 13

                                   BANKRUPTCY

      Section 13.01. Subject to the provisions of Section 13.02, if at any time during the Term of this Lease, (a) there shall be filed by Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, or (b) there shall be instituted against Tenant an involuntary proceeding for bankruptcy, insolvency, reorganization or any other relief described in this Section 13.01, and except as otherwise provided in this
Section 13.01, Tenant shall not within one hundred twenty (120) days have vacated or stayed the same, or caused any delinquency in Fixed Rent and additional rent which shall have become due and payable to have been paid and no other default to be continuing hereunder beyond any applicable notice and/or cure period, Landlord may, at Landlord's option, serve upon Tenant or any such trustee, receiver, or assignee, a notice in writing stating that the Term of this Lease shall cease and expire on the date specified in said notice, which date shall not be less than fifteen (15) days after the serving of said notice, and the Term of this Lease shall then expire on the date so specified as if that date had originally been fixed in this Lease as the Expiration Date of the Term of this Lease. Thereupon, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as part of its damages any rent or other monies received by it from Tenant or others on behalf of Tenant.

      Section 13.02. In the event of the termination of this Lease pursuant to
Section 13.01 hereof, Landlord shall
forthwith, notwithstanding any other provision of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rents reserved hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Demised Premises for the same period (as determined in the manner described in Section 15.01), if lower than the Rents reserved hereunder at the time of termination, such difference being discounted to the then present value at the same rate per annum as interest on United States Treasury Bonds or Notes of maturity equal to the unexpired Term immediately before such termination. If the Demised Premises or any part thereof be re-let by Landlord in a bona fide arms-length transaction for the unexpired Term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

      Section 13.03. If, at any time, Tenant's interest in this Lease shall have been assigned other than to an Affiliate, the word "Tenant", as used in this
Article 13, shall be deemed to mean the then Tenant under this Lease.

                                   ARTICLE 14

                                     DEFAULT

      Section 14.01. This Lease and the Term and estate hereby granted are subject to the limitation that (a) whenever Tenant shall default in the payment of any installment of Fixed Rent, or in the payment of any additional rent, on any day upon which the same is herein provided to be paid, and such default shall continue for thirty (30) days after Landlord shall have given Tenant a notice specifying such default, and for an additional five (5) days after Landlord shall have served on Tenant a second written notice given after the expiration of thirty (30) days from the giving of the first such notice, in each case specifying such default; or (b) whenever Tenant shall default in performing any of Tenant's other material obligations under this Lease and such default shall continue and shall not be remedied by Tenant within forty-five (45) days after Landlord shall have given Tenant a notice specifying such default, or, in the event of a default which cannot with due diligence be remedied within such forty-five (45) day period if Tenant shall not have diligently commenced (subject to Force Majeure Events) to take action toward remedying such default within such forty-five (45) day period and shall not thereafter with reasonable diligence (subject to Force Majeure Events) and in good faith proceed to remedy such default, then in any of the events set forth in clauses (a) or (b), Landlord may, if such defaults have not been remedied, serve a written ten (10) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said ten (10) days, this Lease and the Term hereof shall end and expire as fully and completely as if the date of expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of the Term of this Lease and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

      Section 14.02. If the notices provided for in Section 14.01 hereof shall have been given and such default shall not be remedied within the applicable cure periods, Landlord may, without notice, reenter the Demised Premises and dispossess Tenant, the legal representatives of Tenant or other occupants of the Demised Premises, subject to the provisions of any nondisturbance agreement which Landlord may have entered into with subtenants of all or any part of the Demised Premises, by summary proceedings or otherwise, and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

      Section 14.03. Notwithstanding a termination of this Lease pursuant to the provisions of this Article 14, Tenant's obligation to pay any and all Fixed Rent and additional rent under this Lease shall continue to and cover all periods up to the date (excluding unexercised renewal options) provided in this Lease for the expiration of the Term hereof.

                                   ARTICLE 15

                   REMEDIES OF LANDLORD, WAIVER OF REDEMPTION

      Section 15.01. (a) In case of any reentry, expiration and/or dispossess by summary proceedings or otherwise as set forth in Article 14 hereof (i) the Fixed Rent and additional rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent; and (iii) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, either:

                              (A) a sum payable on demand which at the time of
            such expiration, termination, re-entry and/or dispossess represents the excess, if any, of (x) the Fixed Rent and additional rent which would have been payable by Tenant for the period commencing with such earlier expiration, termination, re-entry and/or dispossess or, if later, the date through which monthly deficiencies have been paid in full pursuant to (B) below, and ending with the date of expiration of the Term of this Lease had this Lease not been so terminated or had Landlord not so reentered the Demised Premises or dispossessed Tenant, over (y) the aggregate fair rental value of the Demised Premises for the same period, such difference being discounted to the then present value at the same rate per annum as interest on United States Treasury Bonds or Notes of maturity equal to the unexpired Term, or

                              (B) until such time as Landlord may elect to and
            shall recover damages under (A) above, any deficiency between the Fixed Rent and additional rent hereby reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises (allocated on a square foot basis if the Demised Premises or any part thereof shall be relet in combination with any other space) for each month of the period which would otherwise have constituted the balance of the Term of this Lease (without regard to any unexercised renewals thereof). The inability (but not the unreasonable refusal) of Landlord to relet the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency, but only to the extent actually incurred, such normal, customary and reasonable expenses as Landlord may incur in connection with reletting, such as reasonable attorneys' fees, brokerage commissions and reasonable expenses for keeping the Demised Premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

                  (b) For the purposes of subparagraph (a) of this Section 15.01, (a) additional rent shall be presumed to be the same as payable for the calendar year immediately preceding such earlier expiration, termination, re-entry or dispossess; and (b) if the Demised Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease, or any part thereof, in a bona fide, arms length transaction, before exercise by Landlord of its option under said clause (A) hereof, the amount of rent reserved upon such re-letting shall be prima facie the aggregate fair rental value of the Demised Premises for purposes of such clause (A) thereof.

                  (c) In case of any reentry, expiration and/or dispossess by summary proceedings or otherwise as set forth in Articles 13 and 14, provided Tenant shall surrender possession of the Demised Premises to Landlord and confirm its obligations hereunder, Landlord shall use reasonable efforts to relet the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms that may at Landlord's option be less than or exceed the period which would otherwise constitute the balance of the Term of this Lease and may grant concessions or free rent. For purposes of this paragraph (c) and Section 13.02, such refusal to relet shall not be deemed to be unreasonable if Landlord does not relet for any one or more of the reasons specified in clause (A) or (C) of subparagraph (c)(ii) of Section 10.01. In no event shall Landlord be expected to make any effort to relet the Demised Premises if there is in the Building comparable space which is vacant or will be vacant within six (6) months from the date of repossession of the Demised Premises. The inability (but not the unreasonable refusal) of Landlord to relet the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Tenant's liability for the liquidated damages described in the preceding paragraph shall include the cost of only those alterations, repairs, replacements and decorations in the Demised Premises as Landlord in fact makes and are advisable and reasonably necessary for the purpose of reletting the Demised Premises and, in no event, shall the cost of such alterations and decorations for which Tenant shall be liable exceed the value of Landlord's then standard work letter or allowance; and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall not be liable, in the event that the Demised Premises are relet, for inability to collect the rent under such reletting.

      Section 15.02. In the event of a breach or threatened breach by Landlord or Tenant of any of the covenants or provisions hereof, Landlord, in the case of a breach or threatened breach by Tenant, and Tenant, in the case of a breach or threatened breach by Landlord, shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to any other remedies herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy, in law or in equity.

      Section 15.03. Tenant does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant might otherwise have to (a) redeem the Demised Premises or any interest therein, (b) re-enter or repossess the Demised Premises, or (c) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The word "reenter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

                                   ARTICLE 16

                                FEES AND EXPENSES

      Section 16.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, and in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and of Landlord's intention or reservation of rights to remedy the same in accordance with the provisions of this Section, and the applicable grace period for curing such default shall have expired; and if Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate from the date incurred, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of submission of a bill to Tenant therefor. In no event shall Tenant be responsible for such expenditures or obligations if any such action or proceeding is determined in favor of Tenant.

      Section 16.02. If Landlord shall default in the observance or performance of any terms or covenants on Landlord's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, and Tenant shall notify Landlord of the existence of said default and Landlord shall fail to commence to cure the same within thirty (30) days after said notice and diligently prosecute any work necessary to cure such default to its completion, Tenant may then take action to cure the default, and if Tenant makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate from the date incurred, shall be paid by Landlord to Tenant within thirty (30) days of submission of a bill to Landlord therefor; provided, however, that in the event that Landlord's default has a material adverse impact on Tenant's ability to conduct its business or creates an imminent danger to the health or safety of persons or property, the thirty (30) days first specified above shall be reduced to ten (10) days or such shorter period of time as may be required under the circumstances by virtue of the nature of the matter involved in the case of an emergency situation, and the notice specified above in this Section shall not be required. If Landlord shall dispute Tenant's right to have performed any work hereunder or the cost incurred, the parties shall resolve such dispute by arbitration in accordance with the provisions of this Lease, but Tenant shall not have any right of setoff or offset with respect thereto unless Landlord shall fail to pay any amount determined in such arbitration to be due to Tenant within thirty (30) days after Landlord has received notice of such determination, in which event Tenant may offset such amount with interest thereon at the Interest Rate from the date incurred, from the next installments of Fixed Rent and additional rent hereunder. Any action taken by Tenant pursuant to this Section 16.02 shall not constitute a waiver of any of Tenant's other rights and remedies hereunder.

                                   ARTICLE 17

                                   END OF TERM

      Section 17.01. Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove Tenant's Property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 18

                                 QUIET ENJOYMENT

      Section 18.01. Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease. Except for any mortgage held by a recognized lending institution (as such term is defined in Section 31.01) where Tenant and mortgagee have executed and delivered the nondisturbance and attornment agreement required by Section 31.03, Landlord covenants and agrees that this Lease and the estate and rights of Tenant hereunder shall be prior to the lien of any mortgage or other encumbrance hereafter placed on the Building and/or the Real Property. Landlord agrees that any such mortgage (other than any such mortgage held by a recognized lending institution), by its terms, shall be expressly subordinate to this Lease and the estate and rights of Tenant hereunder.

                                   ARTICLE 19

                                    NO WAIVER

      Section 19.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee or agent of Landlord shall have any power to accept the keys for the Demised Premises prior to the termination of this Lease. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent, nor shall any endorsement or statement on any check or any letter accompanying any payment of rent be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      Section 19.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 20

                             WAIVER OF TRIAL BY JURY

      Section 20.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, or any other claims (except claims for personal injury or property damage), or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, provided, however, that the foregoing waiver shall not be binding in any case where Tenant's failure to interpose such counterclaim would result in a waiver of such counterclaim on Tenant's part.

                                   ARTICLE 21

              INABILITY TO PERFORM; FORCE MAJEURE EVENTS; ABATEMENT

      Section 21.01. If, by reason of any of the following ("Force Majeure Events") (i) acts of God, (ii) strike or labor troubles not directly involving a party hereto, (iii) governmental preemption in connection with a national emergency, (iv) any rule, order or regulation of any governmental agency, (v) conditions of supply or demand which are affected by war or other national, state or municipal emergency, (vi) or any similar cause beyond Landlord's or Tenant's respective reasonable control, Landlord or Tenant, respectively shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, in the case of Landlord, this Lease and the other of Landlord's or Tenant's obligations hereunder and in the case of Tenant its obligation to pay Fixed Rent and additional rent hereunder shall in no wise be affected, impaired or excused; provided, however, that as soon as Landlord or Tenant, respectively, shall learn of the happening of any of the foregoing conditions, Landlord or Tenant, respectively, shall promptly notify the other of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as practicably possible, and provided that nothing in this Section 21.01 shall affect Tenant's express rights to rent abatements provided in this Lease or Tenant's obligations to pay the Rents and other fees and charges due to the Landlord hereunder.

      Section 21.02. If, for any reason whatsoever, whether or not the result of the causes set forth in clauses (i) through (vi) of Section 21.01 above or of the failure of the supplier of utilities to the Building or by reason of any

Requirement: (a) reasonable access to the Demised Premises is prevented or substantially obstructed or (b) essential services to the Demised Premises are interrupted or materially impaired or (c) Landlord fails to make repairs required under this Lease, or makes such repairs and, in either case more than two thousand five hundred (2,500) rentable square feet of the Demised Premises are untenantable, or (d) the Demised Premises or more than two thousand five hundred (2,500) rentable square feet thereof is untenantable or Tenant's conduct of its business operations is materially interfered with, and any such condition described in clauses (a) through (d) above continues for seven (7) or more consecutive days (but excluding untenantability resulting from a fire or other casualty, a taking by exercise of right of eminent domain or the intentional wrongful act or negligence of Tenant or anyone claiming by, through or under Tenant, or their respective employees, agents, contractors or invitees), and Tenant shall have given Landlord notice of such condition if no other tenant is then subject to a similar act, event or circumstance, but if any other tenant is so affected, no such notice by Tenant shall be required hereby, then, commencing on the day after the expiration of such seven (7) consecutive day period, if and so long as Tenant is not conducting business in the affected portion of the Demised Premises, other than the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's Property, Tenant shall be entitled to an abatement of Fixed Rent and additional rent for each day after said seven (7) day period for such portion of the Demised Premises so affected as above set forth, which abatement shall be in the proportion that the untenantable rentable area of the Demised Premises bears to the total rentable area of the Demised Premises. Notwithstanding the foregoing, if by reason of any such condition, (i) one (1) or more floors of the Demised Premises are rendered untenantable for the conduct of Tenant's business or (ii) access to one (1) or more floors of the Demised Premises is materially adversely affected, and if it was not reasonably practicable to conduct Tenant's business in and Tenant discontinues the conduct of its business in the remainder of the Demised Premises, other than the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's Property, then for the purposes of the preceding sentence all of the Demised Premises shall be deemed untenantable. No provision of this Section shall limit any other remedy of Tenant provided for in this Lease or under applicable law. Nothing in this Lease shall be considered as a waiver by Tenant of its right to assert a constructive eviction.

      Section 21.03. If any dispute shall arise between Landlord and Tenant with respect to the application of Section 21.02, such dispute shall be submitted to and determined by Expedited Arbitration in accordance with the provisions of Section
27.02 hereof.

                                   ARTICLE 22

                                     NOTICES

      Section 22.01. Any notice, demand, statement, consent, authorization, approval, disapproval, or other communication (herein collectively a "Notice") required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any Requirement, shall be in writing (whether or not so stated elsewhere in this Lease), and except as hereinafter provided in this Section 22.01 shall be deemed to have been properly given, rendered or made, when hand delivered or deposited with a nationally recognized overnight courier or with the United States post office, by certified mail, return receipt requested, addressed as follows:

                  If to the Landlord:

                  Boston Properties Limited Partnership
                  c/o Boston Properties, Inc.
                  8 Arlington Street
                  Boston, Massachusetts 02116

                  with a copy of any notice of a default to:

                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attn:  Peter Van, Esq.

                  If to Tenant:

                  Bankers Trust Company
                  Real Estate Management Department 22nd Floor
                  Mail Stop 2221
                  130 Liberty Street
                  New York, New York  10006
                  Attn:  Vice President Leasing

                  with a copy of any notice of a default to:

                  General Counsel
                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006

Either party may, by Notice as aforesaid, designate a different address or attention designation for Notices intended for it. Such Notice shall be given, and shall be deemed to have been given and received, when so hand delivered (against a signed receipt) or three (3) days after such deposit of such Notice by certified mail enclosed in a securely closed post-paid wrapper, in a United States post office, or one (1) day after such deposit of such Notice with a nationally recognized overnight courier; and in the case of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the postage department or such nationally recognized courier.

                                   ARTICLE 23

                                    SERVICES

      Section 23.01. (a) Landlord (i) shall provide passenger elevator service to the Demised Premises by the eight (8) passenger elevators in each of the low rise and high rise banks of West Building passenger elevators and by the seven
(7) passenger elevators in the low rise bank of East Building passenger elevators and by the five (5) passenger elevators in the high rise bank of East Building passenger elevators which service the Demised Premises as of the date of the execution of this Lease, during the hours of 6:00 a.m. to 9:00 p.m. Mondays through Fridays on Business Days and (ii) shall have at least four (4) passenger elevators in each of the low rise and high rise banks of the West Building and five (5) passenger elevators in the low rise bank of the East Building and three (3) passenger elevators in the high rise bank of the East Building subject to call at all other times to the Demised Premises, such requirements as to the high rise bank of elevators in the East Building to apply from and after such time as Tenant leases Option Space and such requirements as to the high rise bank of elevators in the West Building to apply from and after the time that Tenant leases the Additional Demised Premises (subject to (x) two
(2) such passenger elevators in each such elevator bank not being in service at any time due to maintenance or upgrades and (y) any such passenger elevators not being in service due to bona fide repairs being made thereto, which repairs shall be made promptly, using overtime labor if more than two (2) such passenger elevators shall be so inoperable at any one time). Landlord shall also provide passenger elevator service to the Demised Premises by the "vault" elevator servicing the 1st and 2nd Floors of the Demised Premises at all times that such portions of the Demised Premises shall be open for business, which elevator shall be for the exclusive use of Tenant, its subtenants, officers, employees and invitees, and which elevator shall not be programmed to stop at any floor not part of the Demised Premises. Upon notice from Tenant given not more than once in any sixty (60) day period, Landlord shall, as requested by Tenant, cause one or more passenger elevators to be programmed so that they do not open on certain floors of the Demised Premises during certain hours specified by Tenant, provided that in Landlord's reasonable judgment, such reprogramming will not adversely affect the elevator service given or required to be given to other tenants and occupants of the Building. At Landlord's option, the passenger elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Tenant shall have the nonexclusive right to use the passenger elevators for the distribution to Tenant's directors, partners, officers, shareholders and employees of (i) mail and other written material via mail carts, (ii) files via file carts and (iii) food and beverages via Tenant's food carts. Landlord will provide at least two (2) passenger elevator starters properly uniformed, during Business Hours; provided that Landlord may utilize other appropriate personnel, properly uniformed, to perform this function, so long as the level of security to be provided to Tenant pursuant to subsection (b) of this Section 23.01 is not adversely affected thereby. The escalators serving the East portion of the lobby shall be operated 24 hours per day, seven 7 days per week, and the escalators serving the West portion of the lobby shall be operated during Business Hours and at all other times that the West Building entrance to the Building shall be open in accordance with the provisions of this Lease.

                  (b) Landlord shall also provide at least one (1) freight elevator serving the Demised Premises during Business Hours on a "first come, first served basis" and during other hours upon not more than twenty-four (24) hours advance notice from Tenant on a reservation, "first come, first served" basis in accordance with Landlord's reasonable rules and regulations therefor, provided, however, that if Tenant shall elect to perform cleaning in the Demised Premises, special arrangements shall be made by Landlord to facilitate Tenant's use of the freight elevator for Tenant's cleaning activities (subject to such freight elevator not being in service due to bona fide repairs being made thereto, which repairs shall be made promptly, using overtime labor, if necessary). If Landlord shall furnish any such freight elevator facilities on other than Business Hours, Tenant shall pay to Landlord within thirty (30) days after demand therefor (detailing such charges) an amount equal to the lesser of
(i) $75 per hour, subject to CPI Adjustment or (ii) such amount as Landlord shall establish as customary in the Building. Such charge shall include the use of the loading dock and the cost of the freight elevator operator and security guard, if any, posted at the loading dock by Landlord. If more than one tenant has requested freight elevator services for the same times during other than Business Hours, which services can be provided by one elevator, the charges to Tenant shall be prorated based on the duration of each tenant's usage. Tenant shall have such use of the freight cars and loading dock, without limitation, for delivery of supplies and equipment to the Demised Premises for the transportation of contractors and workmen engaged by Tenant, for food and beverage delivery, for Tenant's food carts serving the Demised Premises, and for reasonable access to the Cellar space for the uses thereof permitted by this Lease. If reasonably required by Tenant, Tenant shall have the right to utilize the West Building freight dock for such deliveries and to transport such deliveries to the East Building passenger and freight elevators through the third floor crossover in the Middle Building, and thereby access the Demised Premises.

                  (c) Tenant shall have the right to the non-exclusive use of the private elevator located in the private drive-through servicing the Building for access to the

Demised Premises on a 24 hour per day, 7 day per week basis (x) for use by senior employees of Tenant designated from time to time by Tenant in writing delivered to Landlord and (y) for those handicapped employees or business invitees of Tenant requiring the use of such elevator because their handicap prevents them from using any other means of ingress and egress to the Demised Premises; provided Tenant complies with access controls or restrictions which Landlord may reasonably require from time to time. Landlord may at its election require such employees and invitees to identify themselves to the Building employee stationed at or operating the private elevator. At Landlord's option, the private elevator shall be operated by automatic control or by manual control, or by a combination of both methods.

                  (d) Landlord agrees to maintain a full service passenger elevator and escalator maintenance contract for all passenger elevator cars servicing the Demised Premises, in accordance with practices of other first-class office buildings in Manhattan having elevators of comparable age and quality to those in the Building, or if Landlord's employees have the capacity and qualifications to provide such services, Landlord may utilize its employees to do so instead of the contractor. The elevators shall have the specifications set forth in Exhibit F annexed hereto and shall, either under the maintenance contract referred to above or otherwise, be maintained to operate in accordance with Exhibit F.

                  (e) Landlord agrees that no passenger elevator cars currently in the elevator banks servicing the Demised Premises shall be dedicated to the use of any other tenant in the Building except to the extent that any such dedication of use is presently contained in an existing lease with another tenant of the Building.

      Section 23.02. (a) The Building will be open to Tenant, its employees and invitees on a twenty-four (24) hour per day, seven (7) days per week, basis. The West Building entrances to the Building shall be open on Business Days from 6:00 A.M. to 6:00 P.M. Monday through Friday and from 8:00 A.M. to 1:00 P.M. on Saturdays and shall be closed other than during such hours. Landlord agrees to operate a "Building pass system" on all days other than during Business Hours and on Business Days, as is in keeping with the operation of other first-class office buildings in the midtown Park Avenue area of the Borough of Manhattan, and Tenant agrees to cooperate fully with Landlord in maintaining that system. During such times, entry by Tenant's officers, employees and invitees shall be permitted on presentation of individual identification cards issued by Tenant to its officers, employees and invitees.

                  (b) Landlord shall provide security for the

Building consistent with other first class office buildings in the midtown Park Avenue area of the Borough of Manhattan on a 24 hour per day, 7 per day per week basis. The foregoing will include a desk in the East entrance lobby of the Building, at which an attendant employed by the Building shall be present twenty-four (24) hours per day, seven (7) days per week throughout the year.

                        (i) Landlord agrees that Tenant, at its cost, may station an employee of Tenant at the desk in the East entrance lobby for the purposes of identifying the guests and invitees of Tenant and issuing passes to such persons in order to enter the elevators to the Demised Premises; and Tenant may place a removable sign on such desk indicating the purpose of such employee, such sign to be of a size, design, lettering, material and color reasonably satisfactory to Landlord. Tenant shall be responsible for the acts or omissions of such employee and at all times such employee shall be neatly and properly attired in a uniform reasonably approved by Landlord which may, in any event, be adorned with the logo of Tenant and such employee shall have the appearance and conduct himself or herself in a manner consistent with a lobby desk attendant in a first class office building such as the Building; and

                        (ii) Landlord agrees to provide at its cost a Building employee who shall be stationed during Business Hours at the elevator banks servicing the Demised Premises located on the South side of the East Building elevator lobby, who shall use reasonable efforts to limit access to the elevator bank to employees and invitees of Tenant and Tenant's subtenants (or their Affiliates) exhibiting a pass issued by Tenant or Tenant's subtenants and to employees and invitees of other tenants and occupants of space serviced by such elevator bank. Tenant shall be responsible for identifying to the Building personnel those employees and invitees of Tenant and Tenant's subtenants (or their Affiliates) who are to be granted access to the elevator bank in accordance with Landlord's reasonable requirements, including, if required by Landlord, in the case of the employees of Tenant and Tenant's subtenants (or their Affiliates), the presentation of appropriate identification cards.

                        (iii) At Tenant's option, in addition to arrangements referred to in (i) and (ii) above of this subparagraph (b), Tenant may maintain an employee at a desk or other station at the elevator banks servicing the Demised Premises located on the North side of the East Building elevator lobby, who shall use reasonable efforts to limit access to such elevator banks by employees and invitees of Tenant (or its Affiliates) only after stopping at or passing by such desk or other station. Tenant may place a sign at such desk or other station for such purpose, such sign to be of a size, design, lettering, material and color reasonably satisfactory to Landlord. Tenant shall be responsible for the acts or omissions of such employee and at all times such employee shall be neatly and properly attired in a uniform reasonably approved by Landlord which may, in any event, be adorned with a logo of Tenant, and such employee shall have the appearance and conduct himself or herself in such a manner consistent with a lobby desk attendant in a first class office building such as the Building. Landlord shall cooperate with Tenant in causing employees and invitees of Tenant (or its Affiliates) to be directed to the desk or other station maintained by Tenant for such purpose, which cooperation shall include, without limitation, placing a sign on the desk or other station maintained by the Landlord by its building employee at the elevator banks servicing the Demised Premises in the South side of the East Building elevator lobby pursuant to clause (ii) above, limiting access to such elevator banks by persons other than employees and invitees of Tenant (or its Affiliates) only after stopping or passing by such desk or other station maintained by Landlord.

                        (iv) Landlord shall not, without Tenant's prior written consent, restrict access to the elevator banks servicing the Demised Premises during Business Hours either at the East entrance lobby or West entrance lobbies, including, without limitation at the desk referred to in clause (i) of this subparagraph (b), provided that such access may be restricted as provided in clauses (ii) and (ii) of this subparagraph (b).

                  (c) Landlord shall maintain a messenger center in the Building and shall direct messenger deliveries for Tenant to the messenger center, other than those which Landlord determines are too heavy or bulky and must be delivered directly to the Demised Premises on the freight elevator. Reasonably after the time of any delivery to the messenger center, Landlord shall cause its employees at the messenger center to contact a representative of Tenant at the number designated by Tenant and Tenant shall have the right to either retrieve any delivery personally at the messenger center or request that the delivery be brought to Tenant, in which event Landlord shall so arrange within a reasonable period of time thereafter, or according to a periodic pickup schedule to be reasonably established by Landlord which shall likewise provide for collection of outgoing deliveries from the Demised Premises for transmittal to the messenger center, where messengers retained by Tenant may pick up such delivery. If at the time of any delivery (whether incoming or outgoing), the messenger establishes to Landlord's reasonable satisfaction that he or she is an employee of a reputable messenger service and such messenger is attired in a messenger uniform, then, at Landlord's election, Landlord will permit the messenger to proceed directly to Tenant's reception area. If Landlord's employee is unable to contact the representative of Tenant, then the delivery shall remain at the messenger center until Landlord's next regular distribution or pickup of deliveries to or from the Demised Premises. Landlord may alter the location of and procedures to be followed with respect to the messenger center so long as Landlord provides substantially equivalent services.

                  (d) Subject to applicable Requirements and Landlord's reasonable rules and regulations, Landlord shall reserve for Tenant the exclusive right to use, free of charge, one parking space for one standard sized (or smaller) automobile by senior employees of Tenant designated from time to time by Tenant in writing delivered to Landlord, such space to be located in the drive through servicing the Building, at a location to be designated from time to time by Landlord. It is understood that Landlord's rules and regulations shall not prevent a vehicle not exceeding a limousine of average size from entering the drive through to discharge its passengers. Except for Landlord's gross negligence or willful misconduct, Landlord assumes no responsibility or liability for injury to person or property, or for loss of or damage to any vehicle parked in such parking space (or its contents) for any reason whatsoever. Landlord shall provide no services with respect thereto. Tenant shall deliver evidence of liability insurance for any vehicle parked at the parking space as required by Section 7.06 hereof. Landlord shall cooperate, without cost to Landlord (unless due to Landlord's fault), with Tenant in removing any unauthorized vehicle from the parking space provided that parking of unauthorized vehicles will in no event be a breach of this Lease by Landlord. The parking space shall be available for use during Business Hours and at all other times that the drive through is open. Tenant acknowledges and agrees that if Landlord elects, in its sole discretion, to discontinue all use of the drive through for vehicles or all use of the drive through for vehicular parking, Tenant's rights hereunder shall likewise be discontinued. Landlord agrees that such discontinuances shall be on a non-discriminatory basis as to all tenants of the Building, so that Landlord shall terminate Tenant's right to the use of such space only for so long as Landlord terminates the use of all spaces along the drive by other tenants or by Landlord.

      Section 23.03. (a) Subject to Section 11.05 hereof with respect to Secured Areas, Landlord shall provide cleaning and janitorial services for the Building and Demised Premises on Business Days except Saturdays, other than any space in the Demised Premises used for the preparation or consumption of food, for retail stores, private bathrooms (i.e. not core bathrooms), showrooms or athletic facilities and other than the Cellar Space, in accordance with Landlord's Cleaning Standards for the Building and Demised Premises provided in Exhibit G annexed hereto. Landlord, its cleaning contractor and their employees shall have access outside of Business Hours to the Demised Premises, subject to the limitations on Secured Areas expressly set forth herein, and the use (at Tenant's expense) of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder. Tenant shall pay to Landlord or Landlord's contractor within thirty (30) days after demand, a reasonable charge for the removal from the Demised Premises of refuse and rubbish of Tenant's eating facilities requiring special handling (known as wet garbage). If Tenant does have a separate area for the preparation or consumption of food in the Demised Premises, Tenant shall provide a refrigerated garbage storage room (the plans and specifications for any new or replacement room to be approved by Landlord, such approval not to be unreasonably withheld or delayed) or, at Tenant's option, other means of disposing of garbage reasonably satisfactory to Landlord. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall impose and which shall be required pursuant to any Requirements. Tenant may at its option, contract directly with the contractor engaged from time to time by Landlord for cleaning in the Building, for any "extra" services not provided in Exhibit G, and Tenant shall pay directly to such cleaning contractor the charges of such contractor therefor. Tenant's contract shall provide that it is terminable by Tenant in the event such contractor is no longer engaged by Landlord to clean the Building and, if Landlord shall notify Tenant that Landlord's contract with such contractor will be terminated, Tenant shall likewise terminate its contract with such contractor. Landlord shall use reasonable commercial efforts to request Landlord's contractor to provide such "extra" services to Tenant at rates and at a quality level competitive to those charged to other tenants for such "extra" services by contractors in other first class office buildings in the vicinity of the Building, provided that if the rates or quality level are non-competitive Tenant shall have the right to use an alternative contractor if in Landlord's reasonable judgment such contractor is reputable, would not create a risk of damage to the Building or the Building Systems or a risk of vandalism or theft and does not cause a labor conflict. In lieu of Tenant contracting with a contractor for the "extra" cleaning services referred to in this Section 23.03(a), Tenant may at its option, arrange for such "extra" cleaning by its own employees during Business Hours, if in Landlord's reasonable judgment such arrangement would not create a risk of damage to the Building or the Building Systems or a risk of vandalism or theft and does not cause a labor conflict.

            (b) Notwithstanding the foregoing provisions of Section 23.03(a), Tenant shall have the right, from time to time during the Term upon ninety (90) days' prior notice to Landlord, to direct Landlord to cease cleaning the Demised Premises so that Tenant may contract directly for its own cleaning service at the Demised Premises provided that Tenant shall be prohibited from using any cleaning service which shall result in a strike, work stoppage or other labor disharmony involving personnel employed by Landlord or any contractor or subcontractor of Landlord in the operation of the Building. Tenant may likewise notify Landlord that Tenant shall not continue its cleaning of the Demised Premises whereupon, on the date set forth in Tenant's notice, which shall not be less than ninety (90) days thereafter, Landlord shall resume cleaning the Demised Premises. During the period that Landlord shall have ceased cleaning services in the Demised Premises pursuant to this paragraph 23.03(b), there shall be excluded from Fixed Rent an amount equal to Landlord's cost of performing the cleaning services of the Demised Premises provided in Exhibit G annexed hereto (whether by payment to Landlord's cleaning contractor or otherwise) as of the date that Landlord shall have ceased cleaning services of the Demised Premises. In the event any dispute shall arise between Landlord and Tenant with respect to the exclusion from Fixed Rent provided in the immediately proceeding sentence, such dispute shall be submitted to and determined by Expedited Arbitration in accordance with the provisions of Section 27.02 hereof but pending such determination, the exclusion from Fixed Rent shall be in the amount requested by Landlord, and within thirty (30) days after such determination, Landlord and Tenant will pay any required overpayment or underpayment, with interest at the Interest Rate from the date initially paid to the date of such adjustment. If Landlord shall resume cleaning the Demised Premises pursuant to the preceding provisions, Fixed Rent shall thereupon be increased by the amount it was then most recently reduced pursuant to this paragraph (b).

            (c) Without limiting the foregoing, Landlord shall, at its sole cost and expense, maintain and repair all sidewalks, curbs, entrances, passageways and vaults adjoining and/or appurtenant to the Building in clean and orderly condition, free of dirt, rubbish, snow, ice and other accumulations and unlawful instructions consistent with those similar services provided at first-class office buildings in the midtown Park Avenue area of the Borough of Manhattan. Landlord shall complete snow and ice removal from the public sidewalks adjoining the Building and outside common areas of the Building as soon as reasonably practicable after ending of snowfall or ice accumulation (including salting of walks or any other prudent safety measures for the protection of Tenant, Tenant's customers and employees).

      Section 23.04. (a) Landlord shall, through the air conditioning system of the Building (including, without limitation, air handlers, perimeter heating and cooling units and radiators) furnish to the Demised Premises, on an all year-round basis, air conditioning, ventilation and heating during Business Hours. The air conditioning system will provide fresh air in a quantity not less than 0.40 cubic feet per minute per square foot of usable floor area, but in no event containing less than twenty percent (20%) outside air. The air conditioning, ventilation and heating system shall be maintained and operated to provide interior conditions of 75 degree dry bulb and 50% relative humidity when outside conditions are 95 degree dry bulb and 75 degree wet bulb and winter conditions of 70 degrees interior with outside conditions of 0 degrees Fahrenheit. Tenant recognizes that the Building's past practice has been to drain its cooling towers during the winter, but nothing in this sentence shall be deemed to limit Landlord's obligations pursuant to the provisions of the previous sentence. The Building heating, ventilating and air-conditioning system shall provide air quantity within the interior conditioned non-core Tenant occupied Demised Premises of at least one (1) CFM per conditioned square foot (which excludes space up to fifteen (15) feet from the window lines and the core areas) and, provided that the average occupancy of the Demised Premises does not exceed one (1) person for each one hundred fifty (150) square feet of usable area, shall provide twenty (20) CFM per person of outside air (such usable area of the Demised Premises to be determined pursuant to Exhibit C attached hereto). Landlord further agrees to operate the heating, ventilating and air conditioning equipment in accordance with their design criteria unless a recognized energy conservation program, guidelines, regulations or recommendations promulgated by any Governmental Authority shall require any reduction in operations causing less favorable conditions than those provided under said design criteria in which case such equipment may be operated so as to provide reduced service in accordance with such Requirements; and Tenant agrees that Landlord's operation of such equipment in accordance with such Requirements shall not be deemed a partial or other eviction, or disturbance of Tenant's use, enjoyment, or possession of the Demised Premises, and such operation shall not render Landlord liable for damages, or entitle Tenant to any abatement of any Rents except as may be provided in Section 21.02. Tenant shall have the right, at Tenant's expense, to rebalance the air supply system to the Demised Premises from time to time by adjustment of the VAV boxes as may be installed in the Demised Premises in accordance with the provisions of this Lease, provided such rebalancing shall be done so as not to materially affect any part of the Building outside of the Demised Premises.

                  (b) Landlord will maintain the ventilating, air conditioning and heating system in a manner befitting a first class office building and will use all reasonable care to keep the same in proper and efficient operating condition. Tenant agrees to cooperate with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air conditioning system, provided they are consistent with the operation of a first-class office building, and are necessary for compliance with the ambient conditions in the Demised Premises specified in Section 23.04(a).

                  (c) Landlord will not be responsible for the failure of the air conditioning system to meet the requirements hereinbefore specified if such failure results from the occupancy of the Demised Premises with more than an average of one (1) person for each one hundred fifty (150) square feet of usable area or if Tenant installs and operates machines and appliances (including office lighting but excluding air conditioning equipment) the total connected electrical load of which exceeds four and one-half (4-1/2) watts in the Middle or West Building or five (5) watts in the East Building per square foot of usable area (usable area as used in this Section being deemed to be 78% of the rentable area as listed on Exhibit C annexed hereto), or because of any rearrangement of partitioning or other alterations, additions or improvements made or performed by or on behalf of Tenant, or any person claiming through or under Tenant which result in a material increase in the ventilation, air-conditioning or heating requirements of the Demised Premises.

                  (d) Landlord shall not be obligated to meet the temperature requirements of the ventilating, air conditioning, and heating system after or before Business Hours; except that Landlord will provide Tenant with ventilation, air conditioning, or heating at times other than during Business Hours, provided Tenant shall give written notice (which may be by facsimile transmission) prior to 3:00 P.M. in the case of such service on Business Days and prior to 1:00 P.M. on Friday and Saturday in the case of such service on Saturday or Sunday, respectively, provided, however that Tenant's notice may be oral if Tenant shall confirm any such oral request by written notice (which may be facsimile transmission) on the next Business Day and Landlord shall not be required to furnish or distribute any such service without prior written notice if Tenant has not theretofore or contemporaneously with any later oral or written request, confirmed in writing any theretofore unconfirmed prior oral request for such service previously provided by Landlord. If Landlord shall furnish any air conditioning, ventilation or heating to the Demised Premises at the request of Tenant other than during Business Hours,

Tenant shall pay Landlord additional rent for such services in an amount equal to $325.00 per hour as adjusted by CPI, but in no event to exceed the charges which Landlord shall establish from time to time as customary for the Building. If Tenant or any one or more other tenants or occupants of the Building shall utilize such services at the same time or times, Landlord's charges shall be appropriately prorated among Tenant and any such other tenant(s) or occupant(s) (in accordance with the rentable areas of the spaces in question). Landlord shall provide an itemized statement to Tenant showing the calculation of such charges and such charges shall be paid by Tenant, as additional rent, within thirty (30) days after Tenant's receipt of such statement.

                  (e) Tenant shall be entitled to install a supplementary air conditioning system or systems of up to one hundred fifty (150) ton capacity in the aggregate to service the Demised Premises in accordance with this Section 23.04(e). Such installation by Tenant shall be subject to the provisions of
Article 4. In connection with each such supplementary air conditioning system, Tenant may, without charge, tap into the existing condenser water supply of the Building by connecting Tenant's supplementary air conditioning systems to valved outlets on each floor of the Demised Premises. Landlord shall provide condenser water from the Building water tower 24 hours a day on a year-round basis for Tenant's supplementary systems in a capacity of up to one hundred fifty (150) tons of demand. Such condenser water will be a maximum of 88 degrees Fahrenheit at the cooling tower when the outdoor conditions are 91 degrees Fahrenheit Dry Bulb and 76 degrees Fahrenheit Wet Bulb. Tenant, at Tenant's expense, shall install, operate, maintain, repair and replace the supplementary air conditioning system. For this purpose, Tenant shall maintain in full force and effect a maintenance agreement for the periodic maintenance of the supplemental air conditioning system on customary terms with a contractor reasonably acceptable to Landlord, and deliver a copy of such agreement and all extensions thereof to Landlord within twenty (20) days after demand. If for any reason Tenant shall fail to comply with such use or maintenance or replacement requirements and such failure is in Landlord's reasonable judgment, creating an emergency or materially and adversely affecting the Building or any of the Building Systems, Landlord may, upon such notice (if any) to Tenant as shall be reasonably practicable under the circumstances, withhold the supply, without notice, of all condenser water to Tenant until such time as Tenant furnishes Landlord with proof satisfactory to Landlord that such impermissible use or maintenance shall not continue. Any installations required to connect Tenant's supplementary air conditioning system to the condenser water supply shall be made by Tenant in accordance with Landlord's reasonable design specifications and criteria, which shall include a totalizing run time flow meter for a compressor to measure the time that condenser water is flowing through the system. Tenant shall install automatic valved in-line pumps on all future supplemental installations. Tenant shall also pay Landlord for the supply of condenser water, as additional rent within thirty
(30) days after rendition of a bill therefor (not more often than monthly), a fee equal to ten ($.10) cents per connected ton per hour of usage (determined on a unit by unit basis), subject to CPI Adjustment. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any Requirement, act or omission of the public service company serving the Building or for any other reason not attributable to the acts or omission of Landlord, its agents, contractors or employees.

      Section 23.05. (a) Landlord shall furnish the electric energy consumed in the Demised Premises through submetering thereof. Meters required to measure Tenant's electric energy consumption (Kwh) and demand (Kw) shall be purchased, installed and maintained by Tenant, at Tenant's expense. Tenant shall pay as additional rent Tenant's costs for such electric energy, which shall be determined by applying the on and off-peak Kwh and the cost per Kw as derived from the meter(s) to the prevailing Con Edison SC-4 II Time-of-Day rate schedule or the supplier's subsequent rate schedule or other rate schedule applicable to the Building from time to time (but if the charges for providing electrical energy become deregulated and Landlord shall obtain electricity at a higher cost than it would have had electricity been obtained by Landlord from Con Edison, then not in excess of the cost determined using the Con Edison rate schedule which would then have otherwise been so applicable to the Building) and multiplying the result by 105%. Tenant's meter(s) shall be capable of registering both on and off peak Kwh and Kw. When more than one meter measures the service of Tenant, the service rendered through each meter shall be aggregated (through use of a totalizer) and billed in accordance with the rates herein. Statements rendered by Landlord to Tenant as the result of meter readings shall be paid by Tenant, as additional rent, within thirty (30) days of rendition, but such statements shall not be rendered more frequently than monthly. Each such statement shall be accompanied by a copy of the most recent bill from the supplier of electricity to the Building and a copy of the most recent reading of the submeters for the Demised Premises, which reading shall be for substantially the same billing period as that covered by the bill from the supplier.

                  (b) Notwithstanding the provisions of this Section 23.05(a), until the date meters are installed by Tenant to measure Tenant's consumption of electricity in the Demised Premises, Tenant shall pay as additional rent for the use of electricity an amount (on a per diem basis) equal to twenty cents ($.20) per month per rentable square foot of the Demised Premises (other than the Cellar Space) occupied by Tenant not so metered.

                  (c) Landlord reserves the right to discontinue furnishing electric energy to Tenant if Landlord discontinues furnishing electric energy to fifty percent (50%) or more of the other tenants in the Building (excluding Landlord or other tenants or occupants of the Building which are Affiliates of Landlord), if (i) required by any Requirement, or (ii) Landlord reasonably determines that such discontinuance shall provide an economic or other physical benefit to Landlord and Landlord so discontinues to the other tenants of the Building in reasonably comparable circumstances, or (iii) by reason of Force Majeure Events, provided that Landlord shall give Tenant ninety (90) days' written notice to Tenant or such lesser period if required by any Requirement, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy; provided, however that such termination date shall be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building, unless such termination is required by any Requirement. If Landlord discontinues providing electric energy, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building. Commencing with the date when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the Tenant shall no longer be obligated to pay the additional rent set forth in Section 23.05(a). Landlord shall, at Landlord's expense in the case of discontinuance pursuant to any of the above provisions, purchase and install at locations in the Building selected by the Landlord and maintain any necessary transformers, electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required by Tenant to obtain electrical energy directly from the public utility supplying the same.

                  (d) Subject to the other provisions hereof, the parties hereto agree that Tenant will have the right to use electricity for standard equipment in the conduct of Tenant's business, including photocopying equipment, video monitors and communication equipment, computers, word processing equipment and lighting ("Ordinary Equipment"). In order that the personal safety and property of the tenants, occupants and owner of the Building may not be imperilled by the overtaxing of the capacity of the existing electrical distribution system, Tenant agrees not to connect any electrical equipment of any type other than Ordinary Equipment without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, nor to connect any load in excess of (x) seven and one-half (7.5) and (y) six (6) watts of connected load per square foot of rentable area in the Demised Premises respectively, in the (x) East and Middle Building and (y) West Building, respectively, exclusive of electrical energy necessary to operate the Building's heating, ventilation and air conditioning system (the "Maximum Demand Load"). Landlord agrees to provide electric energy up to the Maximum Demand Load in the Demised Premises.

                  (e) If, during the Term hereof, Tenant shall establish to Landlord's reasonable satisfaction that Tenant requires electrical capacity of more than that obtained under subsection (d) above, Landlord agrees that if, in Landlord's reasonable judgment, sufficient electrical capacity is available from the Building's then existing supply, after a reasonable allowance for the potential needs of present and future tenants of the Building and of the Building itself, and if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or interfere with or disturb other tenants or occupants, Landlord shall make available to Tenant the additional electrical capacity needed by Tenant and Tenant shall pay Landlord's reasonable out-of-pocket costs for any additional riser or risers and other necessary equipment (and the installation thereof) in order to furnish such additional electricity to the Demised Premises from either Landlord's main low-voltage switchboard room or any riser closer to the Demised Premises with electricity available, that Landlord may designate in its reasonable discretion.

                  (f) If, during the Term hereof, Tenant's electrical requirements exceed the capacity available to Tenant under the above provisions of subsection (c) and (d) above, as such capacity may have been increased theretofore pursuant thereto, Landlord shall, promptly following Tenant's request therefor (which request by Tenant shall be limited to a reasonable estimate of Tenant's present and future needs), apply to the public utility company supplying electricity to the Building for at least the greater of (i) the additional electrical capacity requested by Tenant to be provided to the Building, as the same may be increased in Landlord's sole judgment by Landlord's reasonable estimate of the additional capacity that may be required in the future to operate the Building Systems and to satisfy the requirements of other tenants, or (ii) the minimum amount of additional electricity for which such application can be made (such amount so applied for, "Additional Capacity"). Tenant shall cooperate with Landlord and reimburse Landlord for its reasonable out-of-pocket costs in connection with any such application (pro-rated if Landlord has applied for additional electrical capacity in excess of the greater of the amount requested by Tenant or the amount in (ii) above), including providing all necessary information to demonstrate to such public utility company the necessity for Tenant's requested additional capacity. If applicable, Landlord shall also provide all necessary information to demonstrate to such public utility company the necessity for Landlord's requested capacity. If the public utility company shall deny in whole any application for the Additional Capacity, then Landlord shall have no obligation to furnish the Additional Electrical Capacity. If any such application is granted, the additional capacity requested by Tenant shall be made available to the Demised Premises. Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord and not theretofore reimbursed to Landlord of bringing electricity which is available for use by Tenant (above that available on the date hereof) and as supplemented as provided in subparagraph (e) of this Section) (i) to the Building and (ii) to Landlord's switchboard room (including the reasonable out-of-pocket cost of any additional transformers, switchgear and other necessary equipment and the installation thereof) and (iii) from the switchboard room to the Demised Premises (including any riser, risers and other necessary equipment and the installation thereof), prorated, however, by a fraction, the numerator of which is the additional electrical power so made available to the Demised Premises and the denominator of which is the total of such additional power, which shall be multiplied by another fraction, the numerator of which is the years (or portion thereof) remaining in the Terms and the denominator of which is the useful life of such equipment, such payment to be made within twenty (20) days after rendition of a bill or bills therefor which shall be multiplied by another fraction, the numerator of which is the years (or portion thereof) remaining in the Term and the denominator of which is the useful life of such equipment.

                  (g) Tenant shall be entitled to use up to 300 KVA of the power of the emergency generator (the "Emergency Generator") located on the roof of the East Building solely to serve the Demised Premises, and to connect such Emergency Generator to the electrical closets in the Demised Premises by risers, conduits or cables in shafts or riser space reasonably made available therefor by Landlord. Landlord, at its sole expense, shall operate the Emergency Generator immediately upon the event of and during the continuance of cessation of delivery of electrical power to the Demised Premises. Landlord shall maintain, repair and replace the Emergency Generator as necessary to put and keep the same in good operating order and condition and to comply with all Requirements. Tenant is hereby granted a license to enter upon such roof area and such shafts or riser space for the purpose of installing, maintaining and/or replacing such rises, conduits or cables to be installed by Tenant pursuant to this subparagraph(g).

                  (h) Subject to the provisions of Section 21.02 and to the extent permitted by applicable Requirements, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any liability which Landlord may have for any actual (but not consequential) damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by (i) Landlord's willful acts, or (ii) Landlord's failure to pay its utility bills, or
(iii) Landlord's failure to maintain or repair the electrical systems of the Building which are Building Systems.

                  (i) Tenant may, at any time while this Lease is in full force and effect, elect to obtain electricity for the Demised Premises, or any portion thereof, directly from the public utility serving the Building, provided that such direct service is then available to it from the public utility, and that vault space, basement wall or closet space and shaft space are available for the switches, meters, panel boards, cables and other electrical conductors and equipment required to provide such service independently of, and with no material adverse affect upon the capacity or efficiency of, the Building electrical system or Landlord's electricity service to other tenants. If direct electricity service is feasible, Landlord shall, at Tenant's request and expense, furnish and install all feeders, risers, meters, panel boards and other electrical conductors and equipment required to provide such direct electricity service to the Demised Premises, or portion thereof, independently of and without any material adverse effect upon, or upon the service provided by, the Building electrical system serving other tenant space and the Building service equipment and lighting, including but not limited to Building heating and air conditioning equipment and lighting located on the various floors of the Demised Premises. Any existing Building system electrical conductors and equipment may be utilized by Tenant to the extent that they are available, suitable and safe for such use without any of the adverse effects above mentioned. Tenant shall pay to Landlord all of the direct costs and expenses reasonably and actually incurred by Landlord in furnishing and installing the electrical conductors and equipment and making alterations and performing any other work required to provide such direct electricity service to the Demised Premises or portion thereof (collectively, the "Electrical Work"). Such payment shall be made, as additional rent, in monthly installments during the progress of Electrical Work, upon receipt of Landlord's requisition therefor accompanied by Landlord's or its contractors' certification of due incurrence or payment by Landlord of Landlord's actual and reasonable costs and expenses of performance of the Electrical Work to date. Any dispute which may arise between the parties with respect to the cost of any of the Electrical Work shown on any requisition shall be resolved by arbitration pursuant to Article 27; provided, however, Tenant shall not withhold any payment by reason of the existence of such a dispute, but shall be entitled to refund of, or to setoff against the next Rents coming due hereunder, any amount so determined to have been overpaid by Tenant. The Electrical Work shall not be undertaken until plans and specifications therefor
(i) have been prepared by an electrical engineer approved by Landlord who shall be retained and paid by Tenant, and (ii) have been approved by Landlord, which approvals shall not be unreasonably withheld or delayed by Landlord, and also until Landlord shall have submitted, and Tenant shall have approved, an estimate of the costs of the Electrical Work. When the Electrical Work is completed, or sufficiently completed to permit the receipt of direct electricity service in the Demised Premises, or portion thereof, from the public utility, Landlord shall discontinue Landlord's service of electricity to the Demised Premises, or portion thereof, and the charge for electric current for such portion of the Demised Premises under Section 23.05(a) shall terminate and be eliminated from the additional rent payable under this Lease. Landlord shall then have no further obligation to furnish electricity to the portion of the Demised Premises so directly receiving electric current.

      Section 23.06. Subject to the provisions of Section 21.02 and Section 23.01, Landlord reserves the right to stop services on the air conditioning, elevator, plumbing and electric systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Demised Premises and access to the Demised Premises. Nothing contained in this Section 23.01 sentence shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates; provided, that in cases where there is or will be a material interference with Tenant's business or access to the Demised Premises, or the health or safety of the occupants of the Demised Premises is or will be adversely affected, Landlord shall employ contractors or labor at overtime or other premium pay rates. In all other cases, at Tenant's request and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements in and to the Demised Premises, provided that Tenant shall reimburse Landlord for the reasonable overtime or premium cost incurred by Landlord within twenty (20) days after written demand thereto.

      Section 23.07. Landlord shall maintain and repair, at its expense, a "sprinkler system" in the Building which has a present sprinkler tank reserve capacity of 20 minutes, and which shall comply with all applicable present and future Requirements, and to which Tenant may connect its sprinkler distribution system, provided that if such system or any of its appliances shall be damaged or injured or not in proper working order by reason of the negligence or intentional wrongful act of Tenant, Tenant's agents, servants, employees, licensees or visitors, such repair shall be made at Tenant's own reasonable expense; and if Requirements shall require that any changes, modifications, alterations or additional sprinkler heads or other equipment Landlord shall promptly comply with such requirements at Landlord's sole cost and expense unless such changes, modifications, alterations or additional sprinkler heads or other equipment is required by such Requirements to be made or supplied by reason of Tenant's particular business, or the particular location of the partitions, trade fixtures, or other contents of the Demised Premises, in which case Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

      Section 23.08. Landlord will supply Tenant with an adequate quantity of hot and cold water for lavatory, cleaning and drinking purposes and for cafeteria, dining and cooking facilities as generally utilized by Tenant as of the Commencement Date. If Tenant requires water for any additional purpose, Tenant shall pay the cost imposed by the supplier thereof, plus the sewer rent charge, at the cost to Landlord as the same is measured by a meter to be installed and maintained at Tenant's expense.

      Section 23.09. Subject to Landlord's supervision (the reasonable cost of Landlord's contractor to be borne by Tenant) and Article 4 hereof, Tenant shall have the right to install emergency speakers, horns, strobe lights and similar devices in the Demised Premises at Tenant's own cost and expense and to connect such systems to the Building's class "E" system. Landlord shall provide six (6) "points" for connection of such devices per floor of the Demised Premises in the East Building and six (6) points for connection of such devices per floor of the Demised Premises in the Middle and West Building, at such points where such class "E" system enters the Demised Premises. Tenant acknowledges that Landlord is making no warranty that the Building's class "E" system shall at any particular time actually perform its design function, and Tenant agrees that Landlord shall not be liable for any damage or injury caused to Tenant as a result of a failure of the Building's class "E" system, unless caused by the breach of this Lease by Landlord or by the negligence or intentional wrongful act of Landlord, its employees, agents, contractors or invitees.

      Section 23.10. Subject to availability to the Building from such public utilities, the Landlord shall make gas and steam available to the Building and to Tenant (subject to Tenant making any necessary connections) in the gas meter room or the steam room, as the case may be. The Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of such gas or steam by reason of any Requirement, act or omission of the utility serving the Building or for any other reason not attributable to the negligence or willful misconduct of the Landlord. Tenant shall have the right, subject, as to specific location and manner of installation, to the terms of Article 4, to
(i) connect into the Building's steam system to obtain steam for Tenant's kitchen provided that Tenant shall install and maintain a submeter measuring Tenant's consumption of steam, and shall pay costs, based on readings provided by such meter, for providing steam to Tenant and (ii) to the extent feasible, to make any and all necessary arrangements with the public utility company which supplies gas to the Building so that Tenant's consumption of gas shall be directly metered by such public utility company; and provided, further that if gas consumption by

Tenant is not separately metered, Tenant shall pay the Landlord's out-of-pocket cost, as reasonably determined by the Landlord, for providing gas to Tenant.

      Section 23.11. Landlord shall maintain a building directory in the lobby of both the East Building and West Building and Tenant shall have the right to designate at least one (1) name per 2000 rentable square feet of the Demised Premises (but not more than Tenant's proportional share of the capacity of such directory) to be placed on such directory provided such names are of Tenant, any "successor" or "Affiliate", any subtenant under a sublease, any User, or any officer or employee of Tenant, any "successor" or "related Affiliate", or any such subtenant or User. Landlord will from time to time make such changes to the Building lobby directories as Tenant may reasonably require.

      Section 23.12. Tenant may select, subject to the reasonable approval of Landlord, any one or more persons, firms or corporations to sell, deliver or furnish food or beverages, either personally or through the use of vending machines, for consumption within the Demised Premises, as well as other supplies to the Demised Premises. It is understood that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant.

      Section 23.13. Tenant may select an office maintenance contractor or other contractor for all waxing, polishing, cleaning (other than those cleaning services Landlord is obligated to furnish), light bulb and lamp replacement, and maintenance work in the Demised Premises, the supply of linen, towels and other similar supplies, bottled water and products customarily dispensed by vending machines (which Tenant may install in the Demised Premises); provided that Tenant shall be prohibited from using any contractors which shall result in a strike, work stoppage or other labor disharmony involving personnel employed by Landlord or any contractor or subcontractor of Landlord in the operation of the Building.

      Section 23.14. Notwithstanding anything in this Article 23 to the contrary, none of the services set forth herein shall be provided to the Cellar Space except as follows:

                  (a) freight elevator service as set forth in Section 23.01;

                  (b) ventilation and air conditioning as and to the extent consistent with other space in the cellar and subcellar of the Building which is presently or which may in the future be provided with such service; and

                  (c) electric energy sufficient to power the existing lighting in the Cellar Space.

      Section 23.15. Landlord shall manage and maintain the Building as a first class office building. All services required to be provided to Tenant by Landlord shall be without cost or expense to Tenant, except as expressly provided in this Lease. Subject to the specific provisions of this Lease, the services which Landlord has expressly agreed to provide pursuant to this Lease shall be of quality consistent with those similar services provided at first-class office buildings in the midtown Park Avenue area of the Borough of Manhattan; provided, however, this provision shall not be deemed to modify any of the other express provisions of this Lease.

                                   ARTICLE 24

                                  RENEWAL TERMS

      Section 24.01. (a) If this Lease is then in full force and effect, Tenant shall have the right and option to extend the Initial Term of this Lease for two
(2) successive periods of five (5) years each (each a "Renewal Term") to cover all or such part of the Demised Premises as Tenant may designate in its notice of election to extend (the "Designated Premises"), provided that Tenant shall have no right to designate less space on a floor of the Demised Premises than is let to Tenant at the time of its exercise of its right to renew as provided herein, and provided, further that Tenant shall have no right to designate less than all of the Demised Premises then contained in floors 3 through 17 of the Building (the "Base Building") at the time of the giving of Tenant's notice of renewal unless Tenant shall designate the entire portion of the Demised Premises on the floor (or contiguous floors) included in the then Demised Premises in the Base Building which is (or are) the floor or floors which are located among the lowest or the highest floors of the floors comprising the then Demised Premises in the Base Building (i.e., not any floor or floors located in the middle of the block of floors comprising the then Demised Premises). Tenant shall have the right to exercise an option simultaneously for more than one such successive Renewal Term. Tenant shall give Landlord notice of its election to extend for each Renewal Term no later than twelve (12) months prior to the then Expiration Date of the current Term of the Lease. Upon the giving of such notice under such circumstances, this Lease shall be automatically extended as to the Designated Premises for the Renewal Term therein specified with the same effect as if such Renewal Term had originally been included in the Term of this Lease, and all of the terms, covenants and conditions of this Lease, except such as are inapplicable or inappropriate to such Renewal Term or are inconsistent with the express further provisions of this Article, shall continue in full force and effect for such Renewal Term. The Lease shall be deemed to have expired as of the Expiration Date of the current Term of the Lease with respect to any part of the Demised Premises not designated as the Designated Premises by Tenant during a Renewal Term.

                  (b) Each Renewal Term shall be upon the same terms, covenants and conditions of this Lease as shall be in effect immediately prior to such renewal, except that (i) the amount of Fixed Rent payable for the Designated Premises during an elected Renewal Term or Renewal Terms (simultaneously so elected by Tenant) shall be an amount equal to eighty-five percent (85%) of the fair rental value of the Designated Premises on the commencement date of such Renewal Term or Renewal Terms (the "valuation date"), (ii) the Fixed Rent shall be subject to adjustment as herein provided, on the basis of changes in Real Estate Taxes and Wage Rate set forth in Sections 2.02 and 2.03, provided, however, that the "Base Tax Period" shall mean the Tax Year in which the Renewal Term or Renewal Terms (simultaneously so elected by Tenant) commences, the "Base Real Estate Taxes" shall mean the Real Estate Taxes for the Base Tax Period, and the "Base Wage Rate" shall mean the Wage Rate in effect on December 31 of the calendar year in which the Renewal Term or Renewal Terms (simultaneously so elected by Tenant) commences. Fair rental value shall be determined for a term equal to the Renewal Term or renewal Terms (simultaneously so elected by Tenant) as if the Designated Premises were subject to the then executory provisions of this Lease except the provisions as expressly noted herein, vacant, and unimproved and based upon the further assumptions that standard brokerage commissions and then existing market work allowances will be payable by Landlord in respect of such Renewal Term or Renewal Terms as if for a new lease, that a reasonable time under then existing conditions is allowed for downtime or marketing, that the Tenant would be receiving the benefit of any then existing market free rent or other pecuniary concessions in respect of such Renewal Term or Renewal Terms as if for a new lease, and that the Base Wage Rate and the Base Real Estate Taxes are as set forth above. The matters set forth in the previous sentence shall be taken into consideration even though Landlord is not providing such work allowance or concessions or paying such brokerage commissions, and the space need not be marketed, it being acknowledged that the same were taken into consideration in setting the new Fixed Rent at eighty-five percent (85%) of fair rental value. The Fixed Rent payable by Tenant during each Renewal Term shall be allocated to the portions thereof and payable for the Office Space, Banking Space and Cellar Space as shall then be part of the Designated Premises.

                  (c) If the parties are unable to agree upon the fair rental value of the Designated Premises for a Renewal Term or Renewal Terms by a date five (5) months prior to the commencement date of such Renewal Term, then the determination of such fair rental value shall be determined by appraisal as hereinafter provided. Either party may give notice to the other party designating, by name and address, a person to act as appraiser on its behalf. Within ten (10) days after receipt of such notice, the other party shall give notice to the first party designating, by name and address, a person to act as appraiser on its behalf. If the second party fails to notify the first party of the appointment of its appraiser within or by the time specified, then the appointment of the second appraiser shall be made in the same manner as hereinafter provided for the appointment of a third appraiser in a case where the two appraisers appointed hereunder and the parties are unable to agree upon the appointment of a third appraiser. The appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed, at which time Landlord's designated appraiser and Tenant's designated appraiser shall notify each other and the parties hereto, in writing, of their respective valuations of fair rental value, and if, within thirty (30) days after such first meeting, said two appraisers shall be unable to agree upon the fair rental value in issue, they, themselves, shall appoint a third appraiser; and in the event of their being unable to agree upon such appointment within five (5) days after the time aforesaid the third appraiser shall be selected by the parties themselves, if they can agree thereon within a further period of ten
(10) days. If the parties do not so agree, then either party may apply to the Presiding Justice of the Appellate Division (First Department) of the Supreme Court, New York County, for the appointment of such third appraiser and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed within ten (10) days by the party who originally appointed him but in case of the third appraiser his successor shall be appointed as hereinbefore provided.

                        (i) Each appraiser appointed hereunder shall be a person who shall have at least ten (10) years experience in the leasing or management of "Class A" office space in the "Midtown" office market in the Borough of Manhattan or in the business of appraising or managing real estate or acting as real estate agents or brokers in the Borough of Manhattan.

                        (ii) The third appraiser shall determine the fair rental value (which shall not be higher than the determination of fair rental value made by Landlord's appraiser, nor lower than the determination of fair rental value made by Tenant's appraiser) within sixty (60) days of the appointment of the third appraiser.

                        (iii) Each party shall pay its fee and expenses of the appraiser designated by or on behalf of it and both shall share the fee and expenses of the third appraiser, if any. The fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective parties engaging such counsel or calling such witnesses.

                  (d) In the event that Tenant duly exercises an option for a Renewal Term or Renewal Terms, the term "Term of this Lease" as defined in
Section 1.01 shall mean the Original Term as extended for any prior Renewal Term or Renewal Terms as to which Tenant duly exercised any such option and by such Renewal Term or Renewal Terms and the term "Expiration Date" shall mean the last day of the Term of this Lease as so extended.

                  (e) At the request of either party made after the determination of the Fixed Rent for a Renewal Term, the parties shall enter into a supplementary agreement expressly confirming the extension of this Lease for the Renewal Term, redefining the term "Demised Premises" to be the "Designated Premises" and fixing the amount of Fixed Rent payable during the Renewal Term or Renewal Terms ( simultaneously so elected by Tenant), provided, however, such extension and the terms thereof shall be effective notwithstanding the failure of either or both parties to request to execute and deliver such supplemental agreement.

                  (f) Prior to the determination of the appraisers, Tenant shall, if the Renewal Term shall have commenced and subject to the provisions of paragraph (g) of this Section 24.01, pay as the Fixed Rent it is obligated to pay under this Lease eighty-five percent (85%) of the Fixed Rent established by the Landlord's appraiser and in the event the appraisers determine that the Fixed Rent payable pursuant to this Section 24.01 is less than the amount of Fixed Rent so paid by Tenant for such period, then Landlord shall refund to Tenant the amount of such overpayment with interest at the Interest Rate from the date of such overpayment to the date of such refund, and in the event such appraisers determine that the Fixed Rent payable pursuant to this Section 24.01 is more than the amount of Fixed Rent so paid by Tenant for such period, then Tenant shall pay to Landlord the amount of such deficiency with interest at the Interest Rate from the date of such underpayment to the date of such payment.

                  (g) Notwithstanding anything to the contrary contained in this
Section 24.01, in the event that the appraisers shall determine that the Fixed Rent payable pursuant to this Section 24.01 is one hundred ten percent (110%) or more of the amount of Fixed Rent based on Tenant's designated appraiser's valuation of fair rental value, then in such event Tenant shall have the option, within sixty (60) days from the date of Tenant's receipt of a copy of the appraiser's award (the "Receipt Date"), to terminate this Lease as of the date (the "Short-Term Expiration Date") which is the later of: (i) one (1) year after the Receipt Date, or (ii) one (1) year after the commencement of the Renewal Term. Tenant shall exercise the foregoing option by giving written notice (the "Short-Term Notice") to Landlord on or before the date occurring sixty (60) days after the Receipt Date. if Tenant shall timely give Landlord the Short-Term Notice, this Lease and the estate hereby granted shall terminate as of the Short-Term Expiration Date as if such date were the Expiration Date.

                  (h) The termination, cancellation or surrender of this Lease shall terminate any right of renewal not yet exercised as to the portion of the Demised Premises affected by such termination, cancellation or surrender.

                                   ARTICLE 25

                                  OPTION SPACE

      Section 25.01. Subject only to the rights, if any, presently granted to tenants in leases in existence and as in effect on the Commencement Date, in the event that, at any time and from time to time during the Term of this Lease, space in the East Building ("Option Space") becomes available or is to become available, whether by reason of the termination of a lease of such space, recapture or entry by Landlord or its designee or nominee into a sublease or otherwise, Tenant is hereby granted a right of first offer (the "Right of First Offer to Lease") with respect to the leasing of such Option Space on the terms and conditions hereinafter provided, however, as to any such Option Space which is now vacant, which is described on Exhibit M, Landlord shall not be obligated to so offer such Option Space to Tenant until the expiration or earlier termination of the term (including any exercised renewal options) of an initial lease thereof ("Initial Lease") to a tenant other than Landlord or an Affiliate of Landlord. Landlord, before offering such Option Space, or any part thereof, to a third party shall offer Tenant the right to lease such Option Space on the terms and conditions hereinafter provided. Landlord shall advise Tenant in writing ("Landlord's Notification") of the Option Space which is available and the time and term for which it will be available. Landlord shall advise Tenant, at its request from time to time, of the availability dates of the option Space, and shall notify Tenant within fifteen (15) days after Landlord first knows that such Option Space will be available earlier than normal lease expiration. As to Option Space which comes available on the lease Expiration Date, Landlord shall give Landlord's Notification not more than twelve (12) months and not less than six (6) months prior to such Expiration Date (unless an existing lease shall terminate prior to the scheduled Expiration Date thereof, in which case such notice shall be given as above provided, and which offer shall specify (i) the Option Space (with a floor plan cross-hatched to show the location thereof and the exact rentable square footage thereof, determined by Landlord in accordance with the standards for measurement of rentable square footage in the Building utilized in determining the rentable square feet in the Original Demised Premises, and (ii) the date (the "Anticipated Option Space Inclusion Date") on which it is anticipated by Landlord that the Option Space shall be available and the term for which the Option Space shall be available. Tenant shall have the right by notice ("Tenant's Option Space Notice") given within thirty (30) Business Days after Landlord's Notification to elect to lease the Option Space upon the same terms and conditions as are contained in this Lease, subject to the terms and conditions specified in this Article 25, except that:

                  (a) If the term specified in Landlord's Notification for which the Option Space is available shall (i) expire prior to the then Expiration Date of the then current Term of this Lease, excluding Renewal Terms as to which Tenant's renewal option has not been exercised, Tenant shall have the right to lease such Option Space for the term for which it is available, or (ii) extend beyond the then Expiration Date of the then current Term of this Lease, excluding Renewal Terms as to which Tenant's renewal option has not been exercised, Tenant shall have the option to lease such Option Space for a term to expire on such then Expiration Date of the then current Term of this Lease; provided, however, that if such Option Space is available, Tenant shall have the right to include the Option Space as part of the "Designated Premises" for the purposes of Article 24 of this Lease and as a consequence of such designation the Option Space may become a part of the Demised Premises under this Lease for any subsequent Renewal Terms.

                  (b) In the event that the Option Space specified in Landlord's Notification comprises more than one (1) floor of the Building, Tenant shall have the option to lease the whole of such Option Space or the entire portion of the Option Space on one or more contiguous floors within such Option Space; provided, however, in the event Tenant elects to lease less than the entire Option Space as provided in this subparagraph (b), then Tenant shall only have the option to lease the entire portion of the Option Space on the floor (or contiguous floors) included in the Option Space which is (or are) the floor or floors which are located among the lowest or the highest floors of the floors comprising the option Space (i.e., not any floor or floors located in the middle of the block of floors comprising the Option Space). In the event that the Option Space specified in Landlord's Notification comprises, in whole or in part, less than an entire floor of the Building, Tenant shall not have the option to lease Option Space on such floor which is less than the full amount of such Option Space on such floor. Subject to the provisions of the immediately preceding sentence, Tenant shall identify the space it elects to lease in the relevant election to lease the Option Space. Tenant shall make any such election in Tenant's Option Space Notice.

                  (c) The term of this Lease as to the Option Space shall begin (the "Option Space Inclusion Date") on the later of (i) sixty days after the exercise by Tenant of its option as to such Option Space; or (ii) the date of delivery of such Option Space to Tenant vacant, free of occupants and "as is".

                  (d) The rental rate for the Option Space shall be eighty-five percent (85%) of the "fair rental value" of the Option Space. The fair rental value of the Option Space shall be the fair rental value on the date of the exercise by Tenant of its option to lease the Option

Space (the "valuation date") and be determined for a term equal to the term of letting of the Option Space based upon the further assumptions that standard brokerage commissions and then existing market work allowances will be payable by Landlord as if for a new lease, that a reasonable time under then existing conditions is allowed for downtime or marketing, that the Tenant would be receiving the benefit of any then existing market free rent or other pecuniary concessions in respect of such Option Space as if for a new lease, and that the Base Wage Rate and the Base Real Estate Taxes are as set forth in Article 2 hereof or, if the valuation date shall occur during a Renewal Term, as set forth in Article 24, hereof. The matters set forth in the previous sentence shall be taken into consideration even though Landlord is not providing such work allowance or concessions or paying such brokerage commissions, and the space need not be marketed, it being acknowledged that the same were taken into consideration in setting the new Fixed Rent at eighty-five percent (85%) of fair rental value. If the parties are unable to agree on such fair rental value within thirty (30) days of Tenant's Option Space Notice, then such fair rental value shall be determined in accordance with the procedures set forth in Section 24.01(c).

      Section 25.02. Upon the Option Space Inclusion Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord for the then remaining Term of this Lease (subject to the provisions of Section 25.01(a)) the Option Space designated in the Tenant's Option Space Notice. Upon the occurrence of the Option Space Inclusion Date (a) the term "Demised Premises" shall be deemed to include the Option Space designated in the Tenant's Option Space Notice, (b) the number of rentable square feet in the Demised Premises shall be increased by the number of rentable square feet within each such Option Space in question, as specified in the Landlord's Notice, (c) "Tenant's Percentage" shall be increased by the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the Option Space as so determined, and the denominator of which shall be 1,178,042, (d) unless Landlord and Tenant otherwise agree in writing, the Fixed Rent shall be increased determined in accordance with Section 25.01 hereof (hereinafter called the "Option Space Fixed Rent"), (provided, however, if the Option Space is part of the Demised Premises at the commencement of a Renewal Term the Fixed Rent for the entire Demised Premises shall be adjusted in accordance with Article 24), which Fixed Rent for the Option Space shall be payable from and after the Option Space Inclusion Date in equal monthly installments in advance on the first day of each calendar month, in the same manner as the Fixed Rent applicable to the Original Demised Premises, (e) the Option Space Fixed Rent shall be subject to adjustment as provided in Article 2 hereof, (f) all other items of additional rent shall thereafter be computed on the basis of the inclusion of the Option Space in question into the Demised Premises and (g) Tenant shall be entitled to additional tonnage for its supplementary air-conditioning system referred to in
Section 23.04(e) of .75 tons for each 1,000 rentable square feet of Option Space (or portion thereof). If the Option Space Inclusion Date shall not be the first day of a month, Rent shall be appropriately adjusted.

      Section 25.03. Prior to the agreement of Landlord and Tenant, or the determination of the appraisers, Tenant shall, if the term of the lease of the Option Space shall have commenced, pay as the Option Space Fixed Rent under this Lease eighty-five percent (85%) of the Fixed Rent established by the Landlord's appraiser and in the event the appraisers determine that the Fixed Rent payable pursuant to Section 25.01 is less than the amount of Fixed Rent so paid by Tenant for such period, then Landlord shall promptly refund to Tenant the amount of such overpayment or credit the same against the next payments of Fixed Rent and additional rent for the Demised Premises, in either case with interest at the Interest Rate from the date of such overpayment to the date of such refund or credit, and in the event such appraisers determine that the Fixed Rent payable pursuant to Section
25.01 is more than the amount of Fixed Rent for the Option Space so paid by Tenant for such period, then Tenant shall immediately pay to Landlord the amount of such deficiency with interest at the Interest Rate from the date of such underpayment to the date of such payment.

      Section 25.04. Tenant agrees to accept the Option Space in question "as is" in its condition and state of repair existing on the Option Space Inclusion Date and understands that Landlord makes no representations, express or implied, as to the condition of the Option Space in question, the building equipment and systems serving the Option Space in question or as to any other thing or fact related thereto, and that no work, decoration, repair, alteration or improvement is to be performed by Landlord to prepare the Option Space in question for Tenant's occupancy. At Tenant's request, Landlord shall enforce any provision of a lease to the tenant then in possession of the Option Space requiring the tenant to remove or restore any alterations or installations from the Option Space upon the expiration of its lease, provided that Landlord shall not be obligated by reason of this provision to commence any litigation or incur any material expenses of enforcement. Landlord shall not be subject to any liability for failure to give possession of the Option Space in question, and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Term of this Lease, but the Rents payable hereunder with respect to the Option Space shall be abated until the Option Space Inclusion Date. However, Landlord, at Landlord's cost and expense, shall proceed with reasonable diligence to dispossess any tenant holding over or retaining possession of such space, including the institution of summary dispossess proceedings, and shall not consent to any stay or extension which is inconsistent with Tenant's rights under this Article. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance.

      Section 25.05. If Tenant so elects to lease the Option Space, and fair rental value is agreed to by Landlord and Tenant or by any appraisal in accordance with the procedures set forth in section 24.01(c), Landlord shall deliver to Tenant a lease amendment covering the relevant Option Space (hereinafter called the "Option Lease Amendment") incorporating such fair rental value, and otherwise on the terms and conditions of this Lease and the parties hereto shall promptly execute and exchange the Option Lease Amendment, provided, however, such option exercise and the terms thereof shall be effective notwithstanding the failure of either or both parties to request or to execute and deliver such Option Lease Amendment.

      Section 25.06. If Tenant does not deliver the Tenant's Option Space Notice within said sixty (60) Business Day period, then Landlord may enter into a lease of the Option Space included in Landlord's Notice with a bona fide third party. If Landlord shall fail to enter into a lease with a bona fide third party within six (6) months after the date Landlord's Notification is given, Tenant's right to lease such Option Space in accordance with this Article 25 shall automatically be reinstated and the provisions of this Article must again be complied with by Landlord. Upon the expiration or earlier termination of any such lease, the provisions of this Article 25 shall again prevail and the Option Space so leased will not be relet without prior notice to Tenant and the opportunity for Tenant to lease such Option Space in accordance with the terms of this Article 25. Nothing herein shall be deemed to limit Landlord's right to freely discuss and negotiate with third parties for the leasing of any space and Tenant's sole right will be to make the election to enter into a lease with Landlord after Landlord's Notification as described above.

      Section 25.07. The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 25 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 25 may be severed from this Lease or separately sold, assigned or transferred.

      Section 25.08. The right of first offering granted pursuant to this Article shall be subject and subordinate to any option, renewal option, additional space option, expansion option, right of first offer, right of first refusal, or other right to lease or occupy the Option Space, or portions hereof, granted by Landlord to any tenant as to any Option Space in the Building or any entity whatsoever other than Tenant in any now existing lease (including, without limitation, the existing leases with the National Football League and Furman Selz LLC) or Initial Lease, but shall not be subject and subordinate to any renewal or extension of any such existing lease or Initial Lease beyond the term of years as may have been initially provided for therein or as to any extension thereof not initially provided for therein.

                                   ARTICLE 26

                                TENANT'S SIGNAGE

      Section 26.01. For as long as the Original Tenant or any Affiliate thereof is the Tenant under this Lease, the Original Tenant shall have the right to install a sign or signs identifying the name and/or logo or other identifying symbols of Original Tenant or any Affiliate thereof in (i) any lobby of or entrance to the Building if Landlord shall place another identifying sign or logo other than of Landlord in such lobby or entrance, other than in an elevator bank area, and (ii) at the entrance to each of the elevator banks serving the Demised Premises, the location, size, design, lettering, color and material of each such sign to be subject to the approval of the Landlord, not to be unreasonably withheld or delayed, and which approval shall be granted if the same is consistent with the class and character of the Building and is not inconsistent with the rights of another tenant of the Building under the present provisions of its lease existing as of the date hereof, it being understood that the corporate style and/or logo of Original Tenant is approved ("Lobby Signage"). For so long as the Original Tenant or any Affiliate thereof is the Tenant under this Lease, (a) the present exterior signage at the marble exterior wall on the 49th Street side of the Building near the Park Avenue side of the Building and (b) the present exterior signage on the marble exterior wall on the Park Avenue side of the Building south of the entrance to the Building and (c) the present exterior signage on the exterior wall at the entrance to the Building at 48th Street, and (d) the Lobby Signage and (e) so long as any flagpole is standing outside the Premises and any flag is flown by the Landlord and a flagpole is available which is not used by a single American Flag or single flag of the Landlord, and so long as Original Tenant or its Affiliates is the occupant of at least 100,000 rentable square feet of space in the Premises, the present flag of Original Tenant ("Original Tenant Signage") shall not be changed or replaced by Landlord except as follows. At the request of Tenant in writing such signage shall be replaced by replacement Original Tenant Signage at the same locations containing the then name or names of Original Tenant or any Affiliate thereof (and/or at Tenant's election with its or their identifying symbol or logo) of similar prominence and consistent with the class and character of present Original Tenant Signage. Such removal and installation shall be performed by Landlord within a thirty (30) day period except by reason of delay caused by Tenant. Landlord shall install such replacement Original Tenant Signage, promptly and diligently at Tenant's sole reasonable cost and expense. Any such replacement Original Tenant Signage shall likewise be deemed Original Tenant Signage for purposes hereof. Landlord shall maintain and repair all such Original Tenant Signage and keep it in good order and repair at Landlord's sole cost and expense. At the request of Tenant in writing, some or all of such signage shall be permanently removed by Landlord within thirty (30) days after Tenant's notification thereof to Landlord. Landlord shall not permit the exterior wall of the Building where the Original Tenant Signage referred to in clause (b) in the definition of such term is located to be other than a stone wall so long as said Original Tenant Signage shall be required hereby to be located on said wall. Notwithstanding the foregoing, Landlord may remove the Original Tenant Signage referred to in clause (c) in the definition of such term if Landlord shall construct a retail space with an entrance or a glass show window at the present location of such Original Tenant Signage and, if Landlord shall not, in connection therewith, close the 48th Street entrance to the Building where such Original Tenant Signage was located, Landlord shall promptly thereafter relocate such Original Tenant Signage to a position comparable in prominence and in similar proximity to the 48th Street entrance to the Building.

      Section 26.02. For as long as the Original Tenant or any Affiliate thereof is the Tenant under this Lease the name "Bankers Trust Company" (a) presently placed on the window at the South side of the second floor portion of the Demised Premises in the West Building, and (b) and a similar sign or signs which if approved by Landlord may be hereafter placed on the windows at the South and North side of the second floor portion of the Demised Premises in the East Building, may remain or be replaced by Tenant with similar Signage subject to obtaining Landlord's consent not to be unreasonably withheld.

      Section 26.03. Notwithstanding anything to the contrary herein contained, Landlord shall be in breach hereunder if it shall fail to observe or perform any of the terms and provisions of this Article 26, and such failure shall continue for seven (7) days after receipt of notice of such failure from Original Tenant. Without limiting any of Original Tenant's other rights and remedies, before or after such seven (7) day period Original Tenant shall be entitled to specific performance, injunctive or other equitable relief in the event of failure or breach by Landlord of Landlord's obligations under this Article 26.

                                   ARTICLE 27

                                   ARBITRATION

      Section 27.01. (a) Disputes under this Lease are not to be generally arbitrated, but when arbitration is specifically provided for in this Lease, such arbitration shall be the sole method of resolving such dispute and such dispute shall be determined in the manner provided for in this Lease, by arbitration in accordance with the provision of this Article.

                  (b) If the arbitration concerns the determination of a dispute generally regarding the operation or maintenance of the Building, the arbitrators shall have at least ten (10) years of current experience in the management and operation of first class office buildings in the Borough of Manhattan. If the arbitration concerns the determination of a dispute regarding Alterations, the arbitrators shall be registered architects or licensed professional engineers having at least ten (10) years of current experience in the design of first class office buildings in the Borough of Manhattan. If the arbitration concerns any other dispute under this Lease which must be resolved by arbitration, each arbitrator shall be an attorney admitted to practice in the State of New York with a minimum of ten (10) years' current experience with leases in first class office buildings in the Borough of Manhattan and a partner in a law firm having its main offices in the Borough of Manhattan and having a minimum of ten (10) partners.

                  (c) Whenever any provision of this Lease provides that a matter shall be determined by arbitration in accordance with this Article and either party notifies the other that such matter be so determined, then each party shall, within thirty (30) days thereafter, appoint an arbitrator and each party shall notify the other party of the name and address of the arbitrator so appointed; if either party shall fail to make such appointment and to serve notice thereof within the time prescribed, then the appointment of an arbitrator on behalf of such party shall be made in the same manner as provided below for the appointment of a third arbitrator in the case where the two arbitrators shall fail to agree upon such third arbitrator.

                  (d) If the arbitrators so appointed shall within fifteen (15) days after the date of notification of appointment of the one of them who is last appointed, be unable to agree upon the determination of the matter or dispute, then such two arbitrators shall appoint a third and impartial person to act as a third arbitrator. If they shall fail to appoint such third arbitrator within such period of fifteen (15) days then, on written application by either party, such third arbitrator shall be appointed by the New York City Chapter of the American Arbitration Association and the person so appointed as third arbitrator shall serve and act together with the first two arbitrators so appointed for the purpose of such arbitration. If any person appointed as arbitrator by or on behalf of either party shall die, fail to act, resign, or become disqualified, the party by or on behalf of whom such appointment was made shall, within fifteen (15) days after such death, failure to act, resignation, or disqualification, appoint some other person as a substitute arbitrator, and, if appointment is not made within such fifteen (15) day period, upon application of the party not in default, the New York Chapter of the American Arbitration Association may appoint a substitute arbitrator. If the third arbitrator shall die, fail to act, resign, or become disqualified, a substitute arbitrator shall be appointed in the same manner as is hereinbefore provided for the appointment of the third arbitrator. In the event that any substitute arbitrator or arbitrators shall be appointed, the period within which the third arbitrator shall be appointed (if not previously appointed), and the period within which the decision of the arbitrators shall be made, shall be deemed extended for a reasonable time after the appointment of such substitute arbitrator or arbitrators. In the event that for any reason whatsoever an arbitrator or arbitrators shall not be appointed as is provided in this Section 27.01, then such arbitrator or arbitrators shall be named or appointed in accordance with the then prevailing provisions of the laws of the State of New York relating to arbitration. The arbitrators shall hold one or more hearings on the question, matter or dispute which is the subject of the arbitration and shall furnish Landlord and Tenant with the opportunity to be present and fully heard thereat by counsel, expert witnesses or otherwise and to cross examine. The determination by the arbitrators of such question, matter or dispute shall be made in writing and signed and concurred in by a majority of the arbitrators, within thirty (30) days after the appointment of the last arbitrator (or such longer period as the parties involved shall agree upon in writing), but if such determination shall not have been made within such period, then the third arbitrator shall make such determination within five (5) days thereafter, and in either such case, a signed copy thereof shall be delivered to each of the parties involved. Such determination shall set forth the reasons therefor and shall define the performance, if any, required of either party.

      Section 27.02. In case such dispute is required to be resolved by Expedited Arbitration provided for in this Lease, such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions of this Section. It is of the utmost importance to have such dispute settled within twenty-five (25) days. Accordingly, within the six
(6) days next following the giving of any notice by Tenant or Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice, and Landlord and Tenant shall instruct the arbitrator so selected by such party to select a third arbitrator as hereinafter set forth. If either party shall fail to give notice of such designation within said six (6) days, then the other party shall give notice thereof to the second party and if within three (3) Business Days after receipt of such notice the second party shall still fail to appoint such arbitrator, then the arbitrator chosen by the other party shall make the determination alone. Within five (5) days after designation of the second arbitrator, the two arbitrators shall attempt to agree upon a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within such five (5) day period then either party may apply to the American Arbitration Association located in the City of New York for the designation of such arbitrator and if the American Arbitration Association is unable or refuses to act within ten (10) Business Days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and, if possible, within five (5) days, but no later than ten (10) days, after the designation of the third arbitrator; the concurrence of two of the arbitrators or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant.

      Section 27.03. The determination so made by such arbitrators or third arbitrator, as the case may be, shall be final, binding, and conclusive on all parties, and judgment may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant. The sole issues to be determined by the arbitrators in any dispute shall be those specified in this Lease and no others. If the arbitrators or third arbitrator, as the case may be, shall fail to make such determination as above provided, then either party shall have the right to institute such action or proceeding in such court as shall be appropriate in the circumstances. Landlord and Tenant shall each pay the expense of the arbitrator or substitute arbitrator appointed by or for such party and the other necessary expenses and costs of any arbitration shall be borne equally by the parties hereto, except that each party shall bear the costs and expenses of its own witnesses, experts and counsel.

                                   ARTICLE 28

                               MEMORANDUM OF LEASE

      Section 28.01. Upon the execution and delivery hereof, Landlord and Tenant shall execute and deliver a memorandum of lease for the purpose of recording, and said memorandum of lease shall not, in any circumstances, be deemed to modify or change any of the provisions of this Lease, which provisions shall, in all instances, prevail.

                                   ARTICLE 29

                               BUILDING MANAGEMENT

      Section 29.01. This Lease is entered into in connection with the consummation of a certain agreement dated August ___, 1997 between Bankers Trust Company and Boston Properties Limited Partnership ("Purchaser") to which Boston Properties, Inc. is a party (the "Sale Agreement") pursuant to which the Purchaser has agreed that upon the consummation of the sale of the Real Property to the Purchaser, the Purchaser and its successors and assigns shall be bound by certain restrictions upon (a) the use of the name "Bankers Trust Company" by the Purchaser, its successors and assigns and certain tenants under leases of space in the Real Property, (b) the use of a distinctive name of the Real Property by the Purchaser, its successors and assigns, (c) restrictions upon placing certain signs, symbols or identifying or distinctive materials containing a name, logo or other identification in certain portions of the Real Property and (d) the leasing by Purchaser, its successors and assigns, to certain competitors of Bankers Trust Company, its successors and assigns, or consenting by the Purchaser its successor and assigns, to certain subletting of space under or assignments of lease pursuant to certain leases at the Real Property, to certain competitors of Bankers Trust Company, which restrictions are contained in
Section 1.4 of the Sale Agreement, as such restrictions may be modified from time to time by written agreement between Bankers Trust Company, its successors and assigns and Purchaser, its successors and assigns.

      Section 29.02. The Building shall be managed by (i) a single reputable managing agent, selected by Landlord and having at least ten
(10) years experience managing a building similar to the Building or (ii) the Landlord, provided it has prior experience in the management of first-class office buildings comparable to the Building in the Borough of Manhattan or other large metropolitan area in the United States.

      Section 29.03. So long as this Lease is in force and effect and Tenant or any successor or any Affiliate are separately or collectively occupying space in the Building, no part of the Building lobby shall be leased to or otherwise be permitted by Landlord to be used or occupied by anyone for any commercial purpose whatsoever which is not in keeping with the class and character of a first-class office building in the midtown Park Avenue area of the Borough of Manhattan. Without limiting the generality of the foregoing, Landlord shall not permit any portion of the Building to be used for any of the following purposes:
(i) the sale of merchandise, goods or property of any kind at auction, (ii) fast food restaurants or stores, (iii) discount stores (including discount camera, electronic and clothing stores), (iv) tourist shops, (v) carpet or rug stores,
(vi) record, music, video, compact disc or tape stores, (vii) commercial sex establishments, including obscene, nude or semi-nude modeling, "rap sessions", "rubber goods" shops, sex clubs, "massage parlors", or the sale of any obscene material as defined in New York State Penal Law ' 235.00, (viii) cinemas or theaters, or (ix) any purpose which emits into the Demised Premises or the common areas of the Building any objectionable noise, fumes, vapors, odors or other type of nuisance.

      Section 29.04. Tenant, at its sole cost and expense, may implement whatever reasonable security or building pass programs it desires to limit access to the Demised Premises to authorized personnel provided such programs are in keeping with the then class and character of the Building and do not result in labor union interference between any labor union employees of Landlord or any agreement between Landlord and such labor union and may, in connection therewith, post up to an aggregate of two (2) properly uniformed security personnel in the lobby of the Building at the access ways to the elevator bank serving the Office Space or Banking Space.

      Section 29.05. Landlord shall at all times operate and maintain the Building as a first-class office building in the midtown Park Avenue area of the Borough of Manhattan.

      Section 29.06. Landlord shall either: (i) maintain a building staff which shall at all times be sufficient in qualifications, numbers and experience to operate and maintain the Building as a first-class office building in the midtown Park Avenue area of the Borough of Manhattan and in any event comparable in qualifications, numbers and experience to the building staffs of other such comparable first class office buildings; or (ii) enter into service contract(s) in lieu of in-house staff, or in substitution for service contract(s) in force at the time of the execution of this Lease, provided that such contract(s) will achieve the same maintenance and quality service provided either by in-house staff or the contract(s) existing on the date hereof.

      Section 29.07. Landlord shall, at least twice in each calendar year, perform an analysis of the domestic water in the Building by a licensed and recognized laboratory indicating the contents of such water and whether there are any substances therein which could affect the health or safety of the occupants of the Building, and Landlord shall make available for review by Tenant a copy of such report within twenty (20) days after Landlord's receipt of the same. In the event that such report shall indicate that the contents of such water may have an adverse affect upon the health or safety of any occupants of the Building, Landlord shall promptly take such action as is reasonably required in order to correct such condition and prevent such adverse effect to health or safety from occurring.

      Section 29.08. Landlord shall, at least twice in each calendar year, perform an analysis of the condenser water in the Building by a licensed and recognized laboratory indicating the contents of such condenser water and whether there are any substances therein which could adversely affect the Tenant's supplemental air-conditioning system, and Landlord shall make available for review by Tenant a copy of such report within twenty (20) days after Landlord's receipt of the same. In the event that such report shall indicate that the contents of such condenser water may have an adverse affect upon Tenant's supplemental air-conditioning system, Landlord shall promptly take such action as is reasonably required in order to correct such condition and prevent such adverse affect to Tenant's supplemental air-conditioning system from occurring.

                                   ARTICLE 30

                                LIMITED RECOURSE


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

      Section 30.01. Tenant shall neither assert nor seek to enforce any claim against any of Landlord's assets other than Landlord's estate and interest in the Real Property, and Tenant shall look solely to Landlord's estate and interest in the Real Property for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord (including casualty insurance proceeds and condemnation awards, but excluding the proceeds of any financing or refinancing). In the case of any sale, conveyance or transfer of Landlord's entire interest in the Real Property (except in any instance in which the successor Landlord shall have assumed the obligations of Landlord under this Lease ab initio), such estate and property of the selling, granting or transferring Landlord shall mean any net proceeds from such sale, conveyance or transfer (after payment of the costs of such sale and any mortgages, judgments or other liens then existing) to the extent of any specific monetary obligation which Landlord owed to Tenant as of the date of such transfer. No other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Demised Premises or any other liability of Landlord to Tenant with respect hereto.

      Section 30.02. If Tenant shall be an individual, joint venture, tenancy in common, Partnership Tenant, limited liability company, unincorporated association or other unincorporated aggregate of individuals and/or entities or a corporation, Landlord shall look solely to Tenant and its assets (or the proceeds thereof) for the satisfaction of any monetary claims hereunder or the collection of any adjustment (or other judicial process) based thereon, and no property or assets of any partner, employee, officer, member, director, shareholder or beneficiary of or with Tenant, disclosed or undisclosed, shall be subject to levy, execution or other judgment (or other judicial process); provided, however, that the foregoing shall not limit such rights, if any, as Landlord may have to injunctive relief or specific performance of the obligations of Tenant hereunder.

                                   ARTICLE 31

                           SUBORDINATION AND MORTGAGES

      Section 31.01. For so long as the Original Tenant is the Tenant under this Lease, Landlord covenants and agrees not to mortgage or otherwise encumber the Real Property, or any part thereof, and not to assign the rents and profits therefrom, prior to the expiration or earlier termination of the Term of this Lease other than in connection with the granting of mortgage liens on the Real Property or any assignment of the rents and profits therefrom or upon any permitted ground lease of the Real Property to one or more recognized lending institutions. The term "recognized lending institution" shall mean a savings bank, a commercial bank or trust company, an insurance company, a nationally recognized investment banking company, or Affiliates of the foregoing, an educational institution or a state, municipal or similar public employees' welfare pension or retirement fund or system (whether acting individually or in any fiduciary capacity), or any pension fund having any such bank, trust company, insurance company or investment banking company as its advisor, or any pension fund for the sole benefit of employees of a corporation listed on any national stock exchange or recognized "over-the-counter" market, or any pension fund for the benefit of employees of the government of any State or any subdivision or agency thereof or any trust or other entity established or managed by any of the foregoing to make mortgage loans; or any "real estate investment trust "whose securities are listed on any national stock exchange or recognized "over the counter" market, or any REMIC, trust or other entity twenty-five percent (25%) or more of the interests in which are rated as "investment grade" by a nationally recognized mortgage rating agency; provided such institution shall be subject to the jurisdiction of the courts of the State of New York in any action or to the supervision of the Comptroller of the Currency of the United States of America or other United States bank or securities regulatory agencies or of the insurance or banking department of the State of New York, or of the state of incorporation of such institution or of the insurance or banking department thereof, or of the Board of Regents of the University of the State of New York as applicable, which in each case is not an Affiliate of Landlord. Any such mortgage made to a recognized lending institution or to an Affiliate of a recognized lending institution is herein referred to as an "Institutional Mortgage". Notwithstanding the foregoing, the mortgage upon the Real Property initially entered into in connection with the acquisition of the Real Property from the Landlord originally named in this Lease shall initially be held by a recognized lending institution, but thereafter, such mortgage as the same may be renewed, modified, increased, consolidated, spread, replaced and extended (the "First Institutional Mortgage"), may if and so long as an event of default (beyond any applicable notice and cure period) under the First Institutional Mortgage on the part of the mortgagor has occurred and is continuing, and in the case of a non-monetary event of default if the holder of the First Institutional Mortgage has declared the indebtedness secured thereby to be immediately due and payable, while such event of default or declaration (in the case of a non-monetary default) has not been cured, revoked or rescinded, be assigned to and thereafter may be held by other than by a recognized lending institution, and such First Institutional Mortgage shall nevertheless for purposes of this
Article 31 and of a subordination, non-disturbance and attornment agreement entered into between the Original Tenant hereunder and the holder of the First Institutional Mortgage, be deemed to be held by a "recognized lending institution" (except for purposes of the provisions of Section 31.09 with respect to mortgages other than the First Institutional Mortgage) and shall be deemed to be an "Institutional Mortgage". If the Tenant under this Lease is not the Original Tenant, the restrictions set forth in this Section 31.01 shall be entirely inapplicable, and any mortgage as may be granted by Landlord upon the Real Property, or any part thereof, shall for purposes of this Article 31 be deemed to be an "Institutional Mortgage" whether or not entered into with a "recognized lending institution".

      Section 31.02. If and when the provisions of Section 31.03 or 31.04, as the case may be, shall have first been satisfied by the holders of the ground or underlying lease referred to in Section 31.03 or of any Institutional Mortgage, respectively, this Lease shall be subject and subordinate to all ground or underlying leases and to any Institutional Mortgage, respectively, which may now or hereafter affect such leases or the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof.

      Section 31.03. This subordination provision with respect to ground and underlying leases is subject to the express condition that the landlord under such ground or underlying lease shall have entered into a nondisturbance and attornment agreement with Tenant in recordable form and binding upon the said landlord and on its successors and assigns, to the effect that in the event of any termination of such ground or underlying lease by reentry, notice, summary proceedings or other action or proceeding or if such ground or underlying lease shall otherwise terminate or expire before the expiration of the Term of this Lease, then, so long as Tenant is not as of such termination or Expiration Date in default in the performance of Tenant's obligations under this Lease for longer than the periods after notice provided in this Lease for the curing of defaults and such default is continuing, Tenant shall not be made a party in any action or proceeding to remove or evict Tenant or to disturb its possession and this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the landlord of the ground or underlying lease, as the case may be, upon all of the terms, covenants, conditions and agreements as are set forth in this Lease, and, upon the written request of such owner or landlord, Tenant will execute an instrument whereby Tenant will attorn to such owner or landlord, as the case may be, upon all of the terms, covenants, conditions and agreements as are set forth in this Lease, and such then owner and holder of this Lease shall agree to accept such attornment.

      Section 31.04. This subordination provision with respect to any Institutional Mortgage shall be subject to the express condition that the holder(s) of such mortgage shall have entered into a nondisturbance and attornment agreement with Tenant in recordable form and binding upon its or their successors and assigns, to the effect that so long as Tenant is not in default in the performance of Tenant's obligations under this Lease for longer than the periods after notice provided in this Lease for the curing of defaults and such default is continuing, Tenant will not be named or joined in any action or proceeding to foreclose any such mortgage, that any action or proceeding will not result in a cancellation or termination of this Lease, that in the event the holder of any mortgage or its nominee or designee or purchaser at a foreclosure sale or transferee in lieu thereof becomes the owner of the fee in the event of the sale of the land and/or Building as a result of any action or proceeding to foreclose any such mortgage, deed or assignment in lieu of foreclosure or otherwise, or the assignee of any ground or underlying lease or the lessee of any other lease given in substitution therefor, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the purchaser of the land and/or Building, or the then lessee of the ground or underlying lease or of any other lease given in substitution therefor, as the case may be, upon all of the terms, covenants and conditions of this Lease. Upon the written request of such owner, purchaser or lessee, Tenant will either (a) execute an instrument whereby Tenant will attorn to such owner, purchaser, or lessee, as the case may be, upon all of the terms, covenants, conditions and agreements as are set forth in this Lease or (b) enter into a new lease with it for the remaining Term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining.

      Section 31.05. Any lease to which this Lease is subject and subordinate is sometimes herein called a "Superior Lease," and the lessor of a Superior Lease is sometimes herein called a "Superior Lessor". Any Institutional Mortgage to which this Lease is subject and subordinate is sometimes herein called a "Superior Mortgage" and the holder of a Superior Mortgage is sometimes herein called a "Superior Mortgagee".

      Section 31.06. At the option of the Superior Mortgagee or Superior Lessor, the Superior Mortgage or Superior Lease may contain provisions substantially to the same effect as those of the non-disturbance agreements referred to above in satisfaction of any condition to execute and deliver a non-disturbance agreement.

      Section 31.07. If any nondisturbance agreement is disaffirmed by such Superior Mortgagee or Superior Lessor, or its trustee, in any proceeding under the bankruptcy laws, this Lease shall no longer be subordinate to the Superior Mortgage or Superior Lease in question.

      Section 31.08. The holder of every interest to which this Lease is subordinate pursuant to Section 31.04 shall not (a) be liable for any act or omission of Landlord accruing prior to the date when such holder shall succeed to the position of Landlord under this Lease, except to the extent, if any, that such condition continues on or after the effective date of such succession, (b) be subject to any offsets or counterclaims which Tenant might be entitled to assert against Landlord accruing prior to the date when such holder shall succeed to the position of Landlord under this Lease (except those specifically provided for in this Lease and of which Tenant will at the request of such holder give notice to any such holder), (c) be bound by any payment of rent or additional rent made by Tenant to Landlord for more than one month in advance or for more than the applicable period set forth in this Lease, where such rent payments are payable at intervals of more than one month, or (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of this Lease made without the consent or knowledge of such holder or the predecessor in interest of such holder while such predecessor was holder of such mortgage or lease of which Tenant was given notice in writing. The provisions set forth in clauses (a) through (d) above shall not apply if Landlord or an Affiliate of Landlord is the successor.

      Section 31.09. Any nondisturbance and attornment agreement entered into pursuant to this Article 31 shall be either (x) in the standard form of any Superior Mortgagee or Superior Lessor which is a recognized lending institution, provided such standard form contains all of the provisions set forth in this
Article 31 and no other substantive provision which may adversely affect the rights of Tenant under this Lease, or (y) in form reasonably satisfactory to Tenant, but shall nevertheless contain provisions substantially as follows (modified appropriately in the case of a Superior Lease):

                  (a) "The Mortgagee further covenants and agrees that if the Mortgagee, or any successor or assignee of the Mortgagee, shall succeed to the estate of the Mortgagor in the Building and/or Real Property by foreclosure of this Mortgage or by deed in lieu of foreclosure or otherwise, the person so succeeding to the estate of the Mortgagor shall be bound by all of the terms, covenants and conditions of the Lease, including, without limitation the obligations of the Landlord under Articles 26, 27, 29 and 31 of the Lease. The foregoing assumption shall be self-operative and no further instrument of assumption shall be required by the Mortgagee. The person so succeeding to the estate of the Mortgagor shall execute an instrument confirming such assumption at Tenant's request."

                  (b) "The Mortgagee agrees that if it shall become entitled to accelerate payment of the indebtedness secured by this Mortgage upon the occurrence of a default by the Mortgagor and such default shall be a default in the payment of a sum of money or a default which can be cured by the Tenant, the Mortgagee will, before accelerating such indebtedness, give the Tenant notice specifying such default and stating that it remains unremedied, and the Tenant shall have the right to remedy any such default within a period of thirty (30) days after the service of such notice, or if the default as to which such notice is given shall be of such a nature that the same cannot be completely remedied within such thirty (30) day period and if Tenant shall have delivered to the Mortgagee a written undertaking to remedy such default and shall have diligently commenced to take action toward remedying such default within such thirty (30) day period and shall thereafter with reasonable diligence and in good faith proceed to remedy such default, the Mortgagee shall not be entitled to accelerate the indebtedness secured by this Mortgage as a result of such default. The Mortgagee agrees to accept performance by the Tenant of the Mortgagor's obligations under this Mortgage with the same force and effect as if performed by the Mortgagor."

                  (c) "In the event of a judicial or private sale of the Building and/or Real Property in exercise of the Mortgagee's remedies hereunder, the Mortgagor and the Mortgagee agree, to the extent legally permissible, to fix as one of the terms of such a sale, the delivery by any purchaser at such a sale of an instrument in favor of Tenant pursuant to which such purchaser assumes and agrees to be bound by all of the terms, covenants and conditions of the Lease, including without limitation, the obligations of the Landlord under Articles 26, 27, 29 and 31 of the Lease."

                  (d) "For so long as the Original Tenant is the Tenant under this Lease, Mortgagee covenants and agrees not to sell, assign or otherwise transfer this Mortgage to anyone other than a recognized lending institution (as defined in Section 31.01 of the Lease), without the prior written consent of the Tenant."

                  (e) "Mortgagee shall not require the use of any fire insurance proceeds or condemnation award in a manner inconsistent with the provisions of this Lease."

      Section 31.10. In the event that the mortgagor under any Mortgage shall fail to pay any installment of principal or interest becoming due thereunder or any other sum therein provided to be paid by the mortgagor, or if the mortgagor is otherwise in default under such Mortgage, Tenant shall have the right forthwith, but not the obligation, to pay such principal, interest or other sums, and to cure any such default of the mortgagor, and to deduct the amounts of any such payments and the costs and expenses incurred by Tenant in curing the mortgagor's default, with interest thereon at the Interest Rate from the date of any such payment until paid, from the successive installments of Fixed Rent and additional rent then due and thereafter coming due, until Tenant shall have been fully reimbursed for any and all such payments, costs, expenses and interest. Reference to this Section 31.10 to the "Tenant" means only the Original Tenant.

      Section 31.11. Upon any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the Superior Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Superior Mortgagee shall not be treated as an assumption by such Superior Mortgagee of any of the obligations of Landlord hereunder unless such Superior Mortgagee shall, by agreement with or notice sent to Tenant, that specifically otherwise elects, except that such Superior Mortgagee shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of the Superior Mortgage or the taking of possession of the Building or as otherwise provided by law.

      Section 31.12. After receiving notice from any Superior Lessor or Superior Mortgagee that it holds a Superior Lease or a Superior Mortgage, as the case may be, (a) no notice from Tenant to Landlord shall be effective unless and until a copy of such notice is given to such Superior Lessor or Superior Mortgagee, which may be given simultaneously with Tenant's notice to Landlord (provided Tenant shall have been furnished with the name and address of such Superior Lessor or Superior Mortgagee) and (b) Tenant shall not exercise any right to terminate this Lease by reason of Landlord's acts or omissions until
(i) it has given written notice of such act or omission to the Superior Mortgagee at its address so furnished and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided the Superior Mortgagee shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied. Such reasonable period of time shall not exceed twenty (20) days in the case of a monetary default or sixty (60) days in the case of a non-monetary default, except that in the case of a non-monetary default which cannot reasonably be cured within such sixty (60) day period, if such Superior Mortgagee shall have commenced to remedy such act or omission within such sixty (60) day period and shall thereafter proceed with reasonable diligence subject to Force Majeure Events to remedy such act or omission, then such sixty (60) day period shall be extended until such act or omission is remedied (it being understood that if Tenant shall duly give the notice required by clause (i) but the Superior Mortgagee shall not with reasonable diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission or cause the same to be remedied as above provided, Tenant may exercise all of its rights and remedies under this Lease and/or at law by reason of such act or omission of Landlord).

      Section 31.13. Landlord represents and warrants to Tenant that on the date hereof there are no Superior Leases and no Superior Mortgages. If a mortgage is placed on the Real Property, or any part thereof, Landlord promptly thereafter shall deliver to Tenant an executed counterpart of such mortgage.

                                   ARTICLE 32

                      COMMUNICATION EQUIPMENT AND ANTENNAE

      Section 32.01. Tenant shall have the right to install, at its sole cost and expense, communication equipment and antennae (including a microwave dish and/or radio equipment on the roof rack and/or other similar equipment) on the roof of the Building in the area designated on Exhibit K annexed hereto, and to run and maintain lines, wires and cables therefrom through the Building and into the Demised Premises, provided Landlord approves the plans and specifications for such installation, such approval not to be unreasonably withheld or delayed in accordance with Article 4 hereof, and with respect to the construction and operation thereof, Tenant hereby covenants and agrees that: (a) such installations shall be performed in accordance with all Requirements and such plans and specifications; (b) Tenant shall indemnify and hold Landlord harmless from any liability, cost or expense in connection therewith of any nature whatsoever but not for consequential damages or for any liability, cost or expense arising out of Landlord's negligence or willful acts; (c) Tenant shall promptly repair any damage caused to the roof of the Building by reason of such installations, including without limitation, any repairs, restorations, maintenance, renewals or replacement of the roof of the Building to the extent necessitated or caused by such installations, and (d) Tenant shall obtain any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with such installation.

      Section 32.02. Tenant acknowledges that its right to use the roofs of the Building for the purposes herein specified is subject to Landlord having the right to use, and to permit other tenants of the Building to use, the remainder of the roof of the Building for similar or other uses. Tenant's use of its communications equipment and antennae on the roofs of the Building in the areas so designated shall only be incidental to the normal conduct of Tenant's business operations in the Demised Premises, and Tenant agrees to cooperate with Landlord in an effort to mitigate any disturbance or interference with the use of communications equipment and antennae on the remainder of the roof by Landlord and other tenants of the Building. Landlord agrees, on behalf of itself and other tenants of the Building, that its and their use of the remainder of the roofs of the Building shall not unreasonably interfere with Tenant's use of the roofs of the Building. Landlord agrees that, in respect of Leases entered into by Landlord after the date hereof, the use by the other tenants of the Building of the remainder of the roofs shall be subject to restrictions similar to those provided in this Section 32.02 and Landlord shall use reasonable efforts to enforce the same. Landlord agrees that it will not enforce against Tenant any of the foregoing restrictions, conditions or limitations which Landlord shall not consistently be enforcing against all other tenants of the Building.

Notwithstanding the foregoing, if, despite such cooperation by Tenant, its installations shall disturb or interfere with the use of other communications equipment or antennae installed after the date of installation of the Tenant's interfering communications equipment and/or antennae, such disturbance or interference shall in no way affect the rights of Tenant as set forth in this
Section 32, which rights, with respect to the use of communication equipment and antennae, shall be superior to those of the communications equipment and antennae so subsequently installed.

      Section 32.03. Tenant shall have the right, in common with others, of reasonable access to the roof area and to Building telephone closets for the installation, operation, maintenance, repair, replacement and removal of the equipment and related wires and cables and any related pipes, ducts or conduits installed by Tenant and for the partial or complete replacement of the foregoing, subject to the provisions of this Lease and to such other reasonable conditions imposed by Landlord.

      Section 32.04. The roof equipment, all related wires or cables and any related pipes, ducts or conduits installed by Tenant, shall be considered Tenant's Property for all of the purposes of this Lease.

                                   ARTICLE 33

                                      AS IS

      Section 33.01. Tenant has examined and agrees to accept the Demised Premises "as is" in their condition and state of repair existing on the Commencement Date and understands that Landlord make no representations, express or implied, as to the condition of the Demised Premises, the building equipment and systems serving the Demised Premises or as to any other thing or fact related thereto, and that no work, decoration, repair, alteration or improvement is to be performed by Landlord to prepare the Demised Premises for Tenant's occupancy. Landlord shall not be subject to any liability for failure to give possession of the Demised Premises on the Commencement Date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance.

      Section 33.02. Tenant shall have the right to construct, at Tenant's sole cost and expense, bathrooms on the 23rd Floor of the Demised Premises in the West Building substantially in accordance with plans and specifications therefor previously approved by Landlord. Landlord hereby grants a license to Tenant for the purpose of allowing Tenant to perform such work.

                                   ARTICLE 34

                                     BROKER

      Section 34.01. Tenant and Landlord represent and warrant to the other that in the negotiation of this Lease it dealt with no advisors other than BT Securities Corporation (the "Advisor") and with no brokers or finders other than Insigna/Edward S. Gordon Co., Inc. (the "Broker"). Landlord and Tenant understand that, pursuant to separate agreements, no separate commission or other compensation is to be paid to the Advisor or the Broker in connection with this Lease. Each of Landlord and Tenant hereby indemnify and agree to hold the other harmless against liability, loss, cost and/or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy of the above representation and warranty made by such indemnifying party. Landlord shall have no liability for brokerage commissions arising out of any subletting of the Demised Premises or assignment of this Lease hereafter made by Tenant, and Tenant shall and does hereby indemnify Landlord and hold it harmless from and against all liability for brokerage commissions arising out of any such subletting or assignment. This indemnity shall survive the termination of this Lease.

                                   ARTICLE 35

                           ADDITIONAL DEMISED PREMISES

      Section 35.01. (a) Tenant shall have the option (the "Additional Demised Premises Option") to add to the Demised Premises the additional space described in either clause (i), (ii) or (iii) below, as selected by Tenant in its Additional Demised Premises Notice (the "Additional Demised Premises"):

                        (i) (x) the additional space located on the 26th Floor of the West Building to be comprised of between 5,700 and 11,700 rentable square feet in Tenant's sole discretion, at a contiguous location to be designated by Tenant by cross-hatching on the floor plan attached hereto as Exhibit H, subject to Landlord's approval as to such cross-hatching, as hereinafter provided for, and (y) the additional space comprising the entire 25th Floor of the West Building as shown by cross-hatching attached as hereto as

      Exhibit H-1, or

                        (ii) (x) the additional space comprising the entire 26th Floor of the West Building as shown by cross-hatching on the floor plan attached hereto as Exhibit H-2 and (y) the additional space located on the 25th Floor of the West Building as shown by cross-hatching on the floor plan attached hereto as Exhibit H-3 or as H-4, as elected by Tenant in its sole discretion; or

                        (iii) the additional space referred to in clause
      (a)(i)(y) and (a)(ii)(x).

                  (b) Tenant shall notify Landlord ("Tenant's Additional Demised Premises Notice") of Tenant's exercise of its Additional Demised Premises Option not later than forty-five (45) days after the date of this Lease.

                  (c) The term "Additional Demised Premises Commencement Date" shall mean the date on which Landlord's Work listed on Exhibit I attached hereto is substantially completed in the Additional Demised Premises.

                  (d) The term "Additional Demised Premises Rent Commencement Date" shall mean nine (9) months after the Additional Demised Premises Commencement Date, subject, however, to the provisions of Sections 35.03(d) and
(e).

            35.02. Upon the exercise of Tenant's Additional Demised Premises Option, (a) the term "Demised Premises" shall be deemed to include the Additional Demised Premises on the 25th Floor of the West Building as shown or to be shown by cross-hatching on Exhibit H-1, H-3 or H-4, as the case may be, included in Tenant's Additional Demised Premises Notice, and on the 26th Floor of the West Building shown or to be shown by cross-hatching on Exhibit H or H-2, as the case may be, included in Tenant's Additional Demised Premises Notice (unless, if clause (a)(i)(x) shall be applicable, Landlord shall reasonably object thereto on the basis of layout and design within five (5) Business Days after receipt of Tenant's Additional Demised Premises Notice, in which event such dispute shall be settled by Expedited Arbitration in accordance with
Section 27.02), in each case which shall be deemed added to this Lease as a part of Exhibit B annexed hereto, (b) the number of rentable square feet in the Demised Premises shall be increased by 17,299 rentable square feet on the 25th Floor of the West Building if Exhibit H-1 and clause (a)(i)(y) shall be applicable; or if Exhibit H-3 and clause (a)(ii)(y) or if Exhibit H-4 and clause
(a)(ii)(y), shall be applicable, based proportionately on the total usable square footage included in Exhibit H-3 or H-4, as the case may be, to the total usable square footage of the entire 25th Floor of the West Building (measured in a consistent manner) and that result then being applied to the total of 17,299 rentable square feet; or 18,839 rentable square feet on the 26th Floor of the West Building if Exhibit H-2 and clause (a)(ii)(x) shall be applicable; or by the number of rentable square feet of the Additional Demised Premises on the 26th Floor of the West Building to be shown by cross-hatching in Tenant's Additional Demised Premises Notice which the parties shall mutually determine if Exhibit H and clause (a)(i)(x) shall be applicable (or, in the case of a dispute, by Expedited Arbitration, as aforesaid), based proportionately on approved or arbitrated total usable square footage included within the space covered by clause (a)(i)(x) total usable square footage of the entire 26th Floor of the West Building (measured in a consistent manner) and that result then being applied to the total of 18,839 rentable square feet, (c) "Tenant's Percentage" shall be increased, as applicable, by the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the Additional Demised Premises, and the denominator of which shall be 1,178,042, (d) the Fixed Rent shall be increased by the following amounts: (A) at an annual rate of Forty Dollars ($40.00) for each such rentable square foot of the Additional Demised Premises for the period commencing on the Additional Demised Premises Rent Commencement Date through and including the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs, and (B) at the annual rate of Forty-five Dollars ($45.00) for each such rentable square foot of the Additional Demised Premises for the period commencing on the first day of the month next succeeding the month in which the fifth (5th) anniversary of the Commencement Date occurs through and including the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs, and (C) at the annual rate of Fifty Dollars ($50.00) for each such rentable square foot of the Additional Demised Premises for the period commencing on the first day of the month next succeeding the month in which the tenth (10th) anniversary of the Commencement Date occurs through and including the Expiration Date (provided, however, if the Additional Demised Premises is part of the Demised Premises at the commencement of a Renewal Term the Fixed Rent for the entire Demised Premises shall be adjusted in accordance with Article 24), which Fixed Rent for the Additional Demised Premises shall be payable from and after the Additional Demised Premises Rent Commencement Date in equal monthly installments in advance on the first day of each calendar month, in the same manner as the Fixed Rent applicable to the Original Demised Premises, (e) the Fixed Rent for the Additional Demised Premises shall be subject to adjustment as provided in
Article 2 hereof, (f) all other items of additional rent shall thereafter be computed on the basis of the inclusion of the Additional Demised Premises into the Demised Premises and (g) Tenant shall be entitled to additional tonnage for its supplementary air-conditioning system referred to in Section 23.04(e) of .75 tons for each 1,000 rentable square feet of Additional Demised Premises (or portion thereof).

            35.03. (a) Except as otherwise provided in this Section 35.03, Tenant agrees to accept each Additional Demised Premises "as is" in its condition and state of repair existing on the Additional Demised Premises Commencement Date and understands that Landlord makes no representations, express or implied, as to the condition of the Additional Demised Premises, the building equipment and systems serving the Additional Demised Premises or as to any other thing or fact related thereto, and that no work, decoration, repair, alteration or improvement is to be performed by Landlord to prepare the Additional Demised Premises for Tenant's occupancy.

                  (b) If either clause (a)(i)(x) or (a)(ii)(y) of Section 35.01 shall be applicable (the "Partial Floor") (it being understood that if neither clause (a)(i)(x) nor (a)(ii)(y) of Section 35.01 shall be applicable the further provisions of this subsection (b) and the provisions of subsections (c) through
(f) of this Section 35.03 shall be of no force or effect), Landlord shall forthwith upon exercise of Tenant's Additional Demised Premises Option proceed with diligence to perform the work in the Partial Floor of the Additional Demised Premises described in Exhibit I hereto. All of such work to be so performed by

Landlord is hereinafter called "Landlord's Work." Tenant shall not delay or unreasonably interfere in any way with Landlord's Work, notwithstanding that Landlord's Work and Tenant's Initial Construction may be proceeding simultaneously. In the event Tenant occupies the Partial Floor portion of the Additional Demised Premises for any reason prior to the completion of Landlord's Work, Tenant hereby releases Landlord from any loss, cost, claim or damage suffered by Tenant which would not otherwise have arisen if Tenant had not been in occupancy of the Partial Floor portion of the Additional Demised Premises prior to the completion of Landlord's Work. Landlord's Work will not unreasonably interfere with Tenant's Initial Construction.

                  (c) Landlord shall substantially complete Landlord's Work by thirty (30) days after the date of exercise of Tenant's Additional Demised Premises Option (or in case of a dispute as to the location of the Demised Premises in the event clause (a)(i)(x) shall be applicable, after the date of resolution of such dispute by Expedited Arbitration), provided that such date shall be extended by any delay caused by the acts or omissions of Tenant or by reason of force majeure occurring after such time as Landlord shall have given Tenant notice thereof (the "Target Date"). Landlord's Work shall be deemed to have been substantially completed notwithstanding that (i) minor or insubstantial details of construction or minor or insubstantial mechanical adjustments remain to be performed, the non-completion of which does not materially interfere with Tenant's ability to perform Tenant's Initial Construction and (ii) portions thereof are incomplete which under good construction scheduling practice may be done contemporaneously with, or should be done after the completion of portions of, Tenant's Initial Construction. Landlord shall diligently complete all such portions of Landlord's Work as soon as reasonably practicable.

                  (d) Landlord shall give Tenant written notice ("Landlord's Completion Notice") of the date of substantial completion of Landlord's Work (the "Substantial Completion Date"). The Substantial Completion Date shall conclusively be deemed to be the date set forth in Landlord's Completion Notice unless within ten (10) days after the date that Landlord shall so notify Tenant, Tenant shall give Landlord a written notice (the "Work Completion Notice") setting forth in detail the portions of the Landlord's Work that Tenant believes not to be "substantially completed" (the "Incompletions"). In the event that Tenant timely delivers the Work Completion Notice and Landlord does not dispute same (or any dispute is resolved in Tenant's favor), then the Fixed Rent for the Additional Demised Premises shall be abated by deferring the Rent Commencement Date on a "day for day" basis for each day from the Target Date until all of the Incompletions shall have been substantially completed, provided that if any act or omission of Tenant (occurring after such time as Landlord shall have given Tenant notice thereof) shall delay substantial completion of Landlord's Work, the Additional Demised Premises Commencement Date shall not be so extended for such number of days of such delay. Any dispute as to whether Landlord's Work was substantially completed shall be resolved by Expedited Arbitration pursuant to
Section 27.02, but pending the resolution of such dispute and as a condition precedent to Tenant's right to invoke such arbitration process, Tenant shall pay Rents based upon Landlord's determination that the Substantial Completion Date has occurred, without prejudice to Tenant's position. If it is resolved in such arbitration that the Substantial Completion Date was not the date so fixed by Landlord, any overpayment of Rent paid by Tenant to Landlord on the basis of the Substantial Completion Date so fixed by Landlord shall be credited by Landlord against amounts next due under this Lease. If the arbitration decision is in Tenant's favor, then Tenant will be entitled to an appropriate credit against the Fixed Rents next due. When the dispute has been determined in accordance with this Section 35.03(d), Tenant shall, at Landlord's request, within ten (10) days after such request is made, execute a written instrument in form reasonably satisfactory to Landlord confirming the resolution of such dispute, but no such instrument shall be necessary to make the determination thereof in accordance with this Section 35.03(d) effective.

                  (e) If Landlord shall fail to substantially complete Landlord's Work by ninety (90) days after the Target Date as such date shall be extended by any delay caused by the acts or omissions of Tenant (the "Further Rent Abatement Date"), as determined in the same manner as provided in Section 35.03(d) with respect to the Target Date, then notwithstanding anything in this Lease to the contrary, and provided Tenant has not itself completed such incompletions in accordance with the terms of this Lease, any deferral of the Additional Demised Premises Commencement Date in effect as of the Further Rent Abatement Date, shall continue thereafter in accordance with the provisions of
Section 35.03(d) except that the amount of rent abatement shall thereafter be twice the amount which would otherwise thereafter been in effect.

                  (f) If Tenant's notice shall set forth incompletions in Landlord's Work which are not contested by Landlord and which do not affect the structural or exterior portions of the Building or any Building Systems, then if Landlord shall not within thirty (30) days commence the performance of such incompletions and continue such performance with reasonable diligence until substantially complete, which thirty (30) days and cure period shall be extended in the event of delay caused by force majeure or Tenant's acts or omissions occurring after such time as Landlord shall have given Tenant notice thereof, Tenant shall have the right to perform the work reasonably necessary to complete such incompletions in accordance with the provisions of Articles 4 and 5 hereof. Subject to the terms of the balance of this subparagraph (f), Tenant shall have the right to offset the reasonable costs of completing such incompletions against the next subsequent Rent payments due under this Lease. If Landlord shall dispute the reasonableness of any sums so expended by Tenant, the parties shall submit the reasonableness of the sums so expended to Expedited Arbitration in accordance with Article 27.02 of this Lease for a determination of the reasonableness thereof, and pending such arbitration Tenant shall have no right to offset any of such disputed costs against Rent payments hereunder. Upon completion of such arbitration and the determination of what portion of said costs are reasonable Tenant shall have the right to offset that portion of the costs of such completion which are held by the arbitrators to be reasonable against the next subsequent Rent payments due under this Lease, together with interest thereon at the Interest Rate.

      Section 35.04. (a) Provided that no material monetary default of which Tenant has received notice or a default shall then exist beyond any applicable notice and/or cure period under this Lease, Landlord agrees to pay in the manner set forth in Section 35.04(b) and (c) up to Forty-five Dollars ($45.00) for each such rentable square foot of the Additional Demised Premises ("Landlord's Commitment") on account of the cost of the Alterations to be made by Tenant of the Additional Demised Premises to prepare the Additional Demised Premises for occupancy, plus architectural and engineering fees related thereto (the "Tenant's Initial Construction"). Landlord's obligation shall be payable in the manner hereinafter provided.

                  (b) It shall be a condition precedent to each payment by Landlord of Landlord's Commitment that the Tenant shall have submitted to Landlord written requisitions therefor, each in an amount not less than $100,000.00 (except for the final payment), signed by Tenant (together with a certificate from Tenant's supervising architect and Tenant's general contractor or construction manager on AIA forms G702 and G703 in regard to any such work under their supervision), such requisition by Tenant to state that with respect to the amount sought by each such requisition:

                        (i) to the best of their knowledge, all work performed to the date of such requisition is in compliance with all Requirements, including, as applicable, without limitation, the New York City Department of Buildings, and with the plans and specifications therefor as approved by Landlord,

                        (ii) such amount represents work actually furnished or services actually rendered,

                        (iii) such amount does not, in whole or in part, represent work, services or materials for which Tenant has been paid out of funds obtained on a prior requisition,

                        (iv) with respect to advances of installments of Landlord's Commitment following the initial advance thereof or the initial payment of Tenant's Initial Construction with Tenant's own funds, whichever is earlier, that with respect to work for which invoices have previously been submitted and disbursement made by Landlord or such earlier payment made with Tenants own funds, all contractors, subcontractors, materialmen or others who have performed work or furnished services or materials in connection with Tenant's Initial Construction have been paid by Tenant in full (less, with respect to construction costs, any retainage) for all work performed and materials or services furnished up to the date of such previous requisition, attached to which certificate shall be lien waivers evidencing and acknowledging all such payments, and Tenant shall further certify that:

                        (v) to the best of Tenant's knowledge, there are no mechanics' liens or orders for the payment of money against the Building or Demised Premises arising out of Tenant's Initial Construction, (unless discharged by bonding or otherwise) and

                        (vi) there is no material monetary default or default beyond any applicable notice and/or cure period under this Lease of which to the best of its knowledge, Tenant is aware.

      Tenant shall also use all reasonable efforts to furnish to Landlord, upon Landlord's request therefor, invoices, vouchers, bills, statements and/or receipts of the person or entities performing the work, furnishing the materials or rendering the services covered by the requisition, or photostatic copies thereof with respect to work for which invoices have previously been submitted and disbursement made by Landlord or such earlier payment made with Tenant's own funds, no later than the next requisition following the requisition as to which Landlord has made such request. Nothing herein shall be construed to require Landlord nor shall Landlord be required, to disburse or cause to be disbursed to or for the account of Tenant for Tenant's Initial Construction an amount greater than the amount of Landlord's Commitment.

                  (c) Notwithstanding anything to the contrary contained in
Section 35.04(b):

                        (i) Landlord shall be under no obligation to make any payment hereunder if any material monetary default exists of which Tenant has received notice or default beyond any applicable notice and/or cure period under this Lease, provided, however, this condition shall be satisfied upon the cure of such default by Tenant;

                        (ii) Landlord shall make disbursements of Landlord's Commitment by check payable directly to Tenant (or, if so notified in writing by Tenant at or before the date of Landlord's receipt of the requisition, to Tenant's general contractor or construction manager), within fifteen (15) Business Days after final receipt of all of the materials specified in Section 35.04(b), but in no event more frequently than monthly. Payment to Tenant's general contractor or construction manager shall be in complete discharge of Landlord's obligation to Tenant hereunder with respect thereto, and Tenant releases Landlord from all claims and liabilities by Tenant and indemnifies Landlord from and against all claims of subcontractors and other persons performing work or services covered by such requisition, arising out of the manner in which such funds are utilized by such general contractor or construction manager.

                        (iii) Tenant shall deliver to Landlord (A) (unless previously furnished to Landlord pursuant to Section 35.04(b)) general releases and final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Tenant's Initial Construction and the materials furnished in connection therewith, within ninety (90) days after completion of Tenant's Initial Construction (B) customary sign-offs of the New York City Department of Buildings to the effect that after an inspection by the New York City Department of Buildings that Tenant's Initial Construction complies with the rules and regulations of the New York City Department of Buildings, within one hundred fifty (150) days after completion of the Tenant's Initial Construction, (C) a certificate from Tenant's independent architect certifying that Tenant's Initial Construction has been completed substantially in accordance with all Requirements and the plans and specifications therefor approved by Landlord, within ninety (90) days after completion of Tenant's Initial Construction and (D) a certificate from Tenant's general contractor or construction manager certifying that all contractors, subcontractors and materialmen have been paid for Tenant's Initial Construction and materials furnished through such date, within ninety (90) days after completion of Tenant's Initial Construction.

                  (d) If Landlord fails to pay any portion of Landlord's Commitment then due and owing by the date due, then Tenant shall have the right after ten (10) Business Days notice thereof to Landlord, to pay such amounts, and subject to the terms of the balance of this Section 35.05(d), Tenant shall have the right to deduct from and offset against the next subsequent Rents due under this Lease. If Landlord shall dispute the correctness under the provisions of this Section 35.04(d) of any sums so expended by Tenant, the parties shall submit the question to Expedited Arbitration in accordance with Section 27.02 of this Lease for a determination of the correctness thereof, and pending such arbitration Tenant shall have no right to deduct from or offset any of such disputed payments against Rent payments hereunder. Upon completion of such arbitration and the determination of what portion of said payments were correctly made by Tenant, Tenant shall have the right to deduct from and offset that portion of the payments which are held by the arbitrators to be correctly made by Tenant against the next subsequent Rents next due under this Lease, together with interest thereon at the Interest Rate from the date Landlord so failed to make such disbursement and such disbursement was instead paid by Tenant to the date of such determination.

                  (e) Upon completion of Tenant's Initial Construction in accordance herewith, and satisfaction of the conditions set forth in Section 35.04(c)(iii) hereof as to the Additional Demised Premises, and provided that there is no material monetary default of which Tenant has received notice or default beyond any applicable notice and/or cure period existing under this Lease, unless same has been cured by Tenant, any portion of Landlord's Commitment not advanced by Landlord to Tenant in the performance of Tenant's Initial Construction shall be applied by Landlord as a credit against subsequent installments of Rents next due under this Lease.

      Section 35.05. If Tenant so elects to lease the Additional Demised Premises, Landlord shall deliver to Tenant a lease amendment covering the Additional Demised Premises (hereinafter called the "Additional Demised Premises Lease Amendment") incorporating the terms and conditions of this Article 35 and the parties hereto shall promptly execute and exchange the Additional Demised Premises Lease Amendment, provided, however, such option exercise and the terms thereof shall be effective notwithstanding the failure of either or both parties to request or to execute and deliver such Additional Demised Premises Lease Amendment.

      Section 35.06. The termination of this Lease during the Term of this Lease shall also terminate and render void all of Tenant's options or rights under this Article 35 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or rights set forth in this Article 35 may be severed from this Lease or separately sold, assigned or transferred.

                                   ARTICLE 36

                       CERTIFICATES OF LANDLORD AND TENANT

      Section 36.01. Each party hereto shall, without charge, at any time and from time to time but not more frequently than four (4) times per annum, within ten (10) days after request by the other deliver a written instrument to the other or any other person, firm or corporation specified by the other, duly executed and acknowledged, certifying:

                  (a) That this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

                  (b) Whether or not to the best knowledge of such party there are then existing any claims, setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of the other to be performed or complied with, and, if so, specifying the same; and

                  (c) The dates to which the Fixed Rent and additional rent have been paid.

      Section 36.02. Any such statement delivered pursuant hereto may be relied upon, in the case of a certificate by Tenant, by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof and, in the case of a certificate by Landlord, by any assignee or prospective assignee (whether by operation of law or otherwise) or sublessee or prospective sublessee hereof or hereunder of all or any part of the Demised Premises.

                                   ARTICLE 37

                                  MISCELLANEOUS

      Section 37.01. The captions and table of contents are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

      Section 37.02. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

      Section 37.03. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

      Section 37.04. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be effected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 38

                             SUCCESSORS AND ASSIGNS

      Section 38.01. The covenants, conditions and agreement contained in this Lease shall run with the land, bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 39

                              RULES AND REGULATIONS

      Section 39.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit J attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable and nondiscriminatory Rules and Regulations applicable to the Building in general as Landlord or Landlord's agents may from time to time adopt ; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Any dispute as to the reasonableness of any further Rules and Regulations adopted by Landlord shall be submitted to arbitration in accordance with Article 27 hereof.

      Section 39.02. Except as hereinafter expressly provided, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord agrees to enforce all such Rules and Regulations in a nondiscriminatory manner, and if the violation of any such Rule or Regulation by a tenant of the Building other than Tenant shall create a nuisance for Tenant or shall materially adversely impact on Tenant's ability to conduct its business at the Demised Premises, or affect the health or safety of any occupant of the Building, then Landlord shall use reasonable efforts to enforce such Rule or Regulation against such other tenant of the Building (by legal proceedings or otherwise) but Landlord shall have no obligation to evict the other tenant.

                                   ARTICLE 40

                             CONSENTS AND APPROVALS

      Section 40.01. Whenever Landlord's consent is required pursuant to the provisions of this Lease, Landlord agrees to respond to Tenant's request for such consent within a time period that is reasonably prompt in light of the particular circumstances of the request (unless a particular time period is required, in which event such time period shall prevail) and to be reasonable in determining whether to grant or withhold such consent.

      Section 40.02. In all cases in this Lease where it is stated or it is required that the consent or approval of Landlord shall not be unreasonably withheld, or words of like meaning or import, it shall be deemed to mean that Landlord agrees that its consent shall be in writing and shall not be unreasonably withheld, delayed or conditioned. In the event that Landlord shall fail to give its consent or approval after a request for same by Tenant, or in the event that Landlord shall expressly deny its consent or approval, Landlord shall state in writing, in reasonable detail, the reasons for such lack of consent or approval.

                                   ARTICLE 41

                                  INTERIM SPACE

      Section 41.01. Tenant presently conducts certain of its operations in a portion of the 8th Floor of the Building as shown on Exhibit L attached hereto (the "Interim 8th Floor Space") and expects to remove its employees therefrom no later than October 1, 1997 (the "Removal Date"). The Interim 8th Floor Space shall be deemed part of the Demised Premises until such time as Tenant removes its employees therefrom (the "Interim 8th Floor Space Expiry"), except that (a) Fixed Rent shall be payable as to the Interim 8th Floor Space from and after the Removal Date and until the Interim 8th Floor Space Expiry at a monthly rate of $156,473.21 per month, pro rated on a per diem basis if the Removal Date or Interim 8th Floor Space Expiry date is not the first or last day of a month; (b) the provisions of Section 2.01 through 2.03 shall not apply to the Interim 8th Floor Space; and (c) to the extent that Tenant's delay in vacating the Interim 8th Floor Space by the Removal Date is the direct proximate cause of any abatement of rents to which the tenant is entitled under the present provisions of the lease between Bankers Trust Company and Furman Selz LLC dated June 29, 1997 by reason of Tenant's delay in vacating the Interim 8th Floor Space by the Removal Date, Tenant shall pay as additional rent hereunder an amount equal to such abated rentals less sums paid by Tenant pursuant to clause (a) above for the period after the commencement of any such abatement (provided that Tenant shall have no liability under this clause (c) if or after the tenant under the Furman Selz lease terminates such lease as to the 8th floor portion of the Building by reason of the time to which such abatements shall extend), and (d) to the extent that Tenant's delay in vacating the Interim 8th Floor Space by the Removal Date is the direct proximate cause of Landlord's incurring any reasonable additional out-of-pocket expenses in performing the work required pursuant to the present provisions of the Furman Selz lease to prepare the premises on the 8th floor of the Building for the initial occupancy of the tenant under the Furman Selz lease, Tenant will reimburse the Landlord therefor within thirty (30) days after Tenant's receipt of a statement therefor. Any dispute between Landlord and Tenant as to the provisions of this Section 41.01 shall be resolved by Expedited Arbitration pursuant to Section 27.02 hereof.

      Section 41.02. Tenant presently conducts certain of its operations in a portion of the 2nd Floor of the Building as shown on Exhibit N attached hereto (the "Interim 2nd Floor Space") and shall vacate the Interim 2nd Floor Space when it constructs certain alternate facilities elsewhere in the Demised Premises. The Interim 2nd Floor Space shall be deemed part of the Demised Premises until such time as Tenant vacates the Interim 2nd Floor Space in accordance with the provisions of Section 4.06 and 4.07, constructs a demising wall to separate the Interim 2nd Floor Space from the remainder of the Demised Premises and gives Landlord at least ten (10) Business Days prior notice of the date of satisfaction and/or completion of the foregoing (the "2nd Floor Removal Date"), except that (a) Fixed Rent shall be payable as to the Interim 2nd Floor Space from and after the date hereof and until the 2nd Floor Removal Date at a monthly rate of $5,395.83, prorated on a per diem basis if the date hereof or the 2nd Floor Removal Date is not the first or last day of a month; and (b) the provisions of Sections 2.01 through 2.03 shall not apply to the Interim 2nd Floor Space.

                                   ARTICLE 42

                                   NO MERGERS

      Section 42.01. There shall be no merger of this Lease or the leasehold estate created hereby with the fee or any other lesser estate in the Real Property, or any part thereof, by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee or any other lesser estate in the Real Property. Without limiting the foregoing, no such merger shall occur by reason of Bankers Trust Company being both the Landlord and the Tenant hereunder.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    BANKERS TRUST COMPANY


                                    By: /s/ David Wiener
                                        -------------------------
                                        Title: Managing Director

                                    TENANT:

                                    BANKERS TRUST COMPANY


                                    By: /s/ Bruce M. Bloch
                                        -------------------------
                                        Title: Vice President

                                   SCHEDULE A

DEFINED TERMS                                                    SECTION
-------------                                                    -------

Additional Capacity................................................23.05
Additional Demised Premises........................................35.01
Additional Demised Premises Commencement Date......................35.01
Additional Demised Premises Lease Amendment........................35.05
Additional Demised Premises Option.................................35.01
Additional Demised Premises Rent Commencement Date.................35.01
Advisor[s].........................................................34.01
Affiliate...........................................................1.01
Alterations.........................................................4.01
Anticipated Completion Date......................................8.03(b)
Anticipated Option Space Inclusion Date............................25.01
Assessed Valuation..................................................2.03
Available Period...................................................10.01

Banking Space.......................................................1.01
Base Building......................................................24.01
Base Price Index....................................................1.01
Base Tax Period.....................................................2.02
Base Real Estate Taxes..............................................2.02
Base Wage Rate......................................................2.02
Broker[s]..........................................................34.01
Building............................................................1.01
Building Systems....................................................1.01
Bureau..............................................................1.01
Business Days.......................................................1.01
Business Hours......................................................1.01

Cellar Space........................................................1.01
Commencement Date...................................................1.01
Comparison Price Index..............................................1.01
Computation Date....................................................1.01
control.............................................................1.01
Controlling Equity Transfer.....................................10.01(a)
CPI Adjustment......................................................1.01

Demised Premises....................................................1.01
Designated Premises................................................24.01
Dining Facilities...................................................2.03

East Building.......................................................1.01
Electrical Work....................................................23.05
Eligible Sublease..................................................10.01
Emergency Generator................................................23.05
Expedited Arbitration...............................................1.01
Expiration Date.....................................................1.01

Fire Stairs.........................................................3.05
Fixed Rent..........................................................1.01
Force Majeure Events...............................................12.01
Further Rent Abatement Date.....................................35.03(e)

Governmental Authority (Authorities)................................1.01

Incompletions...................................................35.03(d)
Initial Lease......................................................25.01
Initial Tax Year....................................................2.01
Initial Tenant.....................................................10.01
Initial Term........................................................1.01
Institutional Mortgage.............................................31.01
Interim 2nd Floor Space............................................41.02
Interim 8th Floor Space............................................41.01
Interim 8th Floor Space Expiry.....................................41.01
Interest Rate.......................................................1.01
Issue...............................................................1.01
Issue Bank..........................................................1.01

Land................................................................1.01
Landlord............................................................1.01
Landlord's Commitment...........................................35.04(a)
Landlord's Completion Notice....................................35.03(d)
Landlord's Notification............................................25.01
Landlord's Work.................................................35.03(b)
Lease...............................................................1.01
Lease Term..........................................................1.01
Lobby Signage......................................................26.01

Maximum Demand Load................................................23.05
Median Percentage Increase..........................................2.03
Median Project......................................................2.03
Middle Building.....................................................1.01

Notice.............................................................22.01

Option Lease Amendment.............................................25.05
Office Space........................................................1.01
Option Space.......................................................25.01
Option Space Fixed Rent............................................25.01
Option Space Inclusion Date........................................25.01
Ordinary Equipment.................................................23.05
Original Demised Premises...........................................1.01
Original Tenant.....................................................1.01
Original Tenant Signage............................................26.04
Other Occupant.....................................................32.01
Other Project Assessed Valuation....................................2.03
Other Project Percentage Increase...................................2.03
Other Projects......................................................2.03

Partial Floor...................................................35.03(b)
person..............................................................1.01
Pre-Approved Alterations............................................4.01
Price Index.........................................................1.01
Purchaser..........................................................29.01

Rate................................................................2.03
Real Estate Tax Escalation Payment..................................2.01
Real Estate Taxes...................................................2.02
Real Property........................................................1.1
Real Property Percentage Increase...................................2.03
Receipt Date....................................................24.01(a)
Recognized Lending Institution.....................................31.01
Removal Date.......................................................41.01
Removal Notice.....................................................41.06
Renewal Term.......................................................24.01
Rents...............................................................1.01
Requirements........................................................1.01
Right of First Offer to Lease......................................25.01
Rules and Regulations..............................................39.01

Sale Agreement.....................................................29.01
Sale Event..........................................................2.03
Sale Event Date.....................................................2.03
Sale Event Percentage Increase......................................2.03
Sale Event Year.....................................................2.03
2nd Floor Removal Date.............................................41.02
Secured Areas......................................................11.05
Short-Term Expiration Date.........................................24.01
Short-Term Notice..................................................24.01
Substantial Completion Date.....................................35.03(d)
successor .........................................................10.01
Superior Lease.....................................................31.05
Superior Lessor....................................................31.05
Superior Mortgage..................................................31.05
Superior Mortgagee.................................................31.05

Target Date.....................................................35.03(c)
Tax Credit..........................................................2.03
Tax Credit Period...................................................2.03
Tax Credit Statement................................................2.03
Tax Comparative Year................................................2.02
Tax Escalation Payment..............................................2.04
Tax Year............................................................2.02
Tenant..............................................................1.01
Tenant's Additional Demised Premises Notice........................35.01
Tenant's Option Space Notice.......................................25.01
Tenant's Percentage................................................25.01
Tenant's Property.................................................. 4.07
Tenant's Proportionate Share........................................2.02
Term................................................................1.01
Term of this Lease..................................................1.01
Transaction Costs..................................................10.01

Users...............................................................3.04

valuation date.....................................................24.01

Wage Escalation Payment.............................................2.02
Wage Rate...........................................................2.02
Wage Rate Comparative Year..........................................2.02
West Building.......................................................1.01
Work Completion Notice..........................................35.05(d)

                                    EXHIBIT A

                                LEGAL DESCRIPTION

ALL that certain, plot, piece or parcel of land, situate, lying and being in the borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of 48th Street with the westerly line of Park Avenue;

RUNNING THENCE northerly along the westerly line of Park Avenue, 200 feet 10 inches to the southerly line of 49th Street;

THENCE westerly along the southerly line of 49th Street, 314 feet 0 inches;

THENCE southerly parallel to the westerly line of Park Avenue, 100 feet 5 inches to the center line of the block;

THENCE easterly along the center line of the block parallel to the southerly line of 49th Street, 30 feet 8 inches;

THENCE southerly parallel to the westerly line of Park Avenue, 100 feet 5 inches to the northerly line of 48th Street;

THENCE easterly along the northerly line of 48th Street, 283 feet 4 inches to the point or place of BEGINNING.

                                    EXHIBIT B

                                DEMISED PREMISES

                                    EXHIBIT C

                             RENTABLE SQUARE FOOTAGE

Floor Location                                  Rentable
                                              Square Feet

East Building
                                      7                   21,309
                                      6                   21,395
                                      3                   16,824
                                      2                    9,688
                                      1                    3,665
                                        -------------------------
Subtotal                                                  72,881

West & Middle Buildings
                                     23                   17,965
                                     22                   17,229
                                      7                   24,835
                                      6                   24,824
                                      5                   24,824
                                      3                   15,413
                                      2                   10,305
                                      A                    1,418
                                      B                      200
                                        -------------------------
Subtotal                                                 137,013
Total                                                    209,894
=================================================================

                                    EXHIBIT D

                      SUBTENANT'S NONDISTURBANCE AGREEMENT


            THIS AGREEMENT made as of the _____ day of ______________ by and between ______________________, a ________________ having an office at
_____________________ ("Landlord"), and _____________________ a
__________________, having an office at ___________________ ("Subtenant").

                              W I T N E S S E T H :

            WHEREAS, Landlord is the assignee of Landlord's interest under a certain Agreement of Lease dated ______________, 1997 ([recite amendments, if any] the "Lease") with BANKERS TRUST COMPANY, a New York banking corporation, having an office at 280 Park Avenue, New York, New York 10017, as tenant (Bankers Trust Company, its successors and assigns, the "Tenant"), covering certain demised premises (the "Demised Premises") located at 280 Park Avenue, New York, New York (the "Building");

            WHEREAS, Tenant, as sublandlord, and Subtenant, as subtenant, have entered into a certain Sublease dated ________________ (the "Sublease") covering a portion of the Demised Premises being ________________ (the "Sublet Premises"); and

            WHEREAS, Subtenant desires to be assured of continued occupancy of the Sublet Premises under the terms of the Sublease and subject and subordinate to the terms of the Lease.

            NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Subtenant agree as follows:

            1. The Sublease is and shall at all times be subject and subordinate to the Lease, to all of the terms and conditions of the Lease, to the rights of the Landlord under the Lease and to all renewals, modifications, replacements and extensions of the Lease.

            2. In the event of a termination of the Lease, including, without limitation, by reason of the default of Tenant or any successor or assignee as sublandlord, or by reason of the surrender thereof (whether voluntary, involuntary or by operation of law) prior to the termination of the Sublease (a) Subtenant shall attorn to and accept

Landlord as sublandlord under the Sublease and be bound to perform all of the obligations imposed by the Sublease upon the subtenant thereunder, or at Landlord's election, shall enter into a new lease with Landlord for the remaining term of the Sublease and otherwise on the same terms and conditions thereof, (b) so long as Subtenant is not in default beyond any applicable grace periods and/or notice and opportunity to cure, in the payment of rent or additional rent due under the Sublease or in the performance or observance of any of the other terms or conditions of the Sublease, the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant, and(c) Landlord will not disturb the possession of Subtenant or any person claiming by, through or under Subtenant, and will be bound by all of the sublandlord's obligations under the Sublease and will be bound by and will perform for the benefit of Subtenant those services and other terms and conditions of the Lease which Subtenant was entitled to receive the benefit of pursuant to the Sublease, other than such obligations as are not applicable or pertinent to the remainder of the term of the Sublease; provided that Landlord shall not be:

                  (A) liable for any act or omission of any prior sublandlord (including, without limitation, a then defaulting sublandlord);

                  (B) subject to any offsets or defenses which the Subtenant may have against any prior sublandlord (including, without limitation, a then defaulting sublandlord);

                  (C) bound by any payment of rent which the Subtenant might have made for more than one (1) month in advance to any prior sublandlord (including, without limitation, a then defaulting sublandlord);

                  (D) bound by any covenant of any prior landlord (including without limitation, a then defaulting sublandlord) to undertake or complete any construction of the Demised Premises or the Sublet Premises;

                  (E) bound by any obligation to make payment to Subtenant with respect to construction performed by or on behalf of Subtenant at the Demised Premises or;

                  (F) bound by any modification of the Sublease made without the written consent of Landlord.

            3. Subtenant consents to the foregoing provisions of paragraphs 1 and 2 hereof and agrees to be bound thereby. As long as Subtenant has quiet enjoyment of the Sublet Premises, Subtenant further agrees (a) to attorn to and recognize any subsequent purchaser of the Building as the successor to Landlord hereunder, and (b) upon request, to execute and deliver to said person or entity any instrument or instruments in recordable form which may be necessary to effectuate the performance of the agreements herein contained.

            4. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and cannot be changed or terminated orally.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    _________________  Landlord


                                    By:
                                        ----------------------


                                    ________________  Subtenant


                                    By:
                                        ----------------------

STATE OF NEW YORK  )
                        ss.:
COUNTY OF NEW YORK )

            On this _____ day of __________, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________________ that he is the __________
of __________________________, the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                          -------------------------
                                          Notary Public

STATE OF NEW YORK )
                        ss.:
COUNTY OF NEW YORK)

            On this _____ day of __________, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________ that he is the __________ of the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                          ---------------------------
                                          Notary Public

                                    EXHIBIT E

                                 OTHER PROJECTS


200 Park Avenue

237 Park Avenue

245 Park Avenue

270 Park Avenue

55 East 52nd Street

299 Park Avenue

9 West 57th Street

345 Park Avenue

399 Park Avenue

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                         GENERAL CLEANING SPECIFICATIONS

I.    NIGHTLY SERVICES

      A.    Main Entrance Lobby:

            1. Dust sweep flooring with specially treated cloths to insure dust-free floors.

            2. Wash ceramic tile, marble, and terrazzo flooring in building entrance and foyers.

            3.    Damp mop and spot clean resilient tile floors.

            4.    Wax, buff, apply sealer on floor finish as required.

            5. Wipe down all metal surfaces in the lobby interior, using appropriate metal cleaner.

            6. Dust lobby decorative motif and clean protection glass, i.e., mail depository, mail chute.

            7. Clean entrance and lobby glass doors, including mirrors and directory glass.

            8. Damp wipe and clean all cigarette urns. Screen and replace sand as necessary for sand urns.

            9.    Wipe clean all monitoring devices.

            10. Wash all rubber mats and vacuum wool or nylon runners when down.

      B.    Elevator Cabs:

            1.    Clean saddles, door, and frames of elevators at lobby.

            2. Remove all gum, foreign matter and unauthorized writing from elevators.

            3.    Clean metal and sides of elevator cabs.

            4. Wash and refinish resilient floor in elevator, and if carpeted, vacuum and spot clean.

      C.    Public Areas: (If multi-tenant floors)

            1. Maintain public area walls in clean condition. Public areas shall also include elevator lobbies on multiple tenant floors.

            2. Vacuum clean all carpets in public areas. If flooring, sweep floors with treated mop to maintain in clean condition throughout the public areas.

            3. Inspect and maintain cleanliness of fire hoses, extinguishers, and other similar equipment.

            4. Remove finger marks from all doors and elevator cabs and spot clean all walls.

      D.    Tenant Office Areas:

            1. Sweep all uncarpeted flooring, using chemically treated dust mop to prevent dust dispersion.

            2. Carpet sweep carpeted areas and rugs four (4) nights each week and vacuum once each week, moving light furniture other than desks, file cabinets, etc.

            3.    Empty and clean all ashtrays and screen all sand urns.

            4. Hand dust and wipe clean with a treated cloth, mitt, or duster, all furniture, file cabinets, desk lamps, window sills and convector enclosed tops.

            5. Move and dust under all desk equipment and phones, replacing and dusting said equipment with approved anti-bacterial cloth.

            6.    Scour and wash clean all water coolers and fountains.

            7.    Clean all glass furniture tops.

            8. Empty and clean all waste basket and disposal receptacles, and remove waste to designated areas of building. Landlord to provide plastic waste basket liners.

            9.    Landlord to remove recylcables to designated area.

            10. Tilt-up all venetian blinds to reduce sun heat load and preserve uniform appearance.

      E.    Lavatories:

            1. Scour, wash, and disinfect all basins, bowls and urinals with approved germicidal detergent solution, using spray tank method.

            2. Wash and disinfect both sides of all toilet seats with approved germicidal detergent solution.

            3. Wash and polish with a non-acid polish all mirrors, powder shelves, brightwork, and enamel surfaces, etc., including flushometers, piping, and toilet seat hinges.

            4. Hand dust and wash all partitions, dispensers, and receptacles.

            5. Sweep and wash all lavatory flooring with an approved disinfectant.

            6. Empty and clean all paper towels, sanitary disposal receptacles, transporting waste to the designated location.

            7. Fill all toilet tissue holders, paper towel dispensers, sanitary napkin, and soap dispensers.

II.   WEEKLY SERVICES

      A.    Main Entrances:

            1.    Dust all lobby walls.

            2.    Hand dust all louvers and ventilating louvers.

            3. Remove all finger marks from all painted surfaces near light switches, entrance doors, and the like.

            4.    Polish all brass and chrome saddles.

      B.    Elevator Cabs:

            1.    Clean saddles and frames on floors above lobby.

            2.    Clean lights in cabs.

            3.    Dust elevator doors above lobby.

      C.    Tenant Office Areas:

            1.    Dust venetian blinds.

            2.    Dust surfaces not reached in nightly cleaning.

III.  MONTHLY OR QUARTERLY CLEANING

      A.    Main Entrance:

            1. High dust all electrical and air-conditioning ceiling fixtures.

            2.    Dust tops of revolving doors.

      B.    Elevators:

            1.    Shampoo carpets using extraction vacuum method.

      C.    Public Areas:

            1. Wash and wax all floors in public corridors. Public corridors shall also include elevator lobbies on multiple-tenant floor.

      D.    Tenant Office Area:

            1. Remove all smudges, fingermarks, and other marks from painted surfaces on doors, and areas around electrical light wall switches and door jambs.

            2. Hand dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly or weekly cleaning.

            3.    Dust overhead pipes, air-conditioning louvers and ducts, etc.

      E.    Lavatories:

            1.    Machine scrub flooring.

            2.    Hand dust, clean, and wash all tile walls.

            3.    High dust lights, walls, grilles, etc.

            4.    Dust all lighting fixtures.

IV.   PEST CONTROL

            1. Pest Control treatment in all public areas, lavatories on multi-tenant floors, and service sink rooms will be done once a month. All service will be rendered by operators licensed by Board of Health of the City of New York.

V.    WINDOW CLEANING

            1. Cleaning of windows on the outside and inside from main floor to the roof will be done quarterly.

VI.   DAY PORTERS -- Duties.

            1. Police entire lobby area, elevator cabs and mens' lavatories once daily, filling the toilet tissue, soap and towel dispensers, as needed.

            2. Clean basement corridors and police Landlord's employees' locker rooms, and all other space occupied by them.

            3. Sweep sidewalks, including hosing (weather permitting). Remove snow in the winter months.

            4. Set out rubber mats on rainy days, and keep same in clean condition.

            5.    Clean all stairwells and fire tower.

            6.    Keep the building entrance doors in clean condition.

            7.    Clear standpipes and sprinkler Siamese connections, etc.

            8. Keep exterior metal work, marble, etc. and building entrances in clean condition at all times.

            9.    Keep plaza, outdoor seating, railings, lights, etc. clean.

            10. Insert plastic liners in outdoor waste disposal cans and empty cans daily or more often, if necessary.

VII.  DAY MATRON -- Duties

            1. Police women's lavatories once daily, filling the toilet tissue, soap, tower and sanitary napkin dispensers, as needed.

                                    EXHIBIT H

                           ADDITIONAL DEMISED PREMISES

                                    EXHIBIT I

                                 LANDLORD'S WORK

            1. Construct a demising wall separating the Demised Premises on the Partial Floor included in the Additional Demised Premises from the balance of the Floor with a main entrance door as indicated on Tenant's Additional Demised Premises Notice (subject to Landlord's approval, to be granted or denied as provided in Article 4 of this Lease).

            2. Construct a common corridor and elevator lobby for the balance of the 26th Floor.

            3. The foregoing shall be constructed in accordance with all Requirements and consistent with the common corridor and elevator lobby now existing on the 29th Floor of the West Building.

                                    EXHIBIT J

                              RULES AND REGULATIONS

            1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or walls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from the Demised Premises.

            2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. Landlord may, at its option, install a solar window filing or mylar; if so installed no partial or total removal of the solar filing or mylar shall be made without the prior written consent of Landlord.

            3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside the Demised Premises or Building without the prior written consent of the Landlord, and no such sign, advertisement, notice or other lettering which is on the inside the Demised Premises and is visible from the elevators or from outside the Demised Premises shall be so exhibited, inscribed, painted or affixed without the prior written consent of Landlord, which shall not unreasonably withheld or delayed. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Directory tables shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord.

            4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, papers, files or other articles be placed on the peripheral air conditioning enclosures.

            5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building,nor placed in the lobbies, halls, corridors, vestibules or public areas of the Buildings without the prior written consent of the Landlord.

            6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

            7. No Tenant shall in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

            8. No animals (other than so-called seeing eye dogs) shall be brought into or kept in or about the Building or Demised Premises. No Tenant shall cause or permit any objectionable odors to emanate from the Demised Premises.

            9. In addition to and not in limitation of the use clause provisions in the Lease, no space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

            10. No Tenant shall make or permit to be made, any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, or in any other way.

            11. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Demised Premises any inflammable, combustible or explosive fluid, chemical or substance beyond normal office requirements or any radioactive or nuclear material or property.

            12. All locks installed by Tenant on the access doors to the Demised Premises shall conform to and be compatible with the Building standard system. Landlord shall be given access keys or card passes to any other security in portions of the Demised Premises installed by Tenant. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to the Landlord the cost thereof.

            13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. The Landlord reserves the right reasonably to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

            14. No Tenant shall occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer, or for the possession, storage, manufacture, use, or sale of narcotics or dope in any form, or any radioactive or nuclear material or property, or the manufacture or sale of tobacco, or as a barber or manicure shop, or as an employment bureau. Each Tenant shall comply with the laws, rules and regulations of Governmental Authorities and the management of the Building relating to smoking at the Building. No Tenant shall engage or pay any employees on the Demised Premises, except those actually working for such Tenant on said premises, nor advertise for laborers giving an address of said premises.

            15. The Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a Building identification card or pass to the Building signed by the Landlord. The Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to the Landlord for all acts of such persons.

            16. Each Tenant shall comply, and cause its officers and employees to comply, with the reasonable standards and procedures enacted by Landlord from time to time regarding deliveries and messenger service to and by Tenants in the Building, both during the Building's business hours and at other times.

            17. The Demised Premises shall not be used for lodging or sleeping or for any illegal purpose. This rule shall not be deemed to expand the use provisions of Article 3.

            18. The requirements of Tenants will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

            19. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

            20. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                                    EXHIBIT K

                   ROOF LOCATIONS OF COMMUNICATIONS EQUIPMENT

                                    EXHIBIT O

                              BANKERS TRUST COMPANY

                        Real Estate Management Department
                         130 Liberty Street - 22nd Floor
                            New York, New York 10006

                                          Dated as of _________ __, 1997

--------------------
--------------------
--------------------
--------------------

            Re:   280 Park Avenue, New York, New York

Gentlemen:

            This will confirm our agreement with respect to our sublease to you (the "Sublease") of a portion (the "Subleased Area") of the space leased by us (the "Premises") in the building (the "Building") known as the West Building of 280 Park Avenue, New York, New York on the following terms and conditions:

            1. Subleased Area - The Subleased Area consists of a portion of the third (3rd) floor in the West Building of 280 Park Avenue indicated by cross-hatching on Exhibit "A" attached hereto and made a part hereof.

            2. Term - The term of this Subleased (the "Term") shall commence on the date hereof, and shall continue on a month to month basis unless such Term shall terminate on an earlier date pursuant to any of the terms, conditions or covenants of this Sublease or pursuant to law. Notwithstanding anything contained in this Sublease to the contrary, either we or you may terminate this Sublease on at least sixty (60) days written notice, in which case, this Sublease shall terminate on the date set forth in said notice and you will immediately quit and surrender the Subleased Area as required hereby.

            3. Rent - You will pay to us, in consideration of this sublease of the Subleased Area, the monthly sum of $5,395.83, inclusive of charges for furnishing electric energy (the "Fixed Rent"). The monthly installments of the Fixed Rent shall be payable during the Term in advance on the first (1st) day of each calendar month by check drawn on a bank or trust company addressed to us at our address provided herein for notices or at such other place as we may designate, without any set off, offset, abatement or deduction whatsoever. If this Sublease shall commence on a day other than the first day of the month, or expire or be terminated on a day other than the last day of the month, the Fixed Rent for such month shall be prorated on a per diem basis.

            4. No Representations - You acknowledge and agree that the Subleased Area is being delivered to you, and you will accept the Subleased Area, in its "as is" condition as of the commencement of the Term. We have not made nor do we make any representations or promises with respect to the Building or the Subleased Area and you agree that we do not have any obligation to perform any work or otherwise prepare the Subleased Area for your use and any work performed by you to prepare the Subleased Area for your occupancy shall be performed at your sole cost and expense.

            5. Alterations - You will not make or cause to be made any alterations, installations, improvements, additions or other physical changes in, on or about the Subleased Area.

            6. Repairs - You, at your sole cost and expense, will maintain and take good care of the Subleased Area including the fixtures and appurtenances therein, and make all non-structural repairs thereto as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing, all damage or injury to the Subleased Area or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from misuse or negligent conduct or omission of you, your agents, employees or invitees, will be repaired, at your sole cost and expense, by you to our reasonable satisfaction. You also will repair all damage to the Building and the Subleased Area caused by the moving of your property.

            7. Use - You may use and occupy the Subleased Area as a management office for 280 Park Avenue and for no other purpose. The use and occupancy of the Subleased Area and the terms and provisions of this Sublease are upon and subject to all of the terms, provisions, covenants, conditions and agreements set forth in, and this Sublease is subordinate to, the Agreement of Lease (the "Lease") dated ____________________, as amended as of the date hereof, between Bankers Trust Company, predecessor in interest to you ("Landlord"), as landlord, and us, as tenant. You covenant and agree that you shall not do anything that might constitute a default under the Lease or omit to do anything that you are obligated to do under the terms hereof so as to cause us to be in default under the Lease.

            8. Services - (a) You, as Landlord pursuant to the Lease, will supply cleaning and janitorial services to the Subleased Area;

                  (b) You, as Landlord under the Lease, have agreed to provide heating, ventilation, and air-conditioning services ("HVAC Services") and other services to the Premises as more specifically provided in Article 23 of the Lease. It is understood and agreed that, with respect to the Subleased Area, we shall not be required to (i) provide any of the services that Landlord has agreed to provide pursuant to the provisions of the Lease (including, without limitation, the furnishing of HVAC Services) to all or any portion of the Subleased Area, or (ii) perform any of the repairs or restoration or other obligations that Landlord has agreed to make pursuant to the provisions of the Lease, or (iii) comply with any legal requirements, or (iv) take any other action that Landlord has agreed to take under the Lease. You shall not make any claim against us for any damage which may arise, nor shall your obligations hereunder be diminished, by reason of (i) your failure as Landlord to keep, observe or perform any of its obligations pursuant to the Lease, or (ii) the acts or omissions of Landlord, its agents, contractors, servants, employees or invitees. Your failure as Landlord to provide services, perform repairs or comply with law as required pursuant to the Lease shall not entitle you to any compensation or relieve you from any of your obligations under this Sublease, or impose any liability upon us or our agents by reason of inconvenience or annoyance to you, or injury to or interruption of your business, or otherwise.

                  (c) You, as Landlord under the Lease, shall supply electricity to the Subleased Area in sufficient quantities to adequately operate the lighting fixtures located therein and ordinary business equipment (such as photocopiers and personal computers). You shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Subleased Area without our prior written consent in each such instance, which we shall not unreasonably withhold or delay. You covenant and agree at all times that your use of electricity will not exceed the capacity of the existing feeders to the Building or the risers or wiring installations therein and you shall not use any electrical equipment which, in our sole judgement, will overload such installations in the Building.

                  (d) Except as expressly set forth in this paragraph 8, we will have no obligation to supply any other services to the Subleased Area. We shall not have any responsibility or liability for interruption, curtailment, failure or defect in the supply or character of electrical service, HVAC service, plumbing, or other mechanical systems furnished to the Subleased Area when prevented by delays for any reason not attributable to our gross negligence or by any requirement of any governmental authority or due to the exercise of Landlord's right to stop such services as provided in the Lease.

            9. Insurance and Indemnity - You will obtain and keep in full force and effect a policy of comprehensive general public liability and property damage insurance, with a broad form contractual liability endorsement with you named as the insured thereunder, and with us, named as additional insured thereunder. You will furnish to us duplicate original policies or certificates of worker's compensation (covering all persons to be employed by you) and such comprehensive general public liability and property damage insurance in such form, with such companies, for such periods and in such amounts as we may reasonably approve. You hereby waive all claims for loss and damage against us which would be covered under your property damage insurance policy and you agree to include in your property damage insurance policy appropriate clauses where the insurance company waives all rights of subrogation against us with respect to losses payable under such policy. You will indemnify and hold us harmless against (i) all claims of whatever nature against us arising from any act, omission or negligence by you, your employees, contractors, subcontractors, invitees and agents, and (ii) all claims against us arising from any accident, injury or damage to property or persons occurring in or about the Subleased Area.

            10. Casualty and Condemnation - If the Subleased Area is damaged by fire or other Casualty or is taken by eminent domain, we will have the option, within thirty (30) days of the occurrence of such event, to terminate this Sublease by giving you a notice of such termination. If we elect to terminate this Sublease as aforesaid, the Term will expire upon the tenth (10th) day after such notice and you will vacate the Subleased Area and surrender the same to us in the condition otherwise required in paragraph 14 hereof. If we do not exercise our option to terminate this Sublease as aforesaid, we will promptly repair and restore the Subleased Area to substantially the condition which existed at the commencement of the Term, to the extent that the same may be feasible.

            11. Extra Services - You shall not request from Landlord any additional services or materials for which Landlord may charge us under the Lease, but if any such charges are incurred, you shall reimburse us therefor within ten (10) days after demand by us.

            12. Termination - In addition to any and all other rights or remedies provided in this Sublease or which we may have at law, in equity, or otherwise, in the event that you fail to comply with any obligations imposed upon you hereunder, we will have the right, after ten (10) days written notice to you of such non-compliance (which will be stated with particularity in such notice) and your failure to remedy same within such period to terminate this Sublease on the date specified by us in such notice as if such date were the date herein fixed for the expiration of the Term of this Sublease and you will immediately quit and surrender the Subleased Area as required hereby.

            13. Assignment/Occupancy - You will not assign your rights or delegate your duties under this Sublease (whether by operation of law, transfer of interest in you or otherwise) or permit the Subleased Area or any part thereof to be occupied or used by any other person or entity except to your Affiliate (as such term is defined in the Lease) which shall actually be engaged in the management of the Building.

            14. End of Term - Upon the termination of the Term, you will quit and surrender to us the Subleased Area vacant, broom-clean, in good order and condition, ordinary wear and tear excepted, and you will remove all of your property therefrom.

            15. Furniture. We further agree that during the Term you may use the existing furniture and telephone and other equipment now in the Subleased Area without payment of a fee, subject to the following provisions: (a) You shall arrange with the telephone company for separate billing directly to you for all use of your telephones, but should any usage be billed to us, you shall reimburse us therefor within ten (10) days after demand by us, and (b) such furniture and equipment shall be used "as is" but you shall leave same in the Subleased Area at the expiration or earlier termination of the Term in the same condition as on the date hereof reasonable wear and tear and damage by insurable cause excepted.

            16. Non-Recourse. Neither our affiliates, shareholders, directors or officers, nor the partners, shareholders, directors or officers of any of the foregoing (collectively, the "Parties") will be liable for the performance of our obligations under this Sublease. Prior to any such sale, conveyance, assignment or transfer, our liability for our obligations under this Sublease will be limited to our interest in the Lease with respect to the Subleased Area and you will not look to any other property or assets of ours or the property or assets of any of the Parties in seeking either to enforce our obligations under this Sublease or to satisfy a judgment for our failure to perform such obligations.

            17. No Broker - You represent and warrant that you have not dealt with any broker, finder or like agent in connection with this Sublease. You hereby covenant and agree to indemnify and hold us harmless of and from any and all loss, cost, damage, liability or expense (including, without limitation, attorneys' fees and disbursements) incurred by reason of claim of or liability to any broker, finder or like agent who shall claim to have dealt with you in connection with this Sublease. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

            18. Bills and Notices - Except as otherwise in this Sublease provided, a bill, statement, notice or communication which we may desire or be required to give you shall be deemed sufficiently given or rendered if, in writing, delivered to you personally or sent by registered or certified mail addressed to Boston Properties, Inc. at the Building or at 599 Lexington Avenue, Suite 3700, New York, New York 10022 Attention: Robert E. Selsam, Senior Vice President, and the giving of such notice or communication shall be deemed to have been given and shall be effective on the date of actual receipt. Any notice by you to us must be served by registered or certified mail addressed to us at the address first hereinabove given or at such other address as we shall designate by written notice.

            19. Rules and Regulations - You will comply with the rules and regulations attached to the Lease, and such other and further reasonable rules and regulations as Landlord may from time to time adopt.

            Please confirm your agreement with the foregoing by signing the enclosed copy of this letter.

                              Very truly yours,

                              BANKERS TRUST COMPANY


                              By:
                                  --------------------------
                                   Title:
                                          ------------------

Agreed to:


-------------------------

By:
    ----------------------

Title:
       -------------------

                                   EXHIBIT "A"

                                 Subleased Area

                                    EXHIBIT P

                            BANKERS TRUST COMPETITORS

                                    EXHIBIT S

            So long as Bankers Trust Company or an Affiliate is in actual occupancy of at least 20,000 rentable square feet of the Building, a subtenant or assignee shall not be a "Competitor" of Bankers Trust Company. A "Competitor", shall mean for purposes of this subsection, an entity whose name is contained on any currently effective list of "Competitors" pursuant to this subsection, subject to the following provisions hereof. The initial list of Competitors is attached as Exhibit ____ hereto and such list shall be effective unless it is replaced with a new list, or modification thereto, provided by Landlord to Tenant, which may be provided no more often than once in any eighteen (18) month period, subject to the provisions of this subsection (___), and which shall then constitute Exhibit ___, which shall contain no more than sixteen (16) names of Competitors, and each such successive list shall be effective and be replaced as hereinabove provided. In no event shall the foregoing restrictions apply to, nor shall Tenant be responsible for, the addition of any entity to a list of Competitors provided by Landlord after Tenant has assigned this Lease or sublet all or a portion of the Demised Premises to such Competitor. An entity shall not hereafter be included on a list of Competitors constituting Exhibit ____ unless in the reasonable judgment of Bankers Trust Company it is a competitor of Bankers Trust Company.

            For the purposes of this subsection, reference to Bankers Trust Company shall include a corporation or business entity (herein called a "successor") into which or with which Bankers Trust Company shall be merged or consolidated, or to which substantially all or a substantial part of Bankers Trust Company's assets (which part shall include the name "Bankers Trust Company") may be transferred, by operation or law or appropriate instruments of merger, consolidation or transfer, or an Affiliate of Bankers Trust Company.

            An "Affiliate" of any entity shall mean any other entity or person which shall (i) control, (ii) be under the control of or (iii) be under common control with such entity (the term "control" as used herein shall be deemed to mean either (A) ownership (direct or indirect) of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if such entity is not a corporation), or (B) ownership (direct or indirect) of not less than twenty-five percent (25%) of such stock or other equity interest and the power to direct the affairs of such corporation or other entity by reason of ownership of voting stock or other equity interest, by contract or otherwise.

                                    EXHIBIT T

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

            THIS AGREEMENT made as of this ______ day of ____________ __________________, 1997 by and between _________________________, a
_____________________________, having an office at ________________________
_____________________________________________ (the "Mortgagee"), and BANKERS
TRUST COMPANY, a New York banking corporation having an office at 130 Liberty Street, New York, New York 10006 (hereinafter called "Tenant") and BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware, having an office at c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116 .

                              W I T N E S S E T H :

            WHEREAS, Tenant entered into an Agreement of Lease dated as of July 1, 1997 between Bankers Trust Company ("BTC"), as landlord, and Tenant, as tenant, as amended and restated in its entirety by Amended and Restated Agreement of Lease dated the date hereof, without merger, with respect to certain space in the building (the "Demised Premises") located at the premises described in Exhibit A attached hereto (the "Premises") and commonly known as 280 Park Avenue, New York, New York (said lease, as may be further amended or modified, is hereinafter called the "Lease"); and

            WHEREAS, the interest of BTC in the Lease has been transferred to Boston Properties Limited Partnership, a Delaware limited partnership (the "Landlord"); and

            WHEREAS, Landlord has executed and delivered a [Mortgage and Security Agreement] dated _____________________, 1997 to Mortgagee, as mortgagee (the "Mortgage"), which Mortgage affects the Premises; and

            WHEREAS, Article 31 of the Lease provides that the Lease is subject and subordinate in all respects to any mortgage to a recognized lending institution (as that term is defined in the Lease) which is placed on or affects the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, subject to and upon the conditions set forth in said Article 31; and

            NOW, THEREFORE, in consideration of the premises and in accordance with the provisions of the Lease, the parties agree as follows:

            1. In confirmation of the subordination provisions contained in
Article 31 of the Lease, Tenant hereby agrees that the Lease and all of the terms, covenants and provisions thereof, and all rights and remedies of the Tenant thereunder are subject and subordinate in all respects to the Mortgage, and to all sums secured thereunder and to all renewals, modifications, consolidations, spreaders, replacements and extensions thereof and all substitutions therefor, the liens thereof, and all of the terms, covenants and provisions thereof, with the same force and effect as if the Mortgage was executed, delivered and recorded prior to the execution and delivery of this Lease, all upon and in accordance with the provisions of this Agreement.

            2. Mortgagee hereby agrees that so long as the Lease is in full force and effect and Tenant is not in default in the performance of Tenant's obligations under the Lease for longer than the periods after notice provided for in the Lease for curing such defaults and such default be continuing, (i) Tenant shall not be named or joined as a party defendant in any action or proceeding to foreclose the Mortgage which may be instituted or taken by Mortgagee or the then mortgagee under the Mortgage, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies, in which case the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease, (ii) Tenant shall not be evicted from the Demised Premises, (iii) Tenant's leasehold estate under the Lease shall not be terminated, canceled or disturbed, and (iv) subject to the terms, covenants and provisions of this Agreement, including, without limitation, paragraph 1, Tenant's rights under the Lease shall not be affected in any way, by reason of any default under the Mortgage.

            3. In the event that Mortgagee or any nominee or designee of the Mortgagee or purchaser at a foreclosure sale or transferee in lieu thereof becomes the owner of the fee in the event of the sale of the Premises, or any part or parts of the Premises, as a result of any action or proceeding to foreclose the Mortgage, deed in lieu of foreclosure or otherwise, the Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the purchaser of the Premises, upon the terms, covenants and conditions of the Lease. Upon written request of Mortgagee or such owner or purchaser, Tenant shall either (a) execute an instrument whereby Tenant will attorn to such owner or purchaser, as the case may be, upon all of the terms, covenants, conditions and agreements as are set forth in the Lease or (b) enter into a new lease with such owner or purchaser, as the case may be, for the remaining term of the Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between Mortgagee and Tenant upon all of the terms, conditions and covenants as are set forth in the Lease and which shall be applicable after such attornment and recognition.

            4. The owner or purchaser referred to in paragraph 3 shall, however, notwithstanding such attornment and recognition, not be:

                  (a) bound by or liable for any obligations or any act or omission of any prior landlord (including, without limitation, Landlord) under the Lease accruing prior to the date when such owner or purchaser shall succeed to the position of landlord under the Lease (including, without limitation, construction work to be performed by Landlord under the Lease, repairs required by the Lease and indemnity provisions of the Lease), except to the extent, if any, that such condition continues on or after the effective date of such succession;

                  (b) bound by or subject to any offsets, defenses, claims or counterclaims which Tenant might be entitled to assert against Landlord accruing prior to the date when such owner or purchaser shall succeed to the position of landlord under the Lease (except those specifically provided for in the Lease and to the extent such condition continues on or after the effective date of such succession);

                  (c) bound by any modification, amendment or abridgement of the Lease, or any cancellation, voluntary termination, merger, or surrender of the Lease made without the written consent or knowledge of Mortgagee or such owner or purchaser while such Mortgagee (or its predecessor) or such owner or purchaser was the holder of such interest of which Tenant was given notice in writing; or

                  (d) bound by any payment of rent or additional rent (as set forth in the Lease) or other sums due under the Lease made by Tenant to Landlord for more than one month in advance, or where such rent payments (other than fixed rent) are specifically payable under the Lease at intervals of more than one month, for more than the applicable period set forth in the Lease.

                  (e) liable for any security deposit, or other sum deposited by Tenant with Landlord, except to the extent received.

            5. Mortgagee covenants and agrees that if Mortgagee, or any successor or assignee of Mortgagee, shall succeed to the estate of Landlord or any successor mortgagor (collectively, the "Mortgagor") in the Premises by foreclosure of the Mortgage or by deed in lieu of foreclosure or otherwise, the person so succeeding to the estate of Mortgagor shall, subject to Paragraph 14 be bound by all of the terms, covenants and conditions of the Lease, subject to the terms, covenants and provisions of this Agreement. The foregoing assumption shall be self-operative and no further instrument of assumption shall be required by Mortgagee. The person so succeeding to the estate of Mortgagor shall execute an instrument confirming such assumption at Tenant's request.

            6. Mortgagee agrees that if it shall become entitled to accelerate payment of the indebtedness secured by the Mortgage upon the occurrence of a non-monetary default by Mortgagor which can be cured by Tenant and shall relate solely to a default by Tenant under the Lease, Mortgagee will, before accelerating such indebtedness, give Tenant notice specifying such default and stating that it remains unremedied, and Tenant shall have the right to remedy any such default within a period of thirty (30) days after the service of such notice, or if the default as to which such notice is given shall be of such a nature that the same cannot be completely remedied within such thirty (30) day period and if Tenant shall have delivered to Mortgagee a written undertaking to remedy such default and shall have diligently commenced to take action toward remedying such default within such thirty (30) day period and shall thereafter with reasonable diligence and in good faith proceed to remedy such default, Mortgagee shall not be entitled to accelerate the indebtedness secured by the Mortgage as a result of such default. Mortgagee agrees to accept performance by Tenant of Mortgagor's obligations under the Mortgage with the same force and effect as if performed by Mortgagor, with respect to the matters referred to in this Paragraph 6.

            7. For so long as Original Tenant (as such term is defined in the Lease) is Tenant under the Lease, Mortgagee covenants and agrees not to sell, assign or otherwise transfer the Mortgage to anyone other than a recognized lending institution (as defined in Section 31.01 of the Lease), without the prior written consent of Tenant.

            8. Notwithstanding anything to the contrary in this Agreement, Mortgagee shall not require the use of any fire insurance proceeds or condemnation award in a manner inconsistent with the provisions of the Lease.

            9. No notice from Tenant to Landlord shall be effective unless and until a copy of such notice is given to Mortgagee, which may be given simultaneously with Tenant's notice to Landlord. Tenant shall not exercise any right to cancel, surrender or terminate the Lease, or abate or offset against any rents or other sums due under the Lease, by reason of Landlord's acts or omissions until (i) it has given written notice of such act or omission to Mortgagee and (ii) other than with respect to Section 21.02 of the Lease, a reasonable period for remedying such act or omission shall have elapsed following such giving of notice (which shall in no event be less than the period to which Landlord would be entitled under the Lease to effect such remedy) provided Mortgagee shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to take such reasonable actions as may be required to remedy such act or omission or to cause the same to be remedied. Such reasonable period of time shall not exceed twenty (20) days in the case of a monetary default or sixty (60) days in the case of a non-monetary default, except that in the case of a non-monetary default which cannot reasonably be cured within such sixty (60) day period, if Mortgagee shall have commenced to take such reasonable actions as may be required to remedy such act or omission within such sixty (60) day period and shall thereafter proceed with reasonable diligence subject to Force Majeure Events (as defined in the Lease) to take such reasonable actions as may be required to remedy such act or omission, then such sixty (60) day period shall be extended until such act or omission is remedied (it being understood that if Tenant shall duly give the notice required by clause (i) but Mortgagee shall not with reasonable diligence give Tenant notice of intention to, and commence and continue to, take such reasonable actions as may be required to remedy such act or omission or cause the same to be remedied as above provided, Tenant may exercise all of its rights and remedies under the Lease and/or at law by reason of such act or omission of Landlord). Any right to an abatement to which Tenant may have under Section
21.02 of the Lease as of the date that the Mortgagee or any owner or purchaser referred to in paragraph 3 hereof becomes the owner of the Premises, as contemplated by paragraph 3, shall from and after such date be exercised by Tenant on the basis that it shall be deemed that the condition giving rise to the abatement first occurred on such date and that Tenant gave notice thereof on such date to the landlord under the Lease.

            10. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee's interest is assigned or transferred, which assignee shall be deemed to have assumed Mortgagee's obligations and liabilities hereunder, subject to Paragraph 14.

            11. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been collaterally assigned to Mortgagee as part of the security for the notes secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pays its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee and Landlord hereby indemnifies and holds Tenant harmless against any such payment of rent by Tenant to Mortgagee.

            12. Tenant agrees that this Agreement satisfies any condition in the Lease relating to the granting of a non-disturbance agreement.

            13. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to each of the parties at the addresses listed in the first paragraph of this Agreement or such other address or addresses as it may therefore have specified by like notice. In the case of Mortgagee, such notice shall be sent Attention _____________, and a copy sent in the same manner to _____________________________________________________,
Attention: __________________. In the case of Landlord, such notice shall be sent Attention ___________________, and a copy sent in the same manner to _______________________________________________________________________,
Attention: __________________. In the case of Tenant, such notice shall be sent Attention ___________________, and a copy sent in the same manner to ___________ ______________________________________________, Attention: __________________. A
notice mailed in said manner shall be deemed served or given for purposes of this Agreement on the third business day (excluding Saturdays, Sundays and legal holidays) after the date so mailed.

            14. Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, (a) the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Premises for the payment and discharge of any obligations imposed upon the Mortgagee under the Lease and the Mortgagee is hereby released or relieved of any other liability under the Lease, and (b) the Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest of the Mortgagee in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

            15. The term "Mortgagee" as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The term "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

            16. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

            17. This Agreement shall be governed by and construed under the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                , Mortgagee
                              ------------------


                              By:
                                  --------------------------
                                    Title:

                              BANKERS TRUST COMPANY,
                                 as Tenant


                              By:
                                  --------------------------
                                    Title:


CONSENTED AND AGREED:

BOSTON PROPERTIES LIMITED
PARTNERSHIP, as Landlord

      By:   Boston Properties, Inc.,
             its general partner


            By:
                -------------------------
                  Title:

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )

            On the ______ day of ______________, 1997, before me personally came ____________________, who, being by me duly sworn, did depose and say that s/he resides at ________________________________ that s/he is the ______________ of
_____________________, the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.


                                          -------------------------
                                                      Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On the ______ day of ______________, 1997, before me personally came _____________________, who, being by me duly sworn, did depose and say that s/he resides at ____________________________ that s/he is the ________________ of
BANKERS TRUST COMPANY, the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.


                                          -------------------------
                                                      Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On the ____ day of ________________, 1997, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say: that s/he resides at _________________ that s/he is a ____________________ of Boston Properties, Inc.; that said corporation is the general partner of BOSTON PROPERTIES LIMITED PARTNERSHIP, the partnership described in and which executed the foregoing instrument; that s/he signed her/his name thereto by authority of the board of directors of said corporation; and s/he acknowledged to me that said instrument was executed by said corporation for and in behalf of said partnership.



                                          -------------------------
                                                      Notary Public

                                    EXHIBIT A

                             [Property Description]

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----


ARTICLE 1         DEFINITIONS, TERM..................................  1

ARTICLE 2         FIXED RENT, ADJUSTMENT OF FIXED RENT...............  6

ARTICLE 3         USE................................................ 19

ARTICLE 4         ALTERATIONS AND INSTALLATIONS, MECHANICS'
                  LIENS, OWNERSHIP OF IMPROVEMENTS................... 24

ARTICLE 5         REPAIRS -- FLOOR LOAD.............................. 32

ARTICLE 6         REQUIREMENTS OF LAW, FIRE INSURANCE................ 35

ARTICLE 7         PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT,
                  INSURANCE WAIVERS OF SUBROGATION................... 38

ARTICLE 8         DESTRUCTION -- FIRE OR OTHER CAUSE................. 45

ARTICLE 9         EMINENT DOMAIN..................................... 51

ARTICLE 10        ASSIGNMENT, SUBLETTING............................. 54

ARTICLE 11        PIPES, DUCTS AND CONDUITS, ACCESS TO DEMISED
                  PREMISES........................................... 65

ARTICLE 12        CERTIFICATE OF OCCUPANCY........................... 68

ARTICLE 13        BANKRUPTCY......................................... 68

ARTICLE 14        DEFAULT............................................ 69

ARTICLE 15        REMEDIES OF LANDLORD, WAIVER OF REDEMPTION......... 71

ARTICLE 16        FEES AND EXPENSES.................................. 73

ARTICLE 17        END OF TERM........................................ 75

ARTICLE 18        QUIET ENJOYMENT.................................... 75

ARTICLE 19        NO WAIVER.......................................... 75

ARTICLE 20        WAIVER OF TRIAL BY JURY............................ 76

ARTICLE 21        INABILITY TO PERFORM; FORCE MAJEURE

                                                                      Page
                                                                      ----

                  EVENTS; ABATEMENT.................................. 77

ARTICLE 22        NOTICES............................................ 78

ARTICLE 23        SERVICES........................................... 80

ARTICLE 24        RENEWAL TERMS......................................100

ARTICLE 25        OPTION SPACE.......................................104

ARTICLE 26        TENANT'S SIGNAGE...................................110

ARTICLE 27        ARBITRATION........................................112

ARTICLE 28        MEMORANDUM OF LEASE................................115

ARTICLE 29        BUILDING MANAGEMENT................................115

ARTICLE 30        LIMITED RECOURSE...................................118

ARTICLE 31        SUBORDINATION AND MORTGAGES........................119

ARTICLE 32        COMMUNICATION EQUIPMENT AND ANTENNAE...............125

ARTICLE 33        AS IS..............................................127

ARTICLE 34        BROKER.............................................127

ARTICLE 35        ADDITIONAL DEMISED PREMISES........................128

ARTICLE 36        CERTIFICATES OF LANDLORD AND TENANT................137

ARTICLE 37        MISCELLANEOUS......................................138

ARTICLE 38        SUCCESSORS AND ASSIGNS.............................139

ARTICLE 39        RULES AND REGULATIONS..............................139

ARTICLE 40        CONSENTS AND APPROVALS.............................140

ARTICLE 41        INTERIM SPACE......................................140

ARTICLE 42        NO MERGERS.........................................142

                                                                            Page
                                                                            ----

EXHIBITS:

EXHIBIT A   --  LEGAL DESCRIPTION
EXHIBIT B   --  DEMISED PREMISES
EXHIBIT C   --  RENTABLE SQUARE FOOTAGE
EXHIBIT D   --  SUBTENANT'S NON-DISTURBANCE AGREEMENT
EXHIBIT E   --  OTHER PROJECTS
EXHIBIT F   --  INTENTIONALLY OMITTED
EXHIBIT G   --  CLEANING SPECIFICATIONS
EXHIBIT H   --  ADDITIONAL DEMISED PREMISES - PART
                OF 26TH FLOOR
EXHIBIT H-1 --  ADDITIONAL DEMISED PREMISES - ALL
                OF 25TH FLOOR
EXHIBIT H-2 --  ADDITIONAL DEMISED PREMISES - ALL
                OF 26TH FLOOR
EXHIBIT H-3 --  ADDITIONAL DEMISED PREMISES - PART
                OF 25TH FLOOR
EXHIBIT H-4 --  ADDITIONAL DEMISED PREMISES - PART OF
                25TH FLOOR
EXHIBIT I   --  LANDLORD'S WORK
EXHIBIT J   --  RULES AND REGULATIONS
EXHIBIT K   --  ROOF LOCATIONS OF COMMUNICATIONS EQUIPMENT
EXHIBIT L   --  INTERIM SPACE
EXHIBIT M   --  VACANT OPTION SPACE
EXHIBIT N   --  INTERIM SECOND FLOOR SPACE